     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2001

                                                 REGISTRATION NO. 333-93431
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 5

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         CAPITAL AUTO RECEIVABLES, INC.
                  (Originator of the Trusts Described Herein)
             (Exact name of Registrant as Specified in its Charter)
                           -------------------------

            DELAWARE                                                               38-3082892
(State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)       Classification Code Number)             Identification No.)

             CORPORATION TRUST CENTER                              JEROME B. VAN ORMAN, JR.
                1209 ORANGE STREET                              CAPITAL AUTO RECEIVABLES, INC.
            WILMINGTON, DELAWARE 19801                              200 RENAISSANCE CENTER
                  (302-658-7851)                                   DETROIT, MICHIGAN 48265
   (Address, including zip code, and telephone                          (313-665-6266)
                number, including                     (Name, address, including zip code, and telephone
   area code, of principal executive offices of                            number,
                   Registrant)                            including area code, of agent for service)

                           -------------------------

                                WITH A COPY TO:

                             RICHARD V. KENT, ESQ.
                                GENERAL COUNSEL
                         CAPITAL AUTO RECEIVABLES, INC.
                             200 RENAISSANCE CENTER
                            DETROIT, MICHIGAN 48265
                           -------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                 PROPOSED           PROPOSED
                                                               AMOUNT            MAXIMUM             MAXIMUM          AMOUNT OF
                TITLE OF EACH CLASS OF                          TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
              SECURITIES TO BE REGISTERED                    REGISTERED        PER UNIT(1)      OFFERING PRICE(1)     FEE(2)(3)
---------------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities................................    $22,800,000,000        100%           $22,800,000,000      $5,700,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.
(2) $5,700,000 has been previously paid.

(3)$2,207,519,621.58 aggregate principal amount of Asset Backed Securities registered by the Registrant under the Registrant's Registration Statement on Form S-3, File No. 333-06039 (the "Prior Registration Statement") are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Asset Backed Securities have been previously paid by the Registrant under the Prior Registration Statement. Version 1, Preliminary Owner Trust Prospectus Form, together with Version 1, Preliminary Owner Trust Prospectus Supplement Form, and Version 2, Preliminary Grantor Trust Prospectus Form, together with Version 2, Preliminary Grantor Trust Prospectus Supplement Form, included herein is a combined prospectus (the "Combined Prospectus") which also relates to the Registration's Prior Registration Statement. The amount of unsold Asset Backed Securities eligible to be sold under the Prior Registration Statement shall be carried forward to this Registration Statement for use only in connection with offerings of Asset Backed Securities pursuant to the Combined Prospectus. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $25,007,519,621.58.

                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2001

                                                   REGISTRATION NO. 333-93431-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 5

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        CENTRAL ORIGINATING LEASE TRUST*
             (Exact name of Registrant as Specified in its Charter)
                                *Patent Pending
                            ------------------------

              DELAWARE                                                                       38-3278697
  (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
   incorporation or organization)           Classification Code Number)                 Identification No.)

           C/O LEASE AUTO RECEIVABLES, INC.
               CORPORATION TRUST CENTER                                   JEROME B. VAN ORMAN, JR.
                  1209 ORANGE STREET                                    LEASE AUTO RECEIVABLES, INC.
              WILMINGTON, DELAWARE 19801                                   200 RENAISSANCE CENTER
                    (302-658-7851)                                         DETROIT, MICHIGAN 48265
  (Address, including zip code, and telephone number,                          (313-665-6266)
                       including                              (Name, address, including zip code, and telephone
     area code, of principal executive offices of                                  number,
                      Registrant)                                including area code, of agent for service)

                            ------------------------

                                WITH A COPY TO:

                             RICHARD V. KENT, ESQ.
                                GENERAL COUNSEL
                          LEASE AUTO RECEIVABLES, INC.
                             200 RENAISSANCE CENTER
                            DETROIT, MICHIGAN 48265
                            ------------------------

    Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED            PROPOSED
                                                          AMOUNT              MAXIMUM             MAXIMUM          AMOUNT OF
              TITLE OF EACH CLASS OF                      TO BE           OFFERING PRICE         AGGREGATE        REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED          PER UNIT(1)      OFFERING PRICE(1)       FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
Secured Notes.....................................   $22,800,000,000            --                  --                 --
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.

(2) A separate registration statement on Form S-3 (No. 333-93431) registering asset backed securities is being concurrently filed under which a registration fee of $5,700,000 has been previously paid. No additional consideration will be paid by the purchasers of the asset backed securities for the secured notes, which are pledged as security for the asset backed securities.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement contains three forms of prospectus relating to the offering of:

     - asset backed notes and/or asset backed certificates secured by loan receivables by various Capital Auto Receivables Asset Trusts created from time to time by Capital Auto Receivables, Inc., with that form of prospectus identified on the outside front cover page as the "Version 1, Preliminary Owner Trust Prospectus Form;"

     - asset backed certificates by various Grantor Trusts secured by loan receivables created from time to time by Capital Auto Receivables, Inc., with that form of prospectus identified on the outside front cover page as "Version 2, Preliminary Grantor Trust Prospectus Form;"

     - asset backed notes and/or asset backed certificates secured by secured notes by various Capital Auto Receivables Asset Trusts created from time to time by Capital Auto Receivables, Inc., with that form of prospectus identified on the outside front cover page as "Version 3, Preliminary Secured Note Prospectus Form;" and

     three forms of prospectus supplement relating to the offering of:

     - particular series of asset backed notes and/or classes of asset backed certificates secured by loan receivables, with that form of prospectus supplement identified on the outside front cover page as the "Version 1, Preliminary Owner Trust Prospectus Supplement Form;"

     - particular classes of asset backed certificates secured by loan receivables, with that form of prospectus supplement identified on the outside front cover page as "Version 2, Preliminary Grantor Trust Prospectus Supplement Form;" and

     - particular series of asset backed notes and/or classes of asset backed certificates secured by secured notes, with that form of prospectus supplement identified on the outside front cover page as "Version 3, Preliminary Secured Note Prospectus Supplement Form."

     Each prospectus supplement form relates only to the securities described therein.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND
     WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-5 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE PROSPECTUS.

The notes represent obligations of the trust only. The certificates represent interests in the trust only. The notes and the certificates do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes and the certificates only if accompanied by the prospectus.

SUBJECT TO COMPLETION, DATED           ,

                                                                       VERSION 1
                                                               PRELIMINARY OWNER
                                                                TRUST PROSPECTUS
                                                                 SUPPLEMENT FORM
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                ,

CAPITAL AUTO RECEIVABLES ASSET TRUST        -ISSUER
$________ Asset Backed Notes, Class A
$________ Asset Backed Certificates

CAPITAL AUTO RECEIVABLES, INC.
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer

                       The trust is offering the following classes of notes and certificates by this prospectus supplement and the prospectus:

                            -----------------------------------------------------------------------------------------
                                                                              CLASS A NOTES
                                                                 ---------------------------------------
                                                                    A-2       A-3       A-4       A-5    CERTIFICATES
                            -----------------------------------------------------------------------------------------
                            -----------------------------------------------------------------------------------------
                             Principal amount
                            -----------------------------------------------------------------------------------------
                             Interest rate
                            -----------------------------------------------------------------------------------------
                             Targeted final distribution date                                               N/A
                            -----------------------------------------------------------------------------------------
                             Final scheduled distribution date
                            -----------------------------------------------------------------------------------------
                             Price to public
                            -----------------------------------------------------------------------------------------
                             Underwriting discount
                            -----------------------------------------------------------------------------------------
                             Proceeds to seller
                            -----------------------------------------------------------------------------------------

                       CREDIT ENHANCEMENT AND LIQUIDITY

                       - Reserve account, with an initial deposit of
                         $________.

                       - The certificates are subordinated to the notes.

                       - The trust's ability to pay principal on the applicable
                         targeted final payment date on the Class A Notes is dependent on its ability to obtain an incremental advance under the variable pay revolving note in the future as described in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this prospectus supplement is             ,             .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes and the certificates in two separate documents:

          (a) the prospectus, which provides general information and terms of the notes and the certificates, some of which may not apply to a particular series of notes or certificates, including your series.

          (b) this prospectus supplement, which will provide information regarding the pool of contracts held by the trust and will specify the terms of your series of notes or certificates.

     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes or the certificates in any state where the offer is not permitted.

     You can find definitions of the capitalized terms used in this prospectus supplement in the "Glossary of Terms to Prospectus Supplement" which appears at the end of this prospectus supplement and in the "Glossary of Terms to Prospectus" which appears at the end of the prospectus.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
SUMMARY.....................................................     S-1
RISK FACTORS................................................     S-5
THE TRUST...................................................     S-9
  Capitalization of the Trust...............................     S-9
  The Owner Trustee.........................................     S-9
THE RECEIVABLES POOL........................................    S-10
  Composition of The Receivables Pool.......................    S-10
THE SERVICER................................................    S-11
  Delinquencies, Repossessions and Net Losses...............    S-11
THE NOTES...................................................    S-12
  Payments of Interest......................................    S-13
  Payments of Principal.....................................    S-14
  Redemption................................................    S-15
  Incremental Advances under the Variable Pay Revolving
     Note...................................................    S-15
  Parity of Notes...........................................    S-16
  Additional Indenture Matters..............................    S-17
  Delivery of Notes.........................................    S-17
THE CERTIFICATES............................................    S-17
  Interest..................................................    S-17
  Certificate Balance.......................................    S-18
  Subordination to the Notes................................    S-18
  Early Retirement of the Certificates......................    S-18
THE TRANSFER AND SERVICING AGREEMENTS.......................    S-18
  Servicing Compensation and Payment of Expenses............    S-18
  Distributions.............................................    S-19
  Reserve Account...........................................    S-24
  Interest Rate Swap........................................    S-24
  Termination...............................................    S-26
ERISA CONSIDERATIONS........................................    S-26
FEDERAL INCOME TAX CONSEQUENCES.............................    S-27
UNDERWRITING................................................    S-27
LEGAL OPINIONS..............................................    S-29
GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT..................    S-30
PROSPECTUS

RISK FACTORS................................................       2
THE TRUSTS..................................................       6
  The Owner Trustee.........................................       7
THE RECEIVABLES POOLS.......................................       7
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................       9
POOL FACTORS AND TRADING INFORMATION........................       9
USE OF PROCEEDS.............................................       9
THE SELLER..................................................      10
THE SERVICER................................................      10
  Delinquencies, Repossessions and Net Losses...............      11
THE NOTES...................................................      11
  Principal and Interest on the Notes.......................      12
  The Indenture.............................................      13
  The Indenture Trustee.....................................      18
THE CERTIFICATES............................................      18
  Distributions of Interest and Certificate Balance.........      19

BOOK ENTRY REGISTRATION;
  REPORTS TO SECURITYHOLDERS................................      20
  Book-Entry Registration...................................      20
  Definitive Securities.....................................      23
  Reports to Securityholders................................      24
THE TRANSFER AND SERVICING AGREEMENTS.......................      25
  Sale and Assignment of Receivables........................      25
  Additional Sales of Receivables...........................      27
  Accounts..................................................      27
  Servicing Compensation and Payment of Expenses............      29
  Servicing Procedures......................................      30
  Collections...............................................      31
  Monthly Advances..........................................      32
  Distributions.............................................      32
  Credit Enhancement........................................      33
  Net Deposits..............................................      34
  Statements to Trustees and Trust..........................      34
  Evidence as to Compliance.................................      34
  Changes to Servicer; Servicer Indemnification and
     Proceedings............................................      35
  Servicer Default..........................................      36
  Rights upon Servicer Default..............................      37
  Waiver of Past Defaults...................................      37
  Amendment.................................................      38
  Insolvency Event..........................................      38
  Certificateholder Liability Indemnification...............      39
  Termination...............................................      39
  Administration Agreement..................................      40
LEGAL ASPECTS OF THE RECEIVABLES............................      40
  Security Interest in Vehicles.............................      40
  Repossession..............................................      42
  Notice of Sale; Redemption Rights.........................      42
  Deficiency Judgments and Excess Proceeds..................      42
  Consumer Protection Laws..................................      43
  Other Limitations.........................................      44
  Transfer of Vehicles......................................      44
  Sale of Receivables by GMAC...............................      44
FEDERAL INCOME TAX CONSEQUENCES.............................      44
  The Notes.................................................      45
  Trust Certificates........................................      49
  Partnership Certificates..................................      52
  Tax Non-Entity Certificates...............................      57
STATE AND LOCAL TAX CONSEQUENCES............................      58
ERISA CONSIDERATIONS........................................      58
PLAN OF DISTRIBUTION........................................      61
LEGAL OPINIONS..............................................      62
WHERE YOU CAN FIND MORE INFORMATION.........................      62
INCORPORATION BY REFERENCE..................................      62
GLOSSARY OF TERMS TO PROSPECTUS.............................      64

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the Class A Notes and the certificates, carefully read this entire document and the accompanying prospectus.

THE PARTIES

Issuer

Capital Auto Receivables Asset Trust ____________ - ____ . The trust is the issuer of the offered notes and certificates.

Seller

Capital Auto Receivables, Inc. will be the seller to the trust.

Servicer

General Motors Acceptance Corporation will be the servicer for the trust.

Indenture Trustee

----------------------------------------------- ,

Owner Trustee

----------------------------------------------- .

THE NOTES

Class A Notes

- The trust will offer the four classes of notes listed on the cover page of this prospectus supplement.

- The trust will also issue Class A-1 Notes. These notes are not being offered under this prospectus supplement. These notes will instead be sold in a private placement.

Variable Pay Revolving Notes

- The trust will also issue a variable pay revolving note concurrently with the Class A Notes. The variable pay revolving note is not being offered under this prospectus supplement. The note will instead be sold in a private placement to a commercial paper facility administered by General Motors Acceptance Corporation. The seller will request incremental advances under the variable pay revolving note on the targeted final distribution date for each class of the Class A Notes.

Interest Payments

- The trust will pay interest on the Class A Notes monthly on each distribution date based on a 360-day year consisting of twelve 30-day months.

Principal Payments

- In general, the trust will not make payments of principal on any class of Class A Notes until its targeted final distribution date. On the targeted final distribution date for each class of Class A Notes, the trust will pay, to the extent of available funds, the entire outstanding principal balance of that class of Class A Notes.

- Generally, on each distribution date that is not a targeted final distribution date for any Class A Notes, the trust will make principal payments on the variable pay revolving note and distributions on the certificates.

- On the targeted final distribution date for a class of Class A Notes, principal payments will be made on the Class A Notes from the amount of collections and defaults on the receivables during the prior month and from the proceeds from any incremental advances under the variable pay revolving note.

- The trust's ability to make principal payments on a class of Class A Notes on a targeted final distribution date is, therefore, dependent on the trust's ability to obtain incremental advances under the variable pay revolving note.

- The failure of the trust to pay any class of Class A Notes in full on its targeted final distribution date alone will not constitute an event of default. However, if any class of Class A Notes is not paid in full on its targeted final distribution date, thereafter, amounts available to make principal payments on the notes will be applied to that class of Class A Notes and the variable pay revolving note ratably based on the outstanding principal balance of each class of notes.

- If more than one class of Class A Notes is not paid in full or in the event the interest rate swap on the variable pay revolving note is terminated, on each distribution date thereafter, amounts available to make principal payments on the notes will be applied to the Class A Notes and the variable pay revolving note ratably based on the outstanding principal balance of the Class A Notes as a group and the variable pay revolving note. The amount available for the payment of principal on the Class A Notes as a group will be applied to pay the Class A Notes in sequential priority; that is, the Class A-1 Notes will be paid in full before any payments are made on the Class A-2 Notes and the Class A-2 Notes will be paid in full before any payments are made on the Class A-3 Notes, etc.

- The failure of the trust to pay any class of Class A Notes in full on its final scheduled distribution date will constitute an event of default.

- On each distribution date after an event of default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, principal payments on each class of the Class A Notes and the variable pay revolving note will be made ratably to all noteholders, based on the outstanding principal balance of each class of notes.

- When the total principal balance of the receivables declines to less than 10% of the total amount financed under the receivables, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding [Class A-5 Notes], if any, and variable pay revolving note will be redeemed at a price equal to their remaining principal balance plus accrued and unpaid interest.

THE CERTIFICATES

The trust will offer certificates with an aggregate initial certificate balance of $ ________ .

The seller will initially retain certificates with an initial certificate balance of $ ________ .

Interest Payments

- The trust will pay interest on the certificates monthly on each distribution date based on a 360-day year consisting of twelve 30-day months.

Certificate Balance

- On each distribution date, except after the notes have been accelerated following an event of default, a pro rata portion, based on the outstanding amount of notes and certificates, of the amount available to make principal payments will be applied to make distributions on the certificate balance.

Subordination

- If an event of default occurs and the notes are accelerated, no payments of interest on the certificates or distributions on the certificate balance will be made until the notes are paid in full or the acceleration is rescinded.

Early Retirement of the Certificates

- When the total principal balance of the receivables declines to 10% or less of the total amount financed under the receivables, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding certificates, if any, will be redeemed at a price equal to the remaining certificate balance plus accrued and unpaid interest.

THE RECEIVABLES

The primary assets of the trust will be a pool of fixed rate retail instalment sales contracts used to finance the purchase of new and used cars and light trucks. We refer to these contracts as "receivables" and to the persons who financed their purchases with these contracts as "obligors."

The receivables in the trust will be sold by GMAC to the seller, and then by the seller to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders.

The aggregate principal balance of the receivables on the cutoff date was $ ________ .

PRIORITY OF DISTRIBUTIONS

The trust will distribute available funds in the following order of priority:

     - servicing fee payments to the servicer;

     - net amount payable, if any, to the swap counterparty under the interest rate swap;

     - interest on the notes;

     - interest on the certificates;

     - principal on the notes;

     - principal on the certificates; and

     - deposits into the reserve account.

If an event of default occurs and the notes are accelerated, the trust will pay each class of the Class A Notes and the variable pay revolving note in full, on a pro rata basis, before making any interest payments on the certificates or any payments on the certificate balance until all events of default have been cured or waived as provided in the indenture.

RESERVE ACCOUNT

On the closing date, the seller will deposit $ ________ in cash or eligible investments into the reserve account. Collections on the receivables, to the extent available, will be added to the reserve account on each distribution date if the reserve account balance is below a specified reserve amount.

To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fees, to pay the net amount, if any, due to the swap counterparty and to make required distributions on the notes and the certificates, the trust will withdraw cash from the reserve account for those purposes. Amounts on deposit in the reserve account will not be available, however, on the targeted final distribution date for any class of Class A Notes to the extent that the proceeds, if any, from incremental advances on the variable pay revolving note together with collections on the receivables are insufficient to pay that class of Class A Notes in full.

On any distribution date, the amount in the reserve account may exceed the specified reserve amount. If so, the trust will pay the excess to the seller.

SERVICING FEES

The trust will pay the servicer a monthly basic 1% servicing fee as compensation for servicing the receivables. The servicer will also be entitled to any late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on trust accounts. The trust will also pay the servicer an additional monthly servicing fee of up to 1% as described in the prospectus.

TAX STATUS

Kirkland & Ellis, special tax counsel, has delivered its opinion that

(1) the Class A Notes will be characterized as indebtedness for federal income tax purposes and

(2) the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead will be classified as a grantor trust for federal income tax purposes.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Each certificateholder, by the acceptance of a trust certificate, will agree to treat the trust certificates as equity interests in the trust for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS

Subject to the restrictions and considerations discussed under "ERISA Considerations," in this prospectus supplement and in the prospectus, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the Class A Notes and the certificates. We suggest that an employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold "plan assets" of any employee benefit plan or other plan, consult with its counsel before purchasing the notes or the certificates.

RATINGS

We will not issue the Class A Notes offered by this prospectus supplement and the prospectus unless they are rated in the highest rating category for long-term obligations by at least one nationally recognized rating agency.

We will not issue the certificates unless they are rated in the "A" category for long-term obligations or its equivalent by at least one nationally recognized rating agency.

                                  RISK FACTORS

     In addition to the risk factors on page        of the prospectus, you
should consider the following risk factors in deciding whether to purchase the notes or the certificates.

THE FAILURE TO RECEIVE
INCREMENTAL ADVANCES UNDER
THE VARIABLE PAY REVOLVING
NOTE WILL RESULT IN THE CLASS
A NOTES NOT BEING PAID IN
FULL ON THEIR TARGETED FINAL
DISTRIBUTION DATES              As described further in "The Notes--Payments of
                                Principal" the trust's ability to pay the full principal amount of any class of Class A Notes on its targeted final distribution date will depend on the ability of the trust to obtain an incremental advance under the variable pay revolving note on that targeted final distribution date.

                                A 100% participation interest in the initial variable pay revolving note will be sold in a private placement to a commercial paper facility administered by GMAC. The seller will request that the commercial paper facility make an incremental advance with respect to the initial variable pay revolving note on each targeted final distribution date. If the commercial paper facility elects not to make such an incremental advance, the seller will use reasonable efforts to sell one or more additional variable pay revolving notes to additional purchasers and to obtain an incremental advance thereunder. However, neither the commercial paper facility administered by GMAC nor any other person or entity is obligated to make any incremental advance with respect to any variable pay revolving note and neither the seller, the servicer nor any other person or entity is obligated to identify any other prospective purchasers. Accordingly, we cannot assure you that any incremental advances will be available on the targeted final distribution date for a class of Class A Notes, in which case the trust will not have sufficient funds to pay that class of Class A Notes in full on that date.

                                You will bear all reinvestment risk resulting from payments on the Class A Notes being made before or after their respective targeted final distribution dates.

DISTRIBUTIONS ON THE
CERTIFICATES ARE SUBORDINATED
IN
PRIORITY TO PAYMENTS ON THE
NOTES Distributions on the certificates will be subordinated in priority to the notes as described in this prospectus supplement. If an event of default occurs and the notes are accelerated, no payments of interest on the certificates or distributions on the certificate balance will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make payments on the certificates will be available to make payments on the notes. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

PAYMENTS ON THE NOTES AND THE
CERTIFICATES DEPEND ON
COLLECTIONS ON THE
RECEIVABLES                     The trust's ability to make principal payments
                                on the notes and distributions on the
                                certificate balance will depend on the amount of collections on the receivables and the amount of receivables that default. If there are insufficient funds to pay the entire amount due on any class of securities, you may experience delays and/or reductions in principal payments on your notes or distributions on the certificate balance on your certificates.

FAILURE BY THE SWAP
COUNTERPARTY TO MAKE
PAYMENTS TO THE TRUST AND THE
SENIORITY OF PAYMENTS OWED TO
THE SWAP COUNTERPARTY COULD
REDUCE OR DELAY PAYMENTS ON
THE NOTES AND THE
CERTIFICATES                    As described further in the "The Transfer and
                                Servicing Agreements--Interest Rate Swap," the trust has entered into the interest rate swap because the receivables owned by the trust bear interest at a fixed rate while the variable pay revolving note will generally bear interest at a floating rate based on one-month LIBOR.

                                If the floating LIBOR-based rate payable by the swap counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes and the certificates. In addition, the obligations of the swap counterparty under the interest rate swap are unsecured. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes and in the interest payments and distributions on the certificate balance on your certificates.

                                If the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty's claim will be higher in priority than payments on the notes and the certificates. If there is a shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your notes and in the interest payments and distributions on the certificate balance on your certificates.

                                In addition, in the event of the termination of the interest rate swap, a termination payment may be due to the swap counterparty. The payment to the swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and the certificates and would be paid from available funds pari passu with payments of interest on the notes. The amount of the termination payment may be based on the market value of the interest rate swap. The termination payment could, if market interest rates and other conditions have changed materially, be substantial. In that event, you may experience delays and/or reductions in interest and principal payments on your notes and in the interest payments and distributions on the certificate balance on your certificates.

                 SUMMARY OF TRANSACTIONS PARTIES* [FLOW CHART]

                                   THE TRUST

     The Issuer, Capital Auto Receivables Asset Trust
 ____________ - ____________ , is a [business trust] [common law trust] formed under the laws of the State of Delaware. The trust will be established and operated pursuant to a trust agreement dated on or before the closing date of
 ____________ , ____________ , which is the date the trust initially issues the securities.

     The trust will engage in only the following activities:

        - Acquire, hold and manage the receivables and other assets of the trust;

        - Issue securities;

        - Make payments on the securities; and

        - Take any action necessary to fulfill the role of the trust in connection with the notes and the certificates.

     The trust's principal offices are in Wilmington, Delaware, in care of ____________ , as owner trustee, at the address listed in "--The Owner Trustee"
below.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of ____________ ____________ , ____________ , the cutoff date, as if the issuance of the Class A Notes, the Variable Pay Revolving Note and the certificates had taken place on that date:

Class A-1      % Asset Backed Notes............    $              --
Class A-2      % Asset Backed Notes............    $              --
Class A-3      % Asset Backed Notes............    $              --
Class A-4      % Asset Backed Notes............    $              --
Class A-5      % Asset Backed Notes............    $              --
Floating Rate Variable Pay Asset Backed
  Revolving Note...............................    $              --
     % Asset Backed Certificates...............    $              --
                                                   -----------------
          Total................................    $              --
                                                   =================

     The Class A-1 Notes and the Variable Pay Revolving Note are not being offered by this prospectus supplement and the prospectus. The certificates represent the equity of the trust and will be issued under the trust agreement. The seller will initially hold certificates with an aggregate initial balance of
$          .

THE OWNER TRUSTEE

                    is the owner trustee under the trust agreement.
               is a                banking corporation and a wholly-owned
subsidiary of                , a                corporation. Its principal
offices are located at                .

                              THE RECEIVABLES POOL

     The receivables to be included in the pool of receivables securing the notes were selected from GMAC's portfolio based on several criteria, including that each receivable:

     - is secured by a new or used vehicle;

     - was originated in the United States;

     - provides for level monthly payments which may vary from one another by no more than $5;

     - will amortize the Amount Financed over its original term to maturity;

     - has been or will be acquired by GMAC in the ordinary course of business;

     - has a first payment due date on or after                ;

     - was originated on or after                ;

     - has an original term of                to                months;

     - provides for finance charges at an annual percentage rate within the range specified in the second table below; and

     - as of          ,      , which we refer to as the cutoff date, the
       receivable was not considered past due, that is, the scheduled payments due on that receivable in excess of $25 have been received within 30 days of the scheduled payment date.

     Scheduled Interest Receivables represent      % of the Aggregate Principal
Balance as of the cutoff date. The balance of the receivables are Simple
Interest Receivables. Receivables representing      % of the Aggregate Principal
Balance as of the cutoff date were secured by new vehicles at the time of origination. The balance of the receivables was secured by used vehicles at the time of origination. The receivables in the pool of receivables on the closing date will be the same receivables which comprised the pool of receivables on the cutoff date.

     The following tables describe the receivables pool as of the cutoff date:

                      COMPOSITION OF THE RECEIVABLES POOL

Weighted Average Annual Percentage Rate of
  Receivables.......................................
Aggregate Amount Financed...........................    $
Number of Contracts in Pool.........................
Average Amount Financed.............................    $
Weighted Average Original Maturity..................                        months
Weighted Average Remaining Maturity (Range).........            months ( to months)

     The Weighted Average Annual Percentage Rate of Receivables in the above table is based on weighting by current balance and remaining term of each receivable. The Weighted Average Original Maturity in the above table is based on weighting by original principal balance of each receivable.

         DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES POOL

                                                                          PERCENTAGE OF
          ANNUAL PERCENTAGE              NUMBER OF       AGGREGATE       AGGREGATE AMOUNT
             RATE RANGE                  CONTRACTS    AMOUNT FINANCED        FINANCED
          -----------------              ---------    ---------------    ----------------
6.00% to 7.00%.......................                    $                          %
7.01% to 8.00%.......................
8.01% to 9.00%.......................
9.01% to 10.00%......................
10.01% to 11.00%.....................
11.01% to 12.00%.....................
12.01% to 13.00%.....................
13.01% to 14.00%.....................
14.01% to 15.00%.....................
15.01% to 16.00%.....................
16.01% to 17.00%.....................
17.01% to 18.00%.....................
18.01% to 19.00%.....................
19.01% to 20.00%.....................
                                         --------        --------             ------
     Total...........................                    $                    100.00%
                                         ========        ========             ======

     The pool of receivables includes receivables originated in states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 5% of the Aggregate Amount Financed. The following breakdown by state is based on the billing address of the obligor on the receivables.

                                                      PERCENTAGE OF
                                                        AGGREGATE
                      STATE                          AMOUNT FINANCED
                      -----                          ---------------


                                  THE SERVICER

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The following table shows GMAC's experience in the United States for:

          (1) delinquencies on new and used retail car and light truck receivables,

          (2) repossessions and

          (3) net losses relating to GMAC's entire vehicle portfolio (including receivables previously sold by GMAC which it continues to service.

     The servicer believes that delinquencies, repossessions and net losses have decreased during the periods set forth below due to tightened credit standards and continued collection efforts. Fluctuation in delinquencies, repossession and losses generally follow trends in the overall economic environment and may be affected by such factors as:

     - increased competition for obligors,

     - the supply and demand for automobiles, light trucks and sport utility vehicles,

     - rising consumer debt burden per household and

     - increases in personal bankruptcies.

     The credit enhancement for the trust has been designed to mitigate the impact to noteholders and certificateholders of increases in delinquencies and losses.

     There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to that set forth below or that the factors described above will remain applicable.

                                         NINE MONTHS
                                            ENDED
                                         SEPTEMBER 30                YEAR ENDED DECEMBER 31
            NEW AND USED               ----------------      --------------------------------------
          VEHICLE CONTRACTS            2000       1999       1999       1998       1997       1996
          -----------------            ----       ----       ----       ----       ----       ----
Total Retail Contracts Outstanding at
  End of the Period (in thousands)...  3,306      3,117      3,120      2,981      2,861      3,005
Average Daily Delinquency
31-60 Days...........................   1.89%      2.18%      2.18%      2.66%      3.24%      3.14%
61-90 Days...........................   0.14       0.14       0.14       0.18       0.23       0.22
91 Days or More......................   0.01       0.01       0.02       0.02       0.03       0.03
Repossessions as a Percent of Average
  Number of Contracts Outstanding....   1.82%      2.08%      2.07%      2.48%      3.21%      3.59%
Net Losses as a Percent of
  Liquidations.......................   1.07%      1.04%      1.12%      1.70%      2.30%      2.35%
Net Losses as a Percent of Average
  Receivables........................   0.54%      0.55%      0.58%      0.83%      1.31%      1.45%

     The servicer's current practice is generally to write off receivables which are more than 90 days past due. Also, the "Net Losses as a Percent of Liquidations" and the "Net Losses as a Percent of Average Receivables" percentages in the preceding table are based on gross accounts receivable including unearned income and "Repossessions as a Percent of Average Number of Contracts Outstanding" and "Net Losses as a Percent of Average Receivables" for the nine months ended September 30, 2000 and 1999 are reported as annualized rates.

                                   THE NOTES

     The notes will be issued pursuant to the terms of an indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the trust and the indenture trustee. A sample indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample indenture does not describe the specific terms of the offered notes. A copy of the actual indenture under which the notes are issued will be available to holders of notes from the seller upon request and will be filed with the SEC following the initial issuance of the notes. The following summary, when read in conjunction with the section titled "The Notes" in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.
               , a                , will be the indenture trustee.

     All payments on the notes will be made on the fifteenth day of each calendar month or, if that day is not a business day, the next succeeding business day, beginning on __________ , __________ . We refer to these dates as "distribution dates."

     The Class A Notes. The interest rate, the Targeted Final Distribution Date and the Final Scheduled Distribution Date for the offered Class A Notes are as set forth on the cover page to this prospectus supplement. The corresponding information for the Class A-1 Notes is set forth in the following table:

                                                          CLASS A-1 NOTES
                                                          ---------------
Principal amount......................................
Interest rate.........................................
Targeted final distribution date......................
Final scheduled distribution date.....................

     The Variable Pay Revolving Note. The initial Variable Pay Revolving Note and any subsequently issued Variable Pay Revolving Note will each have the same Final Scheduled Distribution Date. The initial Variable Pay Revolving Note will
bear interest at a floating rate equal to LIBOR plus      %. Any subsequently
issued Variable Pay Revolving Note will bear interest at a floating rate equal
to LIBOR plus a margin not to exceed      %. The interest rate will be
determined at the time of issuance and will reflect then current market conditions. However, if the interest rate swap is terminated, the interest rate
on the Variable Pay Revolving Note will automatically become fixed at      % per
annum, which is the fixed rate payable by the trust under the interest rate swap. See "--Incremental Advances under the Variable Pay Revolving Note" below.

     For each distribution date other than the initial distribution date, LIBOR will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date
and, in the case of the initial distribution date,      %. If that rate does not
appear on the Telerate Service Page 3750 -- or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the seller -- then LIBOR will be the Reference Bank Rate.

PAYMENTS OF INTEREST

     Interest on the unpaid principal balance of each class of the Class A Notes and the Variable Pay Revolving Note will accrue at the applicable interest rate and will be paid monthly on each distribution date. Interest on the certificates will not be paid on any distribution date until interest on the Class A Notes and the Variable Pay Revolving Note has been paid in full.

     Each distribution date will be a payment date as described in the prospectus. Interest will accrue on the Class A Notes from and including the closing date. For each class of the Class A Notes and the Variable Pay Revolving Note, interest will be payable on each distribution date in an amount equal to the Noteholders' Interest Distributable Amount for that distribution date. Interest on the Variable Pay Revolving Note will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on Class A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Failure to pay the full Noteholders' Interest Distributable Amount on any class of notes on any distribution date will constitute an Event of Default under the indenture after a five-day grace period.

PAYMENTS OF PRINCIPAL

     In general, no payments will be made on any class of the Class A Notes until its Targeted Final Distribution Date. On the Targeted Final Distribution Date for each class of Class A Notes, the trust will pay, to the extent of available funds, the entire outstanding principal balance of that class of Class A Notes. The Noteholders' Principal Distributable Amount on each distribution date that is not a Targeted Final Distribution Date will be applied to make principal payments on the Variable Pay Revolving Note to the extent of the outstanding principal balance of the Variable Pay Revolving Note. If and to the extent the amount available to pay principal on the notes exceeds the outstanding principal balance of the Variable Pay Revolving Note, this excess will be deposited into an account which we refer to as the Accumulation Account. Amounts on deposit in the Accumulation Account will be available on the next succeeding Targeted Final Distribution Date to pay principal on the Class A Notes. The Accumulation Account will be a Designated Account.

     If any class of Class A Notes is not paid in full on its Targeted Final Distribution Date, on each distribution date thereafter, until that class of Class A Notes is paid in full, the Noteholders' Principal Distributable Amount will be applied to that class of Class A Notes and the Variable Pay Revolving Note pro rata based on their outstanding principal balances. If on two consecutive Targeted Final Distribution Dates the corresponding targeted classes of Class A Notes are not paid in full or in the event the interest rate swap is terminated, on each distribution date thereafter, amounts available to make principal payments on the notes will be applied to the Class A Notes and the Variable Pay Revolving Note pro rata. In that event, payments on the Class A Notes will be made sequentially so that no principal payments will be made on any class of Class A Notes until all Class A Notes with a lower numerical designation have been paid in full. Thus, in that event, on each distribution date, the Class A Notes would be paid as follows:

     - First, the Class A-1 Notes until paid in full,

     - Second, the Class A-2 Notes until paid in full,

     - Third, the Class A-3 Notes until paid in full,

     - Fourth, the Class A-4 Notes until paid in full, and

     - Fifth, the Class A-5 Notes until paid in full.

     It is unlikely that there will be sufficient funds to pay a class of Class A Notes on its Targeted Final Distribution Date if the trust is not able to obtain an incremental advance under the Variable Pay Revolving Note on that Targeted Final Distribution Date. See "--Incremental Advances under the Variable Pay Revolving Note" below.

     Except as provided below, if more than one Variable Pay Revolving Note is issued, principal payments to be made on the Variable Pay Revolving Notes will be applied to the Variable Pay Revolving Notes in the order in which they were issued, so that the earliest issued Variable Pay Revolving Notes will be paid in full before any principal payments are made on later issued Variable Pay Revolving Notes.

     At any time that the principal balance of the Class A Notes and the Variable Pay Revolving Note has been declared due and payable following the occurrence of an Event of Default, principal payments on each class of the Class A Notes and the Variable Pay Revolving Note will be made ratably to all noteholders on each distribution date, based on the outstanding principal balance of that class of notes until all Events of Default have been cured or waived as provided in the indenture.

     Although failure to pay the full principal amount of a class of notes on the applicable Final Scheduled Distribution Date will be an Event of Default, failure to pay a class of notes on the applicable Targeted Final Distribution Date will not result in an Event of Default.

REDEMPTION

     If the servicer exercises its option to purchase the receivables when the Aggregate Principal Balance of the receivables on the last day of any monthly period has declined to 10% or less of the Aggregate Amount Financed, then the outstanding [Class A-5 Notes], if any, and the Variable Pay Revolving Note will be redeemed in whole, but not in part, on the distribution date on which the servicer exercises this option. The servicer's option is described in the prospectus under "The Transfer and Servicing Agreements--Termination." The redemption price will be equal to the unpaid principal amount of the Class A-5 Notes and the Variable Pay Revolving Note, plus accrued and unpaid interest thereon.

INCREMENTAL ADVANCES UNDER THE VARIABLE PAY REVOLVING NOTE

     On the closing date, the trust will issue the initial Variable Pay
Revolving Note in an initial principal amount of $               . The seller
will seek to obtain incremental advances under the Variable Pay Revolving Note on the Targeted Final Distribution Date for each class of the Class A Notes and the seller will direct the trust to use the incremental advance to make payments of principal on that Targeted Final Distribution Date.

     The term "incremental advance" is used herein to refer to each amount advanced under any Variable Pay Revolving Note, other than the initial principal amount of the initial Variable Pay Revolving Note. The amount of each incremental advance will be added to the outstanding principal balance of the applicable Variable Pay Revolving Note. For ease of reference, we use the term "the Variable Pay Revolving Note" to refer collectively to the initial Variable Pay Revolving Note and any subsequently issued Variable Pay Revolving Note, unless the context otherwise requires.

     The seller will obtain an incremental advance under the Variable Pay Revolving Note on any Targeted Final Distribution Date if all of the following conditions are satisfied and if, as described in the next paragraph, one or more persons agree to make an incremental advance:

     - the aggregate amount of the incremental advance plus the amount of available funds is sufficient to pay in full the outstanding principal balance of the targeted class of Class A Notes;

     - after giving effect to the incremental advance under the Variable Pay Revolving Note and all payments of principal on the notes and payments on the Certificate Balance on that Targeted Final Distribution Date, the sum of the outstanding principal balance of the notes plus the Certificate Balance cannot exceed the Aggregate Principal Balance of the receivables on the last day of the month immediately preceding that Targeted Final Distribution Date;

     - the interest rate swap must be in full force and effect, and

     - no Event of Default shall have occurred and be continuing.

     No Variable Pay Revolving Note is being offered by this prospectus supplement and the prospectus. A 100% participation interest in the initial Variable Pay Revolving Note will be sold in a private placement to a commercial paper facility administered by GMAC. If the foregoing conditions have been satisfied, the seller will request that the commercial paper facility make an incremental advance with respect to the initial Variable Pay Revolving Note on each Targeted Final Distribution Date. If the commercial paper facility elects not to make such an incremental advance, the seller will use reasonable efforts to sell one or more additional Variable Pay Revolving Notes to additional purchasers and to obtain an incremental advance thereunder. However, neither the commercial paper facility administered by GMAC nor any other person or entity is obligated to make any incremental advance with respect to any Variable Pay Revolving Note and neither the seller, the servicer nor any other person or entity is obligated to identify any other prospective purchasers. As a result, we cannot assure you that any incremental advances will be available on the Targeted Final Distribution Date for a class of Class A Notes, in which case the trust will not have sufficient funds to pay that class of Class A Notes in full on that Targeted Final Distribution Date. If a class of Class A Notes is not paid in full on its Targeted Final Distribution Date, on each distribution date thereafter, until that class of Class A Notes is paid in full, amounts available to make principal payments on the notes will be applied to that class of Class A Notes and the Variable Pay Revolving Note pro rata based on their outstanding principal balance as set forth above in "--Payments of Principal." See "Risk Factors--Failure to Receive Incremental Advances under the Variable Pay Revolving Note Will Result in Class A Notes Not Being Paid In Full on Their Targeted Final Distribution Dates."

     If, on a Targeted Final Distribution Date for any class of Class A Notes, the seller has a binding agreement for an incremental advance under the Variable Pay Revolving Notes but the servicer determines that the proceeds from that incremental advance will not be received on that Targeted Final Distribution Date in time to make payments on the notes on that Targeted Final Distribution Date, the servicer may, in its sole discretion, make a liquidity advance to the trust in an amount equal to these proceeds if it determines, in its sole discretion, that it has received reasonable assurances to the effect that the full amount of the necessary proceeds will be delivered to the trust later on that Targeted Final Distribution Date or within two Business Days thereafter. If the servicer makes a liquidity advance to the trust, it will be immediately reimbursed for the advance upon receipt by the trust of the incremental advance under the Variable Pay Revolving Note. If the incremental advance under the Variable Pay Revolving Note is not made within two Business Days after the Targeted Final Distribution Date, the servicer will have the right to be reimbursed out of collections on the receivables as and when received.

PARITY OF NOTES

     Interest payments on all classes of Class A Notes and the Variable Pay Revolving Note will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each class' ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

     Principal payments on the notes will be made as described above under "The Notes -- Payments of Principal." If an Event of Default occurs as a result of which the principal balances of the Class A Notes and the Variable Pay Revolving Note are declared immediately due and payable, each class of notes will be entitled to ratable repayment of principal on each distribution date, based on the outstanding principal balance of the notes until all Events of Default have been cured or waived as provided in the indenture.

ADDITIONAL INDENTURE MATTERS

     As set forth in the prospectus under the caption "The Notes--The Indenture--Events of Default; Rights Upon Event of Default," the indenture trustee may sell the trust's assets following an Event of Default only if specified conditions are satisfied. For an Event of Default resulting from a breach by the trust of the covenants in the indenture, the consent from the holders of all the outstanding notes must be accompanied by the consent of the holders of all the outstanding certificates.

DELIVERY OF NOTES

     The Class A Notes will be issued on or about the closing date in book entry form through the facilities of the DTC, Clearstream and the Euroclear System against payment in immediately available funds.

                                THE CERTIFICATES

     The trust will issue the certificates pursuant to the terms of a trust agreement, a form of which the seller has filed as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the trust agreement will be available to holders of certificates from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary, when read in conjunction with the section titled "The Certificates" in the prospectus, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

     All payments on the certificates will be made on the distribution dates referred to above under the "The Notes" in this prospectus supplement.

INTEREST

     On each distribution date, interest will be distributed to certificateholders at the Pass Through Rate on the Certificate Balance. Any Certificateholders' Interest Distributable Amount on a distribution date which is not distributed on a distribution date will be distributed on the next distribution date. Interest will accrue from and including the closing date and will be payable on each distribution date in an amount equal to the Certificateholders' Interest Distributable Amount for that distribution date. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATE BALANCE

     On each distribution date, the Certificateholders' Percentage of the Principal Distributable Amount will be available to make distributions on the Certificate Balance. The Final Scheduled Distribution Date for the certificates
will occur on the distribution date in [          20  ].

SUBORDINATION TO THE NOTES

     Notwithstanding the above, if an Event of Default occurs, and the notes are accelerated, no payments of interest on the certificates or distributions on the Certificate Balance will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make payments on the certificates will be available to make payments on the notes. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

EARLY RETIREMENT OF THE CERTIFICATES

     If the servicer exercises its option to purchase the receivables when the Aggregate Principal Balance declines to 10% or less of the Aggregate Amount Financed, certificateholders will receive an amount in respect of the certificates equal to the Certificate Balance together with accrued interest at the Pass Through Rate. This distribution will effect early retirement of the certificates. See "The Transfer and Servicing Agreements--Termination" in the prospectus.

                     THE TRANSFER AND SERVICING AGREEMENTS

     The parties will enter into the Transfer and Servicing Agreements as of the closing date. See "The Transfer and Servicing Agreements" in the prospectus. The seller has filed sample forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the sample agreements do not describe the specific terms of the offered notes. A copy of the actual Transfer and Servicing Agreements for the offered notes will be available to holders of notes from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary, when read in conjunction with the section titled "The Transfer and Servicing Agreements" in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     On each distribution date, the servicer will be entitled to receive the Total Servicing Fee as described in the prospectus under "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses." The Basic Servicing Fee Rate will be 1%. In addition, the servicer will be entitled to retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period.

DISTRIBUTIONS

     On or before each distribution date, the servicer will transfer all collections on the receivables for the prior month -- or since the cutoff date in the case of the initial distribution date and all Prepayments to the Collection Account. On each distribution date, the indenture trustee will cause collections made during the prior month which constitute Payments Ahead to be transferred from the Collection Account to the servicer or to the Payment Ahead Servicing Account, if required. See the chart titled "Summary of Monthly Deposits and Withdrawals from Accounts" which appears after Risk Factors in this prospectus supplement for a summary of the monthly distributions. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement to understand the monthly flow of funds.

     The indenture trustee will make distributions to the Note Distribution Account and the Certificate Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account and Certificate Distribution Account will be determined in the manner described below.

     Determination of Available Amounts. The Total Available Amount for a distribution date will be the sum of:

          (1) the Available Interest;

          (2) the Available Principal;

          (3) all cash or other immediately available funds on deposit in the reserve account immediately prior to the distribution date;

          (4) on the Targeted Final Distribution Date for any class of Class A Notes, the amount of any incremental advance under the Variable Pay Revolving Note and the Accumulation Amount for that distribution date; and

          (5) on the first distribution date after the notes have been declared due and payable following the occurrence of an Event of Default and on the first distribution date after the termination of the interest rate swap, the Accumulation Amount.

     Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a Business Day, the next succeeding Business Day, the servicer will calculate the following amounts, among others:

     Based on activity during the prior monthly period:

     - the Total Available Amount

     - the Available Interest

     - the Available Principal

     - any expected incremental advance under the Variable Pay Revolving Note

     - the Accumulation Amount

     - the Total Servicing Fee

     - the Total Note Principal Payment Amount

     Amounts owing on the upcoming distribution date:

     - the Aggregate Noteholders' Interest Distributable Amount

     - the Aggregate Noteholders' Principal Distributable Amount

     - the Certificateholders' Interest Distributable Amount

     - the Certificateholders' Principal Distributable Amount

     - the net amount, if any, payable by the trust under the interest rate swap

Based on these calculations, the servicer will deliver to the indenture trustee a certificate specifying these amounts and instructing the indenture trustee to make withdrawals, deposits and payments of the following amounts on that distribution date:

          (1) the amount, if any, to be withdrawn from the reserve account and deposited in the Collection Account;

          (2) the amount to be withdrawn from the Collection Account and paid to the servicer in respect of the Total Servicing Fee for that distribution date and the net amount, if any, to be paid under the interest rate swap to the swap counterparty for that distribution date;

          (3) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Noteholders' Interest Distributable Amount and the Aggregate Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to noteholders on that distribution date;

          (4) the amounts to be withdrawn from the Collection Account in respect of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount and deposited in the Certificate Distribution Account for distribution to certificateholders on that Distribution Date;

          (5) the amount, if any, to be withdrawn from the Collection Account and deposited in the reserve account;

          (6) the amount, if any, to be withdrawn from the reserve account and paid to the seller;

          (7) the amount, if any, to be withdrawn from the Collection Account and deposited in the Accumulation Account; and

          (8) the amount, if any, to be withdrawn from the Accumulation Account and deposited in the Collection Account.

     The amount, if any, to be withdrawn from the reserve account and deposited to the Collection Account as specified in clause (1) above on any distribution date will be the lesser of:

          (X) the amount of cash or other immediately available funds in the reserve account on that distribution date and

          (Y) the amount, if any, by which:

             (A) the sum of the Total Servicing Fee, the Aggregate Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the

        Aggregate Noteholders' Principal Distributable Amount, the net amount, if any, payable by the trust under the interest rate swap and the Certificateholders' Principal Distributable Amount exceeds

             (B) the Available Interest and the Available Principal for that distribution date.

     The amount, if any, to be withdrawn from the Collection Account and deposited in the reserve account as specified in clause (5) above on any distribution date will equal the amount, if any, by which:

          (X) the Total Available Amount for that distribution date exceeds

          (Y) the amount described in subclause (A) of clause (Y) of the preceding paragraph.

     The amount, if any, to be withdrawn from the reserve account and paid to the seller as specified in clause (6) above on any distribution date will equal the amount, if any, by which the amount on deposit in the reserve account after all other deposits -- including the deposit pursuant to clause (5) above -- and withdrawals on that distribution date exceeds the Specified Reserve Account Balance for that date.

     The amount, if any, to be withdrawn from the Collection Account and deposited in the Accumulation Account as specified in clause (7) above on any distribution date that is not a Targeted Final Distribution Date for a class of Class A Notes will be, except as described in the following sentence, the amount, if any, by which (x) the Noteholders' Percentage of the Principal Distributable Amount for that distribution date exceeds (y) the outstanding principal balance of the Variable Pay Revolving Note as of the open of business on that distribution date. No funds will be withdrawn from the Collection Account and deposited in the Accumulation Account on any distribution date that is a Targeted Final Distribution Date for a class of Class A Notes, any distribution date during a Sequential Amortization Period or any distribution date after the notes have been accelerated following the occurrence of an Event of Default until all Events of Default have been cured or waived as provided in the indenture.

     The amount, if any to be withdrawn from the Accumulation Account and deposited in the Collection Account as specified in clause (8) above will be the Accumulation Amount, if any:

          (A) on each distribution date that is a Targeted Final Distribution Date for a class of Class A Notes,

          (B) on the first distribution date during a Sequential Amortization Period, or

          (C) on the first distribution date after the notes have been declared due and payable following the occurrence of an Event of Default. In all other cases, no amounts will be transferred from the Accumulation Account to the Collection Account.

     On each distribution date, all amounts on deposit in the Note Distribution Account will be distributed to the noteholders and all amounts on deposit in the Certificate Distribution Account will be distributed to the certificateholders, in each case as described in this prospectus supplement and in the prospectus.

     Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on a distribution date for application as described in clauses (2), (3) and

(4) under "--Distributions--Monthly Withdrawals and Deposits" above will be made only to the extent of the Total Available Amount allocated to that application for such distribution date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in clauses (2), (3) and
(4), the servicer will allocate the Total Available Amount in the following order of priority:

          (1) the Total Servicing Fee;

          (2) the net amount, if any, to be paid under the interest rate swap to the swap counterparty;

          (3) the Aggregate Noteholders' Interest Distributable Amount;

          (4) the Certificateholders' Interest Distributable Amount;

          (5) the Aggregate Noteholders' Principal Distributable Amount; and

          (6) the Certificateholders' Principal Distributable Amount.

     Notwithstanding the foregoing, at any time that all classes of notes have not been paid in full and the principal balance of the notes has been declared due and payable following the occurrence of an Event of Default under the indenture, until the time when the notes have been paid in full or the declaration has been rescinded and any continuing Events of Default have been cured or waived pursuant to the indenture, no amounts will be deposited in or distributed to the Certificate Distribution Account. Any of these amounts otherwise distributable to the Certificate Distribution Account will be deposited instead into the Note Distribution Account for payments on the notes as described in this prospectus supplement and in the prospectus.

   [SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS* FLOWCHART]

RESERVE ACCOUNT

     Pursuant to the Trust Sale and Servicing Agreement, the trust will establish the reserve account with the indenture trustee. The reserve account will be funded by an initial deposit by the seller on the closing date of
$               , which equals    % of the Initial Aggregate Principal Balance.
On each distribution date, amounts in the reserve account will be available to make payments on the notes and the certificates as described above under "The Distributions--Monthly Withdrawals and Deposits."

     If the amount on deposit in the reserve account on any distribution date, after giving effect to all other deposits, including the deposit described in clause (5) under "The Distributions--Monthly Withdrawals and Deposits", and withdrawals therefrom on that distribution date, is greater than the Specified Reserve Account Balance for that distribution date, the servicer will instruct the indenture trustee to distribute the amount of the excess to the seller. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

INTEREST RATE SWAP

     On the closing date, the trust will enter into an interest rate swap with
               , as the swap counterparty. [The obligations of the swap
counterparty under the interest rate swap will be guaranteed by                ,
as the swap counterparty guarantor. As of the date hereof, the long-term debt obligations of the swap counterparty guarantor are rated "AAA" by Standard & Poor's Ratings Services and "Aa1" by Moody's Investors Service, Inc.]

     Under the interest rate swap, the trust will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Variable Pay Revolving Note. Under the interest rate swap, on each distribution date, (1) the trust will be obligated to pay to the
swap counterparty a fixed monthly interest rate of    % on a notional amount
equal to the outstanding principal balance on the Variable Pay Revolving Note and (2) the swap counterparty will be obligated to pay to the trust a floating
interest rate of LIBOR plus    % on a notional amount equal to the outstanding
principal balance on the Variable Pay Revolving Note.

     On the business day preceding each distribution date, the amount the trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under the interest rate swap. Only the net amount will be due from the trust or the swap counterparty, as applicable.

     Upon the occurrence of the events of default and termination events specified in the interest rate swap, the non-defaulting party or non-affected party may elect to terminate the interest rate swap. These events include failure to make payments due under the interest rate swap, the occurrence of bankruptcy and insolvency events and other customary events. The trust will also be deemed to be in default for that purpose if:

          (1) there is an Event of Default resulting from a payment default or a bankruptcy or insolvency event with respect to the trust and the notes are declared due in full;

          (2) the notes are declared due in full following an Event of Default resulting from a covenant default under the indenture and the holders of all of the outstanding notes and certificates consent to the sale by the indenture trustee of the trust's assets; or

          (3) an amendment to the Transfer and Servicing Agreements or the indenture is made without the consent of the swap counterparty and the amendment materially and adversely affects the swap counterparty.

If the interest rate swap terminates, a Sequential Amortization Period will commence and the trust will not be permitted to obtain incremental advances under the Variable Pay Revolving Note. In addition, in that event, the interest rate on the outstanding balance of the Variable Pay Revolving Note will
automatically be adjusted to a fixed rate of    %, which is the fixed rate
payable by the trust under the interest rate swap.

     In addition, in the event of the termination of the interest rate swap, a termination payment may be due (1) to the swap counterparty by the trust out of funds that would otherwise be available to make payments on the notes and the certificates or (2) to the trust by the swap counterparty. Any termination payments due by the trust will be paid from available funds pari passu with payments of interest on the notes. The amount of the termination payment may be based on market quotations of the cost of entering into a similar swap transaction or other method as may be required under the interest rate swap, in each case, in accordance with the procedures set forth in the interest rate swap. The termination payment could, if market interest rates and other conditions have changed materially, be substantial. Under the terms of the interest rate swap, the non-defaulting party is not obligated to make a termination payment otherwise due in the event of termination following the occurrence of an event of default.

     The obligations of the trust under the interest rate swap are secured under the indenture. The obligations of the swap counterparty under the interest rate swap are unsecured. However, in the event that the swap counterparty [guarantor]'s long-term senior unsecured debt or commercial paper ceases to be rated at a level acceptable to the rating agencies, under the interest rate swap, the swap counterparty will be obligated, within 30 calendar days of the date on which the swap counterparty [guarantor]'s ratings fall below the required ratings, either to (A) post collateral or establish other arrangements to secure its obligations under the interest rate swap or (B) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the interest rate swap, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the change in the ratings of the swap counterparty [guarantor]'s debt giving rise to the obligation. If the swap counterparty fails to take either of these actions, the trust will be entitled to terminate its interest rate swap with the swap counterparty and to claim from the swap counterparty the termination payment described in this section of the prospectus supplement. This termination and replacement will not constitute a termination of the interest rate swap for purposes of the second preceding paragraph.

     The swap counterparty will have the right to consent to amendments under the indenture and the Transfer and Servicing Agreements, other than amendments that do not materially and adversely affect the interests of the swap counterparty.

     The swap counterparty is a wholly-owned subsidiary of                . The
swap counterparty is a dealer in interest rate and cross-currency swaps and other derivative products in all major currencies from its offices or affiliates
in                . Its offices are located at                and its telephone
number is (   )          .

     [The swap counterparty guarantor is a wholly-owned subsidiary of
               and is engaged in the business of                .]

     The information in the preceding three paragraphs has been provided by the swap counterparty for use in this prospectus supplement. Except for the foregoing three paragraphs, the swap counterparty, the swap counterparty guarantor and their respective affiliates have not prepared and do not accept responsibility for this prospectus or this prospectus supplement.

TERMINATION

     Following payment in full of the securities and payment of all liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to the seller.

                              ERISA CONSIDERATIONS

     [any ERISA considerations and investor representations applicable for a series will be explained in this section]

                        FEDERAL INCOME TAX CONSEQUENCES

     Kirkland & Ellis, special tax counsel to the seller, has delivered its opinion for U.S. federal income tax purposes, that the Class A Notes offered by this prospectus supplement and the prospectus will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

     Kirkland & Ellis has delivered its opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust for federal income tax purposes. If the Internal Revenue Service were to contend successfully that the trust is not a grantor trust, the trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. Each certificateholder, by the acceptance of a Trust Certificate, will agree to treat the Trust Certificates as equity interests in the trust for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the receivables and, subject to limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the notes and reasonable servicing and other fees. See "Federal Income Tax Consequences--Trust Certificates" in the prospectus.

     See "Federal Income Tax Consequences" and "State and Local Tax Consequences" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes and the certificates set forth opposite its name below:

                   AGGREGATE PRINCIPAL AMOUNT TO BE PURCHASED

                         CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5
     UNDERWRITER           NOTES        NOTES        NOTES        NOTES      CERTIFICATES     TOTAL
     -----------         ---------    ---------    ---------    ---------    ------------    --------

Total................

               and           are responsible for jointly leading and managing
the offering of the notes and certificates.

     The seller has been advised by the underwriters that the several underwriters propose initially to offer the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes and the certificates to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of notes and the certificates. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes and the certificates. After the initial public offering, the public offering price and these concessions may be changed.

                                                       SELLING CONCESSION    REALLOWANCE
                                                       ------------------    -----------
Class A-2 Notes....................................           --                 --
Class A-3 Notes....................................           --                 --
Class A-4 Notes....................................           --                 --
Class A-5 Notes....................................           --                 --
Certificates.......................................           --                 --

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the Class A Notes and the certificates in accordance with Regulation M under the Securities Exchange Act of 1934.

     Over-allotment transactions involve short sales by the underwriters of the Class A Notes or the certificates. Short sales involve the sale by the underwriters of a greater number of Class A Notes or certificates than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of "covered" short sales or "naked" short sales.

     Covered short sales are sales made in an amount not greater than the underwriters' over-allotment option to purchase additional Class A Notes or certificates in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing Class A Notes or certificates in the open market. In determining the source of Class A Notes or certificates to close out the covered short position, the underwriters will consider, among other things, the price of the Class A Notes or certificates available for purchase in the open market as compared to the price at which they may purchase Class A Notes or certificates through the over-allotment option.

     Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Class A Notes or certificates in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

     Syndicate covering transactions involve purchases of the Class A Notes or the certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes or the certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

     Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Notes or the certificates to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the notes or the certificates. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     The following chart sets forth information on the aggregate proceeds to the seller from the sale of the Class A Notes and the certificates.

                                                                      PROCEEDS TO THE SELLER
                                                    PROCEEDS TO            AS PERCENT OF
                                                    THE SELLER      INITIAL AGGREGATE PRINCIPAL
                                                    IN DOLLARS     AMOUNT OR CERTIFICATE BALANCE
                                                    -----------    -----------------------------
Sale of the Class A Notes.......................      $                            %
Sale of the Certificates........................
Underwriting Discount...........................
Additional Offering Expenses....................
Net Proceeds....................................

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, specified matters relating to the transaction will be passed upon for the underwriters by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and its affiliates.

                   GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT

     The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa.

     "Accumulation Account" means the account so designated, established and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Accumulation Amount" means, for any distribution date, the aggregate amount deposited into the Accumulation Account prior to that distribution date and not previously applied to make payments on the notes. On any distribution date which is a Targeted Final Distribution Date for a class of Class A Notes, except during a Sequential Amortization Period or after the notes have been declared due and payable following an Event of Default until all Events of Default have been cured or waived as provided in the indenture, the Accumulation Amount, together with the Noteholders' Percentage of the Principal Distributable Amount for that distribution date and the expected amount of any incremental advance under the Variable Pay Revolving Note, may not exceed the outstanding principal balance of that class of Class A Notes and the Variable Pay Revolving Note as of the opening of business on that distribution date.

     "Aggregate Amount Financed" means $          .

     "Aggregate Noteholders' Interest Distributable Amount" means, for any distribution date, the sum of (1) the Noteholders' Interest Distributable Amounts for all classes of notes and (2) the Noteholders' Interest Carryover Shortfall as of the preceding distribution date.

     "Aggregate Noteholders' Principal Distributable Amount" means, for any distribution date the sum of the (1) Noteholders' Principal Distributable Amounts for all classes of notes and (2) the Noteholders' Principal Carryover Shortfall as of the preceding distribution date.

     "Available Interest" means, for a distribution date, the difference, for the prior monthly period, of:

          (A) the sum, for that monthly period, of :

             (1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest or Prepayment Surplus, including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead,

             (2) Liquidation Proceeds, to the extent allocable to interest in accordance with the servicer's customary servicing procedures,

             (3) all Simple Interest Advances,

             (4) all Scheduled Interest Advances to the extent allocable to interest,

             (5) the net amount paid by the swap counterparty, if any, to the trust pursuant to the interest rate swap, and

             (6) the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest thereon;

          minus,

          (B) the sum, for that monthly period, of:

             (1) any Excess Simple Interest Collections,

             (2) amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance,

             (3) Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under "The Transfer and Servicing Agreements--Monthly Advances,"

             (4) Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances, and

             (5) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

     "Available Principal" means for a distribution date, the difference, for the prior monthly period, of:

          (A) the sum, for that monthly period, of:

             (1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal, including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead,

             (2) Liquidation Proceeds to the extent allocable to principal in accordance with the servicer's customary servicing procedures,

             (3) all Scheduled Interest Advances to the extent allocable to principal, and

             (4) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during that monthly period;

          minus,

          (B) the sum, for that monthly period, of:

             (1) any Excess Simple Interest Collections,

             (2) amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance,

             (3) Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under "The Transfer and Servicing Agreements--Monthly Advances,"

             (4) Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances, and

             (5) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

     For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

     "Basic Servicing Fee Rate" means 1% per annum.

     "Certificate Balance" means, initially, $          and, on any distribution
date thereafter, will equal the initial Certificate Balance, reduced by

     (1) all distributions in respect of Certificate Balance actually made on or prior to that date to certificateholders,

     (2) the Noteholders' Principal Carryover Shortfall as of the close of the preceding distribution date and

     (3) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding distribution date.

     "Certificateholders' Interest Carryover Shortfall" means, as of the close of any distribution date, the excess of the Certificateholders' Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Certificate Distribution Account on that distribution date in respect of interest on the certificates.

     "Certificateholders' Interest Distributable Amount" means, for any distribution date, the sum of:

          (1) the Certificateholders' Monthly Interest Distributable Amount for that distribution date

          (2) the Certificateholders' Interest Carryover Shortfall as of the close of the preceding distribution date and

          (3) one month's interest at the Pass Through Rate on the sum of (a) any outstanding Noteholders' Principal Carryover Shortfall and (b) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, for any distribution date, interest equal to one-twelfth of the Pass Through Rate multiplied by the Certificate Balance as of the close of the preceding distribution date, or, in the case of the first distribution date, interest at the Pass Through Rate multiplied by a fraction, the numerator of which is and the denominator of which is 360 multiplied by the initial Certificate Balance.

     "Certificateholders' Percentage" means, for any distribution date, 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any distribution date, the excess of the Certificateholders' Principal Distributable Amount for that distribution date over the amount that was actually deposited in the Certificate Distribution Account on that distribution date in respect of Certificate Balance.

     "Certificateholders' Principal Distributable Amount" means, for any distribution date, the sum of (1) the lesser of (A) the Certificateholders' Percentage of the Principal Distributable Amount and (B) the Certificate Balance plus (2) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of the preceding distribution date.

     "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

     "Class A-1 Notes" means the Class A-1      % Asset Backed Notes issued by
the trust.

     "Class A-2 Notes" means the Class A-2      % Asset Backed Notes issued by
the trust.

     "Class A-3 Notes" means the Class A-3      % Asset Backed Notes issued by
the trust.

     "Class A-4 Notes" means the Class A-4      % Asset Backed Notes issued by
the trust.

     "Class A-5 Notes" means the Class A-5      % Asset Backed Notes issued by
the trust.

     "Class A Percentage" means, for a distribution date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Class A Notes and the denominator of which is the sum of the outstanding principal balance of the Class A Notes plus the outstanding principal balance of the Variable Pay Revolving Note, in each case at the close of the immediately preceding distribution date (or, in the case of the first distribution date, the closing date).

     "Final Scheduled Distribution Date" means the final scheduled distribution date, if any, for each class of notes and for the certificates set forth on the front cover pages of this prospectus supplement.

     "Initial Aggregate Principal Balance" means $          .

     "Noteholders' Interest Carryover Shortfall" means, as of the close of any distribution date, the excess of the Aggregate Noteholders' Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest.

     "Noteholders' Interest Distributable Amount" means, for any class of notes and any distribution date, the product of (1) the outstanding principal balance of that class of notes as of the close of the preceding distribution date (or, in the case of the first distribution date, the outstanding principal balance on the closing date), and (2) in the case of (A) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes, one-twelfth of the interest rate for that class, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is and the denominator of which is 360, and (B) the Class A-1 Notes and each class of the Variable Pay Revolving Note, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date), to but excluding that distribution date and the denominator of which is 360.

     "Noteholders' Percentage" means, as of any distribution date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the notes and the denominator of which is the sum of the outstanding principal balance of the notes and the Certificate Balance, in each case as of the close of the preceding distribution date.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any distribution date, the excess of the Aggregate Noteholders' Principal Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of principal.

     "Noteholders' Principal Distributable Amount" means:

     For the Class A Notes,

          (1) Except during a Sequential Amortization Period

             (A) a class of Class A Notes on its Targeted Final Distribution Date, the Noteholders' Principal Distributable Amount for that class of Class A Notes is the lesser of

                  (X) the outstanding principal balance of that class as of the close of the immediately preceding distribution date and

                  (Y) the Total Note Principal Payment Amount.

             (B) If the distribution date is not a Targeted Final Distribution Date for any class of Class A Notes, the Noteholders' Principal Distributable Amount for a class of Class A Notes is zero.

          (2) During a Sequential Amortization Period, the Noteholders' Principal Distributable Amount for a distribution date for a class of Class A Notes is the lesser of

             (A) the outstanding principal balance of that class as of the close of the immediately preceding distribution date and

             (B) the remainder of

                  (X) the Class A Percentage of the Noteholders' Principal
             Distributable Amount minus

                  (Y) the outstanding principal balance for each class of Class
             A Notes with a lower numerical designation as of the close of the immediately preceding distribution date.

     For the Variable Pay Revolving Note,

          (1) Except during a Sequential Amortization Period:

             (A) If the distribution date is a Targeted Final Distribution Date for a class of Class A Notes, the Noteholders' Principal Distributable Amount for the Variable Pay Revolving Note is the remainder of

                  (X) the Total Note Principal Payment Amount minus

                  (Y) the Noteholders' Principal Distributable Amount for that class of Class A Notes on that distribution date determined as described in this definition but in no event more than the outstanding principal balance of the Variable Pay Revolving Note as of the close of the immediately preceding distribution date.

             (B) If the distribution date is not a Targeted Final Distribution Date for a class of Class A Notes, the Noteholders' Principal Distributable Amount for the Variable Pay Revolving Note is the lesser of

                  (X) the outstanding principal balance of the Variable Pay
             Revolving Note as of the close of the immediately preceding distribution date and

                  (Y) the Noteholders' Percentage of the Principal Distributable
             Amount for that distribution date.

          (2) During a Sequential Amortization Period, the Noteholders' Principal Distributable Amount for the Variable Pay Revolving Note on a distribution date is the lesser of

             (A) the outstanding principal balance of the Variable Pay Revolving Note as of the close of the immediately preceding distribution date and

             (B) the Variable Pay Revolving Percentage of the Noteholders' Percentage of the Principal Distributable Amount.

Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of Class A Notes or Variable Pay Revolving Notes, the Noteholders' Principal Distributable Amount for that class will equal the outstanding principal balance of that class as of the close of the immediately preceding distribution date.

     "Pass Through Rate" means, for the certificates,      % per annum.

     "Principal Distributable Amount" means, for any distribution date, the sum of

     (1) the principal portion of all Scheduled Payments due for the prior monthly period on Scheduled Interest Receivables held by the trust, other than Liquidating Receivables, and the principal portion of all payments received by the trust during the prior monthly period on Simple Interest Receivables held by the trust, other than Liquidating Receivables,

     (2) the principal portion of all Prepayments received during the prior monthly period, except to the extent included in (1) above, and

     (3) the Principal Balance of each receivable that the servicer became obligated or elected to purchase, the seller became obligated to repurchase or that became a Liquidating Receivable during the prior monthly period, except to the extent included in (1) or (2) above. For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

     "Reference Bank Rate" means, for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the Variable Pay Revolving Note then outstanding. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of the Variable Pay Revolving Note then outstanding. If no quotation can be obtained, then LIBOR will be the rate from the prior distribution date.

     "Sequential Amortization Period" means the period commencing on a Sequential Amortization Commencement Date and, if that Sequential Amortization Commencement Date occurred as a result of the failure to pay a class of Class A Notes in full on its Targeted Final Distribution Date, ending on the distribution date on which that class of Class A Notes is paid in full so long as that distribution date occurs prior to the Targeted Final Distribution Date for the class of Class A Notes with the next highest numerical designation; provided that a Sequential Amortization Period shall not so terminate if the failure to so pay a class of Class A Notes in full on its Targeted Final Distribution Date follows a failure to pay the class of Class A Notes with the next lowest numerical designation on its Targeted Final Distribution Date.

     "Sequential Amortization Commencement Date" means (1) the Targeted Final Distribution Date for a class of Class A Notes if the principal amount of that class is not paid in full on that Targeted Final Distribution Date, unless that Targeted Final Distribution Date occurs during a Sequential Amortization Period, or (2) the first distribution date following the date on which the interest rate swap is terminated.

     "Specified Reserve Account Balance" means, for any distribution date, the sum of

          (1) the greater of

             (A) % of the outstanding principal balance of the notes and the certificates as of the close of business on that distribution date (after giving effect to all payments and distributions to be made on that distribution date); and

             (B)                ,

             but in no event more than the outstanding principal balance of the notes and the certificates as of the close of business on that distribution date (after giving effect to all payments and distributions to be made on that distribution date);

        plus,

          (2) in each case, if a deposit is to be made into the Accumulation Account on that distribution date or was made on any prior distribution date, the product of

             (A) the Accumulation Amount on that distribution date (after giving effect to all deposits and withdrawals from the Accumulation Account on that distribution date),

             multiplied by

             (B) the number of distribution dates after that distribution date through and including the next distribution date that is a Targeted Final Distribution Date for any class of Class A Notes divided by 12 multiplied by

             (C) the fixed rate payable by the trust on the interest rate swap minus 2.50%.

     "Targeted Final Distribution Date" means the targeted final distribution date for each class of notes and for the certificates set forth on the front cover pages of this prospectus supplement.

     "Total Available Amount" means, for a distribution date, the sum of the Available Interest and the Available Principal, and all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date plus (1) on the Targeted Final Distribution Date for any class of Class A Notes, the amount of any incremental advance under the Variable Pay Revolving Notes and the Accumulation Amount and (2) on the first distribution date after the notes have been declared due and payable following the occurrence of an Event of Default and on the first distribution date after the termination of the interest rate swap, the Accumulation Amount.

     "Total Note Principal Payment Amount" means, for any distribution date, the sum of

     - the Noteholders' Percentage of the Principal Distributable Amount plus

     - the amount of any incremental advance under the Variable Pay Revolving Note, if any, plus

     - the Accumulation Amount, if any.

     "Variable Pay Revolving Percentage" means, for any distribution date, 100% minus the Class A Percentage for that distribution date.

                                                                       VERSION 1
                                                                     PRELIMINARY
                                                                     OWNER TRUST
                                                                      PROSPECTUS
                                                                            FORM

PROSPECTUS

CAPITAL AUTO RECEIVABLES ASSET TRUSTS
Asset Backed Notes
Asset Backed Certificates

CAPITAL AUTO RECEIVABLES, INC.
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer

                                        THE TRUSTS--
YOU SHOULD CONSIDER CAREFULLY
THE RISK FACTORS BEGINNING ON           - We will form a new trust to issue each series of
PAGE 2 IN THIS PROSPECTUS.                securities.
The notes of any series                 - The primary assets of each trust will be a pool
represent obligations of the            of fixed rate retail motor vehicle instalment sales
trust that issued those notes             contracts, including security interests in the
only. The certificates of any             automobiles and light trucks financed under those
series represent the beneficial           contracts.
interest in the trust that
issued those notes only. The            THE SECURITIES--
certificates and notes issued
by any trust do not represent           - will represent indebtedness of the trust that
obligations of or interests in,         issued those securities, in the case of notes, or
and are not guaranteed by                 beneficial interests in the trust that issued
Capital Auto Receivables, Inc.,           those securities, in the case of certificates;
GMAC or any of their
affiliates.                             - will be paid only from the assets of the trust
                                        that issued those securities and other available
This prospectus may be used to            funds, including amounts on deposit in any
offer and sell any securities             reserve account for that trust;
only if accompanied by the
accompanying prospectus                 - will represent the right to payments in the
supplement.                             amounts and at the times described in the
                                          accompanying prospectus supplement;
                                        - may benefit from one or more forms of credit
                                          enhancement; and
                                        - will be issued as part of a designated series,
                                        which will include one or more classes of notes and
                                          may include one or more classes of certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           ,

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the securities.

LACK OF FIRST PRIORITY LIENS
ON
FINANCED VEHICLES OR
RECEIVABLES COULD MAKE THE
RECEIVABLES UNCOLLECTIBLE AND
REDUCE OR DELAY PAYMENTS ON
THE SECURITIES                   If the security interests in the financed
                                 vehicles as described in "Legal Aspects of the Receivables -- Security Interest in Vehicles" are not properly perfected, the interests of the seller, the trust and the indenture trustee in the financed vehicles would be subordinate to, among others, the following:

                                      (1) bankruptcy trustee of the obligor,

                                      (2) subsequent purchaser of the financed
                                 vehicle and

                                      (3) holder of a perfected security
                                 interest.

                                 The trust and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in a vehicle financed by the receivable.

                                 Even if the trust and the indenture trustee has a perfected security interest in the financed vehicles, events could jeopardize that interest, such as:

                                      (1) fraud or forgery by the vehicle owner,

                                      (2) negligence or fraud by the servicer,

                                      (3) mistakes by government agencies and

                                      (4) liens for repairs or unpaid taxes.

                                 See "Legal Aspects of the Receivables--Security Interest in Vehicles" in this prospectus.

                                 GMAC, the seller and the indenture trustee will file financing statements for each pool of receivables sold to a trust. The financing statements will perfect the security interests of the seller, the trust and the indenture trustee in the pool of receivables. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the seller, sold by the seller to the trust or pledged by the trust to the indenture trustee. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

                                 If another party purchases or takes a security interest in the receivables

                                      (1) for value,

                                      (2) in the ordinary course of business and

                                      (3) without actual knowledge of the
                                 seller's, the trust's or the indenture
                                 trustee's interest, that purchaser or secured party will acquire an interest in the receivables superior to the trust's and the indenture trustee's interest.

GMAC'S BANKRUPTCY COULD
REDUCE OR DELAY PAYMENTS ON
THE SECURITIES                   If GMAC filed for bankruptcy under the federal
                                 bankruptcy code or any state insolvency laws, a court may

                                      (1) consolidate the assets and liabilities
                                 of GMAC with those of the seller,

                                      (2) decide that the sale of the
                                 receivables to the seller was not a "true sale" or

                                      (3) disallow a transfer of receivables
                                 prior to the bankruptcy.

                                 If the receivables became part of GMAC's bankruptcy estate, you might experience reductions and/or delays in payments on your securities.

                                 See "Legal Aspects of the Receivables--Sales of Receivables by GMAC" in this prospectus.

PREPAYMENTS ON AND
REPURCHASES OF THE
RECEIVABLES
COULD SHORTEN THE AVERAGE
LIFE
OF THE SECURITIES                Obligors may prepay the receivables in full or
                                 in part at any time. In addition, the
                                 receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance. Also, GMAC or the seller may be required to repurchase receivables from a trust in specified circumstances, and the servicer may have the right to purchase all remaining receivables from a trust pursuant to its optional purchase right.

                                 A prepayment, repurchase, purchase or
                                 liquidation of the receivables could shorten the average life of the securities secured by those receivables. A variety of unpredictable economic, social and other factors influence prepayment rates.

                                 You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust, unless otherwise provided in the prospectus supplement for that trust.

LIMITED ENFORCEABILITY OF THE
RECEIVABLES COULD REDUCE OR
DELAY PAYMENTS ON THE
SECURITIES                       Federal and state consumer protection laws
                                 regulate the creation and enforcement of consumer loans such as the receivables.
                                 Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee's ability to enforce secured loans such as the receivables.
                                 If an obligor had a claim for violation of these laws prior to the respective cutoff date, GMAC must repurchase the receivable unless the breach is cured. If GMAC fails to repurchase the receivable, you might experience reductions and/or delays in payments on your securities.
                                 See "Legal Aspects of the Receivables--Consumer
                                 Protection Laws" in this prospectus.

GMAC AND THE SELLER HAVE
LIMITED OBLIGATIONS TO THE
TRUST AND THEY WILL NOT
MAKE PAYMENTS ON THE
SECURITIES                       GMAC, the seller and their respective
                                 affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the receivables or your notes or certificates. However, GMAC will make representations and warranties regarding the characteristics of the receivables and these representations and warranties will then be assigned to the trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable receivables from the trust.

                                 If GMAC fails to repurchase the receivables, you might experience reductions and/or delays in payments on your securities. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

THE ASSETS OF EACH TRUST ARE
LIMITED AND ARE THE ONLY
SOURCE OF PAYMENT FOR THE
SECURITIES                       No trust will have any significant assets or
                                 sources of funds other than its receivables, its rights in any reserve account or other rights or credit enhancements as are specified in the prospectus supplement for that trust.
                                 The securities will only represent interests in the trust from which they were issued. Except as described in the accompanying prospectus supplement, the securities will not be insured or guaranteed by GMAC, the seller, the owner trustee, the indenture trustee, any of their affiliates or any other person or entity. You must rely primarily on payments on the receivables which secure your securities and on the reserve account for repayment of your securities. In addition, for defaulted receivables, you may have to look to the obligors on those receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See "The Transfer and Servicing
                                 Agreements--Distributions," "--Credit
                                 Enhancement" and "Legal Aspects of the
                                 Receivables" in this prospectus.

THE ABSENCE OF A LIQUID
MARKET FOR THE SECURITIES
WOULD LIMIT YOUR ABILITY TO
RESELL THE SECURITIES            The underwriters may assist in the resale of
                                 securities, but they are not required to do so.
                                 A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

THE RATINGS FOR THE
SECURITIES
ARE LIMITED IN SCOPE, MAY
NOT CONTINUE TO BE ISSUED AND
DO NOT CONSIDER THE
SUITABILITY OF THE SECURITIES
FOR
YOU The securities for each trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full or make full distributions of certificate balance. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                                   THE TRUSTS

     For each series of securities, the seller will establish a separate trust by selling and assigning the trust property described below to the trust in exchange for the securities issued by the trust. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The prospectus supplement for a trust will specify which classes of notes and certificates included in each series will be offered to investors.

     The trust property of each trust will include:

        - a pool of retail instalment sales contracts for new and used automobiles and light trucks, all Scheduled Payments due thereunder on and after the cutoff date or dates to be specified in the prospectus supplement, in the case of Scheduled Interest Receivables, and all payments received thereunder on and after the cutoff date or dates, in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the servicer;

        - amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the Trust Sale and Servicing Agreement for that trust and the proceeds of those accounts;

        - security interests in the financed vehicles and, to the extent permitted by law, any accessions thereto;

        - any recourse against dealers on the receivables;

        - except for those receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles; and

        - specified rights of the seller under the Pooling and Servicing Agreement for that trust.

     To the extent specified in the prospectus supplement for the trust, a reserve account or other form of credit enhancement may be held by the owner trustee or the indenture trustee for the benefit of the holders of the trust's securities. The reserve account, if any, for a series of securities may not be included in the property of the issuing trust but may instead be a segregated trust account held by the indenture trustee for the benefit of the holders of the trust's securities.

     Except as otherwise set forth in the accompanying prospectus supplement, the activities of each trust will be limited to:

        - acquiring, managing and holding the receivables and the other assets of the trust and proceeds from those assets,

        - issuing securities and making payments and distributions on them and

        - engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental to or connected with these activities.

     The servicer will continue to service the receivables held by each trust and will receive fees for these services. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus. To facilitate the servicing of the receivables, the trust will authorize GMAC, as Custodian, to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for the trust. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the seller or the trust or the pledge of these security interests by the trust to the indenture trustee. In the absence of an amendment, the trust and the indenture trustee may not have a perfected security interest in the financed vehicles in all states. None of the trust, the indenture trustee nor the owner trustee will be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See "Legal Aspects of the Receivables" and "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

     The principal offices of each trust will be specified in the accompanying prospectus supplement.

THE OWNER TRUSTEE

     The owner trustee for each trust will be specified in the accompanying prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing that trust. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

     The receivables in each pool of receivables have been or will be acquired by General Motors Acceptance Corporation through its nationwide branch system, directly or through General Motors Corporation, from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Seller" and "The Servicer" in this prospectus.

     The receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The receivables have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business. These underwriting standards evaluate purchases based on among other things, the following criteria:

     - the prospective purchaser's prior experience with GMAC,

     - the length of time the prospective purchaser's credit has been reported,

     - the type of credit the prospective purchaser established,

     - the asset value of the vehicle and the prospective purchaser's amount of equity in the vehicle,

     - the term of the receivable, and

     - the prospective purchaser's overall creditworthiness and ability to pay.

     GMAC's standards also require physical damage insurance to be maintained on each financed vehicle.

     The receivables to be held by each trust will be selected from GMAC's portfolio for inclusion in a pool of receivables by the criteria set forth in the accompanying prospectus supplement.

     Each receivable is classified as either a Scheduled Interest Receivable or a Simple Interest Receivable. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to noteholders and certificateholders will not be affected by Rule of 78s rebates, because all allocations on Scheduled Interest Receivables are made using the actuarial method. The portion of a pool of receivables which initially consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

     Payments pursuant to a Simple Interest Receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater -- or smaller -- number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a pool of receivables which consists of Simple Interest Receivables will be specified in the accompanying prospectus supplement.

     Information for each pool of receivables will be set forth in the accompanying prospectus supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion of the pool of receivables secured by new vehicles and by used vehicles.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the receivables securing the securities are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes charge-offs, liquidations due to defaults and repurchases by the seller or GMAC pursuant to the Trust Sale and Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayment of receivables will be borne entirely by the holders of securities. See also "Legal Aspects of the Receivables--Transfer of Vehicles" in this prospectus.

                      POOL FACTORS AND TRADING INFORMATION

     Each Note Pool Factor and each Certificate Pool Factor will initially be
1.0000000. Thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes, or the reduction of the Certificate Balance of the certificates, as the case may be. A noteholder's portion of the aggregate outstanding principal balance of a class of notes is the product of:

          (1) the original denomination of the noteholder's note and

          (2) the note pool factor.

     A certificateholder's portion of the aggregate outstanding Certificate Balance for a class of certificates is the product of (A) the original denomination of the certificateholder's certificate and (B) the Certificate Pool Factor.

     For each trust, the noteholders will receive reports on or about each payment date concerning payments received on the receivables, the Aggregate Principal Balance, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Book Entry Registration, Reports to Securityholders--Reports to Securityholders." Unless otherwise provided in the accompanying prospectus supplement, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the receivables, the Aggregate Principal Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Book Entry Registration; Reports to Securityholders--Reports to Securityholders" in this prospectus.

                                USE OF PROCEEDS

     Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the seller from the sale of the securities of a given series will be applied to the purchase of the receivables from GMAC.

                                   THE SELLER

     Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The seller is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC incorporated in the State of Delaware on November 16, 1990, was merged with and into the seller on February 22, 1996. It also was organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in related activities.

     The seller has taken steps in structuring the transactions contemplated by the prospectus that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the seller with those of GMAC. These steps include the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing various limitations. These limitations include restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its By-laws as an "Independent Director."

     If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also "Legal Aspects of the Receivables--Sale of Receivables by GMAC" in this prospectus.

     Securities issued by a trust may be sold by the seller in private placements or other transactions and will not be offered by this prospectus and by the accompanying prospectus supplement. The seller may also retain all or a portion of the certificates or of one or more classes of notes issued by each trust as described in the accompanying prospectus supplement.

                                  THE SERVICER

     GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.

     The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates, and to acquire from these dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and capital equipment to others.

     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The accompanying prospectus supplement sets forth information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio, including receivables previously sold which GMAC continues to service. There can be no assurance that the delinquency, repossession and net loss experience on any pool of receivables will be comparable to prior experience.

                                   THE NOTES

     For each trust, one or more classes of notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

     Unless otherwise specified in the accompanying prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. The seller has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry Registration; Reports to Securityholders--Book-Entry Registration" and "--Definitive Securities" in this prospectus.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series, as described in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, payments of interest on the notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payment or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for specified classes of Strip Notes, or any combination of the foregoing. The accompanying prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.

     Unless otherwise specified in the accompanying prospectus supplement, payments to noteholders of all classes within a series in respect of interest will have the same priority. Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the payment dates specified for any class of notes in the accompanying prospectus supplement. In that case, each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See "The Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" in this prospectus.

     In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally and/or beneficially owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the indenture, except that notes that are both legally and beneficially owned by the seller or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. If more than one class of notes in a series is issued and the rights of the classes are different regarding voting on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the Related Documents, these rights will be described in the accompanying prospectus supplement.

     If an Event of Default occurs and is continuing for any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or of interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

THE INDENTURE

     A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The seller will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued thereunder. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of indenture.

     Modification of Indenture Without Noteholder Consent. Each trust and indenture trustee, on behalf of that trust, may, without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

          (1) to correct or amplify the description of the collateral or add additional collateral;

          (2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

          (3) to add additional covenants for the benefit of the noteholders;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

          (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or in any other Related Document;

          (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of that trust's other noteholders unless noteholder consent is otherwise obtained as described in the next section of this prospectus.

     Modification of Indenture With Noteholder Consent. For each trust, unless otherwise specified in the accompanying prospectus supplement, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders with the consent of the holders of a majority in principal amount of the outstanding notes to be affected.

     Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

          (1) change the due date of any instalment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date;

          (2) impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment of principal or interest on any note;

          (3) reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults thereunder and their consequences as provided for in the indenture;

          (4) modify any of the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the seller or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the assets of the trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

          (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any part of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     Events of Default; Rights Upon Event of Default. For each trust, unless otherwise specified in the accompanying prospectus supplement, Events of Default under the indenture will consist of:

          (1) any failure to pay interest on the notes as and when the same becomes due and payable, which failure continues unremedied for five days;

          (2) except as provided in clause (3), any failure (A) to make any required payment of principal on the notes or (B) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of noteholders, and which failure in either case continues for 30 days after the giving of written notice of the failure (X) to the trust, to the seller or the servicer, as applicable, by the indenture trustee or (Y) to the seller or the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal amount of the notes;

          (3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class; and

          (4) events of bankruptcy, insolvency or receivership for the trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

     However, the amount of principal required to be paid to noteholders under the indenture governing a class of notes will generally be limited to amounts available to be deposited in the Note Distribution Account.

     Therefore, unless otherwise specified in the accompanying prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.

     If an Event of Default should occur and be continuing for the notes of any series, the indenture trustee or holders of a majority in principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

     Unless otherwise specified in the accompanying prospectus supplement, if the notes of any series are declared due and payable following an Event of Default with respect thereto, in lieu of the trust maintaining possession of the assets of the trust and continuing to apply collections on the receivables as if there had been no declaration of acceleration, the indenture trustee may:

          (1) institute proceedings to collect amounts due on foreclosed property,

          (2) exercise remedies as a secured party or

          (3) sell the assets of the trust.

     In that event, any money or property collected by the indenture trustee shall be applied:

          (1) first to the indenture trustee for fees, expenses and indemnification due to it under the indenture and not paid, if any,

          (2) next to the owner trustee for amounts due, not including amounts due for payments to the certificateholders, under the Related Documents and

          (3) the remainder to the Collection Account for distribution pursuant to the Related Documents.

     The indenture trustee, however, is prohibited from selling the receivables following an Event of Default, unless:

          (1) the holders of all the outstanding notes consent to the sale,

          (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or

          (3) (X) there has been a default in the payment of interest or principal on the notes,

          (Y) the indenture trustee determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and

          (Z) the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the notes.

     Unless otherwise specified in the accompanying prospectus supplement following a declaration upon an Event of Default that the notes are immediately due and payable, (X) noteholders will be entitled to ratable repayment of principal on the basis of their

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

respective unpaid principal balances and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the Certificate Balance.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a trust, voting together as a single class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and the holders of a majority in aggregate principal amount of those notes then outstanding voting together as a single class, may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

     No holder of a note of any series will have the right to institute any proceeding regarding the indenture governing their notes, unless:

          (1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

          (2) the holders of not less than 25% in aggregate principal amount of the outstanding notes of a trust voting together as a single class have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

          (3) the holder or holders have offered the indenture trustee reasonable indemnity,

          (4) the indenture trustee has for 60 days failed to institute the proceeding and

          (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of those outstanding notes.

     If an Event of Default occurs and is continuing regarding any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

     In addition, each indenture trustee and the noteholders for that trust, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement for that trust, institute against the trust or seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the indenture trustee or the owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

     Material Covenants. Each indenture provides that the trust it binds may not consolidate with or merge into any other entity, unless:

          (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

          (2) the entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

          (3) no Event of Default has occurred and is continuing immediately after the merger or consolidation,

          (4) the trust has been advised that the rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation,

          (5) any action necessary to maintain the lien and security interest created by the indenture has been taken and

          (6) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

     Each trust will not, among other things, except as expressly permitted by the Related Documents:

          (1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

          (3) dissolve or liquidate in whole or in part,

          (4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations regarding the notes under the indenture except as may be expressly permitted by the indenture or

          (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of its assets, or any interest in its assets or the proceeds thereof.

     Except as specified in the accompanying prospectus supplement, a trust may not engage in any activity other than as specified under "The Trusts" above. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the indenture which binds it or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee for that trust a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all noteholders for that trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust's indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The indenture for each trust will be discharged for notes upon the delivery to the trust's indenture trustee for cancellation of all of the trust's notes or, subject to limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes. The indenture trustee will continue to act as indenture trustee under the indenture and the Trust Sale and Servicing Agreement for the benefit of certificateholders until all payments in respect of Certificate Balance and interest due to the certificateholders have been paid in full.

THE INDENTURE TRUSTEE

     The indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding notes outstanding also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                                THE CERTIFICATES

     For each trust, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each trust may be offered by this prospectus and the accompanying prospectus supplement or may be sold in transactions exempt from registration under the Securities Act or retained by the seller or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

     Each class of certificates to be sold by the certificate underwriters, as specified in the accompanying prospectus supplement, will initially be represented by a single certificate registered in the name of the DTC, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, any certificates offered under the accompanying prospectus supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers of the certificates will not be permitted in amounts of less than $20,000. The seller

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

has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any offered certificates that are not retained by the seller. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than the seller, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the DTC participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC's procedures with respect thereto. See "Book Entry Registration; Reports to Securityholders--Book Entry Registration" and "--Definitive Securities" in this prospectus. Certificates owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all certificates are owned by the seller and its affiliates, the certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents other than commencement by the trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements--Insolvency Event."

     Under the trust agreement, the trust, and the owner trustee on its behalf, and its certificateholders, by accepting the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

DISTRIBUTIONS OF INTEREST AND CERTIFICATE BALANCE

     The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions on the Certificate Balance and interest, or, where applicable, on the Certificate Balance only or interest only, on the certificates of any series will be described in the accompanying prospectus supplement. Distributions of interest on the certificates will be made on the distribution dates specified in the accompanying prospectus supplement and will be made prior to distributions on the Certificate Balance. A series may include one or more classes of Strip Certificates, entitled to (1) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, and which may be zero for specified classes of Strip Certificates, or any combination of the foregoing. The accompanying prospectus supplement will specify the Pass Through Rate for each class of certificate, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of Certificate Balance of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of

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

principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the accompanying prospectus supplement.

              BOOK ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS

BOOK-ENTRY REGISTRATION

     The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries to eliminate the need for the physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co. , as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the seller, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the trust agreement and indenture, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts and to receive and transmit payments of principal of, and interest on, the securities. DTC participants and indirect DTC participants with which securityholders have accounts relating to the securities similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which securityholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

     DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

     In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based upon European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. These credits or any transactions in these securities settled during the processing will be reported to the relevant Euroclear or Clearstream participants on that Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information on tax documentation procedures, see "Federal Income Tax Consequences--Characterization and Treatment--Tax Considerations to Foreign Noteholders" in this prospectus.

     Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants to eliminate the need for the physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for the physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and procedures govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Characterization and Treatment--Information Reporting and Backup Withholding" in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

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

     Except as required by law, neither the trust, the seller, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

DEFINITIVE SECURITIES

     Unless otherwise specified in the accompanying prospectus supplement, any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

          (1) the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the trust is unable to locate a qualified successor,

          (2) the administrator, at its option, elects to terminate the book-entry system through DTC or

          (3) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of these securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC shall notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to holders thereof.

     Distributions of principal of, and interest on, the definitive securities will thereafter be made in accordance with the procedures set forth in the associated indenture or associated trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the preceding monthly period. These distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the indenture trustee or owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.

     Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

REPORTS TO SECURITYHOLDERS

     For each trust, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on that payment date and on or prior to each distribution date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the certificateholders. Each statement to be delivered to noteholders will include the information set forth below as to the notes for that payment date or the period since the previous payment date on those notes, as applicable. Each statement to be delivered to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

          (1) the amount of the distribution allocable to principal of each class of the notes and to the Certificate Balance of each class of certificates;

          (2) the amount of the distribution allocable to interest on or for each class of securities;

          (3) the Aggregate Principal Balance as of the close of business on the last day of the preceding monthly period;

          (4) the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, and the Certificate Balance and the Certificate Pool Factor for each class of certificates, each after giving effect to all payments reported under (1) above on that date;

          (5) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the servicer as Payments Ahead and the change in that amount from the previous statement, as the case may be;

          (6) the amount of outstanding Monthly Advances on that date;

          (7) the amount of the Total Servicing Fee paid to the servicer for the prior monthly period or periods, as the case may be;

          (8) the interest rate or Pass Through Rate for the next period for any class of notes or certificates with variable or adjustable rates;

          (9) the amount, if any, distributed to noteholders and certificateholders from amounts on deposit in the reserve account or from other forms of credit enhancement;

          (10) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, each as defined in the accompanying prospectus supplement, if any, and the change in these amounts from the preceding statement; and

          (11) the balance of the reserve account, if any, on that date, after giving effect to changes in that reserve account on that date.

     Each amount set forth pursuant to subclauses (1), (2), (7), (9) and (10) for notes or certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial Certificate Balance, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the trustees will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment thereon, a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See "Federal Income Tax Consequences" in this prospectus.

                     THE TRANSFER AND SERVICING AGREEMENTS

     Except as otherwise specified in the accompanying prospectus supplement, the following summary describes the material terms of the Transfer and Servicing Agreements relating to each trust consisting of:

          (1) the Pooling and Servicing Agreement pursuant to which the seller will purchase receivables from GMAC, the servicer will agree to service the receivables, and GMAC, as Custodian, will agree to act as custodian for the documents evidencing the receivables,

          (2) the Trust Sale and Servicing Agreement pursuant to which a trust will acquire the receivables from the seller and agree to the servicing of the receivables by the servicer and the appointment of GMAC as Custodian,

          (3) the trust agreement pursuant to which the trust will be created and certificates will be issued and

          (4) the administration agreement pursuant to which GMAC will undertake administrative duties for the trust.

     Forms of the Transfer and Servicing Agreements in the above list have been filed as exhibits to the registration statement of which this prospectus forms a part. The seller will provide a copy of the Transfer and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

SALE AND ASSIGNMENT OF RECEIVABLES

     GMAC will sell and assign to the seller, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Pooling and Servicing Agreement between GMAC and the seller. The seller will transfer and assign to the applicable trust, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Trust Sale and Servicing Agreement among the seller, the servicer and the trust. Each receivable of a trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the associated Trust Sale and Servicing Agreement. The trust will, concurrently with the transfer and assignment, execute and deliver the trust's notes and certificates to the seller in exchange for the receivables. Except as set forth in the accompanying prospectus supplement, the seller will sell the securities offered by this prospectus and the accompanying prospectus supplement, which may or may not include all securities of a series, to the respective underwriters set forth in the accompanying prospectus supplement. See "Plan of Distribution" in this prospectus.

     In each Pooling and Servicing Agreement, GMAC will represent and warrant to the seller, among other things, that:

          - the information provided in the schedule of receivables exhibit to the Trust Sale and Servicing Agreement is correct in all material respects;

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

          - the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with GMAC's normal requirements;

          - as of the respective sale date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials other than tax liens and other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened;

          - as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle; and

          - each receivable, at the time it was originated complied, and as of the respective sale date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

     In the Trust Sale and Servicing Agreement, the seller will assign the representations and warranties of GMAC, as set forth above, to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of GMAC to be false in any material respect as of the respective sale date.

     As of the last day of the second, or, if the seller elects, the first, month following the discovery by the seller, the servicer, the owner trustee or the indenture trustee of a breach of any representation or warranty of the seller or GMAC that materially and adversely affects the interests of the securityholders in any receivable, the seller, unless the breach is cured in all material respects, will repurchase or, will enforce the obligation of GMAC under the Pooling and Servicing Agreement to repurchase the Warranty Receivable from the trust at a price equal to the Warranty Payment. The seller or GMAC, as applicable, will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for that Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the trust, the noteholders, the indenture trustee, the certificateholders or the owner trustee for any uncured breaches.

     In each Pooling and Servicing Agreement, the servicer will covenant that:

          - except as contemplated in that Agreement, the servicer will not release any financed vehicle from the security interest securing the receivable,

          - the servicer will do nothing to impair the rights of the indenture trustee, the owner trustee, the noteholders or the certificateholders in the receivables and

          - the servicer will not amend or otherwise modify any receivable so that the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered or so that the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date.

     As of the last day of the second, or, if the servicer so elects, the first, month following the discovery by the servicer, the owner trustee or the indenture trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the

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

Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for the Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders for any uncured breaches.

     Pursuant to each Trust Sale and Servicing Agreement, the trust will agree to GMAC acting as custodian to maintain possession, as the trust's agent, of the retail instalment sale contracts and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession nor will the documents be stamped or marked to reflect the transfer to the trust so long as GMAC is the custodian of these documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables to the trust and the pledge by the trust to the indenture trustee will be filed, and the servicer's accounting records and computer files will reflect the sale and assignment. Because the receivables will remain in the possession of GMAC, as Custodian, and will not be stamped or otherwise marked to reflect the assignment to the trust or the pledge to the indenture trustee, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust's and the indenture trustee's interests in the receivables could be defeated.

ADDITIONAL SALES OF RECEIVABLES

     In addition to receivables that we buy from GMAC on a closing date as described above in this subsection, we may also buy receivables from GMAC to transfer to a trust on one or more later dates for that trust under a separate purchase agreement. We would buy those receivables on substantially the same terms as under the pooling and servicing agreement for the initial closing. We would then sell receivables that we have bought from GMAC to a trustee, for the benefit of one of the trusts, pursuant to a sale and servicing agreement. On the initial closing date, the trust will apply the net proceeds received from the sale of its notes and certificates to pay us for the receivables that are being sold to that trust, and, to the extent specified in the accompanying prospectus supplement, to make a deposit in a additional funding account and initial deposits in other trust accounts. If there is a additional funding account, then we will buy additional receivables from GMAC, and sell them to the trust from time to time during a additional funding period, as described further in the related prospectus supplement. If we receive a tax opinion confirming the tax status of the trust, we may also sell additional receivables to a trust at a later closing date and, concurrently, with this sale, execute and deliver additional notes and certificates of the trust to fund the purchase of the additional receivables.

ACCOUNTS

     For each trust, the servicer will establish and maintain the following accounts:

     - one or more Collection Accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the receivables will be deposited,

     - a Note Distribution Account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made,

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

     - a Certificate Distribution Account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made, and

     - a Payment Ahead Servicing Account which will not be property of the trust, in the name of the indenture trustee, into which to the extent required by the Trust Sale and Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until payment becomes due.

     - any other accounts to be established with respect to securities of the trust will be described in the accompanying prospectus supplement.

     Unless otherwise provided in the accompanying prospectus supplement, the Payment Ahead Servicing Account will initially be maintained in the trust department of the indenture trustee.

     For any series, funds in the Designated Accounts will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. Eligible Investments for a trust are generally limited to investments acceptable to the rating agencies then rating that trust's notes and certificates at the request of the seller as being consistent with the rating of the notes. Except as described in this section of this prospectus or in the accompanying prospectus supplement. Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the Note Distribution Account, the next payment date for the notes. To the extent permitted by the rating agencies, funds in any reserve account may be invested in the trust's notes that will not mature prior to the next payment date for the notes. Except as otherwise specified in the accompanying prospectus supplement, the notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance of the notes if, following the sale, the amount on deposit in the reserve account would be less than the Specified Reserve Account Balance for that reserve account. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the receivables, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses, will be payable to the servicer.

     The Designated Accounts will be maintained in either of two types of accounts. The first type of account is a segregated account with an eligible institution. The institutions which are eligible are:

          (1) the corporate trust department of the indenture trustee or the owner trustee, as applicable, or

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

          (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

             (A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and

             (B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.

     The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.

     Any other accounts to be established for a trust will be described in the accompanying prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For each trust, unless otherwise provided in the accompanying prospectus supplement, on each distribution date, the servicer will receive a Total Servicing Fee equal to the following:

     - a basic servicing fee for the prior month equal to one-twelfth of the Basic Servicing Fee Rate specified in the accompanying prospectus supplement multiplied by the Aggregate Principal Balance of all receivables held by the trust as of the first day of that monthly period

     - an additional servicing fee equal to the lesser of:

          (1) the amount by which

             (A) the amount equal to the aggregate amount of the basic servicing fees for that distribution date and all prior distribution dates exceeds

             (B) the aggregate amount of additional servicing fees paid to the servicer on all prior distribution dates and

          (2) the amount by which the amount on deposit in the reserve account on that distribution date, after giving effect to all deposits, withdrawals and payments affecting any reserve account other than the additional servicing fees and payments to the seller, exceeds the Specified Reserve Account Balance

     - any unpaid basic servicing fees from all prior distribution dates and the additional servicing fees to the extent of funds available therefor.

     Unless otherwise provided in the prospectus supplement, the Total Servicing Fee for each monthly period and any portion of the Total Servicing Fee that remains unpaid from prior distribution dates may be paid at the beginning of that monthly period out of collections for that monthly period. In addition, unless otherwise provided in the accompanying prospectus supplement, for each trust, the servicer will be entitled to retain any late fees,

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

prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period.

     The foregoing amounts for each trust are intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

     - collecting and posting all payments,

     - responding to inquiries of obligors on the receivables,

     - investigating delinquencies,

     - sending payment coupons to obligors,

     - reporting tax information to obligors, and

     - policing the collateral.

     These amounts will also compensate the servicer for its services as the pool of receivables administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the owner trustee and the indenture trustee for distributions and generating federal income tax information for the trust, the certificateholders and the noteholders. These amounts also will reimburse the servicer for taxes, the fees of the owner trustee and the indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables.

SERVICING PROCEDURES

     The servicer will make reasonable efforts to collect all payments due on the receivables held by any trust and will, consistent with the accompanying Pooling and Servicing Agreement and Trust Sale and Servicing Agreement, follow the collection procedures it follows for comparable automobile receivables that it services for itself or others. See "Legal Aspects of the Receivables" in this prospectus. The servicer is authorized to grant rebates, adjustments or extensions on a receivable. However, if that modification of a receivable alters the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, so the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date, the servicer will be obligated to purchase that receivable.

     If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. The servicer will be entitled to receive its liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

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

COLLECTIONS

     For each trust, the servicer will deposit all payments on the receivables received from obligors and all proceeds of receivables collected during each monthly period into the Collection Account not later than two Business Days after receipt. However, the servicer may retain these amounts until the distribution date at any time that:

          (1) GMAC is the servicer;

          (2) there exists no Servicer Default; and

          (3) either:

             (A) the short-term unsecured debt of the servicer is rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc., or

             (B) arrangements are made which are acceptable to the rating agencies.

     Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     Collections on a Scheduled Interest Receivable made during a monthly period other than an Administrative Receivable or a Warranty Receivable, which are not late fees, prepayment charges or other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the servicer on that receivable and then to the Scheduled Payment. Any Excess Payment will be held by the servicer, or, if the servicer has not satisfied conditions (2) and
(3) described in the second preceding paragraph, will be deposited in the Payment Ahead Servicing Account, and will be treated as a Payment Ahead, except as described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied payments ahead exceeds the sum of three Scheduled Payments, or (2) constitutes, either alone or together with any previous unapplied payments ahead, full prepayment, then that portion of the Excess Payment shall not be deemed a payment ahead and shall instead be applied as a full or partial Prepayment.

     Collections made during a monthly period on Simple Interest Receivables, other than Administrative Receivables and Warranty Receivables, which are not late fees or other similar fees or charges will be applied first to the payment to the servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all of these receivables. Excess Simple Interest Collections represent the excess, if any, of:

          (1) all payments received during the monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over

          (2) the amount of interest that would be due during the monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on that receivable was received on its respective due date.

     Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments, will generally be applied in the manner described in the preceding two paragraphs, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the servicer or the seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections.

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

MONTHLY ADVANCES

     Unless otherwise provided in the accompanying prospectus supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied to that receivable will be applied by the servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the servicer will make a Scheduled Interest Advance equal to the amount of that shortfall. The servicer will be obligated to make a Scheduled Interest Advance only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on any receivable. The servicer will be reimbursed for any Scheduled Interest Advances on a receivable from subsequent payments or collections relating to that receivable. At the time the servicer determines that Scheduled Interest Advances will not be recoverable from payments on that receivable, the servicer will be entitled to recoup its Scheduled Interest Advances from collections from other receivables.

     Unless otherwise provided in the accompanying prospectus supplement, for each trust, as of the last day of each monthly period, the servicer will make a Simple Interest Advance equal to the excess, if any, of (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over (2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest. In addition, for each trust, the servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the servicer, all Liquidation Proceeds realized on Simple Interest Receivables allocable to accrued and unpaid interest thereon, but not including interest for the then current monthly period. Unless otherwise provided in the accompanying prospectus supplement, the servicer will not make any advance on principal on any Simple Interest Receivable.

DISTRIBUTIONS

     For each trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions in respect of Certificate Balance and interest on the certificates, if any, will be made by the indenture trustee or the owner trustee, as applicable, to the noteholders and the certificateholders. The trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.

     For each trust, on each payment date and distribution date, collections on the receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, like a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to

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

payments in respect of the notes, as more fully described in the accompanying prospectus supplement.

CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider of credit enforcement arrangements, if applicable, for each class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be in the form of:

     - subordination of one or more classes of securities

     - reserve or other cash collateral accounts

     - overcollateralization,

     - letters of credit, credit or liquidity facilities

     - repurchase obligations

     - interest rates, currency or credit derivatives

     - third party payments or other support

     - cash advances or deposits or

     - any variation of or combination of two or more of the foregoing

     If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

     The presence of a reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the noteholders and the certificateholders will experience losses. Unless otherwise specified in the accompanying prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

     Reserve Account. If so provided in the accompanying prospectus supplement, pursuant to the Trust Sale and Servicing Agreement, the seller will establish for a series a reserve account which will be maintained with the indenture trustee.

     Unless otherwise provided in the accompanying prospectus supplement, the reserve account will not be included in the property of its associated trust but will be a segregated trust account held by the indenture trustee for the benefit of noteholders and certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in the reserve account will be

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

increased on each distribution date thereafter up to the Specified Reserve Account Balance, as defined in the accompanying prospectus supplement, by the deposit in the reserve account of the amount of collections on the receivables remaining on each distribution date after the payment of the Total Servicing Fee and the distributions and allocations to the noteholders and the certificateholders required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by the seller, amounts on deposit in the reserve account after payments to noteholders, certificateholders and the servicer may be paid to the seller to the extent that these amounts exceed the Specified Reserve Account Balance. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, these amounts.

NET DEPOSITS

     As an administrative convenience, during monthly periods in which the servicer is permitted to hold payments on receivables until the distribution date, the servicer will also be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments for any trust monthly period net of distributions to be made to the servicer for the trust for that monthly period. Similarly, the servicer may cause to be made a single, net transfer from the Collection Account to the Payment Ahead Servicing Account, or vice versa. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders for each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust at any time that the servicer is not required to remit collections on a daily basis, the servicer may retain collections allocable to the notes or the Note Distribution Account until the payment date, and pending deposit into the Collection Account or the Note Distribution Account, the collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the servicer, the seller, the indenture trustee and the owner trustee will make all distributions, deposits and other remittances on the notes or the Note Distribution Account of a trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable monthly period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each payment date and distribution date, for each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding monthly period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on that date described under "Book Entry Registration; Reports to Securityholders--Reports to Securityholders" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, a statement as to compliance by the servicer during the preceding twelve months ended June 30, or in the case of the first of these certificates, the period from the closing date to the

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

June 30 of that year, with standards relating to the servicing of the receivables, the servicer's accounting records and computer files relating to those receivables and other specified matters.

     Each Trust Sale and Servicing Agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement throughout the preceding twelve months ended June 30, or in the case of the first of these certificates, the period from the closing date to the June 30 of that year, or, if there has been a default in the fulfillment of an obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Servicing Agreement.

     Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or owner trustee.

     In each Trust Sale and Servicing Agreement, the seller will agree to give the indenture trustee and the owner trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default. In addition, the seller will agree to give the indenture trustee, the owner trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

CHANGES TO SERVICER; SERVICER INDEMNIFICATION AND PROCEEDINGS

     Each Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as servicer under the Trust Sale and Servicing Agreement and under the Pooling and Servicing Agreement, except upon determination that GMAC's performance of these duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the Transfer and Servicing Agreements.

     Each Trust Sale and Servicing Agreement will further provide that, except as specifically provided otherwise, neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or the indenture or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of the servicer's duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the indenture trustee or the owner trustee for any contractual damages, liability or expense incurred by reason of that trustee's wilful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of that trustee's duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Trust Sale and Servicing Agreement or under the trust agreement or the indenture. In addition, each Trust Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or

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

desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders and the certificateholders thereunder. If the servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

     Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, for its obligations as servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the servicer under such Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. So long as GMAC acts as servicer, the servicer may at any time subcontract any duties as servicer under any Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct these duties in accordance with the servicer's servicing guidelines and the Trust Sale and Servicing Agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties.

SERVICER DEFAULT

     Except as otherwise provided in the accompanying prospectus supplement, Servicer Defaults under each Trust Sale and Servicing Agreement will consist of:

          (1) any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

          (2) any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, the trust agreement or the indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer, the indenture trustee and the owner trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or of the Certificate Balance or after discovery of the failure by an officer of the servicer;

          (3) any representation, warranty or certification made by the servicer in the Trust Sale and Servicing Agreement or in any certificate required to be delivered under the Trust Sale and Servicing Agreement proves to have been incorrect when made and which has a material adverse effect on the rights of the securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

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

          (4) events of bankruptcy, insolvency or receivership of the servicer or actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

     Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the servicer will provide the indenture trustee, the owner trustee, the seller and the securityholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default under a Trust Sale and Servicing Agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, the owner trustee or the holders of certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all certificates other than certificates owned by the trust, the seller, GMAC or any of their affiliates may effect the termination of the servicer's rights and obligations. In either case, upon the termination of the rights and obligations of the servicer, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. If the indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Trust Sale and Servicing Agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Trust Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     For each trust, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes -- or if all of the notes have been paid in full, holders of the certificates whose certificates evidence not less than a majority of the outstanding Certificate Balance -- may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences. However, the holders cannot waive a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Trust Sale and Servicing Agreement. No waiver will impair the noteholders' or certificateholders' rights regarding subsequent defaults.

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

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders or certificateholders:

          - to cure any ambiguity,

          - to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements or in any other Related Document,

          - to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders, provided that, if any addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders,

          - to add to the covenants, restrictions or obligations of the seller, the servicer, the owner trustee or the indenture trustee or

          - to add, change or eliminate any other provisions of those agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders.

     Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the then outstanding notes and the holders of the certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders. No amendment may:

          (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any note or certificate without the consent of the holder thereof, any interest rate, any Pass Through Rate or the Specified Reserve Account Balance,

          (2) adversely affect the rating of any series by any rating agency without the consent of two-thirds of the principal amount of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of the series, or

          (3) reduce the percentage required of noteholders or certificateholders to consent to any amendment without the consent of all of the noteholders or certificateholders, as the case may be.

INSOLVENCY EVENT

     Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the seller; provided, however, that under no circumstance will the owner trustee commence any proceeding prior to the date that is one year and one day after the termination of the trust. In the Trust Sale and Servicing Agreement, the servicer and the seller will covenant that they will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note

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

Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CERTIFICATEHOLDER LIABILITY; INDEMNIFICATION

     Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.

     Each Trust Sale and Servicing Agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute willful misfeasance bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties for the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes on the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

TERMINATION

     Each trust will terminate upon the final distribution by the indenture trustee and the owner trustee of all monies and other property of the trust in accordance with the terms of the trust agreement, the indenture and the Trust Sale and Servicing Agreement, including in the case of the exercise by the servicer of its repurchase option as described in this section of this prospectus. Upon termination of the trust and payment or deposit into the Note Distribution Account and the Certificate Distribution Account of all amounts to be paid to the securityholders, any remaining assets of the trust and any amounts remaining on deposit in the reserve account will be paid to the seller.

     Unless otherwise provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, if the outstanding Aggregate Principal Balance of the receivables held by a trust is 10% or less of the Aggregate Amount Financed, the servicer, or its successor, will be permitted to purchase from that trust all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would occur as of the last day of any monthly period. The purchase price paid by the servicer, or its successor, would be equal to the aggregate Administrative Purchase Payments for these receivables plus the appraised value of any other property held as part of the trust. However, in no event may this purchase price be less than the sum of the unpaid principal of the outstanding notes and the unpaid balance of the certificates plus accrued and unpaid interest thereon, and determined as of the end of that monthly period. Furthermore, the certificate balance will not be reduced for losses for purposes of the servicer's purchase. As further described in the

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

accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The indenture trustee will give written notice of redemption to each noteholder of record and the owner trustee will give written notice of termination to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder's note at an office or agency of the indenture trustee specified in the notice of redemption or that certificateholder's certificate at an office or agency of the owner trustee specified in the notice of termination.

ADMINISTRATION AGREEMENT

     GMAC, in its capacity as administrator, will enter into an administration agreement with each trust and the indenture trustee pursuant to which GMAC, as administrator, will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. For each trust, unless otherwise specified in the prospectus supplement, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses thereto, GMAC, as administrator, will be entitled to an administration fee in an amount equal to $1,500 per month. The servicer will pay the administration fee.

                        LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

     In all states in which the receivables have been originated, retail instalment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     For each trust, pursuant to the Pooling and Servicing Agreement, GMAC will assign its security interest in the financed vehicles securing the receivables to the seller and pursuant to the Trust Sale and Servicing Agreement, the seller will assign its security interest in the financed vehicles securing the receivables to the trust and the trust will pledge its interest to the indenture trustee. However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party relating to a financed vehicle or the interest of the indenture trustee in the financed vehicle. Also, GMAC will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the seller and trust pursuant to a custodian agreement entered into pursuant to the Pooling and Servicing Agreement and Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

     In most states, an assignment of the nature of the assignment contained in each of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds by the assignment to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or

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

administrative error by state or local agencies, in most states the notation of GMAC's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of GMAC under the Pooling and Servicing Agreement and, if the interests of the securityholders in the receivable are materially and adversely affected, would create an obligation of GMAC to repurchase that receivable unless the breach is cured. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under each Pooling and Servicing Agreement, the servicer is obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Pooling and Servicing Agreement, GMAC will have represented to the seller that, as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle. The seller will have assigned the representation, among others, to the owner trustee pursuant to the Trust Sale and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, the noteholder or the certificateholder if a lien or confiscation arises.

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

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

NOTICE OF SALE; REDEMPTION RIGHTS

     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the servicer and the Federal Trade Commission imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and a consent order between the servicer and the Federal Trade Commission require the creditor to remit the surplus to the former owner of the vehicle.

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

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts, including the receivables. If a seller of receivables is not liable for indemnifying the trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.

     The so-called "holder-in-due-course rule" of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Commercial Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the receivables will be subject to the requirements of the holder-in-due-course rule. The trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of GMAC's warranties under the Pooling and Servicing Agreement and may create an obligation of GMAC to repurchase the receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

     Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Under each Pooling and Servicing Agreement, GMAC will represent to the seller that each receivable complies with all requirements of law in all material respects. The seller will have assigned the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation may create an obligation to repurchase the

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

receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements--Sale and Assignment of the Receivables" in this prospectus.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

TRANSFER OF VEHICLES

     The receivables prohibit the sale or transfer of a financed vehicle without the servicer's consent and permit the servicer to accelerate the maturity of the receivable upon a sale or transfer without the servicer's consent. The servicer will not consent to a sale or transfer and will require prepayment of the receivable. Although the servicer, as agent of each owner trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.

SALE OF RECEIVABLES BY GMAC

     As described in this prospectus, the transaction of the receivables that are being sold by GMAC to the seller and from the seller to the trust have been structured as, and will be treated by the parties as, sales. In 1993, the United States Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the seller were a debtor in a bankruptcy proceeding and the bankruptcy court applied this analysis, delays or reductions in receipt of collections on the receivables to the trust and distributions on the securities to securityholders could occur.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that

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

the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.

     The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. WE SUGGEST THAT PROSPECTIVE INVESTORS CONSULT WITH THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSIDERATIONS TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES OR CERTIFICATES.

     The following discussion addresses notes and certificates falling into four general categories:

          (1) notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables,

          (2) certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust,

          (3) certificates including Strip Certificates -- and Strip Notes, representing interests in a trust which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership, and

          (4) certificates, all of which are owned by the seller, representing interests in a trust which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes.

     The prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a "holder" are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

THE NOTES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any

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

other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--The Notes," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See "Trust Certificates--Classification of Trusts and Trust Certificates", "Partnership Certificates--Classification of Partnerships and Partnership Certificates" or "Tax Non-Entity Certificates--Classification of Tax Non-Entity and Tax Non-Entity Certificates" for a discussion of the potential federal income tax consequences for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

     Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder's method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

     Original Issue Discount. Except to the extent indicated in the accompanying prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless that excess falls within a statutorily defined de minimis exception. A note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the note through maturity except "qualified stated interest." Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash

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

method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

     A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder's yield to maturity and daily compounding.

     A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

     Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the

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

Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 31% of that interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The IRS has issued new regulations governing the backup withholding and information reporting requirements.

     Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

     Tax Consequence to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

          (1) is not actually or constructively a "10 percent shareholder" of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a "controlled foreign corporation" with respect to which the Tax Trust, Tax Partnership or the seller is a "related person" within the meaning of the Internal Revenue Code, and

          (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

     If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing backup withholding and information reporting requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

          (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

          (2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the

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

taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

TRUST CERTIFICATES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Trust Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences -- Trust Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, prior to the sale of each series of Trust Certificates. Tax Counsel will deliver its opinion to the effect that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

     Although Tax Counsel has opined that each Tax Trust will properly be characterized as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See "Partnership Certificates--Classification of Partnerships and Partnership Certificates" below.

     Despite Tax Counsel's opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness

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

of a Tax Trust, the seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

     Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under "Treatment of Fees or Payment," in Tax Counsel's opinion each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder's method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

     Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder's undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder's pro rata share of such fees will be allowed only to the extent that all of such certificateholder's miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder's adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See "Treatment of Fees or Payments" below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

     Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as "stripped bonds" within the meaning of the Internal Revenue Code.

     To the extent that the receivables are characterized as "stripped bonds," the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

     If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped receivable. If a stripped receivable is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

     It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

     Discount And Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

     It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

     Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

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

     In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder's purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

     Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under "Discount and Premium" above.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

     Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

     Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under "The Notes--Tax Consequences to Foreign Noteholders."

PARTNERSHIP CERTIFICATES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Partnership Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Partnership Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--Partnership Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.

     If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any the tax that is unpaid by the Tax Partnership. However, prior to the sale of each series of Partnership Certificates, Tax Counsel will deliver its opinion that the Tax Partnership will not be classified as an association taxable as a corporation.

     Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership's expenses.

     Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the Issuer. However, in Tax Counsel's opinion, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. Indeed, classification of the certificates as indebtedness would result in favorable tax consequences to certain holders, particularly foreign persons. Nonetheless, because Tax Counsel believes that it is more likely that Partnership Certificates will be treated as equity in partnership, and the parties will treat the certificates as representing partnership equity, the following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

          (1) the Pass Through Rate on the Partnership Certificates for such month;

          (2) an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

          (3) any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

          (4) any Prepayment Surplus payable to the Partnership Certificates for that month.

     In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

     Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Internal Revenue Code.

     An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder's share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

     Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable by receivable basis.

     Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership's income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first record date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership's assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

     Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Tax Partnership.

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

     Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for those purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. In determining a holder's nonforeign status, a Tax Partnership may generally rely on the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

TAX NON-ENTITY CERTIFICATES

     Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates identified in the accompanying prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the "check-the-box" Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the "check-the-box" Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a Tax Partnership.

     If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

     Risks of Alternative Characterization. If a Tax Non-Entity were an association or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under "Partnership Certificates--Classification of Partnerships and Partnership Certificates."

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes or certificates.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "benefit plan") from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements.

EXEMPTION APPLICABLE TO DEBT INSTRUMENTS

     Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the "plan asset regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see "ERISA Considerations" in the prospectus supplement. Subject to the restrictions in the following paragraph, notes that are debt instruments will be available for purchase by benefit plans.

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

     Without regard to whether the notes are treated as debt under the plan asset regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the trust or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     We suggest that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITER EXEMPTION

     Both notes and certificates may be eligible for relief from prohibited transaction rules of ERISA and the plan assets regulation in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter's exemption provides relief with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter's exemption. The receivables covered by the underwriter's exemption include motor vehicle leases such as those securing the secured notes that secure the notes and certificates offered by this prospectus. The exemption defines a qualified motor vehicle lease as a motor vehicle lease where (a) the issuer owns or holds a security interest in the lease, (b) the issuer owns or holds a security interest in the leased motor vehicle and (c) the issuer's security interest in the leased motor vehicle is at least as protective of the issuer's rights as the issuer would receive under a motor vehicle installment contract.

     The underwriter's exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter's exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

          (1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

          (3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by us pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services;

          (4) The trustee is a substantial financial institution and is not an "affiliate," as defined in the exemption, of any other member of the "restricted group," which consists of the underwriter, the trustee, the seller, the servicer, any subservicer, any obligor with respect to motor vehicle installment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the notes or certificates and any affiliate of these parties;

          (5) The benefit plan investing in the notes or certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

          (6) The trust satisfies the following requirements:

             (a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

             (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan's acquisition of the notes or certificates, and

             (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan's acquisition of the notes or certificates.

          (7) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the transfer and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and a true sale opinion is issued in connection with the transfer of assets to the trust.

     Some transactions are not covered by the underwriter's exemption or any other exemption. The underwriter's exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the servicer or any "obligor" (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

     - a benefit plan's investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

     - immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

     - in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the

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

       restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

     The underwriter's exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the trust agreement, indenture and transfer and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

     Each prospective purchaser of notes or certificates in reliance on the underwriter's exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption.

     For more information, including whether an underwriter's exemption is likely to provide relief for a particular class of notes or certificates, see "ERISA Considerations" in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an underwriter's exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in one or more underwriting agreements for each trust, the seller will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of these securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will either;

          (1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these securities or

          (2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

     After the initial public offering of any securities, the public offering price and the concessions may be changed.

     Each underwriting agreement will provide that the seller will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

     The indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

     Under each underwriting agreement, except as otherwise provided in the accompanying prospectus supplement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                                 LEGAL OPINIONS

     Specified legal matters relating to the notes and the certificates will be passed upon for each trust, the seller and GMAC by Robert L. Schwartz, General Counsel of the seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the seller, each trust and GMAC. Mr. Schwartz owns shares of both classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Specified federal income tax matters will be passed upon for GMAC, each trust and the seller by Kirkland & Ellis.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265.

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

                        GLOSSARY OF TERMS TO PROSPECTUS

     The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

     "Administrative Purchase Payment" means, for any Administrative Receivable:

          (1) in the case of a Scheduled Interest Receivable, a release of all claims for reimbursement of Scheduled Interest Advances made on the receivable plus the sum of

             (A) all remaining Scheduled Payments on the receivable,

             (B) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer on the receivable from the proceeds of other receivables, and

             (C) all past due Scheduled Payments for which a Scheduled Interest Advance has not been made, less the rebate that would be payable to the obligor on the receivable were the obligor to prepay the receivable in full on that day.

          (2) in the case of a Simple Interest Receivable, a payment equal to the Amount Financed less that portion of all payments made on or prior to the last day of the prior monthly period allocable to principal.

     "Administrative Receivable" means a receivable which the servicer is required to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by a trust pursuant to the Pooling and Servicing Agreement or which the servicer has elected to repurchase pursuant to the Trust Sale and Servicing Agreement.

     "Aggregate Amount Financed" means the aggregate Amount Financed under the receivables held by a trust as specified in the accompanying prospectus supplement.

     "Aggregate Principal Balance" means for each trust as of any date, the sum of the Principal Balances of all outstanding receivables, other than Liquidating Receivables, held by the trust that date.

     "Amount Financed" means, for a receivable, the aggregate amount advanced toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs less:

        (1) (A) in the case of a Scheduled Interest Receivable, payments due from the obligor prior to the cutoff date allocable to principal and

             (B) in the case of a Simple Interest Receivable, payments received from the obligor prior to the cutoff date allocable to principal; and

          (2) any amount allocable to the premium for physical damage insurance covering the financed vehicle force-placed by GMAC.

     "APR" means, for a receivable, the annual percentage rate.

     "Basic Servicing Fee Rate" means, for a trust, the Basic Servicing Fee Rate specified in the accompanying prospectus supplement.

     "Benefit Plan" means a pension, profit-sharing or other employee benefit plan, and individual retirement accounts and some types of Keogh Plans and some collective investment funds or insurance company general or separate accounts in which the plans and accounts are invested.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Detroit, Michigan or Chicago, Illinois may, or are required to, remain closed.

     "Certificate Distribution Account" means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Certificate Pool Factor" means, for each class of Certificates, a seven-digit decimal which the servicer will compute prior to each distribution on the certificates indicating the remaining certificate balance as of the close of that date, as a fraction of the initial certificate balance.

     "Collection Account" means any account so designated, and established pursuant to the Trust Sale and Servicing Agreement.

     "Designated Accounts" means the Collection Account, the Note Distribution Account, and any reserve account and other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.

     "Distribution Date" means the date or dates specified in the accompanying prospectus supplement on which the trust makes payments on the notes and the certificates.

     "Eligible Investments" means generally investments (1) which are acceptable to the rating agencies as being consistent with the rating of the notes and (2) that mature no later than the business day preceding the next distribution date or payment date.

     "Events of Default" has the meaning, unless otherwise set forth in the prospectus supplement, set forth in "The Notes--The Indenture--Events of Default; Rights Upon Events of Default."

     "Excess Payment" means, for a Scheduled Interest Receivable, the portion of a payment on the receivable in excess of the Scheduled Payment thereon which is not late fees, prepayment charges or other similar fees or charges.

     "Excess Simple Interest Collections" means, for a monthly period, the excess, if any, of (1) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over (2) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on each such receivable was received on its respective due date.

     "Foreign Person" means a nonresident alien, foreign corporation or other non-United States person.

     "General Motors" means General Motors Corporation.

     "Liquidation Proceeds" means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

     "Liquidating Receivables" means a receivable as to which the servicer has:

          (1) reasonably determined, in accordance with customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or

          (2) repossessed and disposed of the financed vehicle.

     "Monthly Advance" means, for a trust, as of the last day of the monthly period, either a Scheduled Interest Advance or a Simple Interest Advance, or both, as applicable, in respect of the prior monthly period.

     "Note Distribution Account" means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Note Pool Factor" means, for each class of notes, a seven-digit decimal which the servicer will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.

     "Partnership Certificates" means certificates, including Strip Certificates, and Strip Notes issued by a Tax Partnership. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Payment Ahead" means, for a Scheduled Interest Receivable, any Excess Payment, not representing prepayment in full of the receivable, that is of an amount so that the sum of the Excess Payment, together with any unapplied Payments Ahead, is equal to or less than three times the Scheduled Payment.

     "Payment Ahead Servicing Account" means any account so designated and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Pooling and Servicing Agreement" means, for each trust, the Pooling and Servicing Agreement dated as of the closing date between GMAC and the seller, as amended and supplemented from time to time.

     "Prepayments" means Excess Payments other than a Payment Ahead.

     "Prepayment Surplus" means, on any distribution date on which a Prepayment is to be applied for a Scheduled Interest Receivable, that portion of the Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.

     "Principal Balance" means, as of any date for any receivable, the Amount Financed minus the sum of either:

          (1) in the case of a Scheduled Interest Receivable,

             (A) that portion of all Scheduled Payments due on or prior to that date allocable to principal,

             (B) that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal and

             (C) any Prepayment applied by the servicer to reduce the Principal Balance of that receivable, or

          (2) in the case of a Simple Interest Receivable,

             (A) that portion of all payments received on or prior to that date allocable to principal and

             (B) that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal.

     "Related Documents" means the indenture, the Transfer and Servicing Agreements and other similar and associated documents for a trust.

     "Record Date" means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the preceding monthly period.

     "Scheduled Interest Advance" means, for a Scheduled Interest Receivable, the amount, as of the last day of the monthly period, by which the amount of the Scheduled Payment exceeds the amount of the Payments Ahead not previously applied to that receivable and any amounts received by an obligor in respect of that Scheduled Payment.

     "Scheduled Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method.

     "Scheduled Payment" means, for a Scheduled Interest Receivable, the payment set forth in that receivable due from the obligor during any month.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Servicer Default" has the meaning set forth in "The Transfer and Servicing Agreements--Servicer Defaults."

     "Short-Term Note" means a note which has a fixed maturity date not more than one year from the issue date of that note.

     "Simple Interest Advance" means, unless otherwise provided in the accompanying prospectus supplement, as of the last day of each monthly period, the amount advanced by the servicer equal to the excess, if any, of

          (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over

          (2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

     "Simple Interest Receivables" means receivables which provide for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

     "Strip Certificates" means one or more classes of certificates entitled to disproportionate, nominal or no distributions of Certificate Balance or interest.

     "Strip Notes" means one or more classes of notes entitled to disproportionate, nominal or no distributions of principal or interest.

     "Tax Counsel" means Kirkland & Ellis, as special tax counsel to the seller.

     "Tax Non-Entity" means a trust in which all of the certificates of that trust which are owned by the seller, and the seller and the servicer agree to treat the trust as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

     "Tax Non-Entity Certificates" means certificates issued by a Tax Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Tax Partnership" means a trust in which the seller, the servicer and the applicable holders agree to treat certificates, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

     "Tax Trust" means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

     "Total Servicing Fee" has the meaning set forth in "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

     "Transfer and Servicing Agreements" means, for each trust, the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the trust agreement and the administration agreement.

     "Trust Certificates" means certificates issued by a Tax Trust. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trust Sale and Servicing Agreement" means, for each trust, the Trust Sale and Servicing Agreement, dated as of the closing date, among the servicer, the seller and the trust, as amended and supplemented from time to time.

     "Warranty Payment" means, for a Warranty Receivable:

          (1) in the case of a Scheduled Interest Receivable, the sum of:

             (A) all remaining Scheduled Payments on that receivable, plus all past due Scheduled Payments for which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on that receivable, plus

             (B) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer for that such receivable from the proceeds of other receivables,

     minus the sum of:

             (A) the rebate that would be payable to the obligor on that receivable were the obligor to prepay that receivable in full on that day; and

             (B) any Liquidation Proceeds for that receivable previously received, to the extent applied to reduce the Principal Balance of that receivable; or

          (2) in the case of a Simple Interest Receivable, the Amount Financed minus the sum of:

             (A) that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal; and

             (B) any Liquidation Proceeds for that receivable, to the extent applied to reduce the Principal Balance of that receivable.

     "Warranty Receivable" means a receivable which must be repurchased by either the trust or GMAC as a result of a breach of a representation or warranty for that receivable which materially and adversely affects the interests of any securityholder in that receivable.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION OR THOSE REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING THAT OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION IN THOSE DOCUMENTS IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ------------------

     UNTIL                     ,      , ALL DEALERS EFFECTING TRANSACTIONS IN
THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ASSOCIATED PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS FOR THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                            CAPITAL AUTO RECEIVABLES
                         ASSET TRUST         -
                                     ISSUER
                                      $--
                               ASSET BACKED NOTES
                                      $--
                           ASSET BACKED CERTIFICATES

                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER

                                 GENERAL MOTORS
                             ACCEPTANCE CORPORATION
                                    SERVICER

                      ------------------------------------

                             PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                  UNDERWRITERS

------------------------------------------------------
------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   VERSION 2
                    SUBJECT TO COMPLETION, DATED           .

                                                                     PRELIMINARY
                                                                   GRANTOR TRUST
                                                                      PROSPECTUS
                                                                 SUPPLEMENT FORM
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                , 20

GMAC 20   --   GRANTOR TRUST
$______    % Asset Backed Certificates, Class A

CAPITAL AUTO RECEIVABLES, INC.
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer
You should consider
carefully the risk factors
beginning on page 5 in the
prospectus.

The certificates represent
the beneficial interest in
the trust only. The
certificates issued by any
trust do not represent
interests in, and are not
guaranteed by, Capital Auto
Receivables, Inc., GMAC, or
any of their affiliates

This prospectus supplement
may be used to offer and
sell any certificates only
if accompanied by the
prospectus.
                                 THE CLASS A CERTIFICATES

                                 The trust is offering the following Class A
                                 Certificates by this prospectus supplement and the prospectus:

                                                                              %          $
                                       Principal amount
                                       Price to public
                                       [plus accrued interest, if any, from
                                                   ]
                                       Underwriting discount
                                       Proceeds to seller

                                 Principal and interest on the Class A
                                 Certificates will be payable on each monthly
                                 distribution date. Interest will begin accruing
                                 on        , 20  . The first distribution date
                                 will be        , 20  .
                                 CREDIT ENHANCEMENT
                                 - $          in principal amount of Class B
                                   Certificates, which are subordinated to the Class A Certificates.

                                 - Subordination spread account, with an initial
                                   balance of $       , which will increase to
                                   at least $       .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [Underwriters]

                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
           THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Class A Certificates in two separate documents:

          (a) the accompanying prospectus, which provides general information, and

          (b) this prospectus supplement, which will describe the specific terms of your Class A Certificates and the specific meanings that certain terms will have.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the Class A Certificates in any state where the offer is not permitted.

     The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     Capitalized terms used in this prospectus supplement are defined under the caption "Glossary of Terms" which appears at the end of the accompanying prospectus.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                   PROSPECTUS SUPPLEMENT

THE CERTIFICATES............................................     S-5
THE RECEIVABLES POOL........................................     S-5
THE SERVICER................................................     S-7
ERISA CONSIDERATIONS........................................     S-8
FEDERAL INCOME TAX CONSEQUENCES.............................     S-8
UNDERWRITING................................................     S-9
LEGAL OPINIONS..............................................    S-10

                         PROSPECTUS

SUMMARY.....................................................       2
RISK FACTORS................................................       5
THE TRUSTS..................................................       8
THE RECEIVABLES POOLS.......................................       9
WEIGHTED AVERAGE LIFE OF THE CERTIFICATES...................      10
CLASS A POOL FACTOR AND TRADING INFORMATION.................      10
USE OF PROCEEDS.............................................      11
THE SELLER..................................................      11
THE SERVICER................................................      12
THE CERTIFICATES............................................      12
  Book-Entry Registration...................................      13
  Definitive Certificates...................................      14
  Sale and Assignment of Receivables and Warranties
     Thereon................................................      15
  Accounts..................................................      17
  Collections...............................................      17
  Monthly Advances..........................................      18
  Distributions.............................................      19
  Subordination of the Class B Certificates; Subordination
     Spread Account.........................................      20
  Servicing Compensation and Payment of Expenses............      23
  Servicing Procedures......................................      24
  Reports to Class A Certificateholders.....................      25
  Evidence as to Compliance.................................      26
  Changes to Servicer; Servicer Indemnification and
     Proceedings............................................      26
  Servicer Default..........................................      27
  Rights Upon Servicer Default..............................      28
  Waiver of Past Defaults...................................      28
  Amendment.................................................      28
  Termination...............................................      29
  Duties of the Trustee.....................................      29
  The Trustee...............................................      30
LEGAL ASPECTS OF THE RECEIVABLES............................      31
  Security Interest in Vehicles.............................      31
  Repossession..............................................      32
  Notice of Sale; Redemption Rights.........................      32
  Deficiency Judgments and Excess Proceeds..................      33
  Consumer Protection Laws..................................      33
  Other Limitations.........................................      34
  Transfers of Vehicles.....................................      34

                                                                PAGE
                                                                ----
FEDERAL INCOME TAX CONSEQUENCES.............................      34
  Tax Status Of The Trust...................................      35
  Income Of Certificate Owners..............................      35
  Backup Withholding........................................      38
ERISA CONSIDERATIONS........................................      38
PLAN OF DISTRIBUTION........................................      41
LEGAL OPINIONS..............................................      42
REPORTS TO CERTIFICATEHOLDERS...............................      42
WHERE YOU CAN FIND MORE INFORMATION.........................      42
INCORPORATION BY REFERENCE..................................      42
GLOSSARY OF TERMS...........................................      43

                                THE CERTIFICATES

     The GMAC 20  -  Grantor Trust will issue a series of certificates
consisting of two classes, entitled   % Asset Backed Certificates, Class A and
  % Asset Backed Certificates, Class B. We are not offering the Class B Certificates for sale. Initially, Capital Auto Receivables, Inc. will own the Class B Certificates.

     We have set forth below some specific information about the Class A Certificates and the GMAC 20 - Grantor Trust. You can only understand this information by reading the accompanying prospectus. The prospectus provides the context in which the following terms are used.

Aggregate Amount Financed...................................    $
Cutoff Date.................................................                , 20
Closing Date................................................                , 20
Trustee
Basic Servicing Fee Rate....................................                    %
Final Distribution Date.....................................                , 20
CERTIFICATE TERMS
Class A Percentage..........................................                    %
Class B Percentage..........................................                    %
Initial Class A Certificate Balance.........................    $
Initial Class B Certificate Balance.........................    $
Pass Through Rate...........................................                    %
Subordinations
Subordination Initial Deposit...............................    $
Minimum Subordination Spread Amount.........................    $
Maximum Subordination Spread Amount.........................    $
Specified Subordination Percentage Trigger..................                    %
Subordination Spread Amount.................................    $
SUBORDINATION SPREAD TRIGGER................................    $

                              THE RECEIVABLES POOL

     The receivables to be included in the pool of receivables securing this series of certificates were selected from GMAC's portfolio based on several criteria, including that each such receivable:

     - is secured by a new or used vehicle;

     - was originated in the United States;

     - provides for level monthly payments which may vary from one another by no more than $5;

     - will fully amortize the Amount Financed over its original term to maturity;

     - has been or will be acquired by GMAC in the ordinary course of business;

     - has a first payment due date on or after          , 20  ;

     - has an original term of   to 60 months;

     - provides for finance charges at an annual percentage rate with the range specified in the second following table; and

     - as of the cutoff date, was not considered past due, that is, the scheduled payments due on that receivable in excess of $25 have been received within 30 days of the scheduled payment date.

     As of the cutoff date, Scheduled Interest Receivables represented approximately
---% of the pool of receivables by Aggregate Amount Financed, with the remainder being Simple Interest Receivables.

     Approximately
     --------% of the Aggregate Amount Financed of the receivables, constituting ---% of the number of receivables, as of the cutoff date, represent receivables secured by new vehicles. The remainder are secured by used vehicles. The receivables in the pool of receivables on the closing date will be the same receivables which comprised the pool of receivables on the cutoff date. The following tables describe the pool of receivables as of the cutoff date:

                     COMPOSITION OF THE POOL OF RECEIVABLES

Weighted Average Annual Percentage Rate of Receivables......
                                                                   ------------%
Aggregate Amount Financed...................................
                                                                $  ------------
Number of Contracts in Pool.................................
                                                                   ------------
Average Amount Financed.....................................
                                                                $  ------------
Weighted Average Original Maturity..........................
                                                                   ----- months
Weighted Average Remaining Maturity.........................
                                                                   ----- months
Scheduled Weighted Average Life.............................
                                                                   ----- months

     The Scheduled Weighted Average Life in the above table is based on scheduled payments due on and after the cutoff date and assuming that no prepayments on the receivables are made and that all payments on Simple Interest Receivables are received on their respective due dates.

       DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE POOL OF RECEIVABLES

                                                                          PERCENTAGE OF
          ANNUAL PERCENTAGE              NUMBER OF                       AGGREGATE AMOUNT
             RATE RANGE                  CONTRACTS    AMOUNT FINANCED        FINANCED
          -----------------              ---------    ---------------    ----------------
6.00% to 7.00%.......................                 $                            %
7.01 to 8.00.........................
8.01 to 9.00.........................
9.01 to 10.00........................
10.01 to 11.00.......................
11.01 to 12.00.......................
12.01 to 13.00.......................
13.01 to 14.00.......................
14.01 to 15.00.......................
15.01 to 16.00.......................
16.01 to 17.00.......................
17.01 to 18.00.......................
18.01 to 19.00.......................
19.01 to 20.00.......................
                                          -------     --------------         -------
          TOTAL......................                                         100.0%
                                          =======     ==============         =======

     The pool of receivables includes receivables originated in   states and the
District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 5% of the Aggregate Amount Financed. The following breakdown by state is based on the billing address of the obligor on the receivable.

                                                      PERCENTAGE OF
                                                        AGGREGATE
                      STATE                          AMOUNT FINANCED
                      -----                          ---------------
               ..................................           --%
               ..................................           --%
               ..................................           --%
               ..................................           --%
               ..................................           --%

                                  THE SERVICER

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The following table shows GMAC's experience in the United States for:

     - delinquency on new and used retail car and light truck receivables,

     - repossessions, and

     - net losses relating to GMAC's entire vehicle portfolio, including receivables previously sold by GMAC which it continues to service.

     The Servicer believes that delinquencies, repossessions and net losses have decreased during the periods set forth below due to tightened credit standards and continued collection efforts. Fluctuations in delinquencies, repossessions and losses generally follow trends in the overall economic environment and may be affected by such factors as:

        - increased competition for obligors,

        - the supply and demand for automobiles, light trucks and sport utility vehicles,

        - rising consumer debt burden per household, and

        - increases in personal bankruptcies.

        The credit enhancement for the trust has been designed to mitigate the impact to certificateholders of increases in delinquencies, repossessions and losses.

     There can be no assurance that the delinquency, repossession and net loss experience on the pool of receivables will be similar to GMAC's historical experience set forth below or that the factors described above will remain applicable.

                                         NINE MONTHS
                                            ENDED                     YEAR ENDED
                                         SEPTEMBER 30                DECEMBER 31
                                        --------------    ----------------------------------
                                        2000     1999     1999       1998     1997     1996
   NEW AND USED VEHICLE CONTRACTS       -----    -----    -----      -----    -----    -----
Total Retail Contracts Outstanding
  at End of the Period (in
  thousands)........................    3,306    3,117    3,120      2,981    2,861    3,005
Average Daily Delinquency
31-60 Days..........................     1.89%    2.18%    2.18%      2.66%    3.24%    3.14%
61-90 Days..........................     0.14%    0.14%    0.14       0.18     0.23     0.22
91 Days or More.....................     0.01%    0.01%    0.02       0.02     0.03     0.03
Repossessions as a Percent of
  Average Number of Contracts
  Outstanding.......................     1.82%    2.08%    2.07%      2.48%    3.21%    3.59%
Net Losses as a Percent of
  Liquidations (1)..................     1.07%    1.04%    1.12%      1.70%    2.30%    2.35%
Net Losses as a Percent of Average
  Receivables.......................     0.54%    0.55%    0.58%      0.83%    1.31%    1.45%

     The Servicer's current practice generally is to write off receivables which are more than 90 days past due. Also, the "Net Losses as a Percent of Liquidations" and the "Net Losses as a Percent of Average Receivables" percentages in the preceding table are based on gross accounts receivable including unearned income and "Repossessions as a Percent of Average Number of Contracts Outstanding" and "Net Losses as a Percent of Average Receivables" for the nine months ended September 30, 2000 and 1999 are reported as annualized rates.

     The net loss figures above reflect the fact that GMAC had recourse to dealers on a portion of its retail instalment sale contracts. For each period above, this was less than 1.5% of the portfolio at the end of the period. The percentage of the Aggregate Amount Financed in the pool of receivables with recourse to dealers is less than 1%. GMAC applies the same underwriting standards to the purchase of contracts without regard to whether dealer recourse is provided. Based on its experience, GMAC believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against dealers as compared to contracts without recourse against dealers. However, the net loss experience of contracts without recourse against dealers is higher than that of contracts with recourse against dealers because, under its recourse obligation, the dealer is responsible to GMAC for payment of the unpaid balance of the contract, provided GMAC retakes the car from the obligor and returns it to the dealer within a specified time.

                              ERISA CONSIDERATIONS

     The exemption described in the prospectus under the caption "ERISA
Considerations" refers to the exemption granted to              [Prohibited
Transaction Exemption           ; Exemption Application No.           ;
          Fed. Reg.           (          )].

                        FEDERAL INCOME TAX CONSEQUENCES

     Kirkland & Ellis, special tax counsel to the seller, has delivered its opinion that the trust will be taxable as a grantor trust and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Subject to the discussion in the prospectus under "Federal Income Tax Consequences--Income of Certificate Owners--Treatment of Fees or Payments," each Class A Certificate Owner will be treated as an owner of a pro rata undivided interest in the applicable Class A Percentage of the ordinary income and corpus portions of the trust. See "Federal Income Tax Consequences--Tax Status of Trust" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each
of the underwriters, for whom              is acting as representative, has
severally agreed to purchase from the seller, the principal amount of Class A Certificates set forth opposite its name below:

                                                                AGGREGATE PRINCIPAL
                                                                     AMOUNT OF
                                                                CLASS A CERTIFICATES
                        UNDERWRITERS                              TO BE PURCHASED
                        ------------                            --------------------
                                                                      $
                                                                      --------
          Total.............................................          $
                                                                      ========

     The seller has been advised by the representative that the several underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof, and to dealers at these price
less a concession not in excess of 0.     % of the Class A Certificate
denominations. The underwriters may allow and these dealers may reallow a
concession not in excess of 0.     % of the Class A Certificate denominations to
certain other dealers. After the initial public offering, the public offering price and these concessions may be changed.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the Class A Certificates in accordance with Regulation M under the Securities Exchange Act of 1934.

     Over-allotment transactions involve short sales by the underwriters of the Class A Certificates. Short sales involve the sale by the underwriters of a greater number of Class A Certificates then they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of "covered" short sales or "naked" short sales.

     Covered short sales are sales made in an amount not greater than the underwriters' over-allotment option to purchase additional Class A Certificates in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing Class A Certificates in the open market. In determining the source of Class A Certificates to close out the covered short position, the underwriters will consider, among other things, the price of Class A Certificates available for purchase in the open market as compared to the price at which they may purchase Class A Certificates through the over-allotment option.

     Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Class A Certificates in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

     Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

     Similar to other purchase transaction, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Certificates to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the Class A Certificates. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, specified matters relating to the transaction will be passed upon for the underwriters by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and its affiliates.

                           -------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                                       VERSION 2

                                                                     PRELIMINARY
                                                                   GRANTOR TRUST
                                                                 PROSPECTUS FORM
PROSPECTUS

GMAC GRANTOR TRUSTS
Asset Backed Certificates, Class A

CAPITAL AUTO RECEIVABLES, INC.
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer

                                        THE TRUSTS--
YOU SHOULD CONSIDER CAREFULLY
THE RISK FACTORS BEGINNING ON           - We will form a new trust to issue each series of
PAGE 5 IN THIS PROSPECTUS.                certificates. Each series will include two
                                          classes of certificates, the Class A Certificates
The certificates of any series            and the Class B Certificates. We will sell only
represent the beneficial                  the Class A Certificates with this prospectus.
interest in the trust that
issued those certificates only.         - The primary assets of each trust will be a pool
The certificates issued by any          of fixed rate retail motor vehicle instalment sales
trust do not represent                    contracts, including security interests in the
obligations of or interests in,           automobiles and light trucks financed under those
and are not guaranteed by                 contracts.
Capital Auto Receivables, Inc.,
GMAC, or any of their                   THE CLASS A CERTIFICATES ISSUED BY A TRUST--
respective affiliates.
                                        - will represent the right to payments of principal
This prospectus may be used to          and interest on a monthly basis;
offer and sell any certificates
only if accompanied by the              - will be paid only from the assets of the trust
accompanying prospectus                 that issued the Class A Certificates and amounts on
supplement.                               deposit in the subordination spread account for
                                          that trust; and
                                        - will be senior to the Class B Certificates issued
                                        by the trust.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CLASS A CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS                , 20

                                    SUMMARY

     - This prospectus summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus supplement.

THE PARTIES

Issuer

The parties will create a separate trust to issue each series of certificates. The trust will operate under a pooling and servicing agreement.

Seller

Capital Auto Receivables, Inc. will be the seller for each trust.

Servicer

General Motors Acceptance Corporation will be the servicer for each trust.

Trustee

Each prospectus supplement will specify the trustee for each trust.

THE OFFERED CERTIFICATES

We will describe in the accompanying prospectus supplement the Class A Certificates that we are offering. Each trust will issue two classes of asset-backed certificates, the Class A Certificates and the Class B Certificates. The Class B Certificates will not be offered under the accompanying prospectus supplement.

Interest Payments

- The trustee will pay interest on the Class A Certificates at the Pass Through Rate, which is an interest rate that will be specified in the accompanying prospectus supplement.

- The trustee will pay interest monthly, on the distribution date, which will be the 15th day of each month or the next following business day.

- The trustee will pay interest on the distribution date only if funds are available. This prospectus describes how the available funds are allocated to interest payments.

- Interest and principal payments on the Class B Certificates will be subordinated to interest payments on the Class A Certificates. This prospectus describes the extent of the subordination.

Principal Payments

- The trustee will make a monthly principal payment on the Class A Certificates on each distribution date.

- The trustee will make principal payments from the amount of principal received during the month prior to the distribution date. The trustee will make principal payments only to the extent that funds are available.

- The trustee will generally pay principal proportionately to the holders of Class A Certificates and Class B Certificates. The principal payments will be based on each certificateholder's percentage interest in the trust.

- Principal payments on the Class B Certificates will be subordinated to principal and interest payments on the Class A Certificates. This prospectus describes the extent of the subordination.

Subordination of Class B Certificates

On each distribution date:

- The trustee will make each monthly interest payment to the Class B Certificateholders only after the trustee pays the full amount of interest owed that month on the Class A Certificates.

- The trustee will make each monthly principal payment to the Class B Certificateholders only after the trustee pays the full amount of interest and principal owed that month on the Class A Certificates.

Certificate Ratings

We will not issue Class A Certificates unless they are rated in the highest rating category by at least one nationally recognized rating agency.

THE RECEIVABLES

The primary assets of each trust will be a pool of fixed-rate retail instalment sales contracts used to finance new and used car and light truck purchases. We refer to these contracts as " receivables" and to the persons who financed their purchases with these contracts as "obligors." The receivables in each trust will be sold by GMAC to the seller, and then by the seller to the trust.

There are two different types of receivables in each trust: Scheduled Interest Receivables and Simple Interest Receivables. The way that payments are allocated between principal and interest varies depending on the type of receivable. This prospectus provides more information on the different types of receivables.

SUBORDINATION SPREAD ACCOUNT

The seller will maintain for the benefit of each trust a subordination spread account that is separate from the trust. The subordination spread account enhances the likelihood that the Class A Certificateholders will receive the full amount of principal and interest that is owed to them.

The seller will fund the subordination spread account as follows:

- On the closing date, the seller will make an initial deposit in the subordination spread account.

- On each distribution date, the subordination spread account will receive funds that would have been allocated to the Class B Certificates, until its balance reaches the specified subordination spread account balance.

- The amount in the subordination spread account will have a set maximum and minimum. Both of these amounts are stated in the accompanying prospectus supplement.

- Generally, the specified subordination spread account balance will be the minimum amount required. However, certain events relating to the collection of receivables may cause the trustee to increase the specified subordination spread account balance. See "The Certificates-- Subordination of the Class B Certificates; Subordination Spread Account" in this prospectus.

ADVANCES

The servicer will advance monthly payments to the trustee to compensate for untimely payments. The terms of the advance will vary depending on the type of receivable.

- For Scheduled Interest Receivables, the servicer will advance to the trustee the portion of each receivable that was due but unpaid as of the end of the month when due. The trust must reimburse the servicer for the advance. The servicer is obligated to advance the payment only to the extent that the servicer expects to recover the advanced amount through later collections and payments on the receivables.

- For Simple Interest Receivables, the servicer will advance to the trustee any aggregate interest shortfall that results from obligors paying on dates other than the due dates. The trustee will pay to the servicer any surplus interest that results from obligors paying on dates other than due dates.

SERVICING FEES

For each series of certificates, the trustee will pay the servicer a set monthly fee as compensation for servicing the receivables. The trustee will also pay the servicer any late fees, prepayment charges and other administrative fees and expenses collected during the month. The trustee will also pay the servicer additional servicing fees.

OPTIONAL REPURCHASE

The servicer may purchase all of the property of the trust when the aggregate principal balance of receivables falls below 10% of the aggregate amount financed of receivables. Any repurchase would result in the payment of the unpaid balance of the Class A Certificates plus accrued and unpaid interest thereon.

TAX STATUS

In the opinion of Kirkland & Ellis, special tax counsel to the seller, each trust will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Certificate owners must report their respective allocable shares of income earned on trust assets. Subject to certain limitations applicable to individuals, estates and trusts, certificate owners may deduct their respective allocable shares of reasonable servicing and other fees. We suggest that individuals consult with their tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase the Class A Certificates. We suggest that an employee benefit plan consult with its counsel before purchasing the Class A Certificates.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase Class A Certificates.

LACK OF FIRST PRIORITY LIENS
ON FINANCED VEHICLES OR
RECEIVABLES COULD MAKE THE
RECEIVABLES UNCOLLECTIBLE AND
REDUCE OR DELAY PAYMENTS ON
THE CERTIFICATES                 If the security interests in the financed
                                 vehicles as described in "Legal Aspects of the Receivables--Security Interest in Vehicles" are not properly perfected, the interests of the seller and the trust in the financed vehicles would be subordinate to, among others, the following:

                                 - A bankruptcy trustee of the obligor

                                 - A subsequent purchaser of the financed
                                   vehicle

                                 - A holder of a perfected security interest

                                 The trust may not be able to collect on a defaulted receivable in the absence of a perfected security interest in the vehicle financed by the receivable.

                                 Even if the trust has a perfected security interest in the financed vehicles, events could jeopardize that interest, such as:

                                 - Fraud or forgery by the vehicle owner

                                 - Negligence or fraud by the servicer

                                 - Mistakes by government agencies

                                 - Liens for repairs or unpaid taxes

                                 See "Legal Aspects of the Receivables--Security Interest in Vehicles" in this prospectus.

                                 GMAC and the seller will file financing
                                 statements for each pool of receivables sold to a trust. The financing statements will perfect the security interests of the seller and the trust in the pool of receivables. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the trust. See "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" in this prospectus.

                                 If another party purchases or takes a security interest in the receivables:

                                 (1) for value,

                                 (2) in the ordinary course of business, and

                                 (3) without actual knowledge of the seller's or
                                     the trust's interest,
                                     that purchaser or secured party will
                                     acquire an interest in the receivables
                                     superior to the trust's interest.

GMAC'S BANKRUPTCY COULD
REDUCE OR DELAY PAYMENTS ON
THE CERTIFICATES                 If GMAC filed for bankruptcy under the federal
                                 bankruptcy code or any state insolvency laws, a court may:

                                 - consolidate the assets and liabilities of
                                   GMAC with those of the seller,

                                 - decide that the sale of the receivables to
                                   the seller was not a "true sale" or

                                 - disallow a transfer of receivables prior to
                                   the bankruptcy.

                                 If the receivables became part of GMAC's bankruptcy estate, you might experience reductions and/or delays in payments on your certificates. See "Legal Aspects of the Receivables--Other Limitations" in this prospectus.

PREPAYMENTS ON AND
REPURCHASE OF THE RECEIVABLES
COULD SHORTEN THE AVERAGE
LIFE
OF THE CERTIFICATES              Obligors may prepay the receivables in full or
                                 in part. In addition, the receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance.
                                 Also, GMAC or the seller may be required to repurchase receivables from a trust in specified circumstances, and GMAC may have the right to purchase all remaining receivables from a trust pursuant to its optional purchase right. See "The Certificates--Sale and
                                 Assignment of Receivables and Warranties
                                 Thereon" and "--Termination" in this
                                 prospectus.

                                 Each prepayment, repurchase, purchase or liquidation of the receivables will shorten the average life of the Class A Certificates. A variety of unpredictable economic, social and other factors influence prepayment rates.

                                 You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust unless otherwise provided in the prospectus supplement for that trust.

LIMITED ENFORCEABILITY OF THE
RECEIVABLES COULD REDUCE OR
DELAY PAYMENTS ON THE
CERTIFICATES                     Federal and state consumer protection laws
                                 regulate the creation and enforcement of consumer loans such as the receivables.
                                 Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee's ability to enforce secured loans such as the receivables.
                                 If an obligor had a claim against the trustee for violation of these laws prior to the cutoff date, GMAC must repurchase the receivable unless the breach is cured. If GMAC fails to repurchase the receivable, you might experience reductions and/or delays in payments on your certificates. See "Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

GMAC AND THE SELLER HAVE
LIMITED OBLIGATIONS TO THE
TRUST AND THEY WILL NOT
MAKE PAYMENTS ON THE
CERTIFICATES                     GMAC, the seller, and their respective
                                 affiliates are generally not obligated to make any payments to you on your certificates and do not guarantee payments on the receivables or your certificates. However, GMAC will make representations and warranties regarding the characteristics of the receivables and these representations and warranties will then be assigned to the trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable receivables from the trust.

                                 If GMAC fails to repurchase the receivables, you might experience reductions and/or delays in payments on your certificates. See "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" in this prospectus.

THE ASSETS OF EACH TRUST ARE
LIMITED AND ARE THE ONLY
SOURCE OF PAYMENT FOR THE
CERTIFICATES                     No trust will have any significant assets or
                                 sources of funds other than its receivables and its rights in the subordination spread account.
                                 The Class A Certificates will only represent interests in the trust from which they were issued. Except as described in the accompanying prospectus supplement, the Class A Certificates will not be insured or guaranteed by GMAC, the seller, the trustee, any of their affiliates or any other person or entity. You must rely primarily on payments on the receivables in the trust and on the subordination spread account for repayment of your Class A Certificates. If those sources are insufficient, you may receive payments late or not receive back your full principal investment.

THE ABSENCE OF A SECONDARY
MARKET COULD LIMIT YOUR
ABILITY TO RESELL YOUR
CERTIFICATES                    The underwriters for a series may assist in the
                                resale of Class A Certificates, but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Certificates.

THE RATINGS FOR THE
CERTIFICATES
ARE LIMITED IN SCOPE, MAY
NOT CONTINUE TO BE ISSUED AND
DO NOT CONSIDER THE
SUITABILITY OF THE
CERTIFICATES
FOR YOU The Class A Certificates for each trust will be issued only if they receive the required rating. A security rating is not a recommendation to buy, sell or hold the certificates. The ratings consider only the likelihood that the trust will pay interest on time and will ultimately make full distributions of the certificate balance. Ratings on the Class A Certificates do not address the timing of distributions of principal on the Class A Certificates prior to the applicable final distribution date. The ratings do not consider the prices of the Class A Certificates or their suitability for a particular investor. The ratings may be revised or withdrawn at any time.

                                   THE TRUSTS

     For each series of certificates, the seller will establish a separate grantor trust by selling and assigning the trust property to the trust in exchange for the certificates issued by the trust.

The property of each trust will include:

          - a pool of retail instalment sales contracts for new and used automobiles and light trucks, all scheduled payments due thereunder on and after the cutoff date in the case of Scheduled Interest Receivables and all payments received thereunder on or after the cutoff date, in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the servicer;

          - such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the Agreement for that trust and the proceeds of those accounts;

          - security interests in the financed vehicles consisting of new and used automobiles and light trucks and, to the extent permitted by law, any accessions thereto;

          - any recourse against dealers on the receivables;

          - except for those receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles; and

          - specified rights of the seller under the purchase agreement for that trust.

     The Subordination Spread Account for a series of certificates will not be included in the property of the issuing trust but will be a segregated trust account held by the trustee for the benefit of the holders of the trust's certificates.

     Except as otherwise set forth in the accompanying prospectus supplement, the activities of each trust will be limited to:

          - acquiring, managing and holding receivables and the other assets of the trust and the proceeds from those assets;

          - issuing certificates and making payments and distributions on them; and

          - engaging in other activities that are necessary, convenient or advisable to accomplish any of the foregoing or are incidental or connected with these activities.

     The servicer will continue to service the receivables held by each trust and will receive fees for these services. See "The Certificates--Servicing Compensation and Payment of Expenses" in this prospectus. To facilitate the servicing of the receivables, the trustee will authorize General Motors Acceptance Corporation, as custodian to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for the trustee. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the trustee. In the absence of an amendment, the trustee may not have a perfected security interest in the financed vehicles in all states. The trustee will not be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See "Legal Aspects of the Receivables," "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" and "The Certificates--Duties of the Trustee" in this prospectus.

     If the protection provided to the Class A Certificateholders by the subordination of the Class B Certificates issued by a trust and by the Subordination Spread Account established for that trust is insufficient, the Class A Certificateholders would have to look principally to the obligors on the receivables, the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables and the proceeds from any recourse against dealers relating to such receivables. Some factors, including the trustee's not having perfected security interests in the financed vehicles in all states, may affect the ability to repossess and sell the collateral securing the receivables, and may reduce the proceeds to be distributed to certificateholders. See "The Certificates--Subordination of the Class B Certificates; Subordination Spread Account" and "Legal Aspects of the Receivables" in this prospectus.

     The principal offices of each trust will be specified in the accompanying prospectus supplement.

                             THE RECEIVABLES POOLS

     The receivables in each pool of receivables have been or will be acquired by GMAC through its nationwide branch system, directly or through General Motors from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Servicer" in this prospectus.

     The receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The receivables have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business. These underwriting standards evaluate purchasers based on, among others, the following criteria:

          - the prospective purchaser's prior experience with GMAC,

          - the length of time the prospective purchaser's credit has been reported,

          - the type of credit the prospective purchaser has established,

          - the asset value of the vehicle and the prospective purchaser's amount of equity in the vehicle,

          - the term of the receivables, and

          - the prospective purchaser's overall ability to pay and creditworthiness.

     GMAC's standards also require physical damage insurance to be maintained on each financed vehicle.

     The receivables to be held by each trust will be selected from GMAC's portfolio for inclusion in a pool of receivables by the criteria set forth in the accompanying prospectus supplement.

     Each receivable is classified as either a Scheduled Interest Receivable or a Simple Interest Receivable. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of monthly scheduled payments attributable to

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unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to Class A Certificateholders will not be affected by Rule of 78s rebates because all allocations on Scheduled Interest Receivables are made using the actuarial method. The portion of a pool of receivables which consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

     Payments pursuant to a Simple Interest Receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater- or smaller- number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of any originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a pool of receivables which consists of Simple Interest Receivables will be specified in the accompanying prospectus supplement.

     Information for each pool of receivables will be set forth in the accompanying prospectus supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion of the pool of receivables secured by new vehicles and by used vehicles.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     The weighted average life of certificates will generally be influenced by the rate at which the principal balances of the receivables securing the certificates are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes charge-offs, liquidations due to defaults and repurchases by the seller or GMAC pursuant to the agreement under which the receivables are sold to the trust as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayments of receivables will be borne entirely by the certificateholders. See also "Legal Aspects of the Receivables--Transfers of Vehicles" in this prospectus.

                  CLASS A POOL FACTOR AND TRADING INFORMATION

     The Class A Pool Factor for each series will initially be 1.0000000. Thereafter, the Class A Pool Factor will decline to reflect reductions in the Class A Certificate Balance. The

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amount of a Class A Certificateholder's pro rata share of the Class A
Certificate Balance can be determined by multiplying the original denomination of the holder's certificate by the then current Class A Pool Factor.

     Unless otherwise provided in the accompanying prospectus supplement, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the receivables, the Aggregate Principal Balance, each Class A Pool Factor and various other items of information concerning the trust relating to the certificates. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates--Statements to Class A Certificateholders" in this prospectus.

                                USE OF PROCEEDS

     Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the seller from the sale of the certificates will be applied to the purchase of receivables from GMAC.

                                   THE SELLER

     The seller, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The seller is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC, incorporated in the State of Delaware on November 16, 1990 was merged with and into the seller on February 22, 1996. It also was organized for the limited purpose of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities.

     The seller has taken steps in structuring the transactions contemplated by this prospectus that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the seller with those of GMAC. These steps include the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing various limitations. These limitations include restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its By-laws as "Independent Directors."

     If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any Insolvency Law by or against the seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the certificates, and possible reductions in the amount of these distributions, could occur. See also "Legal Aspects of the Receivables-- Other Limitations" in this prospectus.

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

                                  THE SERVICER

     GMAC was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. GMAC is a wholly-owned subsidiary of General Motors. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking, and investment services.

     The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates, and to acquire from these dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and capital equipment to others.

     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The accompanying prospectus supplement sets forth information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio, including receivables previously sold which GMAC continues to service. There can be no assurance that the delinquency, repossession and net loss experience on any pool of receivables will be comparable to prior experience.

                                THE CERTIFICATES

     Each trust will issue a series of certificates consisting of two classes: the Class A Certificates and the Class B Certificates. Each series of certificates will be issued pursuant to an Agreement to be entered into between the seller, the servicer and the trustee. A sample Agreement was filed as an exhibit to the registration statement of which this prospectus is a part, but the sample Agreement does not describe the specific terms of the Certificates. A copy of the actual Agreement under which the certificates are issued will be available to holders of the certificates from the seller upon request and will be filed with the SEC following the initial issuance of the certificates. Citations to the relevant sections of the form of Agreement as filed appear below in parentheses. The following summary describes the material provisions of the certificates and the form of Agreement. Where particular provisions or terms used in an Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific Agreement and the series issued pursuant to that Agreement.

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

     The Class A Certificates will be offered for purchase in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000. Unless otherwise provided in the accompanying prospectus supplement, the certificates will initially be represented by physical certificates registered in the name of the nominee of DTC, except as provided below. The seller has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Class A Certificateholder. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no Certificate Owner will be entitled to receive a certificate representing such person's interest in such Class A Certificates. All references in this prospectus to actions by Class A Certificateholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus to distributions, notices, reports and statements to Class A Certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of such Class A Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. (Sections 5.01 and 5.08). See "Book-Entry Registration" in this prospectus.

     The certificates will evidence interests in the trust created pursuant to the applicable Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of the Class A Percentage of that trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of the Class B Percentage of that trust. (Section 5.03).

BOOK-ENTRY REGISTRATION

     The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries to eliminate the need for the physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Unless otherwise specified in the accompanying prospectus supplement, Certificate Owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A Certificates may do so only through DTC participants and indirect DTC participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the trustee through DTC and its Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments since these payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward these payments to its Participants, which thereafter will forward them to indirect DTC participants or Certificate Owners. Certificate Owners will not be recognized by the trustee as Class A Certificateholders, as that term is used in each Agreement, and Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and its DTC participants.

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

     Under the DTC rules, DTC is required to make book-entry transfers of Class A Certificates among DTC participants on whose behalf it acts and to receive and transmit payments of principal of, and interest on, the Class A Certificates. DTC participants and indirect DTC participants with which Certificate Owners have accounts relating to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Class A Certificate Owners will not possess Class A Certificates, the DTC rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise act with respect to the Class A Certificates, may be limited due to the lack of physical certificates for the Class A Certificates.

     DTC has advised the seller that it will take any action permitted to be taken by a Class A Certificateholder under the associated Agreement only at the direction of one or more DTC participants to whose accounts with DTC the Class A Certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

     Except as required by law, neither the seller nor the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates of any series held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Unless otherwise provided in the accompanying prospectus supplement, the Class A Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i): (1) the seller advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository for the Class A Certificates and the seller is unable to locate a qualified successor, (2) the seller, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC, or (3) after the occurrence of a Servicer Default for any series, Certificate Owners representing at least a majority of the voting interests of the Class A Certificates of the series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of the Certificate Owners. The "voting interests" of the Class A Certificates will be allocated among the Class A Certificate Owners in accordance with the Class A Certificate Balance represented thereby; except that in some circumstances any Class A Certificates held by the seller, the servicer or any of their respective affiliates shall be excluded from such determination.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee is required to notify DTC of the availability of definitive certificates. DTC shall notify all Class A Certificateholders of availability of definitive certificates. Upon surrender by DTC of the Class A Certificates and receipt of instructions for re-registration, the trustee will reissue the Class A Certificates as definitive certificates, and after the

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

reissuance, the trustee will recognize the holders of such definitive certificates as Class A Certificateholders under the Agreement for that trust. (Section 5.10).

     Distribution of principal of and interest on the Class A Certificates will be made by the trustee directly to holders of definitive certificates in accordance with the procedures set forth in this prospectus and in the associated Agreement for that trust. Distributions of principal of, and interest on, each distribution date will be made to holders in whose names such definitive certificates were registered at the close of business on the last day of the related monthly period. The final payment on any Class A Certificate, including both definitive certificates and Class A Certificates registered in the name of Cede & Co., will be made only upon presentation and surrender of the Class A Certificate at the office or agency specified in the notice of final distribution to certificateholders. (Sections 5.10 and 10.01).

     Definitive certificates will be transferable and exchangeable at the offices of the trustee or of a registrar named in a notice delivered to holder of definitive certificates. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 5.03).

SALE AND ASSIGNMENT OF RECEIVABLES AND WARRANTIES THEREON

     On or prior to a closing date, pursuant to a purchase agreement, GMAC will sell and assign to the seller, without recourse, its entire interest in the receivables, including the security interests in the financed vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers relating to the receivables to be transferred. On the closing date, the seller will sell and assign to the trustee, without recourse, the seller's entire interest in the receivables, including the security interests in the financed vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers relating to such receivables. (Section 2.01). Each receivable of a trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the associated purchase agreement and the associated Agreement. The trustee will, concurrently with the sale and assignment, authenticate and deliver the certificates to the seller in exchange for the receivables. (Section 5.02). The seller will sell the Class A Certificates to the underwriters specified in the accompanying prospectus supplement. See "Underwriting" in this prospectus.

     In each purchase agreement, GMAC will represent and warrant to the seller, among other things, that:

          - the information set forth in the schedule of receivables exhibit to the purchase agreement is correct in all material respects;

          - the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with GMAC's normal requirements;

          - as of the closing date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials--other than tax liens and other liens that arise by operation of law--and no offsets, defenses or counterclaims have been asserted or threatened;

          - as of the closing date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle; and

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

          - each receivable, at the time it was originated complied, and on the closing date complies, in all material respects with applicable state and federal laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

     In the Agreement, the seller will assign the representations and warranties of the servicer, as set forth above, to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of the servicer to be false in any material respect as of the closing date.

     As of the last day of the second or, if the seller so elects, the first, month following the discovery by the seller, the servicer or the trustee of a breach of any representation or warranty of the seller or the servicer that materially and adversely affects the interests of the certificateholders in any receivable, the seller, unless the breach is cured in all material respects, will repurchase--or will enforce the obligation of GMAC under the related purchase agreement to repurchase--such Warranty Receivable from the trust at a price equal to the Warranty Payment. The seller or GMAC, as applicable, will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for that Warranty Receivable. This repurchase obligation constitutes the sole remedy available to certificateholders or the trustee for any uncured breaches. (Sections 2.04 and 2.05).

     In each Agreement, the servicer will covenant that:

          - except as contemplated in that Agreement, the servicer will not release any financed vehicle from the security interest securing the receivable;

          - the servicer will do nothing to impair the rights of trustee or the certificateholders in the receivables; and

          - the servicer will not amend or otherwise modify any receivable so that the Amount Financed, the APR, the total number of scheduled payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered or such that the last scheduled payment in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date.

     As of the last day of the second or, if the servicer so elects, the first, month following the discovery by the servicer or the trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for the Administrative Receivable. This repurchase obligation constitutes the sole remedy available to certificateholders or the trustee for any uncured breaches. (Sections 3.07 and 3.08).

     Pursuant to each Agreement, the trustee will agree to GMAC acting as custodian to maintain possession, as the trust's agent, of the retail instalment sale contracts and any other documents relating to the receivables (Section 2.02). To assure uniform quality in servicing both the receivables and GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession. Nor will the documents be stamped or marked to reflect the transfer to the trust so long as GMAC is the custodian of these

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

documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables to the trust will be filed, and GMAC's accounting records and computer files will reflect the sale and assignment. Because these receivables will remain in possession of GMAC as custodian, and will not be stamped or otherwise marked to reflect such assignment to the trust, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Legal Aspects of the Receivables--Security Interest in Vehicles" in this prospectus.

ACCOUNTS

     For each trust, the servicer will establish and maintain the following accounts:

          - a Collection Account in the name of the trustee on behalf of the certificateholders into which certain payments made on or for the receivables will be deposited;

          - a Certificate Account in the name of the trustee on behalf of the certificateholders from which all distributions relating to the receivables and the certificates will be made; and

          - a Payment Ahead Servicing Account, which will not be property of the trust, in the name of the trustee, into which, to the extent required by the applicable Agreement, early payments by or on behalf of obligors on a Scheduled Interest Receivable which do not constitute either scheduled payments or Prepayments will be deposited until such time as the payment falls due.

     Each Collection Account and each Payment Ahead Servicing Account will be maintained with the trustee so long as:

          - the trustee's short-term unsecured debt obligations have a rating of P-1 by Moody's Investors Service, Inc., a rating of A-1+ by Standard & Poor's Ratings Services and, if rated by Fitch, Inc., a rating of F-1+ by Fitch, Inc.; or

          - such accounts are maintained in the trust department of the trustee.

     If the short-term unsecured debt obligations of the trustee do not have the ratings set forth above, the servicer will, with the trustee's assistance as necessary, cause any Collection Account and any Payment Ahead Servicing Account to be moved to a bank whose short-term unsecured debt obligations have the necessary rating or moved to the trust department of the trustee. Unless otherwise provided in the accompanying prospectus supplement, each Collection Account, Payment Ahead Servicing Account and Certificate Account will initially be maintained in the trust department of the trustee. (Section 4.01).

COLLECTIONS

     For each trust, the servicer will deposit all payments on the receivables received from obligors and all proceeds of such receivables collected during each monthly period into the Collection Account for that trust not later than two business days after receipt. However, the servicer may retain these amounts until the distribution date at any time that:

          (1) GMAC is the servicer;

          (2) there exists no Servicer Default; and

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

          (3) either:

             (A) the short-term unsecured debt of the servicer is rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. or

             (B) certain arrangements are made which are acceptable to the relevant rating agency or agencies.

     Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. (Section 4.02).

     Collections on a Scheduled Interest Receivable held by any trust made during a monthly period, other than an Administrative Receivable or a Warranty Receivable, which are not late fees, prepayment charges or other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the servicer on that receivable and then to the scheduled payment. Any Excess Payment will be held by the servicer or, if the servicer has not satisfied conditions (1), (2) and (3)described in the second preceding paragraph, will be deposited in the Payment Ahead Servicing Account, and will be treated as a Payment Ahead, except as described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied Payments Ahead, exceeds the sum of three scheduled payments or (2) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then that portion of the Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a Prepayment. (Section 4.03(a)).

     Collections made during a monthly period on Simple Interest Receivables held by any trust, other than Administrative Receivables or Warranty Receivables, which are not late fees or other similar fees or charges will be applied first to the payment to the servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all of these receivables. (Section 4.03(b)). Excess Simple Interest Collections represent the excess, if any, of (1) all payments received during the monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over (2) the amount of interest that would be due during the monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on that receivable was received on its respective due date.

     Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments will generally be applied in the manner described in the preceding two paragraphs, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the servicer or the seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections. (Section 4.03(c)).

MONTHLY ADVANCES

     Unless otherwise provided in the accompanying prospectus supplement, if the full scheduled payment due on a Scheduled Interest Receivable held by any trust is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied to that receivable will be applied by the servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the servicer will make a Scheduled Interest Advance equal to the amount of that shortfall. The servicer will be obligated to make a Scheduled Interest Advance only to the extent that the servicer, in its sole discretion, expects to recoup the Advance, from subsequent collections or recoveries on any

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

Scheduled Interest Receivable. The servicer will be reimbursed for any such Scheduled Interest Advances from subsequent payments or collections relating to such Scheduled Interest Receivable. Upon the determination that reimbursement from the preceding sources is unlikely, the servicer will be entitled to recoup its Scheduled Interest Advance from collections from other receivables. (Section 4.04(a)).

     Unless otherwise provided in the accompanying prospectus supplement, for each trust, as of the last day of each monthly period, the servicer will make a Simple Interest Advance equal to the excess, if any, of

     (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over

     (2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

     Any Excess Simple Interest Collections will be paid to the servicer. In addition, for each trust, the servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the servicer, all Liquidation Proceeds realized on Simple Interest Receivables allocable to accrued and unpaid interest thereon, but not including interest for the then current monthly period. Unless otherwise provided in the accompanying prospectus supplement, the servicer will not make any advance on principal on any Simple Interest Receivable. (Section 4.04(b)).

DISTRIBUTIONS

     For each trust, on or before each distribution date, the servicer or the trustee, as the case may be, will transfer collections on the receivables for the monthly period and all Prepayments to the Certificate Account. On each distribution date starting on the date identified in the accompanying prospectus supplement, the trustee will cause collections made during the monthly period which constitute Payments Ahead to be transferred from the Certificate Account to the servicer or to the Payment Ahead Servicing Account, if required. (Sections 4.01 and 4.06).

     The trustee will make distributions to the Class A Certificateholders of record at the close of business on the Record Date out of the amounts on deposit in the Certificate Account for the trust. The amount to be distributed to the certificateholders will be determined in the manner described below. Prior to each distribution date, the servicer will calculate the amount to be distributed to certificateholders.

     The holders of the Class A Certificates will receive on each distribution date, to the extent of available funds, an amount equal to the sum of the related Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, each as defined in the Glossary. On each distribution date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding distribution date exceeds the related Class A Percentage of the Available Interest after payment of the Total Servicing Fee including any unpaid Total Servicing Fees related to prior monthly periods the Class A Certificateholders will be entitled to receive such excess:

     - first, from the related Class B Percentage of such Available Interest,

     - second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account, and

     - third, if such amounts are insufficient, from the Class B Percentage of the Available Principal. (Section 4.06).

     For each series of certificates, on each distribution date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding distribution date exceeds the Class A Percentage of the Available Principal on that distribution date, the Class A Certificateholders will be entitled to receive such excess:

     - first, from the related Class B Percentage of the Available Principal,

     - second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account, and

     - third, if such amounts are insufficient, from any remaining Available Interest. (Section 4.06).

     The holders of the Class B Certificates will be entitled to receive on any distribution date an amount equal to the sum of the related Class B Interest Distributable Amount and the Class B Principal Distributable Amount and any shortfalls from prior distribution dates in payments to the Class B Certificateholders, after giving effect to (1) amounts required to pay the related Total Servicing Fee payable to the servicer on such distribution date, and (2) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of such Class B Certificates. (Section 4.06).

SUBORDINATION OF THE CLASS B CERTIFICATES; SUBORDINATION SPREAD ACCOUNT

     The rights of the Class B Certificateholders to receive distributions relating to the receivables held by the trust will be subordinated to the rights of the Class A Certificateholders of that series in the event of defaults and delinquencies on these receivables as provided in the Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions relating to the receivables held by the trust and by the establishment of a Subordination Spread Account. Each Subordination Spread Account will be created with an initial deposit by the seller of the applicable Subordination Initial Deposit and will thereafter be increased by deposits of amounts otherwise distributable to the Class B Certificateholders of that series until the amount in such Subordination Spread Account reaches an amount equal to the applicable Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount in such Subordination Spread Account at the applicable Specified Subordination Spread Account Balance. (Section 4.07).

     The Specified Subordination Spread Account Balance, for each series of certificates, on any distribution date, will be the Minimum Subordination Spread Amount, except that, unless otherwise provided in the accompanying prospectus supplement, if on any distribution date (1) the average of the Charge-off Rates for the preceding three months exceeds 2.0% or (2) the average of the Delinquency Percentages for the preceding three months exceeds 1.5%, then the Specified Subordination Spread Account Balance for such distribution date will be an amount equal to a specified percentage of the aggregate Principal Balance. Such specified percentage shall be determined by deducting the following fraction, expressed as a percentage of: (A) 1 minus (B) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the aggregate Principal Balance. Notwithstanding the foregoing, except as described below, in no event will any Specified Subordination Spread Account Balance be more than the Maximum Subordination Spread Amount or less than the Minimum Subordination Spread Amount. As of any distribution date, the amount of funds actually on deposit in any Subordination Spread Account may, in certain circumstances, be less than the applicable Specified Subordination Spread Account Balance. Finally, on any distribution date on which the Class A Certificate Balance is equal to or less than the Subordination Spread Trigger, as defined in the accompanying prospectus supplement, after giving effect to distributions on such distribution date, the Specified Subordination Spread Account Balance will be the greater of the applicable balance determined as described above or the Trigger Subordination Spread Amount, as defined in the accompanying prospectus supplement.

     A Subordination Spread Account will not be a part of or otherwise includable in the trust and will be a segregated trust account held by the trustee. On each distribution date, for each series of certificates, (1) if the amounts on deposit in the related Subordination Spread Account are less than the Specified Subordination Spread Account Balance for such distribution date, the trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Total Servicing Fee due for the related monthly period, withdraw from the Certificate Account and deposit in the Subordination Spread Account the amount remaining in the Certificate Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to bring the amount in that Subordination Spread Account up to that Specified Subordination Spread Account Balance and (2) if the amount on deposit in the related Subordination Spread Account on that distribution date, after giving effect to all deposits or withdrawals therefrom on that distribution date, is greater than the applicable Specified Subordination Spread Account Balance for such distribution date, the trustee will release and distribute any such excess to the holders of the Class B Certificates. After distribution to the Class B Certificateholders, the Class A Certificateholders of the series will have no further rights in, or claims to, these amounts. (Section 4.07).

     Amounts held from time to time in each Subordination Spread Account will continue to be held for the benefit of holders of the certificates. Funds in each Subordination Spread Account will be invested as provided in the Agreement. The holders of the Class B Certificates will be entitled to receive all investment earnings on amounts in the Subordination Spread Account. Investment income on amounts in any Subordination Spread Account will not be available for distribution to the holders of the Class A Certificates or otherwise subject to any claims or rights of the holders of the Class A Certificates. (Section 4.07).

     If on any distribution date the holders of the Class A Certificates do not receive the sum of the related Class A Distributable Amount, Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall for that distribution date, after giving effect to any amounts applied to such deficiency which were withdrawn from the related Subordination Spread Account or withheld from the related Class B Distributable Amount, the holders of the Class B Certificates of that series will not receive any portion of the Total Available Amount.

     The subordination of the Class B Certificates and the Subordination Spread Account for a trust is intended to enhance the likelihood of receipt by the Class A Certificateholders of the full amount of principal and interest on the receivables held by the trust due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in some circumstances, a Subordination Spread Account could be depleted and shortfalls could result.

     So long as specified conditions are satisfied, the servicer is permitted for administrative convenience to deposit in each Certificate Account only the net amount distributable to certificateholders on the distribution date. (Section 4.08). Similarly, the seller is entitled to net its payment obligations to the trustee against any amounts distributable on the related Class B Certificates on any distribution date. The amounts available for distribution to certificateholders as described above could be reduced if indemnification or reimbursement payments were required to be made from the Certificate Account for the trust as described under "Monthly Advances," "Changes to Servicer; Servicer Indemnification and Proceedings" and "The Trustee" in this prospectus.

     The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribution:

    September 1-September 30...............    Monthly Period. The servicer receives
                                               payments and other proceeds in respect
                                               of the receivables.
    October 10.............................    The tenth calendar day of the month. On
                                               or before this date the servicer
                                               notifies the trustee of, among other
                                               things, the amounts to be distributed
                                               on the distribution date.
    October 14.............................    Record Date. Distributions on the
                                               distribution date are made to
                                               certificateholders of record at the
                                               close of business on this date. If
                                               definitive certificates are issued, the
                                               Record Date will be September 30.
    October 15.............................    Distribution Date. On or before this
                                               date, the seller and the servicer or
                                               the trustee make the required
                                               remittances and transfers to the
                                               Collection Account and the Certificate
                                               Account in immediately available funds,
                                               and the trustee pays the Total
                                               Servicing Fee, distributes to holders
                                               of the Class A and Class B Certificates
                                               amounts payable in respect of the
                                               certificates and remits amounts to the
                                               Subordination Spread Account, if
                                               required.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For each trust, unless otherwise provided in the accompanying prospectus supplement, the servicer will receive a Total Servicing Fee for each monthly period equal to the following:

     - a basic servicing fee for the prior month equal to one-twelfth of the Basic Servicing Fee Rate specified in the accompanying prospectus supplement multiplied by the aggregate Principal Balance of all receivables held by the trust as of the last day of the preceding monthly period,

     - an additional servicing fee equal to the lesser of:

          (1) the amount by which:

             (A) the aggregate amount of the basic servicing fees for that distribution date and all prior distribution dates exceeds

             (B) the aggregate amount of additional servicing fees paid to the servicer on all prior distribution dates, and

          (2) the amount, if any, by which:

             (A) the sum of Available Interest and Available Principal for that distribution date exceeds

             (B) the sum, without duplication, of (x) all amounts required to be distributed on the Class A Certificates and the Class B Certificates on that distribution date, (y) the basic servicing fee paid on that distribution date and any unpaid basic servicing fees from all prior distribution dates and (z) the amount, if any, deposited into the Subordination Spread Account on such distribution date.

     - any unpaid basic servicing fees from all prior distribution dates and the additional servicing fees, to the extent of funds available therefor.

     Unless otherwise provided in the prospectus supplement, the Total Servicing Fee for each monthly period (together with any portion of the Total Servicing Fee that remains unpaid from prior distribution dates) may be paid at the beginning of that monthly period out of collections for such Monthly Period. In addition, for each trust, the servicer will be entitled to retain the Supplemental Servicing Fee, representing any late fees, prepayment charges or certain similar fees and charges collected during the monthly period, plus any interest earned during the monthly period on deposits in the related Collection Account and Payment Ahead Servicing Account for the series.

     The Total Servicing Fee and the Supplemental Servicing Fee for each series of certificates is intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

     - collecting and posting all payments,

     - responding to inquiries of obligors on the receivables,

     - investigating delinquencies,

     - sending payment coupons to obligors,

     - reporting tax information to obligors,

     - paying costs of collections and

     - policing the collateral.

These amounts will also compensate the servicer for its services as the receivables pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the trustee for distributions and generating federal income tax information for the trust. These amounts also will reimburse the servicer for taxes, the trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables relating to a trust. (Section 3.09).

SERVICING PROCEDURES

     The servicer will make reasonable efforts to collect all payments due on the receivables held by any trust and will, consistent with accompanying Agreement, follow the collection procedures it follows for comparable automotive receivables that it services for itself or others. (Section 3.02). See "Legal Aspects of the Receivables" in this prospectus. The servicer is authorized to grant rebates, adjustments or extensions on a receivable subject to some restrictions on amending or modifying receivables, as described under "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" in this prospectus. (Sections 3.02 and 3.07).

     If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon such receivable, including the repossession and disposition of the financed vehicle securing such receivable at a public or private sale, or the taking of any other action permitted by applicable law. (Section 3.04). The servicer will be entitled to receive Liquidation Expenses as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation. (Section 3.04).

REPORTS TO CLASS A CERTIFICATEHOLDERS

     For each series of certificates, on each distribution date, the trustee will include with each distribution to each Class A Certificateholder, which will be Cede & Co. as the nominee for DTC unless definitive certificates are issued under the limited circumstances described in this prospectus, a statement setting forth the following information with respect to the prior monthly period, to the extent applicable (Section 4.09(a)):

          (1) the amount of the distribution allocable to principal;

          (2) the amount of the distribution allocable to interest;

          (3) the aggregate Principal Balance as of the close of business on the last day of the prior monthly period;

          (4) the amount of the Total Servicing Fee paid to the servicer for the prior monthly period and the certificateholder's Class A Percentage of the Total Servicing Fee;

          (5) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on that distribution date and the change in those amounts from the prior distribution date;

          (6) the Class A Pool Factor on that distribution date after giving effect to payments allocated to principal reported under (1) above;

          (7) the amount otherwise distributable to the Class B
     Certificateholders that is distributed to Class A Certificateholders on that distribution date;

          (8) the balance of the Subordination Spread Account on that distribution date, after giving effect to distributions made on that distribution date, and the change in such balance from that of the prior distribution date;

          (9) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the servicer as Payments Ahead and the change in such amount from the previous distribution date; and

          (10) the amount of Monthly Advances on that distribution date.

     Each amount set forth pursuant to subclauses (1), (2), (4) and (5) above will be expressed as a dollar amount per $1,000 of original principal balance of a Class A Certificate.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Agreement, the trustee will mail to each person who at any time during that calendar year will have been a Class A Certificateholder, a statement containing the sum of the amounts described in (1), (2), (4) and (5) above for the purposes of that Class A Certificateholder's preparation of federal income tax returns. (Section 4.09(b)). See "Federal Income Tax Consequences" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that a firm of independent accountants will furnish to the trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, a statement as to compliance by the servicer during the preceding twelve months ended June 30 with standards relating to the servicing of the receivables held by the trust, the servicer's accounting records and computer files relating to those receivables and specified other matters. (Section 3.12).

     Each Agreement will also provide for delivery to the trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended June 30 or, if there has been a default in the fulfillment of an obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one Agreement. (Section 3.11).

     Copies of the statements and certificates may be obtained by certificateholders by a request in writing to the trustee addressed to the Corporate Trust Office. (Section 3.11(a)).

     In each Agreement, the seller will agree to give the trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default as defined in Section 8.01 of each Agreement. In addition, the seller will agree to give the trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, would become a Servicer Default. (Section 3.11(b)).

CHANGES TO SERVICER; SERVICER INDEMNIFICATION AND PROCEEDINGS

     Each Agreement will provide that GMAC may not resign from its obligations and duties as the servicer under that Agreement, except upon determination that GMAC's performance of these duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the Agreement. (Section 7.05).

     Each Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence--except errors in judgment--in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the trustee for any contractual damages, liability or expense incurred by reason of the trustee's wilful misfeasance, bad faith or negligence--except errors in judgment--in the performance of the trustee's duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement. In addition, each Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. If the Servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Certificate Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to certificateholders. (Section 7.03).

     Under the circumstances specified in each Agreement, any entity into which the servicer or the seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer or the seller, as the case may be, is a party, or any entity succeeding to the business of the servicer or the seller, as the case may be or for its obligations as servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the servicer or the seller, as the case may be, will be the successor of the servicer or the seller, as the case may be, under each Agreement. (Sections 6.02 and 7.02). The servicer may at any time subcontract any duties as servicer under any Agreement to any entity more than 50% of the voting interests of which are owned, directly or indirectly, by General Motors. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties. (Section 7.04).

SERVICER DEFAULT

     Except as otherwise provided in the accompanying prospectus supplement, Servicer Defaults under each Agreement will consist of:

          (1) any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the trustee to make any required distribution, which failure continues unremedied for five business days after receipt by the servicer of notice of the failure from the trustee or discovery of the failure by an officer of the servicer;

          (2) any failure by the seller or the servicer to observe or perform in any material respect any other of its covenants or agreements in the Agreement which failure materially and adversely affects the rights of certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the seller, by the trustee or to the seller and the trustee by the holders of Class A Certificates evidencing not less than 25% of the voting interests thereof;

          (3) any representation, warranty or certification made by the servicer in the Agreement or in any certificate required to be delivered under the Agreement proves to have been incorrect when made and which has a material adverse effect on the rights of the Securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the trustee; or

          (4) events of bankruptcy insolvency or receivership of the servicer. (Section 8.01).

     Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) for a period of 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the servicer will provide the trustee, the seller and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default under an Agreement remains unremedied, the trustee or holders of Class A Certificates evidencing at least a majority of the voting interests of the Class A Certificates may terminate all of the rights and obligations of the servicer under an Agreement. If the rights and obligations of the servicer are terminated, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the trustee or the certificateholders from effecting a transfer of servicing. If the trustee is unwilling to act, then it may and if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a successor having a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables and which satisfies the other criteria set forth in the Agreement. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Agreement. (Sections 8.02 and 8.03).

WAIVER OF PAST DEFAULTS

     For each trust, the holders of Class A Certificates evidencing at least a majority of the voting interests of the Class A Certificates may waive any default by the servicer in the performance of its obligations under the Agreement and its consequences. However, the holders of Class A Certificates cannot waive a default in making any required deposits to or payments from the Collection Account or Certificate Account in accordance with the Agreement. No waiver will impair the rights of the trustee or the certificateholders regarding subsequent defaults. (Section 8.05).

AMENDMENT

     Each Agreement may be amended by the seller, the servicer and the trustee without the consent of the Class A Certificateholders:

          - to cure any ambiguity;

          - to correct or supplement any provision of the Agreement that may be defective or inconsistent with any other provision of the Agreement;

          - to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of certificateholders;

          - to add to the covenants, restrictions or obligations of the seller, the servicer or the trustee for the benefit of certificateholders; or

          - to add, change or eliminate any other provisions of the Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders.

     Each Agreement may also be amended by parties thereto with the consent of the holders of certificates evidencing at least a majority of the voting interests of each class of certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of certificateholders. No amendment may:

          - increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any related certificate, the applicable Pass Through Rate or the applicable Specified Subordination Spread Account Balance;

          - adversely affect the rating by any rating agency of the certificates without the consent of holders of certificates evidencing at least two-thirds of the voting interests of the outstanding certificates; or

          - reduce the aforesaid percentage required of certificateholders to consent to any amendment without the consent of all certificateholders. (Section 11.01).

TERMINATION

     For each trust, the respective obligations of the seller, the servicer and the trustee created by each Agreement will terminate upon the distribution to the certificateholders of all amounts required to be distributed to them pursuant to that Agreement. In order to avoid excessive administrative expense, the servicer, or its successor, is permitted at its option to purchase from each trust, as of the last day of any monthly period as of which the aggregate Principal Balance of all receivables held by that trust is equal to or less than 10% of the Aggregate Amount Financed, all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would occur as of the last day of any monthly period. This purchase price paid by the servicer, or its successor, would be equal to the aggregate Administrative Purchase Payments for these receivables plus the appraised value of any other property held as part of such trust less Liquidation Expenses. However, in no event may this purchase price be less than the unpaid balance of the certificates plus accrued and unpaid interest thereon, as determined as of the end of that monthly period. Exercise of this right and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the Agreement will effect early retirement of these certificates. The trustee will give written notice of termination to each certificateholder of record. The final distribution to any certificateholder will be made only upon surrender and cancellation of that certificateholder's certificate at an office or agency of the trustee specified in the notice of termination. (Sections 10.01 and 10.02).

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any receivables or documents. The trustee will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the certificates or the receivables, or the investment of any monies by the servicer before monies are deposited into the related Certificate Account. The trustee will not independently verify any receivables. If no Servicer Default has occurred, the trustee will be required to perform only those duties specifically required of it under the applicable Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. (Sections 9.01 and 9.05).

THE TRUSTEE

     The accompanying prospectus supplement will specify the entity that will be the trustee for each trust. The trustee and any of its affiliates may hold certificates in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee, with the consent of the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of each trust. If co-trustees or separate trustees are appointed, all rights, powers, duties and obligations conferred or imposed upon the trustee by an Agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. (Section 9.12).

     The trustee will be under no obligation to exercise any of the trusts or powers vested in it by an Agreement or to make any investigation of matters arising under an Agreement. The trustee will also be under no obligation to institute, conduct or defend any litigation under, or in relation to, an Agreement at the request, order or direction of any of the certificateholders, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with any investigation or litigation. (Section 9.04). No certificateholder will have any right under an Agreement to institute any proceeding relating to an Agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of Class A Certificates evidencing not less than 25% of the voting interests of the series have made written request upon the trustee to institute the proceeding in its own name as trustee under an Agreement and have offered to the trustee reasonable indemnity and the trustee for 30 days has neglected or refused to institute any proceedings. (Section 11.03).

     The trustee may give notice of its intent to resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as the trustee under the Agreement or if the trustee becomes insolvent or unable to act. In these circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. (Section 9.09).

     Each Agreement will provide that the servicer will pay the trustee's fees. (Section 9.07). Each Agreement will further provide that the trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee in the acceptance or performance of its duties under the Agreement. The trustee will not be indemnified against any loss, liability or expense incurred by the trustee through its own wilful misfeasance, bad faith or negligence, other than errors in judgment, or by reason of a breach of any of its representations or warranties set forth in the Agreement. (Sections 6.01, 7.01 and 9.07). Any indemnification of the trustee by a trust will reduce the amount otherwise available for distribution to certificateholders.

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                        LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

     In all states in which the receivables are originated, retail instalment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also will constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables are originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     For each trust, pursuant to the purchase agreement for each trust, GMAC will assign its security interest in the financed vehicles securing the receivables to the seller and the seller will assign its security interest in the financed vehicles securing the receivables to the trust. However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party in the financed vehicle. Also, the servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the seller and the trustee pursuant to the Custodian Agreement. See "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" in this prospectus.

     In most states, an assignment of the nature contained in each purchase agreement and Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds by the assignment to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of the servicer's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of GMAC's warranties under the purchase agreement and, if the interests of the certificateholders in the receivable are materially and adversely affected, would create an obligation of GMAC to repurchase that receivable unless the breach is cured. See "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" in this prospectus. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a

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

motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under each Agreement, the servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Agreement, GMAC will have represented to the seller that, as of the closing date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle. The seller will have assigned the representation, among others, to the trust pursuant to the Agreement. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the trustee or certificateholders if a lien or confiscation arises.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by taking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

NOTICE OF SALE; REDEMPTION RIGHTS

     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, the FTC Repossession Consent Order imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

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

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and the FTC Repossession Consent Order require the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts, including the receivables. If a seller of a receivable is not liable for indemnifying the related trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.

     The so called "holder-in-due-course" rule of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Commercial Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the holder-in-due-course rule is limited to the amounts paid by an obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor.

     Most of the receivables held by any trust will be subject to the requirements of the holder-in-due-course rule. Accordingly, the trustee, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of GMAC's warranties under the applicable Agreement and may create an obligation of GMAC to repurchase the

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

receivables unless the breach is cured in all material respects. See "The Certificates--Sale and Assignment of the Receivables and Warranties Thereon" in this prospectus.

     Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     Under each purchase agreement, GMAC will represent to the seller that each receivable complies with all requirements of law in all material respects. The seller will assign the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation may constitute a breach and would create an obligation of GMAC to repurchase the receivable unless the breach is cured in all material respects. See "The Certificates--Sale and Assignment of the Receivables and Warranties Thereon" in this prospectus.

OTHER LIMITATIONS

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

     The receivables prohibit the sale or transfer of a financed vehicle without the servicer's consent and will permit the servicer to accelerate the maturity of the receivable upon a sale or transfer without the servicer's consent. The servicer will not consent to a sale or transfer and will require prepayment of the receivable. Although the servicer, as agent of the trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel

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

to each trust with respect to the related Class A Certificates on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting Class A Certificateholders generally, but do not purport to furnish information in the level of detail or with the attention to a Class A Certificateholder's specific tax circumstances that would be provided by a Class A Certificateholder's own tax advisor. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations under the Code, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving equity interests issued by a trust with terms similar to those of the Class A Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to Class A Certificate Owners.

     The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Class A Certificate Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. Additionally, this information is directed to prospective purchasers who purchase Class A Certificates in the initial distribution, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Class A Certificates as "capital assets" within the meaning of Section 1221 of the Code. We suggest that you consult with your tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Class A Certificates.

TAX STATUS OF THE TRUST

     In the opinion of Tax Counsel, each trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Subject to the discussion below under "Treatment of Fees or Payments," each Class A Certificate Owner will be treated as the owner of a pro rata undivided interest in the applicable Class A Percentage of the ordinary income and corpus portions of the applicable trust.

INCOME OF CERTIFICATE OWNERS

     Subject to the discussion below under "Treatment of Fees or Payments," in the opinion of Tax Counsel, each Class A Certificate Owner will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata share of the applicable Class A Percentage of the entire income from the receivables and any other property in the trust for the period during which it owns a Class A Certificate, including interest or finance charges earned on the receivables held by the trust and any gain or loss upon collection or disposition of the receivables. A Class A Certificate Owner using the cash method of accounting should take into account its pro rata share of income as and when received by the trustee. A Class A Certificate Owner using an accrual method of accounting

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

should take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

     Assuming the market discount rules do not apply to the receivables, the portion of each monthly payment to a Class A Certificate Owner that is allocable to principal will represent a recovery of capital, which will reduce the tax basis of the Class A Certificate Owner's undivided interest in the receivables. In computing its federal income tax liability, a Class A Certificate Owner generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the applicable trust as provided in Section 162 or 212 of the Code. However, if a Class A Certificate Owner is an individual, estate or trust, the deduction for its pro rata share of such fees will be subject to certain limitations.

     In particular, the deduction, taken together with all of such person's other miscellaneous itemized deductions, will be allowed, for regular tax purposes, only to the extent that all of such person's miscellaneous itemized deductions, including such person's share of such fees, exceed 2% of such person's adjusted gross income, including any income from the certificates. In addition, in the case of Class A Certificate Owners who are individuals certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Class A Certificate Owner's adjusted gross income in excess of a statutorily defined threshold.

     The deduction will not be allowed for alternative minimum tax purposes. Because the trustee will not report to Class A Certificate Owners the amount of income or deductions attributable to the Surplus Interest, Supplemental Servicing Fee or Prepayment Surplus, a Class A Certificate Owner who is an individual, estate or trust may effectively underreport its net taxable income. See "Treatment of Fees and Payments" below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

     TREATMENT OF FEES OR PAYMENTS. It is expected that income will be reported to Class A Certificate Owners on the assumption that the Class A Certificate Owners own a 100% interest in the applicable Class A Percentage of all of the principal and interest derived from the related receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services rendered. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment on some receivables. As a result, these receivables may be treated as "stripped bonds" within the meaning of the Code.

     To the extent that the receivables are characterized as "stripped bonds," the income of the trust allocable to Class A Certificate Owner would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the trust's deductions would be limited to reasonable servicing fees and other fees. In addition, a Class A Certificate Owner purchasing certificates in the initial distribution thereof would not be subject to the market discount and premium rules discussed below relating to stripped receivables, but instead would be subject to the OID rules of the Code.

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

     If the price at which a Class A Certificate Owner were deemed to have acquired a receivable is less than the remaining principal balance of that receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID is de minimis under this rule, the actual amount of OID on the receivable would be includable in income as principal payments are received on the receivable.

     If the OID on a receivable were not treated as de minimis, a Class A Certificate Owner would be required to include any such OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. Moreover, the IRS could assert that a prepayment assumption should be used in computing the yield to maturity of a receivable. If a receivable is deemed to be acquired by a Class A Certificate Owner at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a Class A Certificate Owner. No representation is made, nor is Tax Counsel able to give an opinion, that the receivable will prepay at any particular rate. It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by Class A Certificate Owners in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a Class A Certificate Owner.

     Discount Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Class A Certificate should be treated as purchasing an interest in each receivable and any other property in the trust at a price determined by allocating the purchase price paid for the Class A Certificate among the receivables and other property in proportion to their fair market values of the time of purchase of the Class A Certificate. It is believed that the receivables were not and will not be issued with OID, and, therefore, a trust should not have OID income. However, the purchase price paid by a trust for the receivables may be greater or less than the remaining principal balance of the receivables to be sold to that trust at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

     Any gain on the sale of a Class A Certificate attributable to the Class A Certificate Owner's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Moreover, a holder who acquires a Class A Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Class A Certificate until the holder disposes of the Class A Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of a Class A Certificate and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

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

     In the event that a receivable held by any trust is treated as purchased at a premium, the premium will be amortizable by a Class A Certificate Owner as an offset to interest income, with a corresponding reduction in the Class A Certificate Owner's basis, under a constant yield method over the term of the receivable if an election under Section 171 of the Code is made. Any election under Section 171 of the Code will apply to all debt instruments held by the Class A Certificate Owner during the year in which the election is made and to all debt instruments acquired thereafter.

     SALE OF A CLASS A CERTIFICATE. Generally, capital gain or loss will be recognized on a sale of Class A Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Class A Certificates sold. A Class A Certificate Owner's tax basis in a Class A Certificate will generally equal the seller's cost increased by any OID or market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the trust. Any gain on the sale of a Class A Certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the Class A Certificate Owner, unless the Class A Certificate Owner makes the special election described under "Discount and Premium" above.

     If a Class A Certificate Owner is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Class A Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Class A Certificates.

BACKUP WITHHOLDING

     Payments made on Class A Certificates and proceeds from the sale of Class A Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Class A Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "benefit plan") from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan.

     In addition, transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation

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

applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the Class A Certificates will be treated as an equity interest for these purposes.

     Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements.

UNDERWRITER EXEMPTION

     The Class A Certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter's exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter's exemption. The receivables covered by the underwriter's exemption include motor vehicle installment obligations such as those securing the Class A Certificates offered by this prospectus.

     The underwriter's exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter's exemption to apply to the acquisition of the Class A Certificates by a benefit plan are the following:

          (1) The acquisition of the Class A Certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The Class A Certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

          (3) The sum of all payments made to the underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by us pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services;

          (4) The trustee is a substantial financial institution and is not an "affiliate," as defined in the exemption, of any other member of the "restricted group," which consists of the underwriter, the trustee, the seller, the servicer, any subservicer, any obligor with respect to motor vehicle installment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the Class A Certificates and any affiliate of these parties;

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

          (5) The benefit plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

          (6) The trust satisfies the following requirements:

             (a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

             (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan's acquisition of the Class A Certificates, and

             (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan's acquisition of the Class A Certificates.

          (7) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the transfer and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and a true sale opinion is issued in connection with the transfer of assets to the trust.

     Some transactions are not covered by the underwriter's exemption or any other exemption. The underwriter's exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the servicer or any "obligor" (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

     - a benefit plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition;

     - immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

     - in the case of the acquisition of Class A Certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

     The underwriter's exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the Class A Certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the trust agreement, indenture and transfer and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

     Each prospective purchaser of Class A Certificates in reliance on the underwriter's exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption.

     For more information, including whether an underwriter's exemption is likely to provide relief for a particular class of Class A Certificates, see "ERISA Considerations" in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the Class A Certificates, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an underwriter's exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the Class A Certificates are an appropriate investment for a benefit plan under ERISA and the Code.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement for each series of certificates, the seller will agree to sell to each of the underwriters named in the underwriting agreement and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of Class A Certificates set forth in the underwriting agreement and in the accompanying prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the Class A Certificates described in the underwriting agreement which are offered by this prospectus and by the accompanying prospectus supplement if any of the Class A Certificates are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will either:

     (1) set forth the price at which the Class A Certificates being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these certificates or

     (2) specify that the Class A Certificates are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any certificates, the public offering price and the concessions may be changed.

     Each underwriting agreement will provide that the seller will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act.

     The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement. The trustee may, from time to time, invest the funds in the Designated Accounts in eligible investments acquired from the underwriters.

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

                                 LEGAL OPINIONS

     Specified legal matters relating to the certificates will be passed upon for the seller and the servicer by Robert L. Schwartz, General Counsel of the seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the seller and the servicer. Mr. Schwartz owns shares of both classes of General Motors common stocks and has options to purchase shares of General Motors common stock, $1 2/3 par value. Specified federal income tax matters will be passed upon for the seller by Kirkland & Ellis.

                         REPORTS TO CERTIFICATEHOLDERS

     The servicer will prepare monthly reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the certificates. No financial reports will be sent to you. See "Description of the Certificates--Book Entry Registration" "--Reports to Class A Certificateholders" and "--Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265.

                            ------------------------

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

                               GLOSSARY OF TERMS

     The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa:

     "Administrative Purchase Payment" means, for any Administrative Receivable:

          (1) in the case of a Scheduled Interest Receivable, a release of all claims for reimbursement of Scheduled Interest Advances made on the receivable plus a payment equal to the sum of

             (A) the scheduled payments on the receivable;

             (B) an amount equal to any reimbursement of outstanding Scheduled Interest Advances made to the servicer with respect to that receivable from the proceeds of other receivables; and

             (C) all past due scheduled payments for which a Scheduled Interest Advance has not been made less the rebate that would be payable to the obligor on the receivable were the obligor to prepay the receivable in full on that day; or

          (2) in the case of a Simple Interest Receivable, a payment equal to the Amount Financed minus that portion of all payments made on or prior to the last day of the prior monthly period allocable to principal.

     "Administrative Receivable" means a receivable which the servicer is required to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by a trust.

     "Agreement" means, for each series of certificates, the Pooling and Servicing Agreement which incorporates the GMAC Grantor Trust Standard Terms and Conditions.

     "Aggregate Amount Financed" means the aggregate Amount Financed under the receivables held by a trust as specified in the accompanying prospectus supplement.

     "Aggregate Net Losses" means, for a series of certificates and any monthly period, an amount equal to the aggregate Principal Balance of all receivables newly designated during that monthly period as Liquidating Receivables minus Liquidation Proceeds collected during that monthly period for all Liquidating Receivables.

     "Amount Financed" means, for a receivable, the aggregate amount advanced under the receivable toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs less:

          (1) (A) in the case of a Scheduled Interest Receivable, payments due from the obligor prior to the cutoff date allocable to principal; and

             (B) in the case of a Simple Interest Receivable, payments received from the obligor prior to the cutoff date allocable to principal; and

          (2) any amount allocable to the premium for physical damage insurance covering the financed vehicle force-placed by the servicer.

     "APR" means, for a receivable, the annual percentage rate.

     "Available Interest" means, for each series of certificates, on a distribution date, an amount equal to the sum of the following amounts for that monthly period:

          (1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest or Prepayment Surplus and including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

          (2) Liquidation Proceeds, to the extent allocable to interest in accordance with the servicer's customary servicing procedures;

          (3) all Simple Interest Advances;

          (4) all Scheduled Interest Advances to the extent allocable to interest; and

          (5) the Warranty Payment or the Administrative Purchase Payment of each receivable that the seller repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest or Prepayment Surplus thereon less an amount equal to the sum of the following amounts for that monthly period:

          (1) all amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance;

          (2) Liquidation Proceeds with respect to Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances;

          (3) any Excess Simple Interest Collections;

          (4) Liquidation Proceeds with respect to Simple Interest Receivables paid to the Servicer; and

          (5) amounts representing reimbursement for certain Liquidation
     Expenses.

     For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

     "Available Principal" means, for each series of certificates, on any distribution date, an amount equal to the sum of the following amounts for that monthly period:

          (1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal, including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

          (2) Liquidation Proceeds to the extent allocable to principal in accordance with the Servicer's customary servicing procedures;

          (3) all Scheduled Interest Advances to the extent allocable to principal; and

          (4) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment received for each receivable that the seller repurchased or the servicer purchased during that monthly period less an amount equal to the sum, for that monthly period:

          (1) all amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance;

          (2) Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances;

          (3) any Excess Simple Interest Collections;

          (4) Liquidation Proceeds from Simple Interest Receivables paid to the servicer; and

          (5) amounts representing reimbursement for certain Liquidation
     Expenses.

     For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

     "Benefit Plan" means a pension, profit-sharing or other employee benefit plan and individual retirement accounts and some types of Keogh Plans and some collective investment funds or insurance company general or separate accounts in which the plans and accounts are invested.

     "Certificate Account" means, for each series of certificates, the account so designated, established and maintained pursuant to the Agreement.

     "Certificate Owner" means, for a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as reflected on the books of the clearing agency or on the books of a person maintaining an account with such clearing agency.

     "Charge-off Rate" means, for a series of certificates and any monthly period, an amount equal to the Aggregate Net Losses for the receivables held by the trust expressed, on an annualized basis, as a percentage of the average of
(1) the aggregate Principal Balance on the last day of the monthly period preceding that monthly period and (2) the aggregate Principal Balance on the last day of that monthly period.

     "Class A Interest Carryover Shortfall" means, for a series of certificates, as of the close of any distribution date, the excess, if any, of (1) the Class A Interest Distributable Amount for that distribution date plus any outstanding Class A Interest Carryover Shortfall from the preceding distribution date, to the extent permitted by law, at the applicable Pass Through Rate from that preceding distribution date through the current distribution date minus (2) the amount of interest that the holders of the Class A Certificates actually received on the current distribution date.

     "Class A Certificate Balance" means, for any series of certificates, initially, the Class A Percentage of the Aggregate Amount Financed and, thereafter, will equal the initial Class A Certificate Balance, reduced by all distributions of Class A Principal Distributable Amounts actually made to Class A Certificateholders.

     "Class A Distributable Amount" means, for any series of certificates, on any distribution date, the sum of (1) the Class A Principal Distributable Amount and (2) the Class A Interest Distributable Amount.

     "Class A Interest Distributable Amount" means, for any series of certificates, on any distribution date, one month's interest at the Pass Through Rate on the Class A Certificate Balance as of the last day of the related monthly period.

     "Class A Pool Factor" means, for any series of certificates, a seven-digit decimal figure computed by the servicer prior to each distribution equal to the remaining Class A Certificate Balance as of the close of that date divided by the initial Class A Certificate Balance of that series.

     "Class A Principal Carryover Shortfall" means, for a series of certificates, as of the close of any distribution date, the excess, if any, of
(1) the Class A Principal Distributable Amount for that distribution date plus any outstanding Class A Principal Carryover Shortfall from the preceding distribution date minus (2) the amount of principal that the holders of the Class A Certificates actually received on the current distribution date.

     "Class A Principal Distributable Amount" means, for any series of certificates, on any distribution date, the Class A Percentage of (1) the principal portion of all Scheduled Payments for that monthly period on Scheduled Interest Receivables held by the trust, other than Liquidating Receivables, and the principal portion of all payments received by the trustee during that monthly period on Simple Interest Receivables held by the trust, other than Liquidating Receivables, (2) the principal portion of all Prepayments received during that monthly period -- except to the extent included in (1) above -- and
(3) the Principal Balance of each receivable that the servicer became obligated to purchase, the seller became obligated to repurchase or that became a Liquidating Receivable during that monthly period -- except to the extent included in (1) or (2) above.

     "Class B Certificate Balance" means, for any series of certificates, initially, the Class B Percentage of the Aggregate Amount Financed and, thereafter, will equal such initial Class B Certificate Balance, reduced by (1) all distributions of Class B Principal Distributable Amounts actually made to Class B Certificateholders, or deposited on or prior to such date in the subordination spread account, not including the initial deposit, (2) the Class A Principal Carryover Shortfall as of the preceding distribution date and (3) any shortfalls from prior distribution dates in principal distributions to the Class B Certificateholders.

     "Class B Distributable Amount" means, for any series of certificates, on any distribution date, the sum of (1) the Class B Principal Distributable Amount and (2) the Class B Interest Distributable Amount.

     "Class B Interest Distributable Amount" means, for any series of certificates, on any distribution date, an amount equal to the sum of (1) one month's interest at the Pass Through Rate on the Class B Certificate Balance as of the last day of the monthly period, (2) all Surplus Interest with respect to receivables held by the trust, less Additional Servicing payable on that distribution date), and (3) all Prepayment Surplus with respect to Scheduled Interest Receivables held by the trust to which a Prepayment is to be applied, net of one month's interest at the applicable Pass Through Rate on the aggregate Principal Balance of such Scheduled Interest Receivables as of the first day of the monthly period.

     "Class B Principal Distributable Amount" means, for any series of certificates, on any distribution date, the Class B Percentage of (1) the principal portion of all scheduled payments with respect to the related monthly period on Scheduled Interest Receivables held by the trust, other than Liquidating Receivables, and the principal portion of all payments received by the trustee during the related monthly period on Simple Interest Receivables held by the trust, other than Liquidating Receivables, (2) the principal portion of all Prepayments received during the related monthly period -- except to the extent included in
(1) above -- and (3) the Principal Balance of each receivable that the servicer became obligated to purchase, the seller became obligated to repurchase or that became a Liquidating Receivable during the related monthly period -- except to the extent included in (1) or (2) above.

     "Collection Account" means, for each series of certificates, the account so designated, established and maintained pursuant to the applicable Agreement.

     "Delinquency Percentage" means, for a series of certificates and any monthly period, the ratio of all outstanding receivables which are 61 days or more delinquent as of the last day of that monthly period, determined in accordance with the servicer's normal practices, divided by the number of outstanding receivables on the last day of that monthly period.

     "Distribution Date" means, for a monthly period, the 15th day of the next succeeding calendar month, or if the 15th day is not a business day, the next succeeding business day.

     "Excess Payment" means, for a Scheduled Interest Receivable, the portion of a payment on the receivable in excess of the scheduled payment thereon which are not late fees, prepayment charges or other fees or charges.

     "Excess Simple Interest Collections" means, for a monthly period, the excess, if any, of (1) all payments received during that monthly period on all Simple Interest Receivables to the extent allocable to interest minus (2) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on each receivable was received on its respective due date.

     "FTC Repossession Consent Order" means a consent order between the servicer and the Federal Trade Commission.

     "General Motors" means General Motors Corporation, a Delaware corporation.

     "Liquidation Expenses" means an amount specified in the Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for refurbishing and disposition of a financed vehicle and other out-of-pocket costs related to liquidation.

     "Liquidating Receivable" means a receivable as to which the servicer has:

     (1) reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or

     (2) repossessed and disposed of the financed vehicle.

     "Liquidation Proceeds" means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

     "Monthly Advance" means, for any trust, as of the last day of each monthly period, either a Scheduled Interest Advance or a Simple Interest Advance, or both, as applicable, in respect of the prior monthly period.

     "Payment Ahead" means, for a Scheduled Interest Receivable, any Excess Payment, not representing prepayment in full of the receivable, that is of an amount so that the sum of the Excess Payment, together with any unapplied Payments Ahead, is equal to or less than three times the scheduled payment.

     "Payment Ahead Servicing Account" means, for each series of certificates, the account so designated, established and maintained pursuant to the Agreement.

     "Prepayment" means any Excess Payment other than a Payment Ahead.

     "Prepayment Surplus" means, for a series of certificates, on any distribution date on which a Prepayment is to be applied for a Scheduled Interest Receivable, that portion of such Prepayment, net of any rebate to the obligor of the portion of the scheduled payments attributable to unearned finance charges, which is not allocable to principal.

     "Principal Balance" means, as of any day, for any receivable, an amount equal to the Amount Financed minus the sum of either:

          (1) in the case of a Scheduled Interest Receivable:

             - that portion of all scheduled payments due on or prior to that date allocable to principal;

             - that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal; and

             - any Prepayment applied by the servicer to reduce the Principal Balance of that receivable; or

          (2) in the case of a Simple Interest Receivable:

             - that portion of all payments received on or prior to that date allocable to principal; and

             - that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal.

     "Record Date" means, for any distribution date, the close of business on the date immediately preceding distribution date, or if definitive certificates are issued, the last day of the preceding monthly period.

     "Restricted Group" means the seller, the underwriters, the trustee, the servicer or any obligor with respect to the receivables included in the related trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of these parties.

     "Scheduled Interest Advance" means, for a Scheduled Interest Receivable, the amount, as of the last day of the monthly period, by which the amount the scheduled payment exceeds the amount of Payments Ahead not previously applied to that receivable and any amounts received by an obligor in respect of that scheduled payment.

     "Scheduled Interest Receivable" means any receivable pursuant to which the scheduled payments are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Servicer Default" has the meaning set forth in "The
Certificates -- Servicer Default."

     "Simple Interest Advance" means, for all Simple Interest Receivables held by a trust, unless otherwise provided in the accompanying prospectus supplement, as of the last day of each monthly period, an amount equal to the excess, if any, of: (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over (2) all payments received during that Monthly Period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

     "Simple Interest Receivable" means any receivable under which the portion of each monthly payment allocated between finance charges and principal is based on the actual date on which a payment is received.

     "Specified Subordination Spread Account Balance" means, for a series of certificates, the meaning set forth in "The Certificates-Subordination of the Class B Certificates; Subordination Spread Account."

     "Supplemental Servicing Fee" means, for a series of certificates and any distribution date, all late fees, prepayment charges and certain similar fees and charges collected during the monthly period plus any interest earned during the monthly period on deposits in the related Collection Account and Payment Ahead Servicing Account.

     "Surplus Interest" means, for a series of certificates, on any distribution date, the product of (1) in the case of a Scheduled Interest Receivable, the interest portion of the scheduled payment on that receivable or, in the case of a Simple Interest Receivable, the amount of interest that would be due during that monthly period on the receivable assuming that the payment was received on its due date multiplied by (2) the remainder of (A) one minus (B) a fraction, the numerator of which equals the sum of the applicable Pass Through Rate and the Basic Servicing Fee Rate and the denominator of which equals the APR on the receivable.

     "Tax Counsel" means Kirkland & Ellis, as special counsel to the Seller.

     "Total Available Amount" means, for each series of certificates, on each distribution date, the sum of the Available Interest and the Available Principal.

     "Total Servicing Fee" has the meaning set forth in "The
Certificates -- Servicing Compensation and Payment of Expenses."

     "Warranty Payment" means, for a Warranty Receivable:

          (1) in the case of a Scheduled Interest Receivable, the sum of:

             (A) all remaining scheduled payments on that receivable, plus all past due scheduled payments for which a Scheduled Interest Advance has not been made; plus

             (B) all outstanding Scheduled Interest Advances on that receivable; plus

             (C) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer for that such receivable from the proceeds of other receivables, minus the sum of:

             (A) the rebate that would be payable to the obligor on that receivable were the obligor to prepay that receivable in full on that day; and

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

             (B) any Liquidation Proceeds for that receivable previously received (to the extent applied to reduce the Principal Balance of that receivable; or

          (2) in the case of a Simple Interest Receivable, the Amount Financed minus the sum of:

             (A) that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal; and

             (B) any Liquidation Proceeds for that receivable previously received (to the extent applied to reduce the Principal Balance of that receivable.

     "Warranty Receivable" means a receivable which must be repurchased by either the seller or GMAC as a result of a breach of any representation or warranty for that receivable which materially and adversely affects the interests of the certificateholders of any series in that receivable.

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

             ------------------------------------------------------
             ------------------------------------------------------
     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION OR THOSE REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING THAT OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION IN THOSE DOCUMENTS IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ------------------

     UNTIL ____________________, 20 , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ASSOCIATED PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND FOR THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                   GMAC 20 -
                                 GRANTOR TRUST
                                     ISSUER

                                  $
                                            %
                           ASSET BACKED CERTIFICATES,
                                    CLASS A

                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER

                                 GENERAL MOTORS
                             ACCEPTANCE CORPORATION
                                    SERVICER
                      ------------------------------------
                             PROSPECTUS SUPPLEMENT
                      ------------------------------------
                                  UNDERWRITERS

             ------------------------------------------------------
             ------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT.

The notes represent obligations of the trust only. The certificates represent interests in the trust only. The notes and certificates do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.
This prospectus supplement may be used to offer and sell notes and certificates only if accompanied by the prospectus.

                                                                       VERSION 3
                                                        PRELIMINARY SECURED NOTE
                                                      PROSPECTUS SUPPLEMENT FORM
                 SUBJECT TO COMPLETION, DATED           ,

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED           ,

                    $                     Asset Backed Notes
               [$                     Asset Backed Certificates]
CAPITAL AUTO RECEIVABLES ASSET TRUST        -SN[1]
Issuer

CAPITAL AUTO RECEIVABLES, INC.
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer

                       The seller is offering the following classes of notes and certificates:

                            --------------------------------------------------------------------------
                                                              CLASS A NOTES
                                                   ------------------------------------
                                                   A-1 NOTES    A-2 NOTES    A-3 NOTES    CERTIFICATES
                            --------------------------------------------------------------------------
                             Principal Amount
                            --------------------------------------------------------------------------
                             Interest Rate
                            --------------------------------------------------------------------------
                             Final Scheduled
                             Distribution Date
                            --------------------------------------------------------------------------
                             Price to Public
                            --------------------------------------------------------------------------
                             Underwriting
                             Discount
                            --------------------------------------------------------------------------
                             Proceeds to Seller
                            --------------------------------------------------------------------------

                       CREDIT ENHANCEMENT

                       - [Reserve Account]

                       - Certificates Subordinated

                       - Termination Value Insurance
The primary assets of the trust will consist of a pool of non-recourse secured notes. Each secured note has a security interest in a new or used automobile or light truck and a lease of that automobile or light truck.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ____________, ____

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes and certificates in two separate documents:

          (a) the accompanying prospectus, which provides general information and terms of the securities, some of which may not apply to a particular series of securities, including your series.

          (b) this prospectus supplement, which will provide information regarding the pool of secured notes, including the leases and leased vehicles securing the secured notes, held by the trust and specify the terms of your series of securities.

     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the securities in any state where their offer is not permitted.

     We include cross references in this prospectus supplement to captions under which you can find additional, related discussions. The following table of contents provides the pages at which these captions are located.

     In this prospectus supplement, "we," "us" and "our" refer to the seller, Capital Auto Receivables, Inc.

     The definitions of many of the terms used in this prospectus supplement are contained in the "Glossary" at the end of this prospectus supplement.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
PROSPECTUS SUPPLEMENT
SUMMARY.....................................................     S-6
RISK FACTORS................................................    S-11
SUMMARY OF TRANSACTION PARTIES..............................    S-18
THE TRUST...................................................    S-19
  Capitalization of the Trust...............................    S-19
  The Owner Trustee.........................................    S-19
THE POOL OF SECURED NOTES...................................    S-19
  Composition of the Pool of Secured Notes..................    S-21
  Distribution of Secured Notes by Interest Rate............    S-22
  Distribution of Secured Notes by Maturity.................    S-22
  Distribution by State of Leases Securing the Secured
     Notes..................................................    S-22
  Distribution of Leases Securing the Secured Notes by
     Vehicle Make...........................................    S-23
  Distribution of Leases Securing the Secured Notes by
     Vehicle Type...........................................    S-23
  Distribution of Leases Securing the Secured Notes by
     Original Term..........................................    S-24
TERMINATION VALUE INSURANCE.................................    S-25
  Composition of COLT's Entire Portfolio of Secured Notes
     and Lease Assets.......................................    S-27
THE TERMINATION VALUE INSURER...............................    S-28
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................    S-30
  Assumed Characteristics...................................    S-31
  Percentage of Class A-1 Note Balance Outstanding to
     Maturity...............................................    S-32
  Percentage of Class A-2 Note Balance Outstanding to
     Maturity...............................................    S-33
  Percentage of Class A-3 Note Balance Outstanding to
     Maturity...............................................    S-34
  Percentage of Certificate Balance Remaining to Maturity...    S-35
  Schedule of Declining Secured Note Values.................    S-36
THE POOL OF LEASES SECURING THE SECURED NOTES...............    S-37
RESIDUAL VALUES.............................................    S-42
THE NOTES...................................................    S-43
  Payments of Interest......................................    S-44
  Payments of Principal.....................................    S-44
  Redemption................................................    S-44
  Delivery of Notes.........................................    S-45
THE CERTIFICATES............................................    S-45
  Distributions of Interest and Certificate Balance.........    S-45
THE TRANSFER AND SERVICING AGREEMENTS.......................    S-46
  Servicing Compensation and Payment of Expenses............    S-46
  Summary of Monthly Deposits and Withdrawals from
     Accounts...............................................    S-47
  Distributions.............................................    S-48
  Termination of the Trust..................................    S-50
ERISA CONSIDERATIONS........................................    S-50
FEDERAL INCOME TAX CONSEQUENCES.............................    S-50
PLAN OF DISTRIBUTION........................................    S-50
LEGAL OPINIONS..............................................    S-52
GLOSSARY....................................................    S-53

                                                                PAGE
                                                                ----
PROSPECTUS

THE TRUSTS..................................................       2
  Formation of Trusts.......................................       2
  Trust Property............................................       2
  Capitalization of Each Trust..............................       2
THE OWNER TRUSTEE...........................................       3
THE SELLER..................................................       3
THE SERVICER................................................       4
  Vehicle Asset Universal Leasing Trust.....................       4
  Central Originating Lease Trust...........................       5
THE POOLS OF SECURED NOTES..................................       5
  Terms of the Secured Notes................................       5
  Delinquencies, Repossessions and Net Losses...............       7
  GMAC's Responsibilities as COLT Agent and Lease
     Servicer...............................................       8
DESCRIPTION OF AUTO LEASE BUSINESS..........................       9
  Underwriting of Motor Vehicle Leases......................       9
  Residual Values...........................................      11
  Insurance Required to be Maintained By Lessees............      12
  Auto Lease Criteria for COLT's Lease Program..............      12
SERVICING OF MOTOR VEHICLE LEASES...........................      13
  Vehicle Disposition Process...............................      14
  Vehicle Maintenance; Excess Wear and Tear and Excess
     Mileage................................................      15
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................      15
USE OF PROCEEDS.............................................      17
THE NOTES...................................................      17
  Book-Entry Registration of the Notes......................      17
  Principal and Interest on the Notes.......................      17
  The Indenture.............................................      18
  The Indenture Trustee.....................................      24
THE CERTIFICATES............................................      24
  Book-Entry Registration of the Certificates...............      24
  Distributions of Interest and Certificate Balance.........      25
BOOK-ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS.........      26
  Book-Entry Registration...................................      26
  Definitive Securities.....................................      30
  Reports to Securityholders................................      31
THE TRANSFER AND SERVICING AGREEMENTS.......................      32
  Sale and Assignment of Secured Notes......................      33
  Additional Sales of Secured Notes.........................      36
  Accounts..................................................      36
  Servicing Compensation and Payment of Expenses............      38
  Collections...............................................      39
  Servicer Advances.........................................      40
  Distributions.............................................      41
  Credit Enhancement........................................      42
  Net Deposits..............................................      44
  Statements to Trustees and Trust..........................      44
  Evidence as to Compliance.................................      45

                                                                PAGE
                                                                ----
  Matters Regarding the Secured Note Servicer...............      45
  Secured Note Servicer Default.............................      46
  Rights Upon Secured Note Servicer Default.................      47
  Waiver of Past Defaults...................................      48
  Amendment.................................................      48
  Insolvency Events.........................................      49
  Certificateholder Liability; Indemnification..............      49
  Termination...............................................      50
  Administration Agreement..................................      50
LEGAL ASPECTS OF THE SECURED NOTES AND THE LEASES SECURING
  THE SECURED NOTES.........................................      50
  Insolvency Related Matters................................      50
  Security Interest in Secured Notes and Leases and Leased
     Vehicles that Secure the Secured Notes.................      51
  Repossession of Leased Vehicles Securing the Secured
     Notes..................................................      53
  Deficiency Judgments and Excess Proceeds..................      53
  Consumer Protection Laws..................................      54
  Other Limitations.........................................      54
FEDERAL INCOME TAX CONSEQUENCES.............................      55
  The Notes.................................................      56
  Trust Certificates........................................      60
  Partnership Certificates..................................      63
  Tax Non-Entity Certificates...............................      68
STATE AND LOCAL TAX CONSEQUENCES............................      69
ERISA CONSIDERATIONS........................................      69
  Exemption Applicable to Debt Instruments..................      69
  Underwriter Exemption.....................................      70
PLAN OF DISTRIBUTION........................................      72
LEGAL OPINIONS..............................................      73
WHERE YOU CAN FIND MORE INFORMATION.........................      73

                                    SUMMARY

     The following summary highlights selected information from this document and provides a general overview of relevant terms of the securities. To understand all of the terms of this offering, you should read carefully this prospectus supplement and the accompanying prospectus.

THE PARTIES

Issuer or Trust

Capital Auto Receivables Asset Trust      -SN[1]. The trust is the issuer of the
offered notes [and certificates].

Seller

Capital Auto Receivables, Inc. or CARI, a wholly-owned subsidiary of General Motors Acceptance Corporation.

Servicer

General Motors Acceptance Corporation or GMAC, a wholly-owned subsidiary of General Motors Corporation.

Owner Trustee

Indenture Trustee

Termination Value Insurer

[               ], known as the Termination Value Insurer, provides insurance coverage for the leases and leased vehicles securing the secured notes when the leases terminate. The Termination Value Insurer currently has a financial strength rating of "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. The termination value insurance policy provided by the Termination Value Insurer provides 100% loss coverage, subject to an overall cap for all lease assets held by COLT, on the lease assets securing each secured note, including each secured note held by the trust. The parameters of the termination value insurance policy are described under "Termination Value Insurance."

Origination Trust

Central Originating Lease Trust or COLT. COLT acquires leases and leased vehicles financed in part by issuing non-recourse secured notes to GMAC. Each secured note has a security interest in a new or used General Motors automobile or light truck and a lease of that automobile or light truck. The offered securities are secured by a pool of these secured notes sold by GMAC to CARI.

THE NOTES

The seller will offer the [three] classes of notes listed on the cover page of this prospectus supplement. [The Class A-1 notes [and the certificates] are not offered under this prospectus supplement.]

Interest Payments

The trust will pay interest on the notes monthly, on the 15th day of each month or on the next business day, which we refer to as the distribution date. The
first distribution date is      ,      .

The trust will pay interest on the Class A-1 notes based on a [360-day year and the actual days elapsed in the accrual period]. The trust will pay interest on the Class A-2 and Class A-3 notes based on a [360-day year consisting of twelve 30- day months].

Interest payments on all classes of notes will have the same priority.

The prospectus and this prospectus supplement describe how the available funds are allocated to interest payments.

Principal Payments

The trust will pay principal on the notes monthly on each distribution date.

The trust will make principal payments based on the amount of collections and defaults on the secured notes during the prior month. The prospectus and this prospectus supplement describe how the available funds are allocated to principal payments.

Principal payments on the notes will be made in the order of priority listed below. On each distribution date, except in the situation presented in the following paragraph, the trust will distribute all of the funds available to pay principal:

(1) to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2) to the Class A-2 notes, until the Class A-2 notes are paid in full; and

(3) to the Class A-3 notes, until the Class A-3 notes are paid in full.

Notwithstanding these principal payment rules, on each distribution date after an event of default occurs and the notes are accelerated, principal payments on the notes will be made ratably to all noteholders, based on the outstanding principal balance of the notes.

All unpaid principal on a class of notes will be due on the final scheduled distribution date for that class set forth on the cover of this prospectus supplement. [Failure to pay a class of notes in full on its final scheduled distribution date will result in an event of default.]

When the total principal balance of the secured notes declines to less than 10% of the initial value of the secured notes, the secured note servicer may repurchase all of the remaining secured notes. If the secured note servicer repurchases the secured notes, the outstanding notes will be redeemed at a price equal to their remaining principal balance plus accrued and unpaid interest.

THE CERTIFICATES

The trust will issue      % asset backed certificates with an aggregate initial
certificate balance of $          . Payments on the certificates will be made as
described in this prospectus supplement and are subordinated to payments on the notes to the extent described in this prospectus supplement.

[We will initially retain the certificates.] [We will initially retain
certificates with an initial certificate balance of $          .]

THE TRUST PROPERTY

The primary assets of the trust will consist of a pool of non-recourse secured notes issued by COLT to GMAC. Each secured note is secured by a first priority perfected security interest in a new or used General Motors automobile or light truck and a lease. The terms of each lease must meet specified requirements. Each lease and leased vehicle was originated for COLT. COLT is a trust which was formed for the purpose of acquiring leases and leased vehicles. COLT finances the acquisition of leases and leased vehicles in the ordinary course of business by issuing these non-recourse secured notes to GMAC.

On or before the date the securities of a series are issued, GMAC will sell a pool of secured notes to us under a secured note pooling and servicing agreement. We will, in turn, sell them to the trust under a secured note trust sale and servicing agreement. The secured notes to be sold by GMAC to us and by us to the trust will be selected based on criteria specified in the secured note pooling and servicing agreement. The trust will grant a security interest in the secured notes and other trust property to the indenture trustee on behalf of the noteholders.

The property of the trust will include:

- the secured notes and all moneys received on the secured notes on or after the
  cutoff date of           ,      , including:

- proceeds from the termination value insurance policy relating to the leases and leased vehicles securing the secured notes;

- proceeds from other insurance policies, guarantees and similar obligations relating to the leases and leased vehicles; and

- security interests in the leases and leased vehicles securing the secured notes, including payments under leases and amounts received upon sale of leased vehicles;

- specified rights we have under the secured note pooling and servicing agreement with GMAC; and

- all rights of the trust under the secured note trust sale and servicing agreement with us.

The aggregate principal balance of the secured notes as of the cutoff date was
$          .

PRIORITY OF DISTRIBUTIONS

The trust will distribute available funds in the following order of priority:

(1) servicing fee payments and prior advances to the secured note servicer;

(2) interest on the notes;

(3) interest on the certificates;

(4) principal on the notes;

(5) principal on the certificates; and

[(6) deposits into the reserve account.]

If an event of default resulting from a payment default occurs and the notes are accelerated, the trust will pay the notes in full before making any payments on the certificates.

CREDIT ENHANCEMENT

Termination Value Insurance

The property of the trust includes its rights as holder of the secured notes to proceeds of termination value insurance for the leases and leased vehicles securing the secured notes. The Termination Value Insurer currently provides this insurance. The termination value insurance provides 100% loss coverage, subject to an overall cap for all lease assets held by COLT. The insurance covers each lease and leased vehicle securing the secured notes if there is a deficiency in proceeds of sale of a leased vehicle when the lease terminates. These deficiencies may be caused by a lease default or the lease servicer's failure to obtain the full residual value of the leased vehicle at lease termination.

The parameters of the termination value insurance policy are described under "Termination Value Insurance."

As of                ,      , the maximum amount of termination value insurance
available on all lease assets held by COLT was $          , representing      %
of all the lease assets held by COLT. As of                ,      , there were
$          lease assets securing the secured notes, which represents      % of
all the lease assets held by COLT that benefit from the termination value insurance.

[Reserve Account

On the closing date, we will deposit $          in cash or eligible investments
into the reserve account. Additional amounts will be added on each distribution date if the account falls below a specified reserve amount.

To the extent that funds from principal and interest collections on the secured notes are not sufficient to pay the basic servicing fee and to make required distributions on the notes and the certificates, the trust will withdraw cash from the reserve account for that purpose.

On any distribution date, after the trust pays the total servicing fee and makes all deposits or payments due on the notes and the certificates, the amount in the reserve account may exceed the specified reserve amount. If so, the trust will pay us the excess.]

Termination Reserve Account

The termination reserve account is funded by excess proceeds, if any, from the sale of leased vehicles when the leases terminate.

All pools of secured notes, including the secured notes sold to the trust, also benefit from a termination reserve account. This reserve account covers deficiencies on the sale of leased vehicles when the leases terminate. The termination reserve account also provides a source of funds to pay the Termination Value Insurer's fees as termination value insurer or for reimbursement of termination payments made by the Termination Value Insurer if the Termination Value Insurer has not received them from lease collections.

Subordination

Payments on the certificates issued by the trust will be subordinated to payments on the notes to the extent described in this prospectus supplement and, thus, provide credit enhancement for the notes. In addition, the notes and certificates offered under this prospectus supplement benefit from the subordination of payments on the equity certificates issued by COLT to payments on the secured notes that secure the notes and certificates offered under this prospectus supplement.

The COLT equity certificateholders will not receive any interest or principal payments from a particular lease and leased vehicle if there is a default in payment of interest or principal on the secured note relating to that lease and leased vehicle. This payment default may arise if any funds in the termination reserve account are depleted and the limits of the termination value insurance are reached. 3.10% of the stipulated market value of each lease and leased vehicle securing a secured note is funded at origination by COLT equity certificates.

SERVICING AND SERVICING FEES

GMAC will act as servicer of the secured notes for the trust. The trust will pay GMAC, as secured note servicer, a monthly fee equal to one-twelfth of [0.25%] of the total value of the secured notes as of the first day of the preceding month.

GMAC also services the leases and leased vehicles securing the secured notes. As lease servicer, GMAC receives a basic servicing fee and a supplemental servicing fee on each distribution date. These amounts are paid by COLT, as the owner of the leases and leased vehicles, and not from trust assets. The basic servicing fee is equal to one-twelfth of 1.75% of the then-stipulated market value of each lease and leased vehicle.

TAX STATUS

Mayer, Brown & Platt, special tax counsel, has delivered its opinion that the [Class A-1 notes,] the Class A-2 notes and the Class A-3 notes will be characterized as indebtedness for federal income tax purposes. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

[In the opinion of Mayer, Brown & Platt, special tax counsel, the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead will be classified as a grantor trust for federal income tax purposes. The certificates should therefore be trust certificates representing equity interests in the trust. As a result, certificateholders generally will report their allocable share of income earned on the secured notes and, subject to limitations, may deduct their allocable share of interest paid on the secured notes and reasonable servicing and other fees.]

[Each certificateholder, by the acceptance of a trust certificate, will agree to treat the trust certificates as equity interests in the trust for federal, state and local income and franchise tax purposes.]

ERISA CONSIDERATIONS

Subject to the restrictions and considerations discussed under "ERISA Considerations," in this prospectus supplement and in the prospectus, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the notes [and the certificates]. An employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold "plan assets" of any employee benefit plan or other plan should consult with its counsel before purchasing the notes [or certificates].

RATINGS

We will not issue the notes unless they are rated in the highest rating category for long-term obligations -i.e., "AAA"- by at least one nationally recognized rating agency.

[We will not issue the certificates unless they are rated at least in the "AA" category for long-term obligations or its equivalent by at least one nationally recognized rating agency.]

We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement or restore the original rating.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the securities offered by this prospectus supplement.

FINAL PAYMENT ON A SECURED
NOTE IS DEPENDENT ON SALE
PROCEEDS AT TERMINATION OF
THE
LEASE                            The primary source of payment on each secured
                                 note is the lease and leased vehicle securing that secured note. During the term of the lease for a leased vehicle, COLT will make payments on the secured note with the proceeds of monthly lease payments it receives for that leased vehicle. At the end of the lease term, COLT expects that the net proceeds it receives from the sale of that leased vehicle, together with termination value insurance proceeds and other credit enhancement, will be sufficient to fully repay the secured note. If the net sale proceeds from the leased vehicle received upon termination of the lease are less than:

                                 (1) the residual value established by GMAC, as
                                     agent for COLT, when the lease was
                                     originated,

                                 (2) amounts in the termination reserve account
                                     and

                                 (3) proceeds from the termination value
                                 insurance,

                                 there may be insufficient funds to pay the secured note in full.

                                 GMAC's per unit loss rate on leases like those which secure the secured notes is a function of the residual value stated in the lease contract and the market value and net sale proceeds received for the leased vehicle upon its sale. GMAC, as agent for COLT, establishes the residual value at the time of lease origination based on instructions GMAC provides to dealers. Residual value represents the estimated wholesale market value of the leased vehicle at the end of the lease term, as adjusted by any GM or GMAC programs in effect from time to time designed to encourage the lease of vehicles. For a description of how GMAC sets residual values, see "Description of Auto Lease Business--Residual Values" in the prospectus. We can make no assurance as to how closely the residual value of a leased vehicle established at lease origination will approximate the fair market value or net sale proceeds received upon the sale of that leased vehicle. We expect that, in general, if the market value exceeds the residual value, the lessee or the originating dealer is likely to purchase the leased vehicle rather than return it to GMAC. Conversely, if the market value is less than the residual value stated in the lease, the leased vehicle is generally more likely to be returned to GMAC, which would result in a loss on the sale of that leased vehicle.

YOUR PAYMENTS MAY BE
AFFECTED BY LEASES AND LEASED
VEHICLES SECURING SECURED
NOTES NOT PURCHASED BY THE
TRUST The amount that the Termination Value Insurer must pay under the termination value insurance for claims on the leases and leased vehicles securing the secured notes sold to the trust will depend on the amount of losses incurred on all the leases and leased vehicles that secure all the secured notes, whether or not the secured notes are owned by the trust. When a loss is incurred on a lease in a pool of leases and leased vehicles securing a pool of secured notes, claims are paid, first, from gains on other leases and leased vehicles in that pool and, second, from gains on any leases and leased vehicles owned by COLT and securing other secured notes. Then any funds available in the termination reserve account, which support all the secured notes issued by COLT, pay unpaid claims on all the pools of leases and leased vehicles based on a proportionate allocation among all the pools. Finally, unpaid claims on all pools of leases and leased vehicles are paid by the termination value insurer under the termination value insurance based on a proportionate allocation of its then outstanding commitment among all the pools of leases and leased vehicles securing secured notes. Later recoveries, if any, on leases and leased vehicles for which claims have been made against the termination value insurance will be allocated to reinstate the termination value insurer's commitment under the termination value insurance. Thus, the performance of leases and leased vehicles in pools other than the pool underlying the secured notes held by the trust could negatively affect the pool of leases and leased vehicles underlying the secured notes held by the trust. If:

                                 (1) losses on lease terminations exhaust funds
                                     in the termination reserve account and
                                     coverage under the termination value
                                     insurance, and

                                 (2) these losses create shortfalls on the
                                     secured notes held by the trust, and

                                 (3) these shortfalls exceed amounts [on deposit
                                     in the reserve account for this
                                     transaction] and, in the case of notes,
                                     otherwise payable to certificateholders,

                                 you will experience reductions in payments on your securities.

FAILURE TO COMPLY WITH
CONSUMER PROTECTION LAWS
GOVERNING THE LEASES SECURING
THE SECURED NOTES COUPLED
WITH OUR LIMITED OBLIGATIONS
COULD REDUCE OR DELAY
PAYMENTS ON YOUR SECURITIES      Numerous federal and state consumer protection
                                 laws, including the federal Consumer Leasing
                                 Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve
                                 System, impose requirements on lessors and servicers of retail lease contracts of the type that secure each secured note. In addition, many states have enacted comprehensive vehicle leasing statutes that, among other things, regulate disclosures to be made at the time a vehicle is leased. Failure to comply with these requirements may give rise to liabilities on the part of the lessor, and enforcement of the leases by the lessor may be subject to set-off as a result of noncompliance. Many states have adopted "Lemon Laws" that provide vehicle users, including lessees like those leasing the leased vehicles securing the secured notes, rights in respect of substandard vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the lease of a substandard leased vehicle and/or could require the refund of all or a portion of payments previously paid on it.

                                 We, GMAC and our affiliates are generally not obligated to make any payments to you on your securities and do not guarantee payments on the secured notes or your securities. However, GMAC, as seller of the secured notes, will make representations and warranties to us regarding the characteristics of the secured notes, including that the leases securing the secured notes comply in all material respects with all requirements of law. These representations and warranties will then be assigned by us to the trust. If GMAC breaches those representations and warranties, it may be required to repurchase any affected secured notes from the trust. If GMAC fails to repurchase those secured notes, you might experience reductions and/or delays in payments on your securities.

PRINCIPAL ON YOUR SECURITIES
MAY BE RETURNED SOONER OR
LATER THAN EXPECTED              Events that could result in principal being
                                 paid on your securities later than expected include:

                                 - delinquencies or losses on the leases and
                                   leased vehicles securing the secured notes, which are not covered by a lease servicer advance or termination value insurance;

                                 - slower than expected early terminations of
                                   the leases securing the secured notes; or

                                 - extensions or deferrals on leases securing
                                   the secured notes, which are not covered by a lease servicer advance or termination value insurance.

                                 Events that could result in principal being paid on your securities sooner than expected include:

                                 - higher than expected defaults on the leases
                                   and leased vehicles securing the secured notes, which are covered by termination value insurance; or

                                 - faster than expected early terminations on
                                   the leases securing the secured notes,
                                   including early terminations that result in termination payments under the termination value insurance.

                                 The lease servicer is obligated to make
                                 advances as described in "The Transfer and Servicing Agreements-Servicer Advances-Lease
                                 Servicer Advances" in the prospectus. However, we can make no assurances as to whether the lease servicer will make an advance or, if an advance is made, whether that advance will be sufficient to reduce the outstanding principal balance on the notes or certificates to zero by the expected maturity date for your securities. The rate at which payments may be made on your securities will be affected by the payment, early termination, liquidation and extension experience of the leases and leased vehicles securing the secured notes, which cannot be predicted.

                                 Early termination of the leases securing the secured notes may occur at any time without penalty. In addition, early termination may occur as a result of defaults or from proceeds of credit life, disability or physical damage insurance. A partial prepayment on a lease securing a secured note will be retained by the lease servicer until these payments would otherwise be due and, thus, will not affect the timing of principal payments on the notes and certificates. We or GMAC may also be required to repurchase or purchase secured notes from the trust in specified circumstances. The secured note servicer also has the right to purchase all remaining secured notes from the trust under its optional purchase right.

                                 Each secured note prepayment, lease early termination, or repurchase or purchase described above in the preceding paragraph will shorten the average life of your securities. A variety of unpredictable economic, social and other factors influence early termination rates. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment in full or repurchase of the secured notes held by the trust.

THE LIMITED NATURE OF THE
TRUST ASSETS COULD REDUCE OR
DELAY PAYMENTS ON YOUR
SECURITIES                       The trust will not have any significant assets
                                 or sources of funds other than its secured notes[, its rights in the reserve account] and its rights as a holder of the secured notes in the termination value insurance and any proceeds of the termination reserve account.
                                 The securities will not be insured or
                                 guaranteed by us, GMAC, the owner trustee, the indenture trustee, any of their or our affiliates or any other person or entity. You must rely on payments on the secured notes [and on the reserve account] for repayment of your securities.

                                 In addition, if defaults in lease payments on the leases securing the secured notes occur, which include failure to recover the entire residual value of the leased vehicles, you may have to look to the lessees and the proceeds from the repossession and sale of the leased vehicles. If these proceeds are insufficient to repay the secured notes securing your securities, you will need to look to any funds in the termination reserve account and the termination value insurance, which enhance all the leases and leased vehicles securing all pools of secured notes. The amounts payable under the termination value insurance and from any amounts in the termination reserve account will depend on the amount of losses incurred on all pools of leases and leased vehicles that secure the secured notes, whether or not these secured notes are sold to the trust. If deficiencies under all secured notes exhaust any funds in the termination reserve account and coverage under the termination value insurance, and these deficiencies exceed [amounts on deposit in the reserve account for this transaction and], in the case of notes, amounts otherwise payable to certificateholders, you might experience reductions in payments on your securities.

A RATINGS DOWNGRADE OF THE
TERMINATION VALUE INSURER
COULD CAUSE A RATINGS
DOWNGRADE ON YOUR SECURITIES;
A FAILURE TO PAY BY THE
TERMINATION VALUE INSURER
COULD DELAY OR REDUCE
PAYMENT ON YOUR SECURITIES       [                 ] will be the termination
                                 value insurer for all secured notes issued on or before the cutoff date, including those owned by the trust. The Termination Value
                                 Insurer's termination payments are intended to protect each holder of secured notes from residual value risk and credit losses on the underlying leases and leased vehicles subject to an aggregate loss limit. The financial strength rating of the Termination Value
                                 Insurer is currently "AAA" by Standard & Poor's
                                 Ratings Services and "Aaa" by Moody's Investors
                                 Service, Inc. If the Termination Value
                                 Insurer's rating is downgraded, there is no requirement that we find another termination value insurer or that the Termination Value
                                 Insurer provide cash collateral to fund its commitment. In this situation, there could be a downgrade of the rating on your securities. In addition, if the

                                 Termination Value Insurer fails to make
                                 required termination payments, there could be a shortfall or delay in payments on your securities.

THE POSSIBLE BANKRUPTCY OF
GMAC COULD REDUCE OR DELAY
PAYMENTS ON YOUR SECURITIES      If GMAC were to file for bankruptcy under the
                                 federal bankruptcy code or any state insolvency laws, a court could;

                                 (1) consolidate our assets and liabilities with
                                     those of GMAC,

                                 (2) decide that the sale of the secured notes
                                     to us was not a "true sale" or

                                 (3) disallow a transfer of secured notes prior
                                     to the bankruptcy.

                                 However, in the opinion of Mayer, Brown &
                                 Platt, our special counsel, in a properly presented and decided case, a court will not take these actions. If the secured notes became part of GMAC's bankruptcy estate, you might experience reductions and/or delays in payments on your securities.

THE ABSENCE OF A SECONDARY
MARKET COULD LIMIT YOUR
ABILITY TO RESELL YOUR
SECURITIES                       The underwriters may assist in the resale of
                                 securities, but they are not required to do so.
                                 A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

THE RATINGS OF THE SECURITIES
MAY BE REVISED OR WITHDRAWN      The securities will be issued only if they
                                 receive the required rating. A rating is not a recommendation to buy, sell or hold the securities. The ratings may be revised or withdrawn at any time. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full [or make full distributions of certificate balance]. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled distribution date. Nor do ratings consider the prices of securities or their suitability for a particular investor. If a rating agency changes its rating on your securities, no one has an obligation to provide additional credit enhancement or restore the original rating.

THE GEOGRAPHIC CONCENTRATION
OF THE LEASES SECURING THE
SECURED NOTES COULD RESULT IN
LOSSES OR PAYMENT DELAYS ON
YOUR SECURITIES                  As of                ,                ,     %,
                                      %,      %,      % and      % of the leases
                                 securing the secured notes, based on
                                 outstanding principal balance, are related to lessees with mailing addresses in California, Illinois, Michigan, New York, and Pennsylvania, respectively. As a result of this geographic concentration, economic conditions, legislative changes or other factors affecting these states could have a significant effect on the delinquency, credit loss or repossession experience of the leases and leased vehicles securing the secured notes and could adversely affect the timing of payments on your securities.

PAYMENTS ON YOUR NOTES
DEPEND ON COLLECTIONS ON THE
SECURED NOTES                    The trust plans to pay principal on the notes
                                 monthly with the remaining principal balance due on each note on its final scheduled distribution date.

                                 The trust will pay principal only to the extent that funds are available from collections on the secured notes [and from the reserve account]. If the funds available from collections on the secured notes and from the [reserve account and] certificates are insufficient to pay the entire principal amount due on any class of notes, you may experience delays and/or reductions in principal payments on your notes.

THE FAILURE TO MAKE PRINCIPAL
PAYMENTS ON YOUR SECURITIES
WILL GENERALLY NOT RESULT IN
AN EVENT OF DEFAULT [UNTIL
THE
FINAL SCHEDULED DISTRIBUTION
DATE] You should be aware that the amount of principal required to be paid to you prior to the final scheduled distribution date for a series of notes or class of certificates generally will be limited to amounts available for those purposes. [Therefore, the failure to pay principal of a series of notes or class of certificates generally will not result in the occurrence of an event of default under the indenture or trust agreement until the final scheduled distribution date for the series of notes or class of certificates.]

                  SUMMARY OF TRANSACTIONS PARTIES [FLOW CHART]

                                   THE TRUST

     The issuer, Capital Auto Receivables Asset Trust                -SN[1], is
a business trust formed under the laws of the State of Delaware. The trust will be established and operated pursuant to a trust agreement dated on or before the
closing date of           ,      .

     The trust will engage in only the following activities:

        - acquiring, managing and holding the secured notes and other assets of the trust and the proceeds from those assets;

        - issuing the notes and certificates;

        - making payments on the notes and certificates; and

        - engaging in any other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental or connected with these activities.

     The trust's principal offices are in           ,      , in care of
          , as owner trustee, at the address listed in "--The Owner Trustee" below.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of the
cutoff date of           ,      , as if the issuance of the notes and
certificates had taken place on that date:

Class A-1     % Asset Backed Notes.............    $
Class A-2     % Asset Backed Notes.............
Class A-3     % Asset Backed Notes.............
     % Asset Backed Certificates...............
                                                   -----------------
  Total........................................    $
                                                   =================

     The certificates represent the equity of the trust and will be issued under the trust agreement. [We will initially hold the certificates and they are not being offered by this prospectus supplement.] [The seller will initially hold
certificates with an aggregate initial balance of $          .]

THE OWNER TRUSTEE

                    is the owner trustee under the trust agreement.
               is a [describe]. Its principal offices are located at
               .

                           THE POOL OF SECURED NOTES

     The secured notes to be sold to the trust will be selected from the secured notes held by GMAC based on several criteria, including that each secured note:

     - is secured by a new [or used] automobile or light truck and a lease related to the vehicle;

     - has an original scheduled maturity date of 12 to [48] months after issuance;

     - has a first payment due date on or after           ,      ; and

     - bears interest at an annual percentage rate between      % and      %.

     GMAC, COLT or other purchasers purchase new and used leases and vehicles from General Motors dealers under a supplemental dealer agreement. Each lease and leased vehicle included by COLT as collateral for the secured notes must meet the following eligibility criteria:

     - the leased vehicle is a automobile or light truck;

     - the lease has an original scheduled term of 12 to 48 months;

     - the capitalized cost of the lease ranges from $0 to $200,000;

     - the lease is not a single payment lease;

     - the dealer originated the lease in its ordinary course of business;

     - the lease provides for level monthly payments;

     - the lease complies with applicable federal, state and local laws;

     - the lease represents a binding obligation of the lessee;

     - the dealer has good title in and to the lease and the amounts due under it;

     - the dealer has good title to the leased vehicle;

     - the lease is in force and not terminated;

     - the lessee is not in default under the lease;

     - the lessee maintains physical damage and liability insurance policies;

     - the lease and leased vehicle are legally assigned to the purchaser;

     - the dealer is located in the United States;

     - the lease is originated within 30 days of the lease purchase date; and

     - the lessee pays all costs relating to taxes, insurance and maintenance for the leased vehicle.

     The following tables describe the secured note pool and the lease assets securing the secured notes as of the cutoff date.

                    COMPOSITION OF THE POOL OF SECURED NOTES

     In the following table, the weighted numbers, average interest rates, and average original number of monthly payments of the secured notes are weighted by outstanding principal balance of secured notes as of the cutoff date. The average and range of outstanding principal balance of secured notes and the weighted average and range of interest rates are determined without giving effect to discounting for calculation of secured note values of those secured notes. The average and range of original residual values of the leases securing the secured notes and percentage of the leases for new and used vehicles are determined without giving effect to discounting for calculation of the stipulated market value of those leases.

Aggregate Secured Note Value as of Cutoff Date......
Number of Secured Notes.............................
Average Secured Note Value as of Cutoff Date........
Range of Original Secured Note Values of Secured
  Notes.............................................
Weighted Average Interest Rate......................
Range of Interest Rates.............................
Weighted Average Original Number of Monthly
  Payments..........................................
Range of Original Number of Monthly Payments........
Weighted Average Remaining Number of Monthly
  Payments..........................................
Range of Remaining Number of Monthly Payments.......
Average Original Residual Value of Leases...........
Range of Original Residual Values of Leases.........
Aggregate of Residual Values of Leases as a
  Percentage of Aggregate Stipulated Market Value of
  Leases as of Cutoff Date..........................
Percentage of Leases for New Vehicles by stipulated
  market value......................................
Percentage of Leases for Used Vehicles by stipulated
  market value......................................

               DISTRIBUTION OF THE SECURED NOTES BY INTEREST RATE

     The following table illustrates the distribution of the secured notes as of
the cutoff date of           ,      by interest rate. These percentages may not
add to 100.00% due to rounding.

                                                                                     PERCENTAGE
                                                     PERCENTAGE OF    AGGREGATE     OF AGGREGATE
                                      NUMBER OF        NUMBER OF       SECURED        SECURED
      INTEREST RATE RANGE           SECURED NOTES    SECURED NOTES    NOTE VALUE     NOTE VALUE
      -------------------           -------------    -------------    ----------    ------------
Less than 2.00%.................
2.00% to 2.99%..................
3.00% to 3.99%..................
4.00% to 4.99%..................
5.00% to 5.99%..................
6.00% to 6.99%..................
7.00% to 7.99%..................
8.00% to 8.99%..................
9.00% to 9.99%..................
10.00% to 10.99%................
11.00% to 11.99%................
12.00% to 12.99%................
13.00% to 13.99%................
                                       ------            ----          --------         ----
     Total......................
                                       ======            ====          ========         ====

                 DISTRIBUTION OF THE SECURED NOTES BY MATURITY

     The following table illustrates the distribution of the secured notes as of
the cutoff date of           ,      by year of maturity. These percentages may
not add to 100.00% due to rounding.

                                                                                PERCENTAGE OF
                                                 PERCENTAGE OF    AGGREGATE       AGGREGATE
          YEARS OF                NUMBER OF        NUMBER OF       SECURED      SECURED NOTE
          MATURITY              SECURED NOTES    SECURED NOTES    NOTE VALUE        VALUE
          --------              -------------    -------------    ----------    -------------
2000........................
2001........................
2002........................
2003........................
2004........................
     Total..................

  DISTRIBUTION BY STATE OF LEASES SECURING THE SECURED NOTES AS OF CUTOFF DATE

     The state of origination of a lease securing a secured note is based on the dealer's location. The following table sets forth the percentage of the Aggregate Stipulated Market Value in the states with the largest concentrations of lease assets securing the secured notes. No other state accounts for more than 5% of the Aggregate Stipulated Market Value. The following breakdown by state is based on the state where the leased vehicle securing the secured note is registered. These percentages may not add to 100.00% due to rounding.

                                               PERCENTAGE OF
                                  NUMBER          NUMBER
                                OF LEASES        OF LEASES                       PERCENTAGE OF
                               SECURING THE    SECURING THE      AGGREGATE         AGGREGATE
         STATE OF                SECURED          SECURED        STIPULATED        STIPULATED
       REGISTRATION               NOTES            NOTES        MARKET VALUE      MARKET VALUE
       ------------            ------------    -------------    ------------    ----------------


 DISTRIBUTION OF LEASES SECURING THE SECURED NOTES BY VEHICLE MAKE AS OF CUTOFF
                                      DATE

                                  NUMBER        PERCENTAGE OF
                                OF LEASES         NUMBER OF                       PERCENTAGE OF
                               SECURING THE    LEASES SECURING     AGGREGATE        AGGREGATE
       BREAKDOWN BY              SECURED         THE SECURED       STIPULATED      STIPULATED
       VEHICLE MAKE               NOTES             NOTES         MARKET VALUE    MARKET VALUE
       ------------            ------------    ---------------    ------------    -------------
Buick......................
Cadillac...................
Chevrolet..................
Oldsmobile.................
Pontiac....................
GMC Truck..................
Saturn.....................
     Total.................

 DISTRIBUTION OF LEASES SECURING THE SECURED NOTES BY VEHICLE TYPE AS OF CUTOFF
                                      DATE

                                  NUMBER         PERCENTAGE
                                 OF LEASES      OF NUMBER OF                       PERCENTAGE
                                 SECURING      LEASES SECURING     AGGREGATE      OF AGGREGATE
        BREAKDOWN BY            THE SECURED      THE SECURED       STIPULATED      STIPULATED
        VEHICLE TYPE               NOTES            NOTES         MARKET VALUE    MARKET VALUE
        ------------            -----------    ---------------    ------------    ------------
Cars & Minivans.............
Light Trucks & Sport........
Utility Vehicles............

       DISTRIBUTION OF LEASES SECURING THE SECURED NOTES BY ORIGINAL TERM

     The following table reflects the distribution of the leases securing the secured notes as of the cutoff date by original term stated in months. The numbers are weighted by the cutoff date stipulated market value of the leases. The weighted average residual value is stated as a percentage of original capitalized cost. The percentages may not add to 100.00% due to rounding.

                                           PERCENTAGE
                            NUMBER          OF NUMBER                      PERCENTAGE OF
                           OF LEASES        OF LEASES       AGGREGATE        AGGREGATE       ORIGINAL         WEIGHTED
      ORIGINAL           SECURING THE     SECURING THE      STIPULATED      STIPULATED      CAPITALIZED       AVERAGE
        TERM             SECURED NOTES    SECURED NOTES    MARKET VALUE    MARKET VALUE        COST        RESIDUAL VALUE
---------------------    -------------    -------------    ------------    -------------    -----------    --------------
to
to
to
to
to
     Total

                         WEIGHTED
                          AVERAGE
                       IMPLICIT RATE    WEIGHTED    WEIGHTED
                         OF LEASES      AVERAGE      AVERAGE
      ORIGINAL         SECURING THE     ORIGINAL    REMAINING
        TERM           SECURED NOTES      TERM        TERM
---------------------  -------------    --------    ---------
to
to
to
to
to
     Total

                          TERMINATION VALUE INSURANCE

     [               , a               ,] is currently the sole provider of
termination value insurance for the leases and leased vehicles securing the secured notes. A lease and a leased vehicle are also referred to in this prospectus supplement as a lease asset.

     [The termination value insurance provided by the Termination Value Insurer provides 100% loss coverage, subject to an overall cap for all lease assets held by COLT, on the lease assets securing each secured note, including each secured note held by the trust. Termination payments cover losses, whether caused by a lease default or the lease servicer's failure to obtain the full residual value of the leased vehicle at lease termination. The termination value insurance protects each secured note from termination value risk and credit losses, subject to an aggregate loss limit that is currently [17%] of the aggregate initial discounted balance of the leases securing all the secured notes, whether or not held by the trust. This percentage is subject to adjustment as more fully described below in this section.]

     [The Termination Value Insurer must make a termination payment for each lease that terminates in any month. This monthly termination payment equals the amount of the deficiency on each lease asset in all pools of leases securing secured notes remaining after allocation of any gains on other lease assets that have terminated and withdrawals from any funds available in the termination reserve account. The Termination Value Insurer must deposit the monthly termination payment into the collection accounts for the secured notes and certificates as specified by the lease servicer. If the funds needed to cover unpaid amounts outstanding are more than the Termination Value Insurer's commitment, holders of the secured notes will only receive their pro rata share of this termination payment.]

     [The Termination Value Insurer's obligation to make monthly termination payments is limited to the Termination Value commitment amount. The Termination Value commitment amount is the lesser of:

          (1) the Termination Value commitment amount as of the preceding distribution date, plus

             (a) for each lease asset acquired during the previous month, the product of (x) the then applicable Termination Value percentage of that lease asset and (y) the initial discounted balance of that lease asset, minus

             (b) if the result would not be below $150,000,000, for each lease for which termination occurred in the previous month, and each lease asset purchased by GMAC, as the lease servicer or agent for COLT, during the previous month, the product of (i) the Termination Value percentage of that lease asset and (ii) the initial discounted balance of that lease asset, adjusted by

             (c) the monthly Termination Value adjustment amount; and

          (2) the Termination Value base amount.]

     [The Termination Value base amount is the overall cap on the Termination Value Insurer's commitment. On any distribution date, the Termination Value base amount is the greater of:

          (1) for all lease assets owned by COLT as of the last day of the previous month, excluding any lease assets for which termination occurred in any prior month, the product of (a) the Termination Value percentage for each lease asset and
     (b) the initial discounted balance of that lease asset; and

          (2) $150,000,000.]

     [The Termination Value base amount as of           ,      was $          or
     % of the aggregate initial discounted balance of the leases.]

     [The Termination Value percentage for any lease asset is the greatest of:

          (1) 12%;

          (2) at the time COLT acquires the lease asset, 15% or the percentage, if any, most recently permitted or required by Standard & Poor's to confirm its rating on the COLT certificates or by Moody's so as not to withdraw, suspend or downgrade its rating on the COLT certificates;

          (3) for all leases, 16% if the auction turn-in rate exceeds 30% but is 35% or less, and 17% if the auction turn-in rate exceeds 35% but is 40% or less; and

          (4) for all leases, the percentage as a result of which Standard & Poor's and Moody's have not withdrawn, suspended or downgraded their ratings of the COLT certificates if specified credit enhancement events have occurred or the auction turn-in rate exceeds 40%, and the termination value insurer and the holders of COLT certificates evidencing not less than two-thirds of the voting interests have approved that percentage in writing within 30 days.]

     [The Termination Value percentage in clauses (3) and (4) above may return to the lower levels described in clauses (1) and (2) above if the triggers in clauses (3) and (4) have not been breached for 12 consecutive months.]

     [The Termination Value percentage as of           ,      was [17%]. The
auction turn-in rate is calculated each month by the lease servicer as described below under "Residual Values."]

     [The monthly Termination Value adjustment amount for any distribution date adds or subtracts the amount calculated as follows:

          (1) any excesses on terminating lease assets where the Termination Value percentage of the initial discounted balance of the lease asset exceeds the termination payment, minus

          (2) any deficiencies on terminating lease assets where the termination payment exceeds the Termination Value percentage of the initial discounted balance of that lease asset, plus

          (3) all amounts received by the Termination Value Insurer from later recoveries on the lease assets, withdrawals from the termination reserve account, and any payments by GMAC, as agent for COLT, to the Termination Value Insurer to compensate for originating lease assets that have residual values above the estimated market value. The initial discounted balance of a lease is calculated as described in the prospectus under "The Pools of Secured Notes--GMAC's Responsibilities as COLT Agent and Lease Servicer."]

     [Any amounts recovered by the lease servicer or by COLT on any lease for which the Termination Value Insurer made a termination payment, including excess wear and tear and excess mileage charges, after the end of the month during which termination occurred, that are included in the total proceeds received on that lease will be paid to the Termination Value Insurer to the extent of the termination payment the Termination Value Insurer made on that lease. If, however, the Termination Value Insurer fails to comply with its obligations, these recoveries will instead be deposited into the termination reserve account.]

     [If, on any distribution date, the lease servicer fails to make an advance when there is a shortfall in the monthly payment on any lease, or when termination results in a remaining unpaid balance, and funds are not available from other sources, the Termination Value Insurer will, upon notice from the lease servicer, pay the amount of the advance not paid by the lease servicer.]

     [Each month, GMAC as lease servicer submits a report to the Termination Value Insurer containing information on all leases and leased vehicles GMAC as agent acquired for COLT during the previous month. The lease servicer must submit a monthly loss information report for all terminating leases for which termination occurred in the previous month. As lease servicer and agent for COLT, GMAC must enroll each leased vehicle with the Termination Value Insurer in order for the vehicle to obtain insurance coverage. The Termination Value Insurer is not responsible for any losses caused by the lease servicer's failure to enroll a leased vehicle in accordance with the terms of the termination value insurance.]

     [A termination value fee is paid to the Termination Value Insurer on each lease asset, without claim to the holders of secured notes. This fee is paid on a monthly basis so long as funds are available out of collections on leases and leased vehicles and any excess of proceeds received on leases and leased vehicles after lease termination. Any unpaid fees to the Termination Value Insurer will be paid on the first distribution date when funds in the secured note collection accounts are available.]

    COMPOSITION OF COLT'S ENTIRE PORTFOLIO OF SECURED NOTES AND LEASE ASSETS

     As described above in the immediately preceding subsection, the termination value insurance provides loss coverage on all leases and leased vehicles held by COLT, including the leases and leased vehicles securing the secured notes held by the trust. In the following table, the weighted numbers, average interest rate and average original number of monthly payments of the secured notes are weighted by outstanding principal balance of secured notes as of the cutoff date. The average and range of outstanding principal balance of secured notes and the weighted average and range of interest rates are determined without giving effect to discounting for calculation of secured note values of those secured notes. The average and range of original residual values of the leases securing the secured notes and percentage of the leases for new and used vehicles are determined without giving effect to discounting for calculation of the stipulated market value of those leases.

Aggregate Secured Note Value as of Cutoff Date..............
Number of Secured Notes.....................................
Average Secured Note Value as of Cutoff Date................
Range of Original Secured Note Values of Secured Notes......
Weighted Average Interest Rate..............................
Range of Interest Rates.....................................
Weighted Average Original Number of Monthly Payments........

Range of Original Number of Monthly Payments................
Weighted Average Remaining Number of Monthly Payments.......
Range of Remaining Number of Monthly Payments...............
Average Original Residual Value of Leases...................
Range of Original Residual Values of Leases.................
Aggregate of Residual Values of Leases as a Percentage of...
  Aggregate Stipulated Market Value of Leases as of Cutoff
     Date...................................................
Percentage of Leases for New Vehicles (by Stipulated........
     Market Value)..........................................
Percentage of Leases for Used Vehicles (by Stipulated.......
     Market Value)..........................................

     The distribution of COLT's entire portfolio of leases by state of
origination is:      %. The distribution of COLT's entire portfolio of leases by
vehicle make, calculated on the basis of the number of leases, is: Buick      %,
Cadillac      %, Chevrolet      %, Oldsmobile      %, Pontiac      %, GM Truck
     % and Saturn      %.

     Information regarding delinquencies and loss experience for the entire portfolio of secured notes either owned or serviced by GMAC is also contained under "The Pool of Leases Securing the Secured Notes" below.

     Information regarding delinquencies, repossession and loss experience and residual value loss experience for COLT's entire portfolio of leases and leased vehicles is contained under "The Pool of Leases Securing the Secured Notes" below.

                         THE TERMINATION VALUE INSURER

     The following information has been supplied by the Termination Value Insurer for inclusion in this prospectus supplement. Although the information has been prepared from sources that we believe to be reliable, we have made no independent investigation of its accuracy or completeness. The Termination Value Insurer disclaims responsibility for the accuracy or completeness of this prospectus supplement and the prospectus, other than the information contained in this section.

     The Termination Value Insurer is an insurance company incorporated under
the laws of the State of                . The Termination Value Insurer is
located at [                                                               ] and
its telephone number is [                     ].

     [ALTERNATIVE A: The tables below present selected financial information of the Termination Value Insurer determined in accordance with generally accepted accounting principles.]

     [ALTERNATIVE B: The tables below present selected financial information of the Termination Value Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities, which vary from generally accepted accounting principles in certain respects. [Discuss material differences between statutory accounting principles and generally accepted accounting principles, including comparative discussion.]]

     [ALTERNATIVE B: ONLY TO BE USED WHEN SELECTED FINANCIAL INFORMATION IS NOT AVAILABLE ON A GAAP BASIS]

                             SUMMARY BALANCE SHEET

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30              YEAR ENDED DECEMBER 31
                                    -----------------------   ---------------------------------
                                       2000         1999        1999        1998        1997
                                    -----------   ---------   ---------   ---------   ---------
                                    (UNAUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)
                                                           (IN MILLIONS)
Current Assets....................
Noncurrent Assets.................
Deduct: Non-Admitted Assets.......
Admitted Assets...................
Current Liabilities...............
Noncurrent Liabilities............
Total Liabilities.................
Capital and Surplus...............

                          SUMMARY STATEMENT OF INCOME

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30              YEAR ENDED DECEMBER 31
                                    -----------------------   ---------------------------------
                                       2000         1999        1999        1998        1997
                                    -----------   ---------   ---------   ---------   ---------
                                    (UNAUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)
                                                           (IN MILLIONS)
Gross Revenues....................
Costs and Expenses................
Income (or Loss) Before
  Extraordinary Items and
     Cumulative Effect of a Change
     in Accounting Principles.....
Net Income (or Loss)..............

     As of the date of this prospectus supplement, the Termination Value Insurer was rated "Aaa" by Moody's and "AAA" by Standard & Poor's for financial strength.

     The Termination Value Insurer files annual statements with the insurance
departments of the State of                and other states in which it is
eligible to write insurance. Copies
of the annual statement of the Termination Value Insurer for the year ended December 31, 1999 are available on request from the indenture trustee.

     [The Termination Value Insurer files reports, proxy statements and other information with the SEC. You may read and copy any documents that the Termination Value Insurer files at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the SEC:

     - New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048;

     - Los Angeles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036; and

     - Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661.

You may obtain copies of these materials from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxy statements and other information regarding reporting companies including the Termination Value Insurer, at http://www.sec.gov. These reports, proxy statements and other information can be inspected at the Information Center of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.]

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Additional information regarding the notes can be found under "Weighted Average Life of the Securities" in the prospectus.

     The weighted average life of the notes [and certificates] will depend on the rate of principal payments on the secured notes, which in turn will depend, among other things, on the rate of early termination on the leases securing the secured notes. Early terminations on motor vehicle leases may be measured relative to a prepayment standard or model. The prepayment model used for the leases is based on a prepayment assumption expressed in terms of percentages of ABS. ABS refers to a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. However, as used in this prospectus supplement, a 100% prepayment assumption assumes that, based on the assumptions below, the original balance of a lease will prepay as follows:

          (1)   % ABS for the first   months of the life of the lease;

          (2)   % ABS for the   through   month of the life of the lease;

          (3)   % ABS for the   through   month of the life of the lease;

          (4)   % ABS for the   through   month of the life of the lease;

          (5)   % ABS for the   through   month of the life of the lease;

          (6)   % ABS for the   through   month of the life of the lease; and

          (7)   % ABS following the   month of the life of the lease until the
     balance of the lease has been paid in full.

     The tables below were prepared on the basis of certain assumptions, including that:

     - all scheduled payments on the leases securing the secured notes are timely received, no lease is ever delinquent and all payments on the secured notes are timely made;

     - no leases are purchased by the lease servicer as a result of a breach of a representation or warranty under the lease origination agreement;

     - there are no losses on the secured notes;

     - the secured note servicer does not exercise its option to purchase the secured notes;

     - distributions of principal of and interest on the notes [and certificates] are made on the 15th day of each month whether or not the day is a business day;

     - the basic servicing fee and the secured note servicing fee are [1.75%] and [0.25%] per annum, respectively;

     - each early termination of a lease results in prepayment of the entire balance of the secured note related to that lease;

     - the schedule of the declining secured note values for the secured notes is as set forth as the last table, and assumes no early terminations of leases; and

     - the leases securing the secured notes have                months of
       seasoning.

                            ASSUMED CHARACTERISTICS

     Because payments on the leases and thus the secured notes will differ from those used in preparing the following tables, distributions of principal of the notes [and certificates] may be made earlier or later than as set forth in the tables. You are urged to make your investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the notes [and certificates] and set forth the initial note [and certificate] balances that would be outstanding after each of the dates shown at the indicated percentages of the early termination model.

          PERCENTAGE OF CLASS A-1 NOTE BALANCE OUTSTANDING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
               DISTRIBUTION DATE                    0%     50%     100%    150%    200%
               -----------------                    ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.

          PERCENTAGE OF CLASS A-2 NOTE BALANCE OUTSTANDING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
               DISTRIBUTION DATE                    0%     50%     100%    150%    200%
               -----------------                    ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the Class A-2 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.

          PERCENTAGE OF CLASS A-3 NOTE BALANCE OUTSTANDING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
               DISTRIBUTION DATE                    0%     50%     100%    150%    200%
               -----------------                    ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.

            [PERCENTAGE OF CERTIFICATE BALANCE REMAINING TO MATURITY

                                                           PREPAYMENT ASSUMPTION
                                                    -----------------------------------
               DISTRIBUTION DATE                    0%     50%     100%    150%    200%
               -----------------                    ---    ----    ----    ----    ----
Initial.........................................    100    100     100     100     100
4/15/01.........................................
5/15/01.........................................
6/15/01.........................................
7/15/01.........................................
8/15/01.........................................
9/15/01.........................................
10/15/01........................................
11/15/01........................................
12/15/01........................................
1/15/02.........................................
2/15/02.........................................
3/15/02.........................................
4/15/02.........................................
5/15/02.........................................
6/15/02.........................................
7/15/02.........................................
8/15/02.........................................
9/15/02.........................................
Weighted Average Life to Maturity (years).......
Weighted Average Life to Call (years)...........
                                                    ---    ---     ---     ---     ---

     - The weighted average life of the certificates is determined by (a) multiplying the amount of each distribution in reduction of principal balance by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (a).

     - The weighted average life to call assumes that the secured note servicer exercises its option to purchase the secured notes.]

                   SCHEDULE OF DECLINING SECURED NOTE VALUES

                MONTHLY PERIOD                     BEGINNING SECURED NOTE VALUE BALANCE
                --------------                     ------------------------------------
07/01/99.......................................
08/01/99.......................................
09/01/99.......................................
10/01/99.......................................
11/01/99.......................................
12/01/99.......................................
01/01/00.......................................
02/01/00.......................................
03/01/00.......................................
04/01/00.......................................
05/01/00.......................................
06/01/00.......................................
07/01/00.......................................
08/01/00.......................................
09/01/00.......................................
10/01/00.......................................
11/01/00.......................................
12/01/00.......................................
01/01/01.......................................
02/01/01.......................................
03/01/01.......................................
04/01/01.......................................
05/01/01.......................................
06/01/01.......................................
07/01/01.......................................
08/01/01.......................................
09/01/01.......................................
10/01/01.......................................
11/01/01.......................................
12/01/01.......................................
01/01/02.......................................
02/01/02.......................................
03/01/02.......................................
04/01/02.......................................
05/01/02.......................................
06/01/02.......................................
07/01/02.......................................
08/01/02.......................................
09/01/02.......................................
10/01/02.......................................
11/01/02.......................................
12/01/02.......................................
01/01/03.......................................
02/01/03.......................................
03/01/03.......................................

                 THE POOL OF LEASES SECURING THE SECURED NOTES

DELINQUENCY, REPOSSESSION AND LOSS DATA ON GMAC AND COLT LEASES OF THE TYPE SECURING THE SECURED NOTES

     The following tables set forth delinquency, repossession and loss data for the entire portfolio of retail automobile and light duty truck leases owned or serviced by GMAC, including leases originated by COLT, and the entire portfolio of retail automobile and light duty truck leases owned by COLT, as of and for the periods shown. These leases are of the type securing the secured notes.

     The Servicer believes that delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of GMAC or COLT which may adversely affect the experience of the portfolios. There is no assurance that GMAC's or COLT's delinquency, repossession and loss experience for its automobile and light truck retail closed-end leases and the leased vehicles in the future, or the experience for the leases and leased vehicles securing the secured notes, will be similar to that set forth below or that the factors described above will remain applicable.

                          ENTIRE GMAC LEASE PORTFOLIO
                  RETAIL VEHICLE LEASE DELINQUENCY INFORMATION
                                ($ IN THOUSANDS)

     The dollar amount of leases outstanding in this table is based on the [sum of all principal amounts outstanding under finance leases and] net investment in leased assets under operating leases originated for GMAC in the United States, inclusive of the residual values of the leased vehicles. The period of delinquency in this table is based on the number of days payments are contractually past due. The table includes leases originated for COLT beginning in May 1997. The percent delinquent excludes leases the lessees of which are bankrupt or have commenced bankruptcy proceedings. If these leases were included, the aggregate percent delinquent in all three categories for the year ended December 31, 2000 would have been 2.50%. We do not have similar information for measurement periods prior to December 31, 2000 but do not believe that this bankruptcy information would have been materially different from that for the measurement period ending December 31, 2000.

                                                    YEAR ENDED DECEMBER 31
                                   ---------------------------------------------------------
                                     2000        1999        1998        1997        1996
             LEASES                ---------   ---------   ---------   ---------   ---------
Dollar Amount of Leases
  Outstanding (in billions)......  $    31.6   $    29.5   $    23.0   $    20.2   $    19.4
Number of Leases.................  1,775,644   1,565,229   1,198,814   1,065,808   1,051,258
Percent Delinquent
  31-60 Days.....................       1.77%       1.37        1.46        1.51        1.72
  61-90 Days.....................       0.13        0.08        0.09        0.09        0.12
  91 Days or more................       0.01        0.02        0.02        0.02        0.02

                          ENTIRE COLT LEASE PORTFOLIO
                  RETAIL VEHICLE LEASE DELINQUENCY INFORMATION
                                ($ IN THOUSANDS)

     The dollar amount of leases outstanding in this table is based on the net investment in leased assets under leases originated for COLT in the United States, inclusive of the residual values of the leased vehicles. The period of delinquency in this table is based on the number of days payments are contractually past due. Delinquencies shown do not include the effect of lease servicer advances or any other credit enhancement. COLT began originating leases in May 1997. The information required to calculate the percent delinquent for the measurement periods ending December 31, 1997 and 1998 is not available, but we do not believe that the percent delinquent information for these measurement periods for COLT would be materially different from the GMAC percent delinquent information for the same measurement periods. The percent delinquent excludes leases the lessees of which are bankrupt or have commenced bankruptcy proceedings. If these leases were included, the aggregate percent delinquent in all three categories for the year ended December 31, 2000 would have been 2.14%. We do not have similar information for measurement periods prior to December 31, 2000 but do not believe that this bankruptcy information would have been materially different from that for the measurement period ending December 31, 2000. When used in the table below, a dash means that the information is not available.

                                                       YEAR ENDED DECEMBER 31
                                              -----------------------------------------
                                                2000        1999       1998       1997
                  LEASES                      --------    --------    -------    ------
Dollar Amount of Leases Outstanding (in
  billions)...............................    $    7.3         5.1    $   1.7    $  0.2
Number of Leases..........................     406,758     261,950     82,858     7,084
Percent Delinquent
  31-60 Days..............................       1.58%       1.14%         --        --
  61-90 Days..............................        0.10        0.05         --        --
  91 Days or more.........................        0.01        0.00         --        --

                          ENTIRE GMAC LEASE PORTFOLIO
             RETAIL VEHICLE LEASE REPOSSESSION AND LOSS EXPERIENCE
                       ($ IN THOUSANDS, EXCEPT AS NOTED)

     The ending dollar amount of net leases outstanding in this table is based on the [sum of all principal amounts outstanding under finance lease contracts and] net investment in leased assets under operating leases originated for GMAC in the United States, inclusive of the residual values of the leased vehicles. In this table, average net leases outstanding is calculated as the average of the [sum of all principal amounts outstanding under finance leases and] net investment in operating leases as of the beginning and the end of the indicated period. The net and average net repossession losses include expenses incurred to dispose of vehicles and are net of recoveries. Residual risk sharing is a program under which General Motors and GMAC share residual value losses. The benefits of the payments to GMAC by General Motors under this program are not reflected in the table. The table includes leases originated for COLT beginning in May 1997.

                                                         YEAR ENDED DECEMBER 31
                                      -------------------------------------------------------------
                                        2000         1999         1998         1997         1996
                                      ---------    ---------    ---------    ---------    ---------
Ending Number of Leases
  Outstanding.....................    1,775,644    1,565,229    1,198,814    1,065,808    1,051,258
Average Number of Leases
  Outstanding.....................    1,725,167    1,370,707    1,146,225    1,055,535    1,018,451
Ending Dollar Amount of Net Leases
  Outstanding (in billions).......        $31.6        $29.5        $23.0        $20.2        $19.4
Average Dollar Amount of Net
  Leases Outstanding (in
  billions).......................        $31.7        $26.2        $21.9        $19.7        $18.7
Repossessions:
  Number of Repossessions.........       21,300       15,108       14,880       19,884       20,724
  Number of Repossessions as a
    Percentage of Ending Number
    Leases Outstanding............         1.20%        0.97%        1.24%        1.87%        1.97%
  Number of Repossessions as a
    Percentage of Average Leases
    Outstanding...................         1.23%        1.09%        1.29%        1.88%        2.03%
Losses:
  Average Net Repossession Loss
    per Liquidated Lease (Dollars
    not in thousands).............       (3,789)      (3,094)      (2,884)      (3,274)      (3,270)
  Net Repossession Losses as a
    Percentage of Average Net
    Leases Outstanding............         0.23%        0.17%        0.20%        0.34%        0.34%

                          ENTIRE COLT LEASE PORTFOLIO
             RETAIL VEHICLE LEASE REPOSSESSION AND LOSS EXPERIENCE
                       ($ IN THOUSANDS, EXCEPT AS NOTED)

     The ending dollar amount of net leases outstanding in this table is based on the net investment in leased assets under operating leases originated for COLT in the United States, inclusive of the residual values of the leased vehicles. In this table, the average number of leases outstanding for the year ended December 31, 2000 is an average of the number of leases outstanding as of the end of each month during the year. For the years ended prior to 2000, the average number of leases is an average of the number of leases outstanding as of the beginning and the end of the indicated period. The average net leases outstanding is calculated as the average of the net investment in operating leases as of the beginning and the end of the indicated period. The net and average net repossession losses include expenses incurred to dispose of vehicles and are net of recoveries. Losses shown do not include the effect of lease servicer advances or any other credit enhancement. COLT began originating leases in May 1997.

                                                             YEAR ENDED DECEMBER 31
                                                 -----------------------------------------------
                                                   2000          1999          1998        1997
                                                 --------       -------       ------       -----
Ending Number of Leases Outstanding..........     406,758       261,950       82,858       7,084
Average Number of Leases Outstanding.........     349,547       172,404       44,971       3,542
  Ending Dollar Amount of Net Leases
    Outstanding (in billions)................        $7.3          $5.1         $1.7        $0.2
  Average Dollar Amount of Net Leases
    Outstanding (in billions)................        $6.5          $3.4         $0.9       $0.04
Repossessions:
  Number of Repossessions....................       3,002         1,032          137           0
  Number of Repossessions as a Percentage of
    Ending Number Leases Outstanding.........        0.74%         0.39%        0.17%          0
  Number of Repossessions as a Percentage of
    Average Leases Outstanding...............        0.86%         0.60%        0.30%          0
Losses:
  Average Net Repossession Loss per
    Liquidated Lease (Dollars not in
    thousands)...............................      (4,122)       (4,149)      (4,396)          0
  Net Repossession Losses as a Percentage of
    Average Net Leases Outstanding...........        0.16%         0.09%        0.04%          0

                         RESIDUAL VALUE LOSS EXPERIENCE

     To the extent that average terms vary over time, the residual value loss experience for the periods in the following two tables may not be fully comparable. The number of returned vehicles sold by GMAC and COLT is based on matured leases. The full term ratio is defined as the number of returned vehicles sold during a specified period as a percentage of the number of leases that, as of their origination date, were scheduled to terminate during that period. [The auction turn-in rate is defined as the number of returned vehicles that were not purchased by the lessee or the dealer at their scheduled lease end date in any measurement period as compared to the number of leases that terminated during the same measurement period.] Total losses on returned vehicles sold at auction by GMAC and COLT include expenses incurred to dispose of vehicles but exclude certain amounts received after the sale and disposition of the vehicle. The losses as a percentage of residual values of returned vehicles is the ratio of total losses on returned vehicles sold by GMAC and COLT during the stated period over their residual values. The losses as a percentage of residual values of scheduled terminations is the ratio of total losses on returned vehicles sold by GMAC and COLT during the stated period over the residual values of all vehicles under leases scheduled to terminate during the stated period expressed as a percentage. The dollar amounts are in thousands except for total losses.

                          ENTIRE GMAC LEASE PORTFOLIO

                                                     YEAR ENDED DECEMBER 31
                                      ----------------------------------------------------
                                        2000       1999       1998       1997       1996
               LEASES                 --------   --------   --------   --------   --------
Total Number of Leases Scheduled to
  Terminate.........................   439,806    385,252    482,428    418,179    352,695
Number of Returned Vehicles Sold by
  GMAC..............................   217,981    196,384    251,225    211,953    202,473
Full Term Ratio.....................     49.6%      51.0%      52.1%      50.7%      57.4%
Auction Turn-In Rate
     Total Losses on Returned
       Vehicles Sold by GMAC (in
       thousands)...................  (757,699)  (448,261)  (432,075)  (303,417)  (178,176)
Average Loss Per Returned Vehicle
  Sold by GMAC......................    (2,521)    (1,987)    (1,805)    (1,705)    (1,428)
Losses as a Percentage of Residual
  Values of Returned Vehicles Sold
  by GMAC...........................    14.77%     11.92%     10.51%     10.71%      8.34%
Losses as a Percentage of Residual
  Values of Scheduled
  Terminations......................    13.68%     10.69%      9.45%      8.21%      4.88%

                          ENTIRE COLT LEASE PORTFOLIO

                                                          YEAR ENDED DECEMBER 31
                                                   ------------------------------------
                                                    2000       1999       1998     1997
                     LEASES                        -------    -------    ------    ----
Total Number of Leases Scheduled to Terminate....   29,543      3,992       950      0
Number of Returned Vehicles Sold by COLT.........   15,094      2,214       247      0
Full Term Ratio..................................    51.1%      55.5%     26.0%     --
Auction Turn-In Rate.............................                                   --
     Total Losses on Returned Vehicles Sold by
       COLT......................................  (64,099)   (12,303)   (1,316)    --
Average Loss Per Returned Vehicle Sold by COLT...   (2,426)    (2,686)   (2,579)    --
Losses as a Percentage of Residual Values of
  Returned Vehicles Sold by COLT.................   13.52%     12.48%     9.99%     --
Losses as a Percentage of Residual Values of
  Scheduled Terminations.........................   11.01%      9.48%     7.92%     --

     There have been no delinquencies or losses on the secured notes for the periods presented in the tables above for COLT.

                                RESIDUAL VALUES

     GMAC sets residual values for the General Motors vehicles that it leases for itself or for COLT. See "Description of Auto Lease Business--Residual Values" in the prospectus. The average residual value percentage of leases originated for GMAC has decreased since 1997.

     GMAC, as agent for COLT, monitors the auction turn-in rate for COLT. The auction turn-in rate is [the number of leased vehicles returned on their scheduled lease end date that were not purchased by a lessee or dealer in any measurement period as compared to the number of leases that terminated during the same measurement period.] The auction turn-in rate will be affected by a variety of factors, including the state of the new and used car markets and the average duration of the leases. As the auction turn-in rate increases, so does
the Termination Value percentage up to its cap of      %, which in turn
increases the coverage available for lease assets under the termination value insurance. See "Termination Value Insurance" above.

     [GMAC estimates that, during the period from              ,
             through              ,              , the auction turn-in rate for
leases included in its owned and serviced portfolio was approximately      % for
leases with an original term of      months or less,      % for leases with an
original term of      months, and      % for leases with an original term of
     months. As of              ,              , approximately      % of leases
had an original lease term of      months or less, whereas for the fiscal [year]
[quarter] ended              ,              , approximately      % of the leases
in GMAC's entire portfolio had an original lease term of      months or less.]

     [The auction turn-in rate for the entire portfolio of leases originated for
GMAC has increased during the fiscal [year] [quarter] ended              ,
             as compared to
previous years. The auction turn-in rate for GMAC's portfolio of leases for the
fiscal [year] [quarter] ended              ,              was approximately
     %.]

     GMAC also monitors the residual realization ratio for COLT, [which is the ratio of the aggregate amount realized upon sale of all leased vehicles that terminated at their scheduled lease end dates in three consecutive months to the aggregate residual values for those leased vehicles. GMAC estimates that, during
the period from              ,              through              ,
             , the residual realization ratio for leases included in its owned
and serviced portfolio was approximately      % for leases with an original term
of      months or less,      % for leases with an original term of      months,
and      % for leases with an original term of      months.

     The residual realization ratio for the entire portfolio of leases originated for GMAC has [increased] [decreased] during the fiscal [year]
[quarter] ended              ,              as compared to previous years. The
residual realization ratio for GMAC's portfolio of leases for the fiscal [year]
[quarter] ended           ,      was approximately      %.

     GMAC's per unit losses on vehicle disposal have increased on average for
its portfolio of leases for the fiscal [year] [quarter] ended [          ,
     ], as compared to GMAC's fiscal year ended December 31, 1999, primarily as a result of [describe]. Per unit loss rates may also be affected by the amount and types of accessories or installed optional equipment included on leased vehicles. Although per unit loss rates are typically the result of a combination of factors, to the extent certain types of optional equipment depreciate more quickly than the value attributable to the base leased vehicle, a leased vehicle having a greater portion of its overall manufacturer's suggested retail price attributable to optional equipment will experience a relatively higher level of loss. In 1998, GMAC implemented a new residual value setting policy for new General Motors vehicles that separately calculates the residual value applicable to the base vehicle and the residual vehicle applicable to specified optional accessories and optional equipment. This historical loss experience does not reflect financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors dealers.

     We can make no assurance that per unit losses on the leased vehicles securing the secured notes will reflect GMAC's historical experience for its entire lease portfolio and will not increase further.

                                   THE NOTES

     The notes will be issued under an indenture to be dated as of the closing date between the trust and the indenture trustee. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus supplement is a part. We will make available a copy of the indenture to holders of notes upon request and it will be filed with the SEC after the issuance of the notes. The following summary, together with the related description in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as
part of this summary.                                         will be the
indenture trustee. Each distribution date for the notes will constitute a payment date for purposes of the prospectus.

PAYMENTS OF INTEREST

     Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate from and including the previous distribution date to but excluding the current distribution date. The trust will pay interest each month on the distribution date. Interest on the certificates will not be paid on any distribution date until the trust has paid interest on the notes in full.

     Distribution dates will only be on business days. A business day is any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Detroit, Michigan, or Chicago, Illinois may, or are required to, remain closed. Interest will accrue from and including the closing date. The trust will pay interest for each class of notes on each distribution date in an amount equal to the Noteholders' Interest Distributable Amount for that distribution date. Interest on the Class A-1 notes will be calculated on the basis of [a 360-day year and the actual days elapsed in the accrual period]. Interest on the Class A-2 notes and the Class A-3 notes will be calculated on the basis of [a 360-day year consisting of twelve 30- day months] [actual days elapsed in the accrual period]. Failure to pay the full Noteholders' Interest Distributable Amount on any class of notes on any distribution date will constitute an event of default under the indenture after a five-day grace period.

PAYMENTS OF PRINCIPAL

     On each distribution date, until the trust pays the notes in full, the trust will pay principal on the notes to the extent of the Principal Distributable Amount for the previous month, in the following priority:

          (1) first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

          (2) second, to the Class A-2 notes, until the Class A-2 notes are paid in full; and

          (3) third, to the Class A-3 notes, until the Class A-3 notes are paid in full.

     Notwithstanding the above, at any time that the principal balance of the notes has been declared due and payable following the occurrence of an event of default, until all events of default have been cured or waived as provided in the indenture, the trust will pay principal payments on the notes ratably to all noteholders on each distribution date, based on the outstanding principal balance of the notes.

     The remaining outstanding principal amount of each class of notes will be due in full on the final scheduled distribution date for that class. Failure to pay a class of notes in full on or prior to the applicable final scheduled distribution date will result in an event of default.

REDEMPTION

     If the secured note servicer exercises its option to purchase the secured notes when the Aggregate Secured Note Value on the last day of any month has declined to 10% or less of the initial Aggregate Secured Note Value, then the outstanding notes will be redeemed in whole, but not in part, on the distribution date as of which the secured note servicer exercises its option. The secured note servicer's option is described in the prospectus under "The Transfer and Servicing Agreements--Termination." The redemption price will be equal to the unpaid principal amount of the notes, plus accrued and unpaid interest.

DELIVERY OF NOTES

     The notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and the Euroclear System against payment in immediately available funds. See "Book-Entry Registration; Reports to Securityholders--Book-Entry Registration" in the prospectus.

                                THE CERTIFICATES

     The trust will issue the certificates under a trust agreement. We have filed a form of the trust agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the trust agreement will be filed with the SEC after the issuance of the notes and the certificates. The following summary describes some of the terms of the certificates and the trust agreement. The summary, together with the related description in the prospectus, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

DISTRIBUTIONS OF INTEREST AND CERTIFICATE BALANCE

     Interest. On each distribution date, commencing                ,
               , the trust will distribute interest to certificateholders for the related accrual period at the pass-through rate on the certificates with respect to the Certificate Balance. The pass-through rate for the certificates
is      %. Any Certificateholders' Interest Distributable Amount for a
distribution date that the trust does not distribute on that distribution date will be distributed on the next distribution date. Interest will accrue from and including the closing date and the trust will pay on each distribution date an amount equal to the Certificateholders' Interest Distributable Amount for that distribution date. Interest with respect to the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The final scheduled distribution date for the certificates will occur on the distribution date. Payments of interest on the certificates will be subordinated to payments of interest on the notes [but will not be subordinated to payments of principal on the notes]. If an event of default resulting from a payment default occurs and the notes are accelerated, the trust will not make payments of interest on the certificates or any distributions on the Certificate Balance until the notes are paid in full or the acceleration is rescinded. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

     Certificate Balance. The trust will not make principal distributions on the Certificate Balance until the notes have been paid in full. After full payment of the notes, until the Certificate Balance is reduced to zero, the trust will make the entire Principal Distributable Amount available to make distributions on the Certificate Balance. If the secured note servicer exercises its option to purchase the secured notes when the Aggregate Secured Note Value declines to 10% or less of the initial Aggregate Secured Note Value, certificateholders will receive an amount equal to the Certificate Balance together with accrued interest at the pass through rate on the certificates. This distribution will effect an early retirement of the certificates. In addition, on and after any distribution date on which the trust pays all of the notes in full, funds in the reserve account will be applied to reduce the Certificate Balance to zero if, after giving effect to all required distributions to the secured note servicer, the noteholders and the certificateholders on that distribution date, the amount on deposit in the reserve account is equal to or greater than the Certificate Balance. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

                     THE TRANSFER AND SERVICING AGREEMENTS

     The parties will enter into the transfer and servicing agreements as of the closing date. See "The Transfer and Servicing Agreements" in the prospectus. We have filed forms of the transfer and servicing agreements as exhibits to the registration statement of which this prospectus supplement forms a part. We will make available a copy of the transfer and servicing agreements to holders of notes upon request. The following summary, together with the related description in the prospectus, describes the material terms of the transfer and servicing agreements. Where particular provisions or terms used in the transfer and servicing agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Compensation for Servicing the Secured Notes. GMAC will act as servicer of the secured notes for the trust. As secured note servicer, GMAC will handle all collections, administer defaults and delinquencies and otherwise service the secured notes. On each distribution date, the trust will pay GMAC, as secured note servicer, the total servicing fee for servicing the secured notes, which consists of a basic servicing fee for the previous month and unpaid basic servicing fees from prior distribution dates. As secured note servicer, GMAC will also receive additional servicing compensation in the form of investment earnings. The basic monthly servicing fee rate for servicing the secured notes is one-twelfth of [0.25%] of the total value of the secured notes as of the first day of the preceding month. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses--Servicing of Secured Notes" in the prospectus.

     Compensation for Servicing the Leases and Leased Vehicles Securing the Secured Notes. GMAC also acts as servicer of the leases and leased vehicles securing the secured notes. In that capacity, GMAC will receive a basic servicing fee and a supplemental servicing fee on each distribution date out of collections on the lease assets. These amounts are paid by COLT, as owner of the leases and related leased vehicles, and not from trust assets. The basic servicing fee paid to the lease servicer is equal to one-twelfth of 1.75% of the then-stipulated market value of each lease asset. As lease servicer, GMAC also receives a supplemental servicing fee, which includes investment earnings and any late fees, prepayment charges and other administrative fees and expenses or similar charges, and certain other proceeds from lease assets that have terminated. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses--Servicing of Underlying Leases and Leased Vehicles" in the prospectus.

   [SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS* FLOW CHART]

DISTRIBUTIONS

     On or before each distribution date, the secured note servicer will transfer all collections on the secured notes for the prior month, and, for the initial distribution date, [describe], to the collection account. The indenture trustee will make distributions to the note distribution account and the certificate distribution account out of the amounts on deposit in the collection account. The amounts to be distributed to the note distribution account and the certificate distribution account will be determined in the manner described below in this subsection.

     Determination of Total Available Amounts. The "Total Available Amount" for a distribution date will be the sum of the Available Amount and all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date.

          "Available Amount" for a distribution date means the sum, for the prior month, and, for the initial distribution date, [describe], of:

             (1) all collections on the secured notes held by the trust;

             (2) all secured note servicer advances; and

             (3) payments for each secured note that we repurchased or the secured note servicer purchased during the prior month.

     Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the secured note servicer will calculate, for the preceding month and the current distribution date, the Total Available Amount, the Available Amount, the total servicing fee for the secured note servicer, the Aggregate Noteholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount and other items. Based on those calculations, the secured note servicer will deliver to the indenture trustee a certificate specifying those amounts and instructing the indenture trustee to make withdrawals, deposits and payments of the following amounts on the distribution date:

          [(1) the amount, if any, to be withdrawn from the reserve account and deposited in the collection account;]

          (2) the amount to be withdrawn from the collection account and paid to the secured note servicer in respect of its total servicing fee for that distribution date;

          (3) the amounts to be withdrawn from the collection account in respect of the Aggregate Noteholders' Interest Distributable Amount and the Aggregate Noteholders' Principal Distributable Amount and deposited in the note distribution account for payment to noteholders on that distribution date;

          (4) the amounts to be withdrawn from the collection account in respect of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount and deposited in the certificate distribution account for distribution to certificateholders on that distribution date;

          [(5) the amount, if any, to be withdrawn from the collection account and deposited in the reserve account; and]

          [(6) the amount, if any, to be withdrawn from the reserve account and paid to us.]

     The amount, if any, to be withdrawn from the reserve account and deposited to the collection account for any distribution date as specified in clause (1) above will be the lesser of (x) the amount of cash or other immediately available funds in the reserve account on that distribution date and (y) the amount, if any, by which (a) the sum of the total servicing fee, the Aggregate Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for that distribution date exceeds (b) the Available Amount for that distribution date.

     The amount, if any, to be withdrawn from the collection account and deposited in the reserve account for any distribution date as specified in clause (5) above will equal the amount, if any, by which (x) the Available Amount for that distribution date exceeds (y) the amount described in subclause
(a) of clause (y) of the preceding paragraph.

     The amount, if any, to be withdrawn from the reserve account and paid to us as specified in clause (6) above for any distribution date will equal the amount, if any, by which the amount on deposit in the reserve account after taking into account all other deposits, including the deposit pursuant to clause
(5) above, if any, and withdrawals on that distribution date exceeds the required reserve account balance for that distribution date.

     On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders and all amounts on deposit in the certificate distribution account will be distributed to the certificateholders, in each case as described in this prospectus supplement.

     Priorities for Withdrawals from Collection Account. Withdrawals of funds from the collection account on a distribution date for application as described in clauses (2), (3) and (4) under "--Distributions--Monthly Withdrawals and Deposits" above will be made only to the extent of the Total Available Amount allocated to that application for that distribution date. In calculating the amounts which can be withdrawn from the collection account and applied as specified in clauses (2), (3) and (4), the secured note servicer will allocate the Total Available Amount in the following order of priority:

          (1) the total servicing fee and prior secured note servicer advances;

          (2) any overdue interest on the notes and then the Aggregate Noteholders' Interest Distributable Amount for that distribution date;

          (3) any overdue interest on the certificates and then the Certificateholders' Interest Distributable Amount for that distribution date;

          (4) the Aggregate Noteholders' Principal Distributable Amount; and

          (5) the Certificateholders' Principal Distributable Amount.

     At any time that all classes of notes have not been paid in full and the principal balance of the notes has been declared due and payable following the occurrence of an event of default under the indenture [resulting from a payment default], until the notes have been paid in full or the declaration has been rescinded and any continuing events of default resulting from a payment default have been cured or waived pursuant to the indenture, no amounts will be deposited in or distributed to the certificate distribution account. Any amounts otherwise distributable to the certificate distribution account will be deposited instead into the note distribution account for payments on the notes as described in this prospectus supplement.

TERMINATION OF THE TRUST

     After payment in full of the notes and payment of all liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to us.

                              ERISA CONSIDERATIONS

     [Any ERISA considerations and transfer representations applicable for a series will be explained in this section]

                        FEDERAL INCOME TAX CONSEQUENCES

     Mayer, Brown & Platt, our special tax counsel, has delivered its opinion that for U.S. federal income tax purposes the notes will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

     [All the certificates issued on the closing date will be issued to us. Accordingly, the trust will be characterized as a tax non-entity and hence a division of us for federal income tax purposes. See "Federal Income Tax Consequences--Tax Non-Entity Certificates" in the prospectus.] If we sell less than all of the certificates or if the trust issues additional certificates, this characterization may change. See "Federal Income Tax Consequences--Trust Certificates" and "--Partnership Certificates."]

     [Mayer, Brown & Platt, has delivered its opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust for federal income tax purposes. If the Internal Revenue Service were to contend successfully that the trust is not a grantor trust, the trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. Each certificateholder, by the acceptance of a trust certificate, will agree to treat the trust certificates as equity interests in the trust for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the secured notes and, subject to certain limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the secured notes and reasonable servicing and other fees.]

     See "Federal Income Tax Consequences" and "State and Local Tax Consequences" in the prospectus.

                              PLAN OF DISTRIBUTION

     Under the terms and conditions set forth in the underwriting agreement, the issuer has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the issuer, the principal amount of notes and the certificates set forth opposite its name below:

      AGGREGATE PRINCIPAL AMOUNT OF NOTES AND CERTIFICATES TO BE PURCHASED

      UNDERWRITER           CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES    CERTIFICATES
      -----------           ---------------    ---------------    ---------------    ------------
     Total..............        $                  $                  $                $
                                =======            =======            =======          =======

     [               ] and [               ] are responsible for jointly leading
and managing the offering of the notes and certificates.

     We have been advised by the underwriters that the several underwriters propose initially to offer the notes and the certificates to the public at the prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of notes or for the certificates. The underwriters may allow, and those dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes or for the certificates. After the initial public offering, the public offering price and those concessions may be changed.

     [Initially, the certificates will be retained by CARI or an affiliate of CARI. After the initial public offering of the notes, CARI or its affiliates may sell the certificates in a public offering or in a transaction exempt from registration under the Securities Act of 1933.]

                                                             SELLING
                                                            CONCESSION    REALLOWANCE
                                                            ----------    -----------
Class A-1 Notes.........................................            %             %
Class A-2 Notes.........................................            %             %
Class A-3 Notes.........................................            %             %
Certificates............................................            %             %

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the notes and certificates in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve short sales by the underwriters of the notes or the certificates. Short sales involve the sale by the underwriters of a greater number of notes or certificates than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of "covered" short sales or "naked" short sales.

     Covered short sales are sales made in an amount not greater than the underwriters over-allotment option to purchase additional notes or certificates in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing notes or certificates in the open market. In determining the source of notes or certificates to close out the covered short position, the underwriters will consider, among other things, the price of notes or certificates available for purchase in the open market as compared to the price at which they may purchase notes or certificates through the over-allotment option.

     Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing notes or certificates in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

     Syndicate covering transactions involve purchases of the notes or certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes or certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

     Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes or certificates to be higher than they would otherwise be in the absence of those transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the notes or the certificates. Neither the issuer nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     We will receive proceeds of approximately $          from the sale of the
notes, which represents      % of the principal amount of each note, after
paying the underwriting discount of $          , which represents      % of the
principal amount of each note. [We will receive proceeds of approximately
$      from the sale of the certificates, which represents   % of the principal
amount of each certificate, after paying the underwriting discount of $       ,
which represents   % of the principal amount of each certificate.] Additional
offering expenses are estimated to be $          .

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, certain legal matters relating to the transaction will be passed upon for the
underwriters by                .          has from time to time represented, and
is currently representing, General Motors Corporation and certain of its affiliates in matters not related to the offering of the securities.

                                    GLOSSARY

     The following are definitions of terms used in this prospectus supplement:

     "AGGREGATE NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, for any distribution date, the sum of the Noteholders' Interest Distributable Amounts for all classes of notes for that distribution date.

     "AGGREGATE NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any distribution date, the sum of the Noteholders' Principal Distributable Amounts for all classes of notes for that distribution date.

     "AGGREGATE SECURED NOTE VALUE" means, as of any date, the sum of the Secured Note Values for all the secured notes in the pool of secured notes held by the trust.

     "CERTIFICATE BALANCE" means, initially, $          and, on each
distribution date, will equal the initial Certificate Balance, reduced by all distributions in respect of the Certificate Balance actually made on or prior to that date to certificateholders.

     "CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, for any distribution date, interest equal to one-twelfth of the pass through rate on the certificates multiplied by the certificate balance as of the close of the preceding distribution date, or, in the case of the first distribution date, interest at the pass through rate multiplied by a fraction, the numerator of
which is                and the denominator of which is 360 multiplied by the
initial certificate balance.

     "CERTIFICATEHOLDERS' PERCENTAGE" means, for any distribution date, 100% minus the Noteholders' Percentage.

     "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any distribution date, the lesser of (1) the Certificateholders' Percentage of the Principal Distributable Amount and (2) the Certificate Balance. In addition, on
the                distribution date, the amount required to be distributed to certificateholders in respect of the Certificate Balance will include the amount that is necessary, after giving effect to the other amounts to be deposited in the certificate distribution account on the distribution date and allocable to payments in respect of the Certificate Balance, to reduce the Certificate Balance to zero, after giving effect to any required distribution of the Aggregate Noteholders' Principal Distributable Amount to the note distribution account. In addition, on any distribution date on which, after giving effect to all distributions to the secured note servicer other than additional servicing, the noteholders and the certificateholders on the distribution date, (1) the outstanding principal balance of the notes is zero and (2) the amount on deposit in the reserve account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount will include an amount equal to that Certificate Balance.

     "DISCOUNT RATE" means the sum of the highest rate of interest on any series of notes [or class of certificates] issued under this prospectus supplement, plus 0.25%.

     "MONTHLY SCHEDULED INSTALLMENT" means, for each secured note, as of any date of determination, any of the remaining monthly installment of principal and interest or interest alone payable to the holder of the secured note from the date of determination to the Stated Maturity as set forth in the payment schedule on the secured note.

     "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, for any class of notes and any distribution date, the product of (1) the outstanding principal balance of such class of notes as of the close of the preceding distribution date [, or, in the case of the first distribution date, the outstanding principal balance on the closing date,] and
(2) one-twelfth of the interest rate for that class, or, in the case of the first distribution date, the interest rate for such class multiplied by a
fraction, the numerator of which is                and the denominator of which
is 360.

     "NOTEHOLDERS' PERCENTAGE" means 100% until the principal balance of the notes is paid in full, and zero after payment of the principal balance of the notes.

     "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to a class of notes on a distribution date, the lesser of (1) the remainder of (A) the Noteholders' Percentage of the Principal Distributable Amount minus (B) the outstanding principal balance for each class of notes having priority of payment over that class of notes as described above under "The Notes -- Payments of Principal" and (2) the outstanding principal balance of that class of notes as of the close of the preceding distribution date. In addition, on the final scheduled distribution date for any class of notes, the Noteholders' Principal Distributable Amount for that class of notes will also include the amount that is necessary, after giving effect to the other amounts to be deposited in the note distribution account on the distribution date and allocable to payments of principal, to reduce the outstanding principal balance of that class of notes to zero.

     "PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any distribution date, an amount equal to the difference between (a) the sum of the Secured Note Values for all of the secured notes as of the close of business on the previous distribution date, or, for the initial distribution date, the closing date, and
(b) the sum of the Secured Note Values for all of the secured notes as of that distribution date.

     "SECURED NOTE VALUE" means, for each secured note, as of the cutoff date of
               ,           and each distribution date, the lesser of (a) the
principal balance of the secured note and (b) the sum of the present value of each Monthly Scheduled Installment of the secured note due thereafter, discounted from the distribution date on which each Monthly Scheduled Installment is due and payable to the date of determination, at a rate equal to the Discount Rate, after giving effect to all payments due on the secured note on that date.

     "STATED MATURITY" means the date specified in the secured note as the fixed date on which the principal of, and interest on, the secured note is due and payable.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                                       VERSION 3
                                                        PRELIMINARY SECURED NOTE
                                                                 PROSPECTUS FORM
PROSPECTUS

CAPITAL AUTO RECEIVABLES ASSET TRUSTS
Asset Backed Notes
Asset Backed Certificates

CAPITAL AUTO RECEIVABLES, INC.
Seller

GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer

                                     THE TRUSTS--
The notes of any series
represent obligations of the         - A new trust will be formed to issue each
trust that issued those notes        series of securities.
only. The certificates of any
series represent the beneficial      - The assets of each trust will be:
interest in the trust that
issued those certificates only.      - a pool of non-recourse secured notes
The notes and certificates           secured by new and used automobile and light
issued by any trust do not             duty truck leases and the leased vehicles
represent obligations of or            and all moneys received with respect to the
interests in, and are not              secured notes on and after the cutoff date
guaranteed by, Capital Auto            or dates, including:
Receivables, Inc., GMAC or any
of their affiliates. Neither         - proceeds from a termination value insurance
the notes nor certificates           policy for the leases and the leased vehicles
owned by the trust are insured         securing the secured notes;
or guaranteed by any
governmental agency.                 - proceeds from any other insurance policies,
                                     guarantees and similar obligations relating
This prospectus may be used to         to the leases and leased vehicles securing
offer and sell any securities          the secured notes; and
only if accompanied by the
accompanying prospectus              - security interests in payments under the
supplement.                          leases and amounts received upon the sale or
                                       transfer of the leased vehicles; and
                                     - assets related to the secured notes,
                                     including security interests in the leases
                                       and leased vehicles.
                                     THE SECURITIES--
                                     - will represent indebtedness of the trust
                                     that issued those securities, in the case of
                                       notes, or beneficial interests in the trust
                                       that issued those securities, in the case
                                       of certificates;
                                     - will be paid only from the assets of the
                                     trust that issued those securities and
                                       amounts on deposit in any reserve account
                                       for that trust;
                                     - will represent the right to payments in the
                                     amounts and at the times described in the
                                       accompanying prospectus supplement;
                                     - may benefit from one or more forms of
                                     credit enhancement; and
                                     - will be issued as part of a designated
                                     series, which will include one or more
                                       classes of notes and may include one or
                                       more classes of certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                THE DATE OF THIS PROSPECTUS IS           ,

                                   THE TRUSTS

FORMATION OF TRUSTS

     For each series of securities, we will establish a separate trust under a trust agreement by selling and assigning the trust property to the trust in exchange for these securities. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The accompanying prospectus supplement will specify which classes of notes and certificates included in each series will be offered to investors.

TRUST PROPERTY

     The property of each trust will include:

     - the secured notes and all moneys received from the secured notes on or after the cutoff date or dates, including:

      - proceeds from a termination value insurance policy for the leases and leased vehicles securing the secured notes;

      - proceeds from other insurance policies, guarantees and similar obligations relating to the leases and the leased vehicles securing the secured notes; and

      - security interests in payments under the leases and amounts received upon the sale or transfer of the leased vehicles;

     - assets related to the secured notes, including liens upon, and security interests in, the leases and leased vehicles;

     - any instrument or document relating to the secured notes; and

     - any proceeds of the foregoing property.

     The indenture trustee may hold for the benefit of the securityholders a reserve account or other form of credit enhancement as specified in the prospectus supplement. The reserve account, if any, for a series of securities may not be included in the property of the trust that issued that series of securities but will be a segregated trust account held by the indenture trustee for the benefit of the holders of those securities. See "The Transfer and Servicing Agreements--Credit Enhancement" in this prospectus.

     The activities of each trust will be limited to:

     - acquiring, managing and holding secured notes and the other assets of the trust and the proceeds from those assets;

     - issuing securities and making payments and distributions on them; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental or connected with these activities.

     The secured note servicer will continue to service the secured notes held by each trust and will receive fees for its services. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

CAPITALIZATION OF EACH TRUST

     Prior to the initial issuance of any series of securities, the trust that issued that series of securities will not have any assets or liabilities. No trust is expected to have any source of capital other than its assets and any credit, liquidity or other enhancement arrangement established for that trust.

     It is expected that each trust will issue one or more series of notes, and one or more classes of certificates on the initial closing date for that trust, all as further described in this prospectus and in the accompanying prospectus supplement. From time to time after a trust's initial closing date, that trust may issue additional series of notes and additional classes of certificates as further described in this prospectus. The pro forma capitalization of a trust at the time of the issuance of any securities will be set forth in the accompanying prospectus supplement. The certificates issued by a trust will represent the equity in that trust. The related prospectus supplement will set forth the portion of the certificates issued on, and, if applicable, since, the initial closing date. All or a portion of the certificates may be retained by us or our affiliates or may be sold to third party investors that are not affiliated with us, GMAC or any of the trusts.

     The principal office of each trust will be specified in the accompanying prospectus supplement.

                               THE OWNER TRUSTEE

     The owner trustee for each trust will be specified in the accompanying prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that owner trustee set forth in the trust agreement for that trust. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement for that trust or if the owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                                   THE SELLER

     Capital Auto Receivables, Inc. is a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992 and will be the seller to each trust under this prospectus and the accompanying prospectus supplement. We are organized for the limited purposes of purchasing receivables, such as the secured notes, from GMAC, transferring these receivables to third parties, forming trusts and engaging in related activities. Our principal executive offices are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     We have taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the U.S. Bankruptcy Code or state insolvency laws, will result in consolidation of our assets and liabilities with those of GMAC. These steps include our creation as a separate, limited-purpose subsidiary under a certificate of incorporation containing certain limitations, including restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of our directors. Under circumstances described in our by-laws, we are required to have at least one director who qualifies under our by-laws as an "Independent Director."

     If, despite the foregoing measures, a court concluded that our assets and liabilities should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any insolvency law by or against us, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur.

     We may sell additional securities issued by the trust or another trust in private placements or other transactions that will not be offered by this prospectus or the accompanying prospectus supplement. We may also retain all or a portion of any class of certificates or one or more series of notes issued by each trust as described in the accompanying prospectus supplement.

                                  THE SERVICER

     General Motors Acceptance Corporation acts as both the lease servicer and the secured note servicer.

     GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. GMAC, operating directly and through subsidiaries and associated companies in which it has equity investments, provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. GMAC also offers financial services to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking, commercial finance and investment services.

     The principal business of GMAC is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from those dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, GMAC finances new products of other manufacturers and leases motor vehicles and certain types of capital equipment.

     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 and its telephone number is (212) 418-6120. GMAC has administrative offices at 200 Renaissance Center, Detroit, Michigan 48265 and its telephone number is
(313) 556-5000.

VEHICLE ASSET UNIVERSAL LEASING TRUST

     In 1996, GMAC created Vehicle Asset Universal Leasing Trust, known as VAULT, a Delaware business trust, to act as a nominee on the certificates of title to vehicles titled in various states. VAULT has no operations, and its sole purpose is to act as a repository of titles to vehicles purchased by its trust beneficiaries. VAULT is named as the nominee for the beneficial owner of the leased vehicle on the certificate of title for each leased vehicle that secures a secured note. GMAC and Central Originating Lease Trust, known as COLT, are the current beneficiaries of VAULT and the beneficial owners of the leased vehicles owned by VAULT. As nominee, VAULT holds only legal title to the leased vehicles. The beneficial owner retains all rights and obligations related to the leased vehicles.

CENTRAL ORIGINATING LEASE TRUST

     COLT is a special purpose Delaware business trust formed on March 15, 1996, which acquires vehicles and related consumer leases from General Motors Corporation franchised dealers. COLT finances these acquisitions through the issuance of secured notes and equity certificates. Each secured note was or will be issued to GMAC by COLT. Each secured note represents 96.9% of the purchase price of a lease and leased vehicle, and COLT's equity certificates represent the remaining 3.1%. Other entities, which will be described in a prospectus supplement, may be formed to issue secured notes in the future.

     Each secured note is non-recourse to COLT and is secured by, among other things, a security interest in the lease and leased vehicle and the termination value insurance described in "The Transfer and Servicing Agreements--Credit Enhancement--Termination Value Insurance" in this prospectus.

                           THE POOLS OF SECURED NOTES

     GMAC has or will acquire the secured notes in each pool from COLT or another special purpose Delaware business trust to be identified in a prospectus supplement. Each secured note is non-recourse and is secured by a first priority perfected lien on a lease and leased vehicle, and related assets.

     The lease assets securing the secured notes have been or will be originated by participating dealers in accordance with GMAC's underwriting requirements established for itself and COLT. The lease assets have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business, which evaluate the prospective lessee's ability to pay and creditworthiness, as well as the value of the vehicle to be financed. GMAC's underwriting standards also generally require physical damage insurance to be maintained on each leased vehicle.

     The lease assets to be included in the pool securing a pool of secured notes will be selected using several criteria, which consist of those criteria described in "Description of Auto Lease Business--Auto Lease Criteria for COLT's Lease Program" in this prospectus and any other criteria set forth in the accompanying prospectus supplement.

     Upon direction of GMAC as agent for COLT, GMAC will fund approximately 96.9% of the acquisition price of the lease asset by acquiring a secured note of COLT, which bears interest at a fixed rate.

TERMS OF THE SECURED NOTES

     The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes and the Master Terms of Secured Notes incorporated into each secured note. Where particular provisions or terms used in the secured notes or the Master Terms of Secured Notes are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

     Each secured note is secured by a first priority lien upon and security interest in a lease and leased vehicle, all proceeds generated from that lease and leased vehicle, including insurance proceeds and other rights related to that lease and leased vehicle under the termination value insurance policy, and rights under any guarantees or similar obligations relating to that lease and leased vehicle or its proceeds. The termination value insurance policy provides for specified payments on the lease after sale or transfer of the leased vehicle. The sole source for payment of each secured note is the lease collateral described in this paragraph and any other funds that may from time to time be pledged to secure the payment of the secured note.

     No secured note will be issued in a principal amount that exceeds 96.9% of the initial discounted balance of the lease that the secured note is financing or with an interest rate greater than an annual rate, expressed as a percentage, equal to the market lease purchase rate, minus the fees for GMAC, as the lease servicer and agent for COLT, and the fees for a provider of termination value insurance to be described in the prospectus supplement. The terms of each secured note will provide for a payment schedule such that the outstanding principal balance of the secured note will, in no event, on any date after the lease purchase date, exceed the difference between the stipulated market value of the lease as of the date of calculation, and 3.1% of the initial discounted balance of the lease. GMAC, as lease servicer, calculates the initial discounted balance, the market lease purchase rate and the stipulated market value of each lease as described below under "GMAC's Responsibilities as COLT Agent and Lease Servicer."

     Interest on the secured note accrues from and including the issue date of the secured note, to but excluding each installment date on the secured note, in an amount equal to one-twelfth of the annual rate specified in the secured note, multiplied by the unpaid principal balance of the secured note on the preceding installment date or, in the case of the first installment date, on the issue date of the secured note. If the amount due on an installment date is less than the amount of interest accrued and unpaid as of the installment date, the difference will be added to principal on that installment date. Any installment that is unpaid on the installment date will likewise be added to principal and will thereafter bear interest at the interest rate of the secured note as of the installment date on which it is due, but only if that installment remains unpaid after the 15th day of the calendar month following the month in which the installment date occurs. Any installment due on a secured note on any installment date will be applied as though received on that installment date to the extent that the amount has been paid on or before the 15th day of the calendar month following the month in which the installment date occurs.

     Each secured note will be non-recourse to COLT and any other assets of COLT or its equity holders. No holder of a secured note will have any claim, remedy or right to proceed against COLT, the owner trustee of COLT or any equity holder for the payment of any deficiency or any other amount owing on account of the indebtedness evidenced by the secured note. The holder also agrees to look solely to the collateral for that secured note, including its rights under the termination value insurance and available amounts on deposit in the termination reserve account, and any other property pledged as security for the secured note in payment of the indebtedness thereunder. However, nothing limits any right of the holder of a secured note to accelerate the maturity of the secured note upon default, subject to any grace periods, to bring suit and obtain a judgment against COLT on the secured note, except that the sole recourse for that judgment is limited to the lease collateral and any other security for the secured note, to enforce the security interest of the holder or otherwise realize upon the collateral securing the secured note, including its rights under the termination value insurance and available amounts on deposit in the termination reserve account, or any other property pledged as security to secure the obligations represented by the secured note.

     A default occurs under a secured note if: (1) COLT fails to pay any amount payable under the secured note on or before the 15th day of the calendar month following the month in which the installment date for that amount occurs; or (2) COLT becomes bankrupt. If COLT becomes bankrupt, the secured notes accelerate immediately. If any other default occurs, the owner of the secured note or
             , acting as indenture trustee for the

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owner, may accelerate the secured note with written notice. Upon acceleration, all unpaid principal and interest becomes immediately due and payable.

     After acceleration, proceeds of the collateral for the secured note will be applied to pay the following amounts in the following priority:

          (1) To the owner of the secured note, unpaid principal and accrued interest on the secured note;

          (2) To the owner of the secured note, any other amounts due to it under the secured note and under the Master Terms of Secured Notes; and

          (3) To the termination value insurance provider, to the extent of any payment made by it under the termination value insurance or otherwise with respect to the secured note or the Collateral.

     Is a default under a secured note occurs and is continuing and if it is known to the indenture trustee for the secured note, the indenture trustee will mail to the owner of the secured note notice of the default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on a secured note, the indenture trustee for the secured note may withhold the notice beyond that 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of the owner of the secured note.

     The indenture trustee for the secured notes will be required to mail each year to the owner of the secured notes, to the extent required under the Trust Indenture Act and the Master Terms of Secured Notes, a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture for that trust, any amounts advanced by it under the secured note, the amount, interest rate and maturity date of indebtedness owing by COLT to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee for the secured notes and any action taken by it that materially affects the secured notes and that has not been previously reported.

     Each secured note will be discharged upon the delivery to the indenture trustee for the secured note for cancellation of the secured note or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of the secured note.

     Each holder of a secured note, by its acceptance of the secured note, agrees that it will not, prior to the date which is one year and one day after the payment in full of the secured note and any other obligations of or interest in COLT, petition or otherwise cause COLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against COLT under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of COLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of COLT.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The primary sources of payment on each secured note are:

     - payments due on the underlying lease and the proceeds of sale of the leased vehicle at lease termination; and

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     - termination value insurance and a termination reserve account, which provide coverage of losses in the event of any deficiency in the amount of proceeds of sale of the leased vehicle at lease termination.

     As a result, we will provide in each prospectus supplement information concerning the composition of the pool of secured notes being sold to us, information concerning the leases and leased vehicles securing the secured notes and information concerning GMAC's experience in the United States pertaining to delinquencies on leases of automobiles and light trucks and repossessions and net loss information relating to its entire leased vehicle portfolio, including leases that GMAC services but does not own. We cannot assure you that the performance of any pool of secured notes or the delinquency, repossession and net loss experience on any portfolio of leases and leased vehicles will be comparable to prior experience.

GMAC'S RESPONSIBILITIES AS COLT AGENT AND LEASE SERVICER

     GMAC is both the agent and the lease servicer for COLT and receives fees for these services. GMAC, as agent under the lease origination agreement, performs the following services for COLT:

     - identifying automobile and light truck leases originated by General Motors dealers and dealerships affiliated with General Motors and the related leased vehicles that satisfy the criteria contained in the COLT Origination Agreement and advising COLT of the leases and leased vehicles available for purchase;

     - negotiating purchases of leases and leased vehicles by COLT from the dealers; and

     - instructing the dealers to cause a certificate of title for each leased vehicle to be issued to COLT in the name of VAULT or its designee as nominee for COLT.

     GMAC also acts as the servicer for the leases and leased vehicles securing the secured notes. GMAC, as lease servicer, is responsible for:

     - ensuring COLT's compliance with all state and federal laws, tax and otherwise, as beneficial owner and lessor of motor vehicles;

     - maintaining records of the investments in leased vehicles; and

     - reporting tax and other matters for the leased vehicles.

     GMAC, as lease servicer, calculates the initial discounted balance of a lease as of the date a lease is purchased. It equals the present value of all scheduled cash flows for the lease asset, assuming that the lease residual is paid one month after the scheduled lease end date, discounted at an interest rate equal to the market lease purchase rate that is in effect on the lease purchase date.

     As lease servicer, GMAC calculates the stipulated market value of each lease asset. The stipulated market value of each lease asset as of any date of calculation is the aggregate present value of:

     - each monthly payment due after the date of calculation discounted from the payment date in the month in which the scheduled date of payment is due back to the date of calculation; and

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

     - residual value of the vehicle discounted from the payment date in the month following the month in which the scheduled lease end date occurs back to the date of calculation;

     in each case at a discount rate equal to the market lease purchase rate for that lease.

     The market lease purchase rate for any lease securing a secured note is the discount rate used by GMAC, as agent for COLT, to calculate the initial discounted balance and the stipulated market value for that lease. The market lease purchase rate is:

     - a rate of discount not lower than the lowest rate at which the lease servicer holds itself out to dealers located in the competitive market area as being willing to purchase leases for the lease servicer's own account of the same vehicle make, model and lease term, without premium or discount; and

     - equal to the sum of

        (1) the product of the interest rate on the secured note and 96.9%,

        (2) the product of the fixed rate of interest each year used for each lease and leased vehicle to calculate the payments made by COLT to the swap provider relating to the COLT certificates and 3.1%, and

        (3) the basic fees for GMAC, as the lease servicer and the agent for COLT, and the basic fees for the termination value insurance provider.

                       DESCRIPTION OF AUTO LEASE BUSINESS

UNDERWRITING OF MOTOR VEHICLE LEASES

     GMAC leases automobiles and light trucks under its SmartLease plan to retail customers through General Motors dealerships, non-General Motors dealerships owned or financially controlled by General Motors dealerships and affiliated leasing companies. Under the SmartLease plan, GMAC, either for itself or as agent for COLT or others, purchases leases originated by its nationwide branch system from automobile and light truck dealers under agreements with General Motors dealers. Dealers are not responsible for the customer's performance during the lease period nor for the value of the vehicle at the scheduled lease end date. General Motors may elect to sponsor retail leasing programs by supporting special lease rates and/or guaranteeing residual values in excess of published residual guide books used by GMAC.

     The leased vehicles are new and used automobiles and light trucks. The lessees are either businesses or individuals who met GMAC's underwriting standards at the time of the origination of the lease. Because GMAC's underwriting standards may change over time, the leases from time to time may have differing credit quality and the credit quality of the leases in a later year may not be the same as the credit quality of the leases in a prior year. The leases have been originated by participating dealers in accordance with GMAC's requirements under dealer agreements, and have been acquired in accordance with GMAC's underwriting standards. The underwriting criteria that GMAC, as agent for COLT, must satisfy for COLT's lease program is described under "--Auto Lease Criteria for COLT's Lease Program" below.

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

     Dealers forward completed credit applications, which include the terms of the lease and essential information on the applicant, to one of GMAC's branches. Applications are then processed through GMAC's internal credit evaluation process, which includes obtaining credit bureau reports, checking the applicant against GMAC files on both open and closed accounts and checking for recent denials of credit. An applicant's credit is also analyzed through the use of GMAC's proprietary credit- scoring model, which assists GMAC's credit analysts with making credit-granting decisions. The credit-scoring model is periodically reviewed and updated based on historical information and current trends.

     Once the lease agreement, title application, insurance form, odometer statement and various other forms have been completed by the General Motors dealer, GMAC or COLT directs the dealer to title the vehicle in the name of VAULT, as its nominee, and to record a lien in favor of GMAC as holder of the related secured note on the vehicle's certificate of title. The dealer sends the appropriate paperwork to the GMAC branch. The branch then enters essential information into the centralized database after which billing statements are automatically generated and mailed monthly to the lessee. Four processing centers, located in Chicago, Charlotte, Los Angeles and Dallas, are responsible for the processing of monthly payments, while the GMAC branches take charge of all collection efforts.

     Prior to transferring possession of a vehicle to a lessee, the dealer must:

     - collect the first monthly payment, including a refundable security deposit unless the lessee qualifies for SmartLease Lease Loyalty Program, in which case both may be waived;

     - verify that the lessee has purchased at least the minimum physical damage and public liability insurance coverage; and

     - ensure that all required license fees, registration fees and up-front taxes are paid.

     Some fees and taxes may be included in the lessee's monthly payment, including acquisition fees and documentation expenses. The dealer is responsible for titling and registering the vehicle, unless the applicable state's motor vehicle department permits or requires the lessee to submit the title and registration documentation.

     Each lease and leased vehicle is purchased by GMAC, COLT or another purchaser from the dealer for its "capitalized cost," which may exceed the manufacturer's suggested retail price. The capitalized cost represents the present value of the monthly payments due on a lease and the residual value discounted at an implied lease rate. The leases provide for equal monthly payments, and the monthly payments on leases are generally due on the same date of each month.

     Each lease agreement provides that the lessor may terminate the lease and retake the vehicle if the lessee defaults. Events of default under the lease agreement include, but are not limited to, the occurrence of the following:

     - the lessee fails to make a payment when due;

     - the lessee fails to maintain required insurance coverages;

     - the lessee allows a person who is an excluded or restricted driver under the insurance coverage to operate the vehicle;

     - the lessee fails to maintain or repair the vehicle as required by the lease agreement;

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

     - the lessee violates the transfer of interest provisions of the lease agreement;

     - the lessee breaks any agreements in the lease and that breach significantly impairs the prospect of payment, performance or realization of the lessor's interest in the vehicle;

     - the lessee made a material misrepresentation on his or her lease agreement; or

     - the lessee does any other act that is a default under a lease contract under applicable law.

     Upon default, the lessor may terminate the lease agreement and the lessee is responsible for any payments otherwise required upon early termination of the lease.

     Each lease agreement may be terminated by the lessee at any time before its scheduled lease end date. If a lease agreement is terminated early, the lessee must return the vehicle to GMAC or to any reasonable address GMAC designates and complete an odometer disclosure statement. The lessee will owe an amount equal to the total unpaid monthly payments, less unearned lease charges, plus any unpaid fees and taxes and charges for excess mileage and excess wear and use, to the extent not offset by the excess of the vehicle's sales price over the residual value of the vehicle, all as stated in the lease agreement. Each lease agreement provides that the lessee may obtain from an independent third party a professional appraisal of the vehicle's wholesale value that could be realized at sale. The appraised value will be binding and used as the sales price when determining whether or not there is any surplus.

     All of the leases are closed-end leases. Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the vehicle by exercise of the purchase option contained in the lease agreement, the lessee is required to return the vehicle to GMAC or any reasonable address GMAC designates. Upon receipt of a returned vehicle, the dealer will complete an inspection of the vehicle. As with an early termination by the lessee, the lessee must complete an odometer disclosure statement and pay for excess mileage, excessive wear and use and other items that may be due under the lease.

     The lessee may exercise the purchase option under the lease agreement at the scheduled termination of the lease by paying the purchase price stated in the lease agreement. The purchase price in the lease agreement is equal to or greater than an estimate of the fair market wholesale value of the vehicle at the scheduled end of the lease made when the lease was executed.

RESIDUAL VALUES

     GMAC conducts a broad market analysis of different factors that may affect the residual values of the vehicles that it leases for itself or for COLT, including:

     - historical lease portfolio performance, including the wholesale value performance of terminating leases, vehicle return rates and gain/loss performance;

     - current used vehicle market conditions and transaction prices;

     - future product and price information from General Motors and other manufacturers when available; and

     - published residual value percentages from the Automotive Lease Guide and from other lessors. The Automotive Lease Guide is an independent publisher of vehicle

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

       residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.

     GMAC routinely prepares residual value tables based in part on the results of the market analysis described above under "Underwriting of Motor Vehicle Leases" and distributes them to its branches and franchised dealers. The table provides residual value percentages for each new vehicle available from General Motors for lease terms of 12 through 60 months in three month increments. If a term and corresponding residual value percentage are not published, the dealer will interpolate the number by averaging the nearest published data above and below the desired term. These residual value tables may also set residuals that are higher than the residual value suggested by the market analysis described above if GMAC or the applicable General Motors manufacturing division considers a higher than market residual appropriate to encourage consumers to lease vehicles. If the General Motors division sets a higher than market residual, it will typically reimburse GMAC for its portion of the increased residual support. If GMAC, as agent for COLT, purchases a lease that has a residual value that is greater than the residual value for the make and model published by the Automotive Lease Guide at the scheduled lease end date for the lease, then GMAC, as agent for COLT, will reimburse the termination value insurer for its coverage of any deficiency in proceeds of sale of the leased vehicle.

     The maximum allowable residual value for a new leased vehicle is calculated by adding the sum of:

          (1) the product of the appropriate residual value percentage from the most recent quarterly table prepared by GMAC, multiplied by the total of:

             (a) the manufacturer's suggested retail price for the base vehicle; plus

             (b) the manufacturer's suggested retail price for manufacturer installed optional equipment; plus

             (c) the difference between the total manufacturer's suggested retail price of each individual option contained in a value package and the discounted price of the value package; plus

          (2) an amount equal to the residual value of specified GMAC-approved dealer installed optional equipment based on the Automotive Lease Guide.

     The sum of (1) and (2) is called the manufacturer's suggested retail price.

INSURANCE REQUIRED TO BE MAINTAINED BY LESSEES

     Each lease requires the lessee to maintain automobile bodily injury and property damage liability insurance that must name VAULT as an additional insured. Each lease further requires the lessee to maintain all risks comprehensive and collision insurance covering damage to the leased vehicle and naming VAULT as loss payee.

AUTO LEASE CRITERIA FOR COLT'S LEASE PROGRAM

     GMAC, COLT or other purchasers purchase new and used leases and vehicles from General Motors dealers under a supplemental dealer agreement. Each lease and leased

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vehicle included by COLT as collateral for the secured notes must meet the following eligibility criteria:

     - the leased vehicle is a automobile or light truck;

     - the lease has an original scheduled term of 12 to 48 months;

     - the capitalized cost of the lease ranges from $0 to $200,000;

     - the lease is not a single payment lease;

     - the dealer originated the lease in its ordinary course of business;

     - the lease provides for level monthly payments;

     - the lease complies with applicable federal, state and local laws;

     - the lease represents a binding obligation of the lessee;

     - the dealer has good title in and to the lease and the amounts due under it;

     - the dealer has good title to the leased vehicle;

     - the lease is in force and not terminated;

     - the lessee is not in default under the lease;

     - the lessee maintains physical damage and liability insurance policies;

     - the lease and leased vehicle are legally assigned to the purchaser;

     - the dealer is located in the United States;

     - the lease is originated within 30 days of the lease purchase date; and

     - the lessee pays all costs relating to taxes, insurance and maintenance for the leased vehicle.

     An origination agreement with GMAC establishes the underwriting criteria described above that GMAC, as agent for COLT, uses in identifying lease assets included in the collateral for the secured notes. These criteria cannot be amended by GMAC or COLT without the consent of the termination value insurance provider, the rating agencies then rating the COLT certificates and, in some cases, two-thirds of the voting interests held by the COLT certificateholders.

                       SERVICING OF MOTOR VEHICLE LEASES

     GMAC has established operational procedures, which are modified from time to time, for handling lease accounts that become delinquent. As servicer, GMAC handles lease accounts included in the collateral for the secured notes that become delinquent in the same manner as it handles its own lease accounts.

     GMAC considers a lease to be past due when a lessee fails to pay at least $25 of a scheduled monthly payment within 30 days after the due date.

     Generally, GMAC makes every commercially reasonable effort to preserve a lease as a performing lease. However, if a delinquency cannot be satisfactorily resolved, the decision to

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repossess a leased vehicle generally will be made before a payment is more than
40 days past due. Lessees are typically notified of repossession on the day it is repossessed or within two days after repossession, and are informed of any right they may have under applicable state law to redeem their vehicles.

     In some situations a lessee may become delinquent and is willing but unable to bring its account current. In this situation, at the discretion of the lease servicer, but subject to specific guidelines, one or more payments under the relevant lease may be deferred, provided that the lessee pays a deferral fee. The deferral fees relating to the leases will be treated as additional servicing compensation. If the lease servicer agrees to defer lease payments, it must make advances on the deferred lease as though the lease payments had not been deferred.

     Occasionally, a lessee requests an extension of a lease contract for one or more months during the period of time between the original specified maturity of the lease and the time at which the lessee negotiates a new lease for a different vehicle. The lease servicer may extend the performance of the lessee's obligations in accordance with the lease servicer's own procedures on comparable automobile leases that it services for itself or others. If the lease servicer extends performance on the lease, it will be obligated to make advances on the extended lease and leased vehicle as though the lease servicer had not extended the lease.

VEHICLE DISPOSITION PROCESS

     Leased vehicles may be returned to GMAC rather than being purchased by the lessee or a dealer at maturity or upon early termination, or may be repossessed upon default. Concurrently, GMAC disposes of off-lease vehicles primarily through regional automobile auctions. However, GMAC has instituted a program in which selected off-lease vehicles are offered at set prices to General Motors dealers, as applicable, through an Internet site. The prices for vehicles offered through the Internet program are set by GMAC to approximate the prices GMAC would expect to receive at auction and may be higher or lower than the residual value of the leased vehicle. The primary objectives of the Internet sales program are to reduce the time between vehicle return and ultimate disposition and to broaden the number of prospective buyers.

     Off-lease vehicles are returned to a General Motors dealer who is responsible for reporting the return to the relevant GMAC branch and to provide a completed GMAC approved vehicle condition checklist. The GMAC branch arranges for transportation of the vehicle to an auction site. Based upon the vehicle condition checklist prepared by the dealer, the GMAC branch will determine whether to arrange for a third-party inspection of the leased vehicle at the auction site. In addition, GMAC maintains a representative at each auction site who also may order an inspection, if necessary. If an inspection is necessary and the inspection determines that there is excess wear and tear, the lessee is responsible for payment of these charges.

     GMAC will make repairs and refurbishments to a vehicle only if the refurbishment or repairs are reasonably expected to increase the net proceeds received on disposition. Generally, this practice results in only a limited amount of basic repairs, for example, the replacement of a battery, and refurbishment, typically not more than an ordinary "detailing," being performed. The return of any security deposit to a lessee will be net of any appropriate charges for these costs and for excess mileage charges. However, GMAC does not always require a security deposit under its leases.

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

     In most cases, vehicles are transported to the auction site within approximately 10 days of GMAC receiving notice that the vehicle has been returned to a dealer, and the disposition of the vehicle at auction typically occurs within approximately four weeks thereafter. However, various circumstances can cause these periods to be longer than the norm. For example, the failure of a dealer to report in a timely manner the return of a vehicle, the bankruptcy of a lessee, a delay in obtaining title documentation or the decision to send a vehicle to a more distant auction site may delay sale of the vehicle beyond the typical time frame. In addition, the GMAC sales representative may decide to delay the sale of a vehicle if the bids received at auction are not sufficient.

     GMAC disposes of the majority of its off-lease vehicles, not purchased at termination, through official General Motors auctions which are open to General Motors dealers only. Although a GMAC branch will typically send vehicles to the same regional auction site(s), occasionally vehicles are sent to a more distant location if a higher auction price is reasonably expected to be obtained after taking into account any increased transportation costs. Currently, the auctions typically receive a fixed fee per vehicle for their services in addition to the costs of any transportation, repairs and refurbishment performed by them. GMAC estimates that the average expenses associated with auction sales range from $150 to $300 per vehicle.

     The GMAC sales representative at the auction site, in coordination with GMAC headquarters staff, is responsible for handling GMAC's decisions for the vehicles sold at the auction, including arranging for inspections, authorizing the approved repairs and refurbishment and determining whether bids received at auction should be accepted.

VEHICLE MAINTENANCE; EXCESS WEAR AND TEAR AND EXCESS MILEAGE

     Each lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible under the lease for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of the lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay GMAC the estimated cost to repair any damage to the vehicle that is deemed to be "excessive wear and use." Excessive wear and use generally includes items like inoperative mechanical and electrical parts, damage to the body, lights, trim or paint, and missing equipment, parts and accessories, and similar items.

     Each lease also specifies a selected mileage level per year, which is one of the factors taken into account by GMAC in establishing the residual value for a leased vehicle. If the lessee does not purchase the leased vehicle at the end of the lease term, the lease requires the lessee to pay GMAC an excess mileage charge, ranging from $0.15-$0.20 for each mile the vehicle has been driven in excess of the selected mileage level.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The primary source of payment on a pool of secured notes will be the leases and leased vehicles securing that pool. As a result, the weighted average life of the securities issued by any trust will generally be influenced by the rate at which the leases securing that pool terminate, causing a prepayment on the secured notes owned by that trust. All of the leases are terminable at any time without penalty to the lessee. The rate of early termination of automotive leases is influenced by a variety of economic, social and other factors, including

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

the fact that a lessee generally may not sell or transfer the leased vehicle without the consent of the lease servicer.

     Early payment in full of a lease will occur upon an early termination of that lease. Although early terminations are primarily caused by the early return or purchase of leased vehicles by lessees, early termination may also include liquidation due to a default under the lease.

     In addition, payments made by the lease servicer as a result of a purchase by the lease servicer of the lease from COLT due to a breach of a representation or warranty of the lease servicer under the lease origination agreement will be treated by the lease servicer as an early termination of the lease.

     Upon early termination of the underlying lease the secured note related to that lease will be prepaid in full on the next distribution date, regardless of the stated maturity of the secured note. A secured note may also be paid in full prior to maturity as a result of a repurchase by the secured note servicer due to a breach of a representation or warranty under the secured note pooling and servicing agreement or by us due to a breach of a representation or warranty under the secured note trust sale and servicing agreement.

     Any reinvestment risk resulting from prepayment of secured notes will be borne entirely by the holders of securities.

     A variety of unpredictable economic, social and other factors influence payment rates and the availability of suitable secured notes. You will bear all reinvestment risk resulting from a faster or slower rate of investment in secured notes by the trust, unless otherwise provided in the prospectus supplement for that trust.

     If there is a partial prepayment on a lease, these amounts will not be applied to prepay the secured note related to that lease. Instead, the lease servicer will retain these amounts and apply them to pay principal and interest on the secured note related to that lease as these amounts become due and payable until that lease is terminated and the secured note is due and payable in full.

     All of the leases securing the secured notes have been or will be acquired from dealers using GMAC's underwriting standards. We can make no assurance that the leases securing the secured notes will experience the same rate of early termination or default as GMAC's historical early termination or loss experience for leases in its serviced portfolio. Moreover, there can be no assurance that the lease servicer will make an advance or, if made, that the advance will be sufficient to pay in full any series of notes or class of certificates on the final scheduled distribution date for that series or class. If the lease servicer does not make an advance, the secured note servicer is required to make an advance. The termination value insurer may also be required to make advances if not made by the lease servicer, to the extent described in the prospectus supplement. However, there can be no assurance that either of these advances will be made or, if made, will be sufficient to pay in full any series of notes or class of certificates on the targeted maturity date for that series or class. Therefore, any series or class of securities issued by a trust may mature significantly later than its targeted maturity date.

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                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities to purchase secured notes from GMAC unless otherwise provided in the related prospectus supplement.

                                   THE NOTES

     With respect to each trust, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary describes the material terms of the notes and the indenture but does not purport to be complete and is subject to, and is qualified by reference to, all of the provisions of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

BOOK-ENTRY REGISTRATION OF THE NOTES

     Unless otherwise specified in the related prospectus supplement, each class of notes issued by a trust will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. Unless otherwise specified in the related prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples in book-entry form only. We have been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry Registration; Reports to Securityholders --Book-Entry Registration" and "--Definitive Securities" in this prospectus.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series, as described in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, payments of interest on the notes will be made prior to payments of principal on them. A series may include one or more classes of notes called strip notes, entitled to

     (1) principal payments with disproportionate, nominal or no interest payments or

     (2) interest payments with disproportionate, nominal or no principal payments.

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

     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The interest rate on certain classes of strip notes may be zero. The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the subsequent interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, payments on notes of all classes within a series of notes in respect of interest will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any of the dates specified for payments on any class of notes in the accompanying prospectus supplement. In that case, each affected class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See "The Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" in this prospectus.

     In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of principal and interest, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally and/or beneficially owned by us or our affiliates will be entitled to equal and proportionate benefits under the indenture, except that those notes that are both legally and beneficially owned by us or our affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related documents. If more than one class of notes in a series is issued by a trust and the voting rights of the classes are different on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the documents for that trust, those rights will be described in the accompanying prospectus supplement.

     If an event of default occurs and is continuing for any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the event of default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond that 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

THE INDENTURE

     A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable indenture without exhibits upon request to a holder of notes issued under that indenture. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the indenture.

     Modification of Indenture Without Noteholder Consent. Each trust and indenture trustee for that trust, on behalf of that trust, may, without consent of the noteholders of that trust, enter into one or more supplemental indentures for any of the following purposes:

     - to correct or amplify the description of the collateral or add additional collateral;

     - to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

     - to add additional covenants for the benefit of the noteholders;

     - to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     - to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision of the indenture or any supplemental indenture or in any other document for that trust;

     - to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as will be necessary and permitted to facilitate the administration by more than one indenture trustee;

     - to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

     - to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder of that trust unless noteholder consent is otherwise obtained as described in this subsection.

     Modification of Indenture With Noteholder Consent. Unless otherwise specified in the accompanying prospectus supplement, with the consent of the holders of a majority in principal amount of the outstanding notes affected, each trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture for that trust, or modify in any manner the rights of the noteholders of that trust.

     The supplemental indenture may not be modified or amended without the consent of the holder of each outstanding note of that trust affected to:

     - change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate specified or the redemption price for any note or change any place of payment where, or the coin or currency in which, any note or any interest is payable or modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date;

     - impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment of principal of or interest on any note;

     - reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for any supplemental indenture to become effective or the consent of the holders of which is required for any waiver of

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

       compliance with certain provisions of the indenture or of certain defaults under it and their consequences as provided for in the indenture;

     - modify any of the provisions of the indenture regarding the voting of notes held by us, the trust that issued those notes, any other obligor on the notes, or any affiliate of any of them;

     - reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the assets of the trust that issued those notes if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

     - decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any part of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     Events of Default; Rights Upon Event of Default. For each trust, unless otherwise specified in the accompanying prospectus supplement, each of the following will be an event of default under the indenture:

     - except as provided in the next item below, any failure to pay interest on the notes issued by that trust as and when the same becomes due and payable, which failure continues unremedied for five days;

     - any failure (1) to make any required payment of principal on the notes issued by that trust or (2) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under the immediately preceding clause materially and adversely affects the rights of noteholders of that trust, and which failure in either case continues for 30 days after the giving of written notice of that failure (x) to the trust, to us or the servicer, as applicable, by the indenture trustee or (y) to us or the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal amount of the notes issued by that trust;

     - failure to pay the unpaid principal balance of any class of notes issued by that trust on or prior to the final scheduled payment date for that class; and

     - certain events of bankruptcy, insolvency or receivership of the trust indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

     However, the amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited therefor in the note distribution account. Therefore, unless otherwise specified in the accompanying prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default unless that class of notes has a final scheduled payment date, and then not until the final scheduled payment date for that class of notes.

     If an event of default should occur and be continuing for the notes of any series, the indenture trustee or holders of a majority in principal amount of those notes then outstanding may declare the principal of those notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of those notes then outstanding.

     Unless otherwise specified in the accompanying prospectus supplement, if the notes of any series are declared due and payable on account of an event of default, the indenture trustee may institute proceedings to:

     - collect amounts due or foreclose on trust property;

     - exercise remedies as a secured party;

     - sell the assets of the trust that issued the notes; or

     - select to have the trust maintain possession of the assets of the trust and continue to apply collections on the secured notes owned by that trust as if there had been no declaration of acceleration.

     The indenture trustee, however, is prohibited from selling the secured notes owned by that trust following an event of default, unless:

     - the holders of all the outstanding notes issued by that trust consent to the sale;

     - the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities issued by that trust at the date of the sale; or

     - there has been a default in the payment of interest or principal on the notes issued by that trust, the indenture trustee determines that the secured notes will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes issued by that trust as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the notes issued by that trust.

     If the indenture trustee elects to sell the secured notes following an event of default, any sale of less than all of the secured notes must be made in blocks of at least the greater of the following:

     - $50,000,000 in aggregate secured note value of the secured notes; and

     - 300 secured notes.

     Unless otherwise specified in the accompanying prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable,

     (1) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and

     (2) if that event of default resulted from a payment default, repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates issued by that trust or in respect of the certificate balance.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing for a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority in aggregate principal amount of those notes then outstanding, voting together as a single class, may, in certain cases, waive any default with respect to those notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

     No holder of a note of any series will have the right to institute any proceeding under the indenture, unless:

     - that holder previously has given to the indenture trustee written notice of a continuing event of default;

     - the holders of not less than 25% in aggregate principal amount of the outstanding notes of the series, voting together as a single class, have made written request of the indenture trustee to institute a proceeding in its own name as indenture trustee;

     - those holder or holders have offered the indenture trustee reasonable indemnity;

     - the indenture trustee has for 60 days failed to institute a proceeding;
       and

     - no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of those outstanding notes.

     If an event of default occurs and is continuing for any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the event of default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond that 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

     In addition, each indenture trustee and the noteholders, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the trust that issued those notes or us, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in their individual capacities, nor any holder of a certificate including, without limitation, us, nor any of their or our respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the indenture trustee or the owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust that issued those notes contained in the indenture.

     Material Covenants. Each indenture provides that the trust it binds may not consolidate with or merge into any other entity, unless:

     - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     - the entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

     - no event of default has occurred and is continuing immediately after the merger or consolidation;

     - the trust has been advised that the rating of the notes or certificates issued by that trust then in effect would not be reduced or withdrawn by the rating agencies rating the notes or certificates as a result of the merger or consolidation;

     - any action necessary to maintain the lien and security interest created by the indenture has been taken; and

     - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder of that trust.

     No trust will, except as expressly permitted by the indenture, the transfer and servicing agreements or documents for that trust:

     - sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

     - claim any credit on or make any deduction from the principal and interest payable in respect of the related notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

     - dissolve or liquidate in whole or in part;

     - permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations for the notes issued by that trust under the indenture except as may be expressly permitted by the indenture; or

     - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of it, or any interest or proceeds of it.

     Except as specified in the accompanying prospectus supplement, a trust may not engage in any activity other than as specified under "The Trusts" above. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes issued by that trust and indenture or otherwise in accordance with the documents for that trust.

     Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee of that trust a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. For each trust, the indenture trustee will be required to mail each year to all noteholders of that trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture for that trust, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The indenture for each trust will be discharged for the notes of that trust upon the delivery to the indenture trustee of that trust for cancellation of all those notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of those notes. The indenture trustee will continue to act as indenture trustee under the indenture and the trust sale and servicing agreement for the benefit of the certificateholders of that trust until that time as all payments in respect of certificate balance and interest due to the certificateholders have been paid in full.

THE INDENTURE TRUSTEE

     The indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In those circumstances, the trust will be obligated to appoint a successor indenture trustee. The holders of a majority of the aggregate principal amount of the outstanding notes also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

                                THE CERTIFICATES

     One or more classes of certificates may be issued by each trust under the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each trust may be offered by this prospectus and the accompanying prospectus supplement or may be sold in transactions exempt from registration under the Securities Act of 1933 or retained by us or our affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

BOOK ENTRY REGISTRATION OF THE CERTIFICATES

     Each class of certificates to be sold by the certificate underwriters will initially be represented by a single certificate registered in the name of the nominee of DTC, except as set forth below. We have been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of any offered certificates that are not retained by us. Unless otherwise specified in the accompanying prospectus supplement, any certificates offered under any prospectus supplement will be available for purchase in minimum denominations of $25,000 and integral multiples of $1,000 in excess of that amount in

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

book-entry form only and resales or other transfers of the certificates will not be permitted in amounts of less than $25,000. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than us, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC's procedures. Certificates owned by us or our affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all those certificates are owned by us and our affiliates, those certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the agreements for the trust that issued those certificates, other than commencement by the trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements--Insolvency Events."

     Under the trust agreement, the trust, and the owner trustee on its behalf, and the certificateholders, by accepting the certificates issued by that trust, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against us any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

DISTRIBUTIONS OF INTEREST AND CERTIFICATE BALANCE

     The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount or method of determining distributions for the certificate balance and interest--or, where applicable, for the certificate balance only or interest only--on the certificates of any series will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the accompanying prospectus supplement, each called a distribution date, and will be made prior to distributions for the certificate balance. A series may include one or more classes of certificates called strip certificates entitled to (1) distributions in respect of certificate balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of certificate balance. Each class of certificates may have a different pass through rate, which may be a fixed, variable or adjustable pass-through rate or any combination of the foregoing. The interest rate on certain classes of strip certificates may be zero. The accompanying prospectus supplement will specify the pass through rate for each class of certificates, or the initial pass through rate and the method for determining the pass through rate. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of certificate balance of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination of that principal, of each class will be as set forth in the accompanying prospectus supplement.

              BOOK ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the accompanying prospectus supplement, each class of securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of the Depository Trust Company. Unless otherwise specified in the accompanying prospectus supplement, securityholders may hold beneficial interests in securities through the DTC, in the United States, or Clearstream (previously known as Cedelbank) or the Euroclear System, in Europe or Asia, directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     No securityholder will be entitled to receive a certificate representing that person's interest in the securities, except as set forth below. Unless and until securities of a class are issued in fully registered certificated form, known as definitive securities, under the limited circumstances described below in this subsection, all references in this prospectus to actions by noteholders, certificateholders or securityholders will refer to actions taken by DTC upon instructions from DTC participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders, certificateholders or securityholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the securities, for distribution to securityholders in accordance with DTC procedures. Because the circumstances for issuing the securities in fully registered certificated form are limited, it is anticipated that the only noteholder, certificateholder or securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders, certificateholders or securityholders as those terms will be used in the relevant agreements, and securityholders will only be permitted to exercise the rights of holders of securities of the related class indirectly through DTC and DTC participants, as further described below in this subsection.

     The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meanings of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participating members and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers for securities of any class or series. Indirect access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly known as indirect participants.

     A securityholder, as used in this prospectus, will mean a holder of a beneficial interest in a book-entry security. Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect participants.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act on behalf of those securityholders may be limited due to the lack of a physical certificate for the securities.

     The information in the section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but for which we assume no responsibility for the accuracy.

     DTC participants will receive a credit for the securities on DTC's records. The ownership interest of each securityholder will in turn be recorded on respective records of the DTC participants and indirect participants. Securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities of any class will be accomplished by entries made on the books of DTC participants acting on behalf of securityholders.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual securityholders and its records will reflect only the identity of the DTC participants to whose accounts those securities are credited, which may or may not be the securityholders. DTC participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. While the securities of a series are held in book-entry form, securityholders will not have access to the list of securityholders of that series, which may impede the ability of securityholders to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants and by DTC participants and indirect participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts for the securities and is required to receive and transmit payments of principal of and interest on the securities. DTC participants and indirect participants with which securityholders have accounts for the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective securityholders.

     DTC's practice is to credit DTC participants' accounts on each distribution date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that distribution date. Payments by DTC participants and indirect participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that DTC participant and not of DTC, the indenture trustee or owner trustee, or any paying agent appointed by them, and our responsibility or that of the servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each class of securities to DTC will be the responsibility of the indenture trustee or trustee, or any paying agent, disbursement of those payments to DTC participants will be the responsibility of DTC and disbursement of payments to the securityholders will be the responsibility of DTC participants and indirect participants of DTC. As a result, under the

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book-entry format, securityholders may experience some delay in their receipt of payments. DTC will forward those payments to its DTC participants which thereafter will forward them to indirect participants or securityholders.

     DTC has advised us that it will take any action permitted to be taken by a securityholder only at the direction of one or more DTC participants to whose account with DTC the securities are credited. Additionally, DTC has advised us that it will take actions for specified percentages of the securityholders' interest only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions for other undivided interests to the extent that actions are taken on behalf of DTC participants whose holdings include those undivided interests.

     Neither DTC nor Cede will consent or vote the securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" on such matters to the indenture trustee or trustee as soon as possible after any applicable record date for the consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC participants to whose accounts the securities are credited on that record date. The record date will be identified in a listing attached to the Omnibus Proxy.

     In addition to holding notes through DTC participants or indirect participants of DTC in the United States as described above in this subsection, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in them.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or

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

Euroclear cash account only as of the business day following settlement in DTC. For information on tax documentation procedures, see "Federal Income Tax Consequences--The Notes--Tax Consequences to Foreign Noteholders" in this prospectus.

     Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants to eliminate the need for the physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between those Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above in this subsection. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and the applicable Belgian law, referred to collectively as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will

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

be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other document for the trust that issued the notes on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and they may be discontinued at any time.

     Except as required by law, neither the trust, us, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE SECURITIES

     Unless otherwise specified in the accompanying prospectus supplement, any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form definitive notes or definitive certificates, as the case may be, and, collectively, the definitive securities, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

     - the administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those securities and the trust is unable to locate a qualified successor;

     - the administrator or trustee or us, at its or our option, elects to terminate the book-entry system through DTC; or

     - after the occurrence of an event of default or a servicer default, holders representing at least a majority of the outstanding principal amount of those securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or its successor is no longer in the best interest of the holders of those securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC will notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive securities representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to the holders.

     Distributions of principal of, and interest on, the definitive securities will be made in accordance with the procedures set forth in the indenture or trust agreement, as applicable, for those definitive securities directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the preceding monthly period. Those distributions will be made by check mailed to the address of the holder

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

as it appears on the register maintained by the indenture trustee or owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.

     Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     For each trust, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders of that Trust on that payment date and on or prior to each distribution date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the certificateholders of that Trust. Each statement to be delivered to noteholders will include the information set forth below as to the notes for the payment date or the period since the previous payment date on those notes, as applicable. Each statement to be delivered to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

     - the amount of the distribution allocable to principal of each class of the notes and to the certificate balance of each class of certificates;

     - the amount of the distribution allocable to interest on or for each class of securities;

     - the aggregate secured note value as of the close of business on the preceding distribution date and as of the current distribution date, and the principal distributable amount for that distribution date;

     - the aggregate outstanding principal balance and the note pool factor for each class of notes, and the certificate balance and the certificate pool factor for each class of certificates, each after giving effect to all principal payments on that date;

     - the amount of outstanding secured note servicer advances on that date;

     - the amount of the total servicing fee paid to the secured note servicer for the prior month or months, as the case may be;

     - the interest rate or pass-through rate for the next period for any class of notes or certificates with variable or adjustable rates;

     - the amount, if any, distributed to noteholders and certificateholders from amounts on deposit in the reserve account or from other forms of credit enhancement;

     - the balance of the reserve account, if any, on that date, after giving effect to changes to it on that date;

     - the aggregate stipulated market value of the lease assets securing the secured notes; the auction turn-in rate and the residual realization ratio for the leases held by COLT; and

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

     - the percentage coverage then being applied to each lease asset to determine the amount of available termination value insurance, the base amount of termination value insurance and the maximum amount of termination value insurance then available for all the lease assets held by COLT and the percentage of all the lease assets represented by the lease assets securing the secured notes;

     Each amount under the first, second, seventh, ninth and tenth item listed above for notes or certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial certificate balance, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the trustees of that trust will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment on the securities, a statement containing certain information for the purposes of that securityholder's preparation of federal income tax returns. As long as the holder of record of the securities is Cede, as nominee of DTC, beneficial owners of the securities will receive tax and other information from participants and indirect DTC participants rather than from the trustees.

                     THE TRANSFER AND SERVICING AGREEMENTS

     Except as otherwise specified in the accompanying prospectus supplement, the following summary describes certain terms of:

          (1) the secured note pooling and servicing agreement under which we will purchase secured notes from GMAC and the servicer for the secured notes will agree to service the secured notes;

          (2) the secured note trust sale and servicing agreement under which a trust will acquire the secured notes from us and agree to the servicing of those secured notes by the secured note servicer;

          (3) the trust agreement under which the trust will be created and certificates of the trust will be issued; and

          (4) the administration agreement under which GMAC will undertake administrative duties for the trust.

     These agreements are referred to as the transfer and servicing agreements. Forms of the transfer and servicing agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of the transfer and servicing agreements, without exhibits, to holders of securities upon written request to: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265. This summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the transfer and servicing agreements and servicing agreements. Where particular provisions or terms used in the transfer and servicing agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

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

SALE AND ASSIGNMENT OF SECURED NOTES

     GMAC will sell and assign to us, without recourse, its entire interest in a pool of secured notes, including its security interests in the leases and leased vehicles, under a secured note pooling and servicing agreement. We will transfer and assign to the applicable trust, without recourse, our entire interest in the secured notes owned by that trust, including our security interests in the leases and leased vehicles, under a secured note trust sale and servicing agreement between us, the secured note servicer and the trust. Each secured note in a trust will be identified in a schedule that will be on file at the locations set forth in an exhibit to the secured note trust sale and servicing agreement. The trust will, concurrently with the transfer and assignment, execute and deliver the notes and certificates issued by that trust to us in exchange for the secured notes. Except as set forth in the accompanying prospectus supplement, we will sell the securities offered by this prospectus which may or may not include all securities of a series, to the underwriters named in the accompanying prospectus supplement.

     In each secured note pooling and servicing agreement, GMAC will represent and warrant to us, among other things, that:

     - each secured note was originated to fund a portion of the purchase price of the lease; has or will create a valid, binding and enforceable first priority security interest in favor of GMAC in the lease which is assignable by GMAC to us; contains customary and enforceable provisions so as to render the rights and remedies of the holder of the secured note adequate for realization against the collateral of the benefits of the security; and will yield interest at the rate established in the secured note;

     - each lease represents the genuine, legal, valid and binding payment obligation in writing of the lessee, enforceable by the holder in accordance with terms of the lease, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by equity, regardless of whether the enforceability is considered in a proceeding in equity or at law;

     - no lease has been satisfied, subordinated, canceled, terminated or rescinded;

     - there has been no default, breach, violation or event permitting a lessor to terminate under the terms of any related lease, and no event has occurred and is continuing that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting the lessor to terminate under the terms of any lease, and none of the dealer, GMAC, as lease servicer or agent for COLT, has waived any of these rights;

     - each lessee is required to maintain physical damage and liability insurance policies of the type that the agent requires in accordance with its customary underwriting standards for the purchase of automotive leases;

     - no lease was originated in, or is subject to the laws of, any jurisdiction the laws of which would make the sale, transfer and assignment of that lease unlawful;

     - each lease is underwritten in substantial conformance with underwriting guidelines applied to similar leases originated for GMAC for its own account and on behalf of the issuer of the secured notes;

     - the dealer selling each lease is located in the United States and each lessee has a billing address located in the United States;

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

     - each lease is a triple net lease that requires the lessee, or another person other than the owner of the leased vehicle to pay all costs relating to taxes, insurance and maintenance for the leased vehicle;

     - each leased vehicle which secures a secured note is a new or used automobile or light truck, provided that the number of used vehicles as of any date of determination is no greater than 10% of the number of all vehicles securing secured notes;

     - no right of rescission, setoff, counterclaim or defense has been asserted or threatened for any lease;

     - there are, to the best of GMAC's knowledge, no liens or claims which have been filed for work, labor or materials affecting any leased vehicle;

     - all UCC and other filings and/or actions necessary in any jurisdiction to give us and GMAC a first priority perfected ownership or security interest, as the case may be, in the secured notes and in the leases and leased vehicles have been made;

     - there is only one original executed copy of each lease;

     - the lowest lease rate of any lease is 0%; and

     - each lease has a monthly payment that is due in the calendar month following the calendar month in which it was purchased from the dealer.

     In the secured note trust sale and servicing agreement, we will assign these representations and warranties to the trust. We will also represent and warrant to the trust that we have taken no action that would cause GMAC's representations and warranties to be false in any material respect.

     If any of the above representations and warranties for any secured note or lease or leased vehicle that materially and adversely affects the interests of the securityholders are breached, we will repurchase, or will enforce the obligation of GMAC under the secured note pooling and servicing agreement to repurchase, the secured note from the noteholder as of the last day of the second collection period following the discovery of the breach unless we or GMAC cure the breach in all material respects. The repurchase will be the sole remedy for any breach. If this occurs, we will pay an amount equal to the remaining unpaid principal balance of the secured note, together with all accrued and unpaid interest on the secured note to the date of payment.

     In each secured note trust sale and servicing agreement, the secured note servicer will covenant that:

     - it will not impair the rights of the noteholders; and

     - it will not create or permit to exist any lien on any secured note that arises from any act of the secured note servicer or for which the servicer has any payment liability.

     As of the last day of the second, or, if the secured note servicer so elects, the first, month after discovery by the secured note servicer, the owner trustee or the indenture trustee of a breach of any of the covenants set forth above that materially and adversely affects any secured note, unless the breach is cured in all material respects, the secured note servicer will, for each affected secured note, pay an amount equal to the remaining unpaid principal balance of the secured note, together with all accrued and unpaid interest on the secured note to the date of payment, plus, as of the payment date, all unpaid out-of-pocket expenses reasonably

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

incurred in connection with the collection of amounts due under the secured note. This repurchase obligation constitutes the sole remedy available to the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders for any uncured breach.

     In the lease origination agreement, GMAC, as agent for COLT, makes representations and warranties as to the leases and leased vehicles acquired by COLT. As of the second payment date following the discovery of any breach of these representations and warranties that materially and adversely affects the interests of the COLT certificateholders or noteholders, GMAC as agent for COLT will purchase the lease and leased vehicle from COLT unless GMAC cures the breach. This purchase will be the sole remedy available against GMAC, as agent for COLT, for any breach. GMAC will pay an amount to purchase the lease and leased vehicle equal to the total claim for that lease asset net of any outstanding amounts advanced by the lease servicer. The total claim on a lease asset equals the sum of:

     - the stipulated market value of the lease asset;

     - the unpaid amount of any monthly payment that is due and payable;

     - all outstanding advances by the lease servicer on the lease asset;

     - to the extent not included above, any accrued and unpaid (1) interest on the secured note, (2) lease servicing fees, (3) termination value fees,
       (4) the fixed rate swap payment to the swap provider for COLT and (5) basic origination fees; and

     - all unpaid out-of-pocket expenses reasonably incurred to collect amounts due under the lease or to sell the leased vehicle.

     The total claim on a lease asset advanced by GMAC as agent must defray all the costs and expenses related to the lease asset, including fees of the lease servicer, the termination value insurer and the agent as well as principal and interest on the COLT certificates and the secured note.

     In the lease servicing agreement, the lease servicer has made the following covenants, among others:

     - it will not release the interest of VAULT in any leased vehicle;

     - it will not impair the rights of the COLT certificateholders or noteholders; and

     - it may, in accordance with its normal procedures for comparable automotive leases that it services for itself or others, accept amended performance of the lessee's obligations under the lease, provided that the lease servicer makes advances on that lease and leased vehicle as though it had not been modified.

     As of the second payment date following discovery of a breach of any of these covenants, the lease servicer will purchase from COLT any lease and leased vehicle materially and adversely affected by a breach, unless the lease servicer cures the breach in all material respects. The lease servicer's repurchase will be the sole remedy for any breach. The lease servicer will pay an amount for the repurchase of the lease and leased vehicle equal to the total claim for that lease asset as described above. Under the lease trust sale and servicing agreement, these payments of the total claim on lease assets will, in part, provide collections on the secured notes.

     Under each secured note trust sale and servicing agreement, GMAC will act as custodian to maintain custody and control, as the trust's agent, of the secured notes owned by that trust

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

while in electronic form, and any other documents relating to the secured notes. The secured notes are intended to be issued in electronic form. However, if the secured notes are issued in definitive form, COLT will agree that COLT will follow the instructions of the indenture trustee as to the secured notes and will deliver possession of any and all secured notes in definitive form to the indenture trustee or to a custodian as the indenture trustee directs. Uniform Commercial Code financing statements reflecting the sale and assignment of the secured notes to the trust and the pledge of the secured notes by the trust to the indenture trustee will be filed, and the servicer's accounting records and computer files will reflect that sale and assignment.

ADDITIONAL SALES OF SECURED NOTES

     In addition to secured notes that we buy from GMAC on a closing date as described above in this subsection, we may also buy secured notes from GMAC to transfer to a trust on one or more later dates for that trust under a separate purchase agreement. We would buy those receivables on substantially the same terms as under the pooling and servicing agreement for the initial closing. We would then sell secured notes that we have bought from GMAC to a trustee, for the benefit of one of the trusts, pursuant to a sale and servicing agreement. On the initial closing date, the trust will apply the net proceeds received from the sale of its notes and certificates to pay us for the secured notes that are being sold to that trust, and, to the extent specified in the accompanying prospectus supplement, to make a deposit in a additional funding account and initial deposits in other trust accounts. If there is a additional funding account, then we will buy additional secured notes from GMAC, and sell them to the trust from time to time during a additional funding period, as described further in the related prospectus supplement. If we receive a tax opinion confirming the tax status of the trust, we may also sell additional secured notes to a trust at a later closing date and, concurrently, with this sale, execute and deliver additional notes and certificates of the trust to fund the purchase of the additional secured notes.

ACCOUNTS

     For each trust, the secured note servicer will establish and maintain the following accounts:

     - a collection account or accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders of that trust, into which all payments made on or with respect to the secured notes owned by that trust will be deposited;

     - a note distribution account, in the name of the indenture trustee on behalf of the related noteholders of that trust, in which amounts released from the collection account and any reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made;

     - a certificate distribution account, in the name of the owner trustee on behalf of the certificateholders of that trust, in which amounts released from the collection account and any reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to those certificateholders will be made, and

     - any other accounts to be established with respect to securities of the trust will be described in the accompanying prospectus supplement.

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

     For any series of securities, funds in the collection account, the note distribution account and any reserve account and other accounts designated in the accompanying prospectus supplement will be invested as provided in the secured note trust sale and servicing agreement in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies then rating the notes and certificates. Except as described below in this subsection or in the accompanying prospectus supplement, eligible investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the note distribution account, the next payment date for the notes. To the extent permitted by the rating agencies then rating the notes and certificates, funds in any reserve account may be invested in notes that will not mature prior to the next payment date for the notes. Except as otherwise specified in the accompanying prospectus supplement, these notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than their unpaid principal balance if, following the sale, the amount on deposit in the reserve account would be less than the required reserve account balance. Thus, the amount of cash in any reserve account at any time may be less than the required balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the secured notes, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be payable to the secured note servicer.

     Each of the trust accounts must be either:

     - a segregated account with an eligible institution; or

     - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.

     Eligible institution means, for a trust:

     - the corporate trust department of the indenture trustee or the owner trustee, as applicable, of that trust, or

     - a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, (1) which has either a long-term unsecured debt rating acceptable to the rating agencies then rating the notes and certificates or a short-term unsecured debt rating or certificate of deposit rating acceptable to those rating agencies and (2) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor.

     Any other accounts to be established for a trust will be described in the accompanying prospectus supplement.

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

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Servicing of Secured Notes. For each trust, unless otherwise provided in the related prospectus supplement, on each distribution date in a calendar month, the servicer of the secured notes will receive a basic servicing fee for the preceding month equal to one-twelfth of the basic servicing fee rate specified in the accompanying prospectus supplement multiplied by the aggregate principal balance of all secured notes held by that trust as of the first day of that month. Unless otherwise specified in the accompanying prospectus supplement, on each distribution date, the secured note servicer will also receive for each trust an additional servicing amount equal to the lesser of (1) the amount by which (A) the sum of the basic servicing fee for that distribution date and all prior distribution dates exceeds (B) additional servicing amounts paid to the secured note servicer on all prior distribution dates and (2) the amount by which the amount on deposit in the reserve account on that distribution date, after giving effect to all deposits, withdrawals and payments affecting that reserve account other than the additional servicing amounts and payments to us--exceeds the required reserve account balance. On each distribution date, the secured note servicer will be paid the basic servicing fee, any unpaid basic servicing fees from all prior distribution dates and the additional servicing amount to the extent funds are available. Unless otherwise provided in the prospectus supplement, all servicing fees for each month, together with any portion of servicing fees that remains unpaid from prior distribution dates, may be paid at the beginning of that month out of collections for that month. In addition, unless otherwise provided in the accompanying prospectus supplement, for each trust the servicer will be entitled to retain any late fees, prepayment charges or certain similar fees and charges collected during a month and any investment earnings on funds deposited in the trust accounts during a month.

     The foregoing amounts for each trust are intended to compensate the secured note servicer for performing the functions of a third party servicer of secured notes as an agent for their beneficial owner, including:

     - collecting and posting all payments;

     - investigating delinquencies;

     - accounting for collections and furnishing monthly and annual statements to us and any other person designated in the secured note trust sale and servicing agreement regarding distributions;

     - generating federal income tax information;

     - giving, on a timely basis, any required notices or instructions to us or the custodian; and

     - performing the other duties specified in the secured note trust sale and servicing agreement or in any other transaction document.

     These amounts also will reimburse the secured note servicer for taxes, the fees of the owner trustee and the indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of secured notes.

     Servicing of Underlying Leases and Leased Vehicles. In addition to the servicing of the pool of secured notes, GMAC also acts as servicer for the leases and leased vehicles under a lease asset servicing agreement with COLT. GMAC will agree under each secured note trust sale and servicing agreement that we and the trust are third-party beneficiaries of the lease

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

asset servicing agreement and may enforce GMAC's obligations under the lease asset servicing agreement as if we and the trust had been signatories to it.

     Under the lease asset servicing agreement, GMAC will receive a monthly basic servicing fee equal to one-twelfth of 1.75% of the then stipulated market value of each lease asset. GMAC will also receive a supplemental servicing fee in the form of all investment earnings and any late fees, prepayment charges and other administrative fees and expenses or similar charges, and other proceeds from terminated lease assets. On each distribution date, GMAC will receive the basic servicing fee and the supplemental servicing fee out of collections from the leases and leased vehicles.

     GMAC will be entitled to receive all supplemental servicing fees when and as paid without any obligation to COLT, the owner trustee or the owner of any program account, and it will not have any obligation to deposit that amount in any program account.

     The lease servicing fees described above in this subsection are intended to compensate GMAC for performing the function of a third-party servicer of leases and leased vehicles, including:

     - collection and posting of all payments;

     - responding to inquiries of lessees;

     - investigating delinquencies;

     - sending payment coupons to lessees;

     - reporting tax information to lessees;

     - policing the vehicles;

     - monitoring the status of insurance policies for the lessees and the vehicles;

     - accounting for collections and furnishing monthly and annual statements regarding distributions; and

     - performing the other duties specified in the lease asset servicing agreement or in any other related document.

     These amounts will also reimburse GMAC for its expenses incurred in connection with it responsibilities under the lease servicing agreement and other lease documents for taxes, the fees of various transaction parties relating to the creation of the secured notes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the leases and the leased vehicles.

COLLECTIONS

     For each trust, the secured note servicer will deposit all payments received on the secured notes and all proceeds of these secured notes collected during each calendar month into the collection account for that trust not later than two business days after receipt. However, at any time that

     (1) GMAC is the secured note servicer,

     (2) there exists no servicer default and

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     (3) either (A) the short-term unsecured debt of the secured note servicer is rated at least "A-1" by Standard & Poor's and "P-1" by Moody's, or (B) certain arrangements are made which are acceptable to the rating agencies,

the secured note servicer may retain those amounts until the next distribution date. Pending deposit into the collection account, collections may be employed by the secured note servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The lease servicer will retain any partial prepayment on a lease that it receives prior to its scheduled payment date other than a prepayment in full received in connection with early termination of a lease. The lease servicer will include the partial prepayment in distributions to the related secured note on the distribution date after the scheduled payment date for the lease for which the partial payment was made.

     To the extent the lease servicer retains partial prepayments as described above in the immediately preceding paragraph and advances payments as described below in the next subsection, on each distribution date each secured note will receive a distribution that reflects either the payment that was due on the lease in the previous month or payment in full of the remaining lease obligation, which will result in the full prepayment of that secured note.

SERVICER ADVANCES

     Secured Note Servicer Advances. The secured note servicer for each trust will make an advance in the amount equal to any shortfalls of collections on the secured notes as of the last day of each month, for each secured note other than those which have been repurchased due to a breach of a representation, warranty or covenant. The secured note servicer will deposit any advances on each distribution date.

     The secured note servicer will be obligated to make an advance on a secured note only to the extent that (1) the secured note servicer, in its sole discretion, has reasonably determined that that advance will be recoverable from later collections or recoveries on that secured note, and (2) the lease servicer has failed to make the advances required under the lease asset servicing agreement as described below in this subsection.

     Subject to the release of its claim for reimbursement, the secured note servicer will be reimbursed for outstanding servicer advances for a secured note from later payments received on that secured note. On any distribution date when the secured note servicer determines that it will not recover any outstanding servicer advances on any secured note from collections and recoveries on that secured note, the trust will reimburse the secured note servicer from any collections and recoveries from other secured notes held by the trust at the time outstanding servicer advances were made.

     Lease Servicer Advances. The lease servicer will make an advance under the lease asset servicing agreement to cover shortfalls of collections on the leases and leased vehicles.

     As of the last day of each month, for each lease asset other than a lease asset that has been repurchased due to a breach of a representation, warranty or covenant, if there is a shortfall in the monthly payment on that lease asset, after

     - application of payments ahead on the lease assets applied in the current month;

     - allocation of amounts paid when the lessee pays less than the full amount required or pays an amount to reimburse an outstanding advance; or

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

     - if the lease terminated or expired during the prior month and, as of the end of that month, there is a shortfall in disposition proceeds received that are needed to reduce the total claim on that lease asset to zero, then the lease servicer will advance an amount equal to that shortfall or remaining balance, as the case may be, plus, in the case of a remaining balance, any unpaid interest. The lease servicer will deposit any advances on each distribution date.

     The lease servicer will be obligated to make an advance on a lease asset only:

     - to the extent that the lease servicer, in its sole discretion, has reasonably determined that that advance will be recoverable from later collections or recoveries on that lease asset or from the termination value insurance or available amounts on deposit in the termination reserve account; or

     - the lease servicer has agreed to accept extended or modified performance from the lessee.

     Subject to the release of its claim for reimbursement, the trust will reimburse the lease servicer for outstanding advances on a lease asset from the following sources:

     - later payments by or on behalf of the lessee on that lease asset;

     - collections of disposition proceeds for that lease asset; and

     - any other collections and recoveries, including any amounts that may be collected from the dealer on that lease asset if that lease asset terminates prior to its scheduled lease end date and the lease rate exceeds the market lease purchase rate.

     When the lease servicer determines that it will not recover any outstanding advances on any lease asset from collections and recoveries on that lease asset, the trust will reimburse the lease servicer from any collections and recoveries from other lease assets securing the secured notes held by the same holder at the time outstanding advances were made.

DISTRIBUTIONS

     For each trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest or, where applicable, of principal or interest only on the notes and distributions in respect of certificate balance and interest or, where applicable, of certificate balance or interest only on the certificates will be made by the indenture trustee or the owner trustee, as applicable, to the noteholders and the certificateholders. The trustee will make distributions to the noteholders and certificateholders of record on the record date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement. The secured note value and the principal distributable amount will be defined in the accompanying prospectus supplement.

     For each trust, on each payment date and distribution date, collections on the secured notes will be transferred from the collection account to the note distribution account and the certificate distribution account for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement.

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

Distributions in respect of principal and certificate balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as more fully described in the accompanying prospectus supplement.

CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider of those arrangements, if applicable, for each class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be in the form of:

     - subordination of one or more classes of securities;

     - reserve or other cash collateral accounts;

     - overcollateralization;

     - letters of credit;

     - credit or liquidity facilities;

     - repurchase obligations; or

     - third party insurance payments or other support, cash advances or deposits or other arrangements, including interest rate or other swaps, as may be described in the accompanying prospectus supplement or any combination of two or more of the foregoing.

     If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

     The presence of any reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal or certificate balance, as the case may be, and interest due and to decrease the likelihood that the noteholders and the certificateholders will experience losses. Unless otherwise specified in the accompanying prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or certificate balance, as the case may be, and interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

     Reserve Account. If provided in the accompanying prospectus supplement, under the secured note trust sale and servicing agreement, we will establish for a series a reserve account, as specified in the accompanying prospectus supplement, which will be maintained with the indenture trustee for a specific trust.

     Unless otherwise provided in the accompanying prospectus supplement, the reserve account will not be included in the property of the associated trust but will be a segregated trust account held by the indenture trustee for the benefit of noteholders and certificateholders. Unless otherwise provided in the accompanying prospectus supplement, we will fund

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the reserve account with an initial deposit on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in the reserve account will be increased on each distribution date after the closing date up to the required reserve account balance described in the accompanying prospectus supplement by depositing the amount of collections on the secured notes owned by that trust remaining on each distribution date after the payment of the total servicing fee payable to the secured note servicer and the distributions and allocations to the noteholders and the certificateholders required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by us, amounts on deposit in the reserve account after payments to noteholders, certificateholders and the secured note servicer may be paid to us to the extent that those amounts exceed the required reserve account balance. Upon any distribution to us of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

     Termination Reserve Account. COLT has established a termination reserve account, which has been established for the benefit of all secured note holders and which provides credit enhancement for all the pools of secured notes financing the lease assets. The termination reserve account provides protection to the holders of the secured notes if the total proceeds received after termination of a lease are insufficient to pay in full the principal amount of, and accrued and unpaid interest on, the secured note related to that lease. Termination occurs on any lease asset when the lease servicer reasonably determines that it has received all amounts that it will be able to collect on that lease asset, other than from the termination reserve account and the termination value insurer. In order to determine the amounts to be deposited in or withdrawn from the termination reserve account, the lease servicer determines on a monthly basis the total proceeds received on each lease and leased vehicle that is a terminating lease asset, which consist of:

     - for each lease for which termination occurred in a prior month, all amounts received for that lease and leased vehicle prior to or during the month in which lease termination occurred to the extent not applied in a previous month, including all insurance proceeds, all monthly payments and all disposition proceeds for that lease and leased vehicle; and

     - for each lease for which termination occurred in any of the three months prior to the prior month, all amounts received for that lease and leased vehicle during the prior month.

     Total proceeds do not include any excess proceeds when a lease is prepaid early and any amounts payable to the lessee and/or any other person as required by law.

     The lease servicer then determines on a lease-by-lease basis the amount by which the total amounts outstanding for a lease and leased vehicle, which includes the principal amount plus accrued and unpaid interest on the secured note related to that lease, either exceeds the total proceeds for that lease and leased vehicle or is less than the total proceeds for that lease and leased vehicle. The lease servicer then calculates for all the leases in each pool of secured notes the total amount of this excess or deficiency for that pool of leases. Any excess from a pool of leases securing a pool of secured notes is either transferred by the lease servicer to the termination reserve account or used by the lease servicer to pay unpaid fees owing to the insurer under the termination value insurance as described in a prospectus supplement. If there is a deficiency in any pool of leases securing a pool of secured notes, the lease servicer applies funds in the termination reserve account proportionately to all the pools with

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

deficiencies. In this way, any excesses in any pool of leases securing a pool of secured notes are available to cover any deficiencies in any other pool of leases securing a pool of secured notes.

     If there are insufficient funds in the termination reserve account to pay all deficiencies in each pool of leases securing a pool of secured notes, the lease servicer calculates the amount of this deficiency on a lease-by-lease basis after the allocations described above in this subsection. Subject to the limitations of the termination value insurance described in the accompanying prospectus supplement, the lease servicer will then turn to the termination value insurer to obtain payment of the remaining deficiency.

     Termination Value Insurance. A termination value insurer or insurers will provide termination value insurance for all secured notes and certificates issued by COLT. The identity of the termination value insurer and the terms of, and risks associated with, the termination value insurance for a pool of secured notes will be described in the accompanying prospectus supplement.

NET DEPOSITS

     As an administrative convenience during months when the secured note servicer is permitted to hold payments on secured notes until the next distribution date, the secured note servicer may also deposit collections, and any payments received upon the repurchase of any secured note, for any trust for that month net of distributions to be made to the secured note servicer for that trust for that month. The secured note servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders of each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust at any time that the secured note servicer is not required to remit collections on a daily basis, the secured note servicer may retain collections allocable to the notes or the note distribution account until the next payment date, and pending deposit into the collection account or the note distribution account, these collections may be employed by the secured note servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, we, the secured note servicer, the indenture trustee and the owner trustee will make all distributions, deposits and other remittances for the notes or the note distribution account of a trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each payment date and distribution date, for each trust the secured note servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding month a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on the date described under "Book-Entry Registration; Reports to Securityholders--Reports to Securityholders" in this prospectus.

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EVIDENCE AS TO COMPLIANCE

     Each secured note trust sale and servicing agreement will provide that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, a statement as to compliance by the secured note servicer during the preceding twelve months ended June 30, or, in the case of the first such certificate, the period from the closing date to the June 30 of that year, with certain standards relating to the servicing of the secured notes, the secured note servicer's accounting records and computer files for the secured notes and certain other matters.

     Each secured note trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, of a certificate signed by an officer of the secured note servicer stating that the secured note servicer has fulfilled its obligations under the secured note trust sale and servicing agreement and the secured note pooling and servicing agreement throughout the preceding twelve months ended June 30, or in the case of the first certificate, the period from the closing date to June 30 of that year, or, if there has been a default in the fulfillment of any obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one secured note trust sale and servicing agreement.

     Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or owner trustee.

     In each secured note trust sale and servicing agreement, we will agree to give the indenture trustee and the owner trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a default by the secured note servicer. In addition, we will agree to give the indenture trustee, the owner trustee and the trust notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would constitute a default by the secured note servicer.

MATTERS REGARDING THE SECURED NOTE SERVICER

     Each secured note trust sale and servicing agreement will provide that GMAC may not resign from its obligations and duties as secured note servicer thereunder and under the secured note pooling and servicing agreement, except upon determination that GMAC's performance of those duties is no longer permissible under applicable law. That resignation will not become effective until the indenture trustee or a successor secured note servicer has assumed GMAC's servicing obligations and duties under the transfer and servicing agreements.

     Each secured note trust sale and servicing agreement will further provide that, except as specifically provided otherwise, neither the secured note servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders of that trust for taking any action or for refraining from taking any action under the transfer and servicing agreements or the indenture for that trust or for errors in judgment. Neither the secured note servicer nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence, except errors in judgment, in the performance of the secured note servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each secured note trust sale and servicing

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agreement will further provide that the secured note servicer and its directors, officers, employees and agents will be reimbursed by the indenture trustee or the owner trustee for any contractual damages, liability or expense incurred by reason of that trustee's wilful misfeasance, bad faith or negligence, except errors in judgment, in the performance of that trustee's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the trust agreement or the indenture. In addition, each secured note trust sale and servicing agreement will provide that the secured note servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the secured note servicer's servicing responsibilities under the transfer and servicing agreements and that, in its opinion, may cause it to incur any expense or liability. The secured note servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the transfer and servicing agreements and the rights and duties of the parties and the interests of the noteholders and the certificateholders under the agreements. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the secured note servicer will be entitled to be reimbursed out of the collection account for that trust. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

     Under the circumstances specified in each secured note trust sale and servicing agreement, any entity into which the secured note servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the secured note servicer is a party, or any entity succeeding to the business of the secured note servicer or, for its obligations as secured note servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the secured note servicer under the secured note trust sale and servicing agreement and the secured note pooling and servicing agreement, will be the successor of the secured note servicer under that secured note trust sale and servicing agreement and the secured note pooling and servicing agreement. So long as GMAC acts as secured note servicer, the servicer may at any time subcontract any duties as secured note servicer under any secured note trust sale and servicing agreement and the secured note pooling and servicing agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct those duties in accordance with the secured note servicer's servicing guidelines and the secured note trust sale and servicing agreement. The secured note servicer may at any time perform specific duties as secured note servicer through subcontractors who are in the business of servicing secured notes similar to the secured notes, provided that delegation will not relieve the secured note servicer of its responsibility for those duties.

SECURED NOTE SERVICER DEFAULT

     Except as otherwise provided in the accompanying prospectus supplement, a default by the secured note servicer under each secured note trust sale and servicing agreement will consist of:

     - any failure by the secured note servicer to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five business days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of that failure by an officer of the secured note servicer;

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     - any failure by the secured note servicer to observe or perform in any material respect any other covenant or agreement in the secured note trust sale and servicing agreement, the secured note pooling and servicing agreement, the trust agreement or the indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of that failure to the secured note servicer by the indenture trustee or the owner trustee or to the secured note servicer, the indenture trustee and the owner trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of those outstanding notes or of the certificate balance or after discovery of that failure by an officer of the secured note servicer;

     - any representation, warranty or certification made by the secured note servicer in the secured note trust sale and servicing agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and which has a material adverse effect on the rights of the securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice of it to the secured note servicer by the indenture trustee or the owner trustee; or

     - certain events of bankruptcy, insolvency or receivership of the secured note servicer by the secured note servicer indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

     Notwithstanding the foregoing, there will be no default by the secured note servicer where the default would otherwise exist under the first item above for a period of ten business days or under the second or third items for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the secured note servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the secured note pooling and servicing agreement and the secured note trust sale and servicing agreement and the secured note servicer will provide us, the indenture trustee, the owner trustee, and the securityholders prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SECURED NOTE SERVICER DEFAULT

     As long as a default by the secured note servicer under a secured note trust sale and servicing agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal amount of the then outstanding notes or, if the notes have been paid in full and the indenture has been discharged with respect thereto, the owner trustee or the holders of certificates evidencing not less than a majority of the aggregate outstanding certificate balance of all certificates other than certificates owned by us, the trust, GMAC or any of our or their affiliates, may terminate all the rights and obligations of the secured note servicer under the secured note trust sale and servicing agreement and the secured note pooling and servicing agreement, at which time the indenture trustee will succeed to all the responsibilities, duties and liabilities of the secured note servicer under those agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the secured note servicer, and no default by the secured note servicer other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. If the indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor

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with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive loans or leases and which satisfies the other criteria set forth in the secured note trust sale and servicing agreement. The indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the secured note servicer under the secured note trust sale and servicing agreement.

WAIVER OF PAST DEFAULTS

     For each trust, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes issued by the trust or, if all of the notes have been paid in full, holders of the certificates issued by that trust whose certificates evidence not less than a majority of the outstanding certificate balance may, on behalf of all those noteholders and certificateholders, waive any default by the secured note servicer in the performance of its obligations under the secured note pooling and servicing agreement and the secured note trust sale and servicing agreement and its consequences, except a default by the secured note servicer in making any required deposits to or payments from any of the trust accounts or the certificate distribution account in accordance with the secured note trust sale and servicing agreement. That waiver will not impair those noteholders' or certificateholders' rights for subsequent defaults.

AMENDMENT

     For each trust, each of the secured note pooling and servicing agreement, secured note trust sale and servicing agreement, and trust agreement may be amended by the parties to the agreements without the consent of the noteholders or certificateholders of that trust:

     - to cure any ambiguity;

     - to correct or supplement any provision in that agreement that may be defective or inconsistent with any other provision in the agreement or in any other related agreement;

     - to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders of that trust, provided that if the addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then that addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders;

     - to add to our covenants, restrictions or obligations or those of the secured note servicer, the owner trustee or the indenture trustee; or

     - to add, change or eliminate any other provisions of any of these agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders of that trust.

     Each of these agreements may also be amended by the parties with the consent of the holders of at least a majority in principal amount of the then outstanding notes and the holders of the certificates evidencing at least a majority of the certificate balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders.

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     No amendment may:

     - increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on, or change any interest rate, any pass through rate or the required reserve account balance of, to any note or certificate without the consent of the holder;

     - adversely affect the rating of any series by any rating agency then rating the notes or certificates without the consent of two-thirds of the principal amount of the outstanding notes or the voting interests of the outstanding certificates, as appropriate, of that series; or

     - reduce the stated percentage required of noteholders or certificateholders to consent to any of the amendments set forth above without the consent of all of the noteholders or certificateholders, as the case may be.

INSOLVENCY EVENTS

     Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including us. Under no circumstance will the owner trustee commence any bankruptcy proceeding prior to the date that is one year and one day after the termination of the trust. In the secured note trust sale and servicing agreement for each trust, we and the secured note servicer will agree that we will not, for a period of one year and one day after the final distribution on the notes and certificates issued by that trust, institute against that trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CERTIFICATEHOLDER LIABILITY; INDEMNIFICATION

     Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.

     Each secured note trust sale and servicing agreement will provide that the secured note servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties under the transaction documents, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the indenture trustee nor owner trustee will be so indemnified if those acts or omissions or alleged acts or omissions constitute willful misfeasance bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the secured note servicer will indemnify the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the transaction documents or by reason of its reckless disregard of its obligations and duties set forth in the agreements. The secured note servicer will also indemnify those parties against any taxes that may be asserted against them for the transactions contemplated in the secured note trust sale and servicing agreement, other than taxes for the sale of secured notes or securities, the ownership of secured notes or the receipt of payments on securities or other compensation.

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TERMINATION

     Each trust will terminate upon the final distribution by the indenture trustee and the owner trustee of all monies and other property of the trust in accordance with the terms of the trust agreement, the indenture and the secured note trust sale and servicing agreement, including in the case of the exercise by the secured note servicer of its repurchase option described below in the following paragraph. Upon termination of the trust and payment or deposit of all amounts to be paid to the securityholders, any remaining assets of the trust and any amounts remaining on deposit in the reserve account for that trust will be paid to us.

     Unless otherwise provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, the secured note servicer, or its successor, will be permitted at its option to purchase from each trust, as of the last day of any month, if the then outstanding aggregate principal balance of the secured notes held by the trust is 10% or less of the initial aggregate principal balance of secured notes, all remaining secured notes and other trust assets at a price equal to the aggregate principal amount outstanding on those secured notes, plus accrued and unpaid interest on the secured notes to the date of that payment, plus the appraised value of any other property held as part of the trust. This amount will in no event be less than the sum of the outstanding notes and certificates plus accrued and unpaid interest on them. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed at the same time. Then, the distribution to the certificateholders of all amounts required to be distributed to them under the trust agreement will effect early retirement of the certificates. The indenture trustee will give written notice of redemption to each noteholder of record and the owner trustee will give written notice of termination to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of the noteholder's note at an office or agency of the indenture trustee specified in the notice of redemption or the certificateholder's certificate at an office or agency of the owner trustee specified in the notice of termination.

ADMINISTRATION AGREEMENT

     GMAC, in its capacity as administrator, will enter into an administration agreement with each trust and the indenture trustee for that trust under which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture for that trust. For each trust, unless otherwise specified in the prospectus supplement, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $1,500 per month. The servicer will pay the administration fee.

                     LEGAL ASPECTS OF THE SECURED NOTES AND
                     THE LEASES SECURING THE SECURED NOTES

INSOLVENCY RELATED MATTERS

     Although no assurance can be given, we believe that in the unlikely event of a bankruptcy of GMAC, the secured notes would not be treated as part of GMAC's bankruptcy estate. In addition, we have taken steps in structuring the transactions contemplated in this prospectus that are intended to make it unlikely that the voluntary or involuntary application for relief by

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

GMAC under any insolvency laws will result in consolidation of our assets and liabilities, those of VAULT, the owner of the leases and leased vehicles securing the secured notes or the trust with those of GMAC. Delays and possible reductions in payments on the notes and certificates could occur if:

     - a court concluded that our assets and liabilities, or those of COLT, the beneficial owner of the leases and leased vehicles securing the secured notes, or the trust should be consolidated with those of GMAC in the event of the application of applicable insolvency laws to GMAC;

     - a filing were made under any insolvency law by or against us, VAULT, the owner of the leases and leased vehicles securing the secured notes, or the trust; or

     - an attempt were made to litigate any of the foregoing issues.

     Any perfected security interest of the indenture trustee in all or part of the property of the trust could be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of our bankruptcy prior to any perfection of the transfer of the assets transferred by us to the trust under the secured note trust sale and servicing agreement.

SECURITY INTEREST IN SECURED NOTES AND LEASES AND LEASED VEHICLES THAT SECURE THE SECURED NOTES

     For each trust, the indenture trustee will be the holder of a first priority security interest in the secured notes for the benefit of the holders of the notes and, to the extent provided in the indenture, the certificates. Each secured note is secured by a first priority security interest in the underlying lease and leased vehicle, running to the benefit of the holder of the secured note. The parties to the transaction will take the following steps to effect the perfection of these security interests.

     Security Interests in the Secured Notes. The secured notes are issued by COLT to GMAC in electronic form only, as an administrative convenience, and, unless otherwise provided in a prospectus supplement, will not exist in definitive form. Although it is not anticipated that the secured notes will ever be in definitive form, COLT is obligated to deliver secured notes in definitive form upon the request of the holder of the secured notes, including the indenture trustee. Until secured notes are released from the lien of the indenture, COLT will agree to deliver secured notes in definitive form only upon the direction of the indenture trustee. The indenture trustee will perfect its security interest in the secured notes assuming that they may be either in electronic or definitive form and, under the UCC, considered to be "chattel paper," "uncertificated or certificated securities," "instruments," "accounts" or "general intangibles."

     We will perfect our ownership interest in the secured notes by GMAC's sale of the secured notes to us and by COLT's consent and acknowledgment to us that it recognizes us as the purchaser of the secured notes. We will also perfect our interest by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdictions in which the principal places of business of GMAC are located, Michigan and New York.

     The trust will perfect its ownership/security interest in the secured notes by our transfer of the secured notes to the trust and by COLT's consent and acknowledgment to the trust that it recognizes the trust as the transferee of the secured notes. The trust will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authorities in the

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

jurisdictions in which our principal places of business are located, Delaware, Michigan and New York.

     The indenture trustee will perfect its security interest in the secured notes by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction in which the principal place of business of the trust is located--in this case Delaware. The indenture trustee will also perfect its security interest by having control of the secured notes. The indenture trustee obtains control through an agreement with COLT under which COLT will consent to and acknowledge the granting of the first priority security interest in the secured notes to the indenture trustee. COLT will also agree that, if definitive secured notes are issued, COLT will follow the instructions of the indenture trustee as to the secured notes and will deliver possession of the secured notes to the indenture trustee or to a custodian as the indenture trustee directs. In addition, this grant will be reflected on COLT's books and records. By taking these steps, the secured notes will have been effectively transferred to the indenture trustee and the indenture trustee will have perfected its security interest in the secured notes if the transfer of the secured notes is considered the transfer or sale of an interest in chattel paper, uncertificated or certificated securities or instruments, or the transfer of an interest in general intangibles, under the UCC. If the transfer of the secured notes from GMAC to us is considered the sale of a general intangible, UCC perfection requirements would not govern that transfer. However, the sale of an interest in general intangibles under New York [, Michigan and Delaware] common law will not require that any other action be taken to transfer a perfected ownership interest in the secured notes.

     Under the UCC, a successor holder of secured debt will maintain the original holder's valid lien on the collateral securing that debt. Therefore, to the extent that GMAC has a valid lien on the underlying leases and leased vehicles securing the secured notes, the indenture trustee, as pledgee and successor holder of the debt evidenced by the secured notes, will maintain GMAC's lien on this collateral.

     GMAC's security interest in the leases and leased vehicles securing the secured notes will, moreover, be assigned and transferred by GMAC to us, by us to the trust, and by the trust to the indenture trustee at the same time as the interests in the secured notes owned by that trust are transferred. As a precautionary step, the UCC-1 financing statements referred to in the second through fourth paragraphs of this section will include GMAC's lien as additional collateral covered by these financing statements.

     Security Interest in the Leases Securing the Secured Notes. Under the UCC, the leases securing the secured notes are chattel paper. GMAC as lienholder perfects its security interest in the leases both by filing a UCC-1 financing statement against COLT in Delaware, the jurisdiction in which COLT's principal place of business is located, as well as in the states where COLT leases vehicles, and by taking possession of the leases.

     Security Interest in the Leased Vehicles Securing the Secured Notes. Legal title to the leased vehicles securing the secured notes is held by VAULT, as nominee for COLT. As COLT's nominee, VAULT consents to COLT's grant of a security interest in the leased vehicles. Under the UCC, the filing of a financial statement is not required to perfect a security interest in property subject to certificate of title statutes covering automobiles, unless the automobiles are considered to be inventory held for sale by a debtor who is in the business of selling goods of that kind. Since it is unclear whether or not COLT is in the business of selling automobiles, GMAC as lienholder perfects its security interest in the leased vehicles, by being designated as the first lienholder on each vehicle certificate of title. GMAC also perfects its security interest in the leased vehicles by filing against VAULT in the jurisdictions

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

in which the principal places of business of VAULT are located, Delaware, New York and Michigan, and against COLT in Delaware, the jurisdiction in which COLT's principal place of business is located, as well as in the states where COLT leases vehicles.

     Limitations on Indenture Trustee's Lien. Various liens could be imposed upon the leased vehicles, that, by operation of law, would take priority over GMAC's and therefore, the indenture trustee's interest in these assets. These liens could include mechanics', repairmen's and garagemen's liens and certain liens for personal property taxes, in each case arising on a particular leased vehicle. In addition, the laws of certain states and federal law permit governmental authorities to confiscate vehicles under certain circumstances if they are used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. These liens, or the confiscation of a leased vehicle, could arise at any time during the term of the lease, and without notice being given to the owner trustee, the indenture trustee, the noteholders or certificateholders.

     In addition, any perfected security interest of the indenture trustee in all or part of the property of the trust could be subordinate to claims of any trustee in bankruptcy or debtor in possession in the event of a bankruptcy of GMAC or us prior to any perfection of the transfer of the assets transferred by us to the trust under the secured note trust sale and servicing agreement.

REPOSSESSION OF LEASED VEHICLES SECURING THE SECURED NOTES

     In the event that a default by a lessee of a leased vehicle securing a secured note has not been cured within a certain period of time after notice, the lease servicer will ordinarily retake possession of that leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice to the lessee, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required, and the lessor typically must seek a writ of possession or replevin in a state court action or pursue other judicial action to repossess that leased vehicle.

     After the lease servicer has repossessed a leased vehicle, it may provide the lessee with a period of time within which to cure the default under the lease. If by the end of that period the default has not been cured, the lease servicer will attempt to sell the leased vehicle. As a result of those delays, the net charged-off vehicle proceeds may be less than the remaining amounts due under the lease at the time of default by the lessee.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of sale of the leased vehicles generally will be applied first to the expenses of the sale and repossession and then to the satisfaction of amounts due under the lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from sale do not cover the full amount of amounts due under the lease, a deficiency judgment can be sought in those states that do not prohibit directly or limit those judgments. In some states, however, including California, a lessee may be allowed an offsetting recovery for any amount not recovered at sale because the terms of the sale were not commercially reasonable. In any event, the deficiency judgment would be a personal judgment against the lessee for the

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shortfall, and a defaulting lessee might have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Because it is a personal judgment against a lessee who may have few if any assets remaining after the repossession, even if one is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All States have adopted Article 2A of the Uniform Commercial Code, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Several states have adopted so-called "Lemon Laws" providing redress to consumers who purchase or lease a vehicle which remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law could result in, among other things, the termination of the lease and/or the refunding to the lessee of some portion of the payments paid by them.

     Under each secured note pooling and servicing agreement, GMAC will represent to us that each lease complies with all requirements of law in all material respects. We will assign that representation, among others, to the trust under each secured note trust sale and servicing agreement. Accordingly, if a lessee has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a secured note, this violation may create an obligation to repurchase the secured note unless the breach is cured in all material respects.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to enforce its rights under an automobile or light truck lease. For example, if a lessee commences a bankruptcy proceedings, the lessor's receipt of related payments due under the lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though the lease prohibits assignment.

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                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Mayer, Brown & Platt, special tax counsel to the seller, with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This summary is based upon current provisions of the Internal Revenue Code of 1986, existing and proposed Treasury Regulations under the Code and published rulings and court decisions. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this summary, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, the current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. If changes occur, the accuracy of the statements and conclusions set forth in this summary, as well as the tax consequences to noteholders and certificateholders could be affected.

     Mayer, Brown & Platt has prepared or reviewed the statements under the heading "Federal Income Tax Consequences" and is of the opinion that these statements are correct in all material respects. However, the following discussion does not discuss the unique tax consequences of the purchase, ownership and disposition of the notes and certificates by investors that are given special treatment under the federal income tax laws, including:

     - banks and thrifts;

     - insurance companies;

     - regulated investment companies;

     - dealers in securities;

     - holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the offered certificates and one or more other investments;

     - foreign investors;

     - trusts and estates; and

     - pass-through entities, the equityholders of which are any of the above.

     Additionally, the discussion regarding the notes and certificates is limited to the federal income tax consequences to the initial investors and not to a purchaser in the secondary market, to investors who are citizens or residents of the United States, and to investors who hold the notes or certificates as "capital assets" within the meaning of Section 1221 of the Code.

     We suggest that prospective investors consult with their own tax advisors about the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and certificates.

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     The following discussion addresses notes and certificates issued by each trust falling into four general categories:

     - notes, other than strip notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the secured notes owned by that trust;

     - certificates representing interests in a trust that the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust;

     - certificates including strip certificates and strip notes, representing interests in a trust which the seller, the servicer and the applicable holders will agree to treat as equity interests in a tax partnership; and

     - certificates, all of which are owned by the seller, representing interests in a trust which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a tax non-entity, in each case for purposes of federal, state and local income and franchise taxes.

Certificates issued by a tax trust are referred to as trust certificates, certificates, including strip certificates, and strip notes issued by a tax partnership are referred to as partnership certificates, and certificates issued by a tax non-entity are referred to as tax non-entity certificates. The prospectus supplement for each series of certificates will indicate whether the trust fund for that series of certificates is a tax trust, tax partnership or tax non-entity. Because the seller will treat each tax trust as a grantor trust, each tax partnership as a partnership, and each tax non-entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a tax trust, tax partnership or tax non-entity. For purposes of this discussion, references to a noteholder are to the beneficial owner of a note, and references to a certificateholder or a holder are to the beneficial owner of a trust certificate, partnership certificate or tax non-entity certificate, as the context may require.

COLT

     Upon the issuance of each series of notes or certificates, Mayer, Brown & Platt will deliver its opinion that COLT will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

THE NOTES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a tax trust, tax partnership or tax non-entity, except for strip notes and any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Mayer, Brown & Platt, special tax counsel to the seller, with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Mayer, Brown & Platt, special tax counsel to the seller, has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--The Notes," and is of the opinion that such statements are correct in all material respects. Such statements are

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intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Characterization as Debt. For each series of notes, except for strip notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a tax trust or a tax partnership or a tax non-entity, Mayer, Brown & Platt, special tax counsel to the seller, will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See "Trust Certificates--Classification of Trusts and Trust Certificates," "Partnership Certificates--Classification of Partnerships and Partnership Certificates" or "Tax Non-Entity Certificates--Classification of Tax Non-Entity and Tax Non-Entity Certificates"for a discussion of the potential federal income tax consequences to you if the IRS were successful in challenging the characterization of a tax trust, a tax partnership or a tax non-entity, as applicable, for federal income tax purposes.

     Treatment of Stated Interest. Based on the opinion that the notes will be treated as debt, and assuming the notes are not issued with original issue discount, the stated interest on a note will be taxable to a you as ordinary income when received or accrued in accordance with your method of tax accounting. Interest received on a note may constitute "investment income" subject to certain limitations of the Internal Revenue Code on the deductibility of investment interest expense.

     Original Issue Discount. Unless indicated in the accompanying prospectus supplement, no series of notes will be issued with original issue discount. In general, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note's stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a note were treated as being issued with original issue discount, a you would be required to include original issue discount in income as interest over the term of the note under a constant yield method. In general, original issue discount must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent original issue discount has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on you if you use the accrual method of accounting. However, if you use the cash method, you may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has original issue discount falling within the de minimis exception you must include original issue discount in income proportionately as principal payments are made on the note.

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     If you hold a note with a fixed maturity date not more than one year from the issue date of that note, you will generally not be required to include original issue discount on the note in income as it accrues, provided that you are not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Internal Revenue Code, or provided that you do not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, if you hold a short-term note, you would include the original issue discount accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid on the note. You would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the short-term note to the extent the expense exceeds the sum of the interest income, if any, and original issue discount accrued on the note. However, you may elect to include original issue discount in income as it accrues on all obligations having a maturity of one year or less that you hold in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, original issue discount accrues on a short-term note on a ratable, straight-line basis, unless you irrevocably elect, under regulations to be issued by the Treasury Department to apply a constant interest method to the note, using the your yield to maturity and daily compounding.

     If you purchase a note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount, you will be subject to the market discount rules of the Internal Revenue Code, and if you purchase a note at a premium, you will be subject to the bond premium amortization rules of the Internal Revenue Code.

     Disposition of Notes. If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the note. Your adjusted tax basis in the note will equal your cost for the note, increased by any original issue discount and market discount previously included in your income from the note and decreased by any bond premium previously amortized and any principal payments previously received by you on the note. Your gain or loss will be capital gain or loss if you held the note as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if you held the note for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Information Reporting and Backup Withholding. Each tax trust, tax partnership and tax nonentity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders, generally:

     - corporations;

     - tax-exempt organizations;

     - qualified pension and profit-sharing trusts;

     - individual retirement accounts; or

     - nonresident aliens who provide certification as to their status.

You will be required to provide to the tax trust, tax partnership or tax non-entity related to your notes, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup

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withholding. If you are a nonexempt noteholder and you fail to provide the required certification, the tax trust, tax partnership or tax nonentity will be required to withhold, from interest otherwise payable to you, 31% of that interest and remit the withheld amount to the IRS as a credit against your federal income tax liability.

     The IRS has issued new regulations governing the backup withholding and information reporting requirements. You should consult your tax advisors about the impact, if any, of the new regulations.

     Because the seller will treat each tax trust as a grantor trust, each tax partnership as a partnership, each tax non-entity as a division of the seller and all notes, except strip notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a tax trust, tax partnership or tax non-entity.

     Tax Consequence to Foreign Noteholders. If interest paid, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a foreign person, is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered portfolio interest, and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person:

     - is not actually or constructively a 10% percent shareholder of a related tax trust, tax partnership or the seller, including a holder of 10% of the applicable outstanding certificates, or a controlled foreign corporation with which the tax trust, tax partnership or the seller is a related person within the meaning of the Internal Revenue Code, and

     - provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address.

If the information provided in this statement changes, the foreign person must inform the tax trust or tax partnership within 30 days of the change. If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that:

     - the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

     - in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected

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earnings and profits within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

TRUST CERTIFICATES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as trust certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Mayer, Brown & Platt, special tax counsel to the seller, with respect to the related series of trust certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Mayer, Brown & Platt, special tax counsel to the seller, has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--Trust Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as trust certificates, prior to the sale of those certificates tax counsel will deliver its opinion to the effect that the tax trust related to that series of certificates will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. For each series, the seller will express in the trust agreement and on the trust certificates and you will agree by your purchase of trust certificates the intent that, for federal, state and local income and franchise tax purposes, the trust certificates will represent an equity interest in the tax trust.

     Although tax counsel will opine that each tax trust should properly be characterized as a grantor trust for federal income tax purposes, this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any tax trust is not a grantor trust, the tax trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of that trust certificates as partners could differ from the income reportable by the holders of trust certificates as grantors of a grantor trust. However, it is not expected that these differences would be material. If a tax trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a publicly traded partnership taxable as a corporation. If the IRS were to contend successfully that a tax trust is an association taxable as a corporation for federal income tax purposes, the tax trust would be subject to federal and state income tax at corporate rates on the income from the secured notes, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See "Partnership Certificates--Classification of Partnerships and Partnership Certificates" below.

     Despite tax counsel's opinion that a tax trust should be classified as a grantor trust, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the trust certificates represent equity interests in a grantor trust. For example, because trust certificates will have certain features characteristic of debt, the trust certificates might be considered indebtedness of a tax trust, the seller or the issuer. However, in the opinion of Tax Counsel, this

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characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of trust certificates as equity in a trust, described below in this subsection. Indeed, classification of the trust certificates as indebtedness would result in favorable tax consequences to certain holders, particularly foreign persons. Nonetheless, because Tax Counsel believes that it is more likely that the trust certificates will be treated as equity interests in the trust and the parties will treat the trust certificates as representing equity interests in the trust, the following discussion assumes that trust certificates represent equity interests in a grantor trust.

     Grantor Trust Treatment. As a grantor trust, a tax trust will not be subject to federal income tax. Subject to the discussion below under "Treatment of Fees or Payment," in tax counsel's opinion that, as a certificateholder, you will be required to report on your federal income tax return your pro rata share of the entire income from the secured notes and any other property in the tax trust related to your certificates for the period during which you own a trust certificate, including interest or finance charges earned on the secured notes and any gain or loss upon collection or disposition of the secured notes, in accordance with your method of accounting. If you use the cash method of accounting, you should take into account your pro rata share of income as and when received by the owner trustee. If you use an accrual method of accounting, you should take into account your pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

     Assuming that the market discount rules do not apply, the portion of each payment to you that is allocable to principal on the secured notes will represent a recovery of capital, which will reduce the tax basis of your undivided interest in the secured notes. In computing your federal income tax liability, you will be entitled to deduct, consistent with your method of accounting, your pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the tax trust related to your certificates. If you are an individual, estate or trust, the deduction for your pro rata share of fees will be allowed only to the extent that all of your miscellaneous itemized deductions, including the fees, exceed 2% of your adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, you may effectively underreport your net taxable income. See "Treatment of Fees or Payments" below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

     Treatment of Fees or Payments. For each tax trust it is expected that income will be reported to you on the assumption that the certificateholders of that tax trust collectively own a 100% interest in all of the principal and interest derived from the related secured notes owned by that tax trust. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the secured notes or performing other services, in the context of this or similar transactions; accordingly, tax counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment on certain secured notes. As a result, those secured notes may be treated as stripped bonds within the meaning of the Internal Revenue Code.

     If the secured notes are characterized as stripped bonds, the income of the tax trust allocable to you would not include the portion of the interest on the secured notes treated as having been retained by the servicer or the seller, as the case may be, and the tax trust's

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deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, you would not be subject to the market discount and premium rules discussed below in this subsection for the stripped secured notes, but instead would be subject to the original issue discount rules of the Internal Revenue Code. However, if the price at which you were deemed to have acquired a stripped secured note is less than the remaining principal balance of the secured note by an amount which is less than a statutorily defined de minimis amount, the secured note would not be treated as having original issue discount. In general, it appears that the amount of original issue discount on a secured note treated as a stripped bond will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the secured note, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of original issue discount was de minimis under this rule, the actual amount of discount on a secured note would be includible in income as principal payments are received on the secured note.

     If the original issue discount on a secured note were not treated as de minimis, you would be required to include any original issue discount in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the secured notes. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped secured note. If a stripped secured note is deemed to be acquired by you at a significant discount, a prepayment assumption could accelerate your accrual of income.

     For each tax trust, it is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the related secured notes owned by that tax trust. The likely effect of this recharacterization would be to increase your current taxable income.

     Discount And Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the secured notes, which we have discussed above. You should be treated as purchasing an interest in each secured note and any other property in the tax trust related to your certificates at a price determined by allocating the purchase price paid for the trust certificate among the secured notes and other property in proportion to their fair market values at the time of your purchase of the trust certificate.

     It is believed that the secured notes were not and will not be issued with original issue discount; therefore, a tax trust should not have original issue discount income. However, the purchase price paid by the tax trust for the secured notes may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. The market discount on a secured note will be considered to be zero if it is less than the statutorily defined de minimis amount.

     For each tax trust, any gain on the sale of a trust certificate attributable to your share of unrecognized accrued market discount on the secured notes owned by that tax trust would generally be treated as ordinary income to you. Moreover, if you acquire a trust certificate representing an interest in secured notes acquired at a market discount, you may be required to defer a portion of any interest expense otherwise deductible as indebtedness incurred or maintained to purchase or carry the trust certificate until you dispose of the trust certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of trust certificates and deferring any applicable interest expense, you may elect to include

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market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

     In the event that a secured note is treated as purchased at a premium, for instance, the allocable portion of your purchase price for the trust certificate issued by the related tax trust exceeds the remaining principal balance of the secured note, the premium will be amortizable by you as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the secured note if you make an election. This election would apply to all debt instruments you hold during the year in which the election is made and to all debt instruments acquired thereafter.

     Disposition of Trust Certificates. You will generally be required to recognize a capital gain or loss on a sale of trust certificates in an amount equal to the difference between the amount realized and your tax basis in the trust certificates sold. Your tax basis in a trust certificate will generally equal your cost increased by any original issue discount and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the secured notes held by the tax trust related to your certificates. For each tax trust, any gain on the sale of a trust certificate attributable to your share of unrecognized accrued market discount on the secured notes owned by that tax trust would generally be treated as ordinary income to you, unless make the special election described under discount and premium above in this subsection.

     If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above in this subsection, over the life of the trust certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the trust certificates.

     Backup Withholding. Distributions made on trust certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax of 31% if, as discussed above for the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Internal Revenue Code.

     Tax Consequences to Foreign Trust Certificateholders. Interest attributable to secured notes which is received by a Certificateholder which is a foreign person will generally not be subject to the normal 30% withholding tax imposed on these payments, provided that the certificateholder is not engaged in a trade or business in the United States and that the certificateholder fulfills certain certification requirements discussed above under "The Notes--Tax Consequences to Foreign Noteholders" above.

PARTNERSHIP CERTIFICATES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as partnership certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Mayer, Brown & Platt, special tax counsel to the seller, with respect to the related series of partnership certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus. In addition, Mayer, Brown & Platt, special tax counsel to the seller, has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--Partnership Certificates," and is of the opinion

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that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as partnership certificates, the seller and the servicer will agree, and you will agree by your purchase of partnership certificates, to treat the tax partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any related notes being debt of the tax partnership. However, the proper characterization of the arrangement involving the tax partnership, the partnership certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     If the tax partnership were classified as an association taxable as a corporation for federal income tax purposes, that tax partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the partnership certificates, and you could be liable for any tax that is unpaid by the tax partnership. However, upon the issuance of each series of partnership certificates, tax counsel will deliver its opinion generally to the effect that the tax partnership will not be classified as an association taxable as a corporation.

     Even if a tax partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of tax counsel, even if the tax partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if a tax partnership were treated as a publicly traded partnership and the partnership certificates were treated as equity interests in that partnership, certain holders could suffer adverse consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of the tax partnership's expenses.

     Despite tax counsel's opinion that a tax partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the partnership certificates represent equity interests in a partnership. For example, because the partnership certificates will have certain features characteristic of debt, the partnership certificates might be considered indebtedness of the tax partnership, the seller or the issuer. However, in the opinion of Tax Counsel, any characterization would not result in materially adverse tax consequences to you as compared to the consequences from treatment of the partnership certificates as equity in a partnership, described below in this subsection. Indeed, classification of the partnership certificates as indebtedness would result in favorable tax consequences to certain holders, particularly foreign persons. Nonetheless, because Tax Counsel believes that it is more likely that the partnership certificates will be treated as equity in a partnership and the parties will treat the partnership certificates as representing equity in a partnership, the following discussion assumes that the partnership certificates represent equity interests in a partnership.

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     Partnership Taxation. A tax partnership will not be subject to federal income tax, but you will be required to separately take into account your allocated share of income, gains, losses, deductions and credits of the tax partnership. The tax partnership's income will consist primarily of interest and finance charges earned on the secured notes owned by that tax partnership, including appropriate adjustments for market discount, original issue discount, and bond premium, and any gain upon collection or disposition of the secured notes. The tax partnership's deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the secured notes owned by that tax partnership.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement for any series of partnership certificates, the trust agreement and related documents. Each trust agreement for a tax partnership will provide that the certificateholders will be allocated taxable income of the tax partnership for each month equal to their allocable share of the sum of:

     - the pass through rate on the partnership certificates issued by that tax partnership for the month;

     - an amount equivalent to interest that accrues during that month on amounts previously due on the partnership certificates but not yet distributed;

     - any tax partnership income attributable to discount on the secured notes owned by that tax partnership that corresponds to any excess of the principal amount of the partnership certificates over their initial issue price; and

     - any prepayment surplus as defined in the accompanying prospectus supplement, payable to the partnership certificates for that month.

If the tax partnership issues any strip notes or strip certificates, it will also provide that the certificateholders of that tax partnership will be allocated taxable income of the tax partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the tax partnership remaining after the allocations to you will be allocated to the seller. It is believed that the allocations to you will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to you. Moreover, even under the method of allocation provided above in this subsection, you may be allocated income equal to the entire pass through rate plus the other items described above in this subsection, and holders of strip notes or strip certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the tax partnership that issued your certificates might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the partnership certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing partnership certificates at different times and at different prices, you may be required to report on your tax returns taxable income that is greater or less than the amount reported to you by the tax partnership that issued your certificates.

     Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Internal Revenue Code.

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     An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and, certain additional limitations may apply. Those limitations would apply to an individual certificateholder's share of expenses of a tax partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the tax partnership.

     Each tax partnership intends to make all tax calculations relating to income and allocations to you on an aggregate basis. If the IRS were to require that the calculations be made separately for each secured note, a tax partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on you.

     Discount and Premium. It is believed that the secured notes were not and will not be issued with original issue discount and, therefore, that a tax partnership should not have original issue discount income. However, the purchase price paid by the tax partnership for the secured notes purchased by it may be greater or less than the remaining principal balance of the secured notes at the time of purchase. If so, the secured notes will have been acquired at a premium or market discount, as the case may be. As indicated above, each tax partnership will make this calculation on an aggregate basis, but might be required to recompute it on a secured note by secured note basis.

     Each tax partnership will make an election that will result in any market discount on the secured notes owned by it being included in income currently as the discount accrues over the life of the secured notes. As indicated above in this subsection, a portion of the market discount income will be allocated to you.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, a tax partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the tax partnership are sold or exchanged within a 12-month period. If a termination occurs, a tax partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original tax partnership. A tax partnership will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the tax partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a tax partnership might not be able to comply due to lack of data.

     Disposition of Certificates. You will generally be required to recognize a capital gain or loss on a sale of partnership certificates in an amount equal to the difference between the amount realized and your tax basis in the partnership certificates sold. Your tax basis in a partnership certificate will generally equal your cost increased by your share of the tax partnership's income, includible in on the income, for the current and prior taxable years and decreased by any distributions received on the partnership certificate. In addition, both tax basis in the partnership certificates and the amount realized on a sale of a partnership certificate would include on the share of any notes issued by that tax partnership and other liabilities of the tax partnership. If you acquire partnership certificates of the same series at different prices, you may be required to maintain a single aggregate adjusted tax basis in the partnership certificates, and, upon a sale or other disposition of some of the partnership certificates, allocate a pro rata portion of the aggregate tax basis to the partnership certificates sold, rather than maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

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     If you are required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above in this subsection, over the life of the partnership certificates that exceeds the aggregate cash distributions on the partnership certificates that excess will generally give rise to a capital loss upon the retirement of the partnership certificates.

     Allocations Between Transferors and Transferees. In general, each tax partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the partnership certificates or a fractional share of the strip notes or strip certificates owned by them as of the first record date following the end of that month. As a result, when you purchase a partnership certificate you may be allocated tax items which will affect your tax liability and tax basis for periods before your actual purchase of partnership certificates.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of a tax partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a tax partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. If a certificateholder sells its partnership certificate for greater than its adjusted basis, the purchasing certificateholder will have a higher basis in the partnership certificates than the selling certificateholder had. Similarly, if a certificateholder sells its partnership certificate for less than its adjusted basis, the purchasing certificateholder will have a lower basis in the partnership certificates than the selling certificateholder had. The tax basis of the tax partnership's assets will not be adjusted to reflect that higher or lower basis unless the tax partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a tax partnership will not make this election. As a result, you might be allocated a greater or lesser amount of tax partnership income than would be based on your own purchase price for partnership certificates.

     Administrative Matters. For each tax partnership, the owner trustee is required to keep or have kept complete and accurate books of that tax partnership. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each tax partnership will be the calendar year. The owner trustee will file a partnership information return, on IRS Form 1065 with the IRS for each taxable year of the tax partnership and will report your allocable share of items of tax partnership income and expense to you and to the IRS on Schedule K-1. Any person that holds partnership certificates as a nominee at any time during a calendar year is required to furnish the tax partnership that issued its partnership certificates with a statement containing certain information on the nominee, the beneficial owners and the partnership certificates so held. Each tax partnership will provide the Schedule K-1 information to nominees that fail to provide the tax partnership with the information referenced in the preceding sentence and those nominees will be required to forward that information to the beneficial owners of the partnership certificates issued by that tax partnership. Generally, you must file tax returns that are consistent with the information return filed by the tax partnership that issued your partnership certificates or be subject to penalties unless you notify the IRS of all inconsistencies.

     The seller, as the tax matters partner for each tax partnership, will be responsible for representing you in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a tax partnership by the appropriate taxing authorities could result in an adjustment of your return and, under certain circumstances, you may be precluded from separately litigating a proposed adjustment to the items of the tax partnership that issued your partnership certificates. An adjustment could result in an audit of your returns and adjustments of items not related to the income and losses of the tax partnership that issued your partnership certificates.

     Tax Consequences to Foreign Certificateholders. It is not clear whether any tax partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority regarding that issue under facts substantially similar to those described in this prospectus. Although it is not expected that any tax partnership would be engaged in a trade or business in the United States for these purposes, the tax partnership will withhold as if it were so engaged in order to protect the tax partnership from possible adverse consequences of a failure to withhold. It is expected that each tax partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. In determining a holder's nonforeign status, a tax partnership may generally rely on the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the tax partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the tax partnership that issued their certificates on Form W-8 or on new Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the tax partnership that issued their certificates, taking the position that no taxes were due because the tax partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on any partnership certificates and proceeds from the sale of those partnership certificates will be subject to a "backup" withholding tax of 31% if, as discussed above for the notes, you fail to comply with certain identification procedures, unless you are an exempt recipient under applicable provisions of the Internal Revenue Code.

TAX NON-ENTITY CERTIFICATES

     Classification of Tax Non-Entity and Tax Non-Entity Certificates. For certificates identified in the accompanying prospectus supplement as tax non-entity certificates and which are entirely owned by the seller, the seller and the servicer will agree, under the check-the-box Treasury Regulations, to treat the tax non-entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the tax non-entity and the obligor of all the liabilities of the tax non-entity. Under the check-the-box Treasury Regulations, unless it is treated as a tax trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a tax partnership for federal income tax purposes. If the trust is classified as a tax non-entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a tax partnership.

     If certificates are issued to more than one person, the seller and the servicer will agree, and the applicable certificateholders will agree by their purchase, to treat the trust as a tax partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of that partnership being the certificateholders, including the seller, and the notes being debt of that partnership.

     Risks of Alternative Characterization. If a tax non-entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under "Partnership Certificates--Classification of Partnerships and Partnership Certificates."

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any tax trust, tax partnership, tax non-entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the secured notes will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. We recommend that prospective investors consult their tax advisors regarding the state and local tax treatment of any tax trust, tax partnership or tax non-entity as well as any state and local tax consequences to them of purchasing, holding and disposing of notes or certificates.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "benefit plan") from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements.

EXEMPTION APPLICABLE TO DEBT INSTRUMENTS

     Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the "plan assets regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see "ERISA Considerations" in the prospectus supplement. Subject to the restrictions in the following paragraph, notes that are debt instruments will be available for purchase by benefit plans.

     Without regard to whether the notes are treated as debt under the plan assets regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the trust or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     We suggest that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITER EXEMPTION

     Both notes and certificates may be eligible for relief from prohibited transaction rules of ERISA and the plan assets regulation in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter's exemption provides relief with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter's exemption. The receivables covered by the underwriter's exemption include motor vehicle installment obligations such as those securing the notes and certificates offered by this prospectus.

     The underwriter's exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter's exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

          (1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Duff & Phelps, Moody's or Fitch;

          (3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by us pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services;

          (4) The trustee is a substantial financial institution and is not an "affiliate," as defined in the exemption, of any other member of the "restricted group," which consists of the underwriter, the trustee, the seller, the servicer, any subservicer, any obligor with respect to motor vehicle installment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the notes or certificates and any affiliate of these parties;

          (5) The benefit plan investing in the notes or certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

        (6) The trust satisfies the following requirements:

             (a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

             (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan's acquisition of the notes or certificates, and

             (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan's acquisition of the notes or certificates.

          (7) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the transfer and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and a true sale opinion is issued in connection with the transfer of assets to the trust.

     Some transactions are not covered by the underwriter's exemption or any other exemption. The underwriter's exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the servicer or any "obligor" (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

     - a benefit plan's investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

     - immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

     - in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

     The underwriter's exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the trust agreement, indenture and transfer and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

     Each prospective purchaser of notes or certificates in reliance on the underwriter's exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption.

     For more information, including whether an underwriter's exemption is likely to provide relief for a particular class of notes or certificates, see "ERISA Considerations" in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an underwriter's exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in one or more underwriting agreements for each trust, we will agree to sell to each of the underwriters named in each underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from us, the principal amount of each class of securities of the related series set forth in the underwriting agreement and in the accompanying prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the agreement, to purchase all the securities described in it which are offered by the prospectus and by the accompanying prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will either:

     - set forth the price at which each class of securities being offered by the prospectus supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those securities; or

     - specify that the securities being offered by the prospectus supplement are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale.

After the initial public offering of any securities, the public offering price and concessions may be changed.

     Each underwriting agreement will provide that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The indenture trustee may, from time to time, invest the funds in the designated accounts in eligible investments acquired from the underwriters or from us.

     Under each underwriting agreement, except as otherwise provided in the accompanying prospectus supplement, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the notes and the certificates will be passed upon by Robert L. Schwartz, our General Counsel and Assistant General Counsel of GMAC, and by Mayer, Brown & Platt, our special counsel and special counsel to each trust and GMAC. Mr. Schwartz owns shares of both classes of General Motors common stock and has options to purchase shares of General Motors common stock. Mayer, Brown & Platt will pass upon certain federal income tax matters for us, GMAC and each trust.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing us at:

                                            General Motors Acceptance
                                            Corporation
                                            200 Renaissance Center
                                            Detroit, Michigan 48265

------------------------------------------------------
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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION OR THOSE REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING THAT OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION IN THOSE DOCUMENTS IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ------------------

     UNTIL             ,      , ALL DEALERS EFFECTING TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND FOR THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
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                            CAPITAL AUTO RECEIVABLES
                          ASSET TRUST         - SN[1]
                                     ISSUER
                                 $
                               ASSET BACKED NOTES

                                 [$
                           ASSET BACKED CERTIFICATES]

                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER

                                 GENERAL MOTORS
                             ACCEPTANCE CORPORATION
                                    SERVICER

                      ------------------------------------

                             PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                  UNDERWRITERS

------------------------------------------------------
------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee.........    $ 5,700,000
Printing and engraving costs................................        187,500
Legal fees..................................................      1,812,500
Trustee fees and expenses...................................        100,000
Accountant's fees...........................................        625,000
Rating Agencies' fees.......................................      2,812,500
Miscellaneous expenses......................................         87,500
                                                                -----------
          Total.............................................    $11,325,000
                                                                ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Capital Auto Receivables, Inc. is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Capital Auto Receivables Inc.'s By-laws provide, in effect, that, subject to certain limited exceptions, such corporation shall indemnify and advance expenses to its directors and officers in the manner and to the full extent permitted by applicable law against any and all amounts reasonably incurred by reason of the fact that such person is or was a director or officer of such corporation. General Motors Acceptance Corporation has agreed to satisfy such indemnification obligations of Capital Auto Receivables Inc. if and to the extent that Capital Auto Receivables Inc. fails to do so. Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, the direct parent of the Registrant. Under Section 145, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

          (a) The Certificate of Incorporation, as amended, of General Motors Acceptance Corporation provides that no director shall be personally liable to General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to General Motors Acceptance Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (b) Under Article VI of its By-Laws, General Motors Acceptance Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors Acceptance Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors Acceptance Corporation. General Motors Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay full amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General Motors Acceptance Corporation or otherwise. The obligation, if any, of General Motors Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

     As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

     Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, General Motors Corporation, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant on Form S-1, Central Originating Lease Trust, and the undersigned registrant on Form S-3, Capital Auto Receivables, Inc., hereby each undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) To file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

          (7) With respect to Capital Auto Receivables, Inc. only, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 22nd day of March, 2001.


                                            CAPITAL AUTO RECEIVABLES, INC.

                                            /s/ WILLIAM F. MUIR
                                            ------------------------------------
                                            William F. Muir
                                            Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement has been signed below on March 22, 2001 by the following persons in the capacities indicated.

                                            /s/ WILLIAM F. MUIR
                                            ------------------------------------
                                            William F. Muir
                                            Chairman of the Board

                      SIGNATURE                                          TITLE
                      ---------                                          -----

/s/ WILLIAM F. MUIR                                        Chairman of the Board and Director
-----------------------------------------------------
William F. Muir

/s/ JOHN D. FINNEGAN                                       President and Director
-----------------------------------------------------
John D. Finnegan

/s/ PAUL D. BULL                                           Vice President and Director
-----------------------------------------------------
Paul D. Bull

/s/ JOHN E. GIBSON                                         Vice President and Director
-----------------------------------------------------
John E. Gibson

/s/ JEROME B. VAN ORMAN, JR.                               Vice President and Director
-----------------------------------------------------      (Principal Financial Officer)
Jerome B. Van Orman, Jr.

/s/ CYNTHIA A. RANZILLA                                    Vice President and Director
-----------------------------------------------------
Cynthia A. Ranzilla

/s/ GUNTER DUFEY                                           Director
-----------------------------------------------------
Gunter Dufey

/s/ RICHARD E. DAMMAN                                      Director
-----------------------------------------------------
Richard E. Damman

/s/ GERALD E. GROSS                                        Comptroller
-----------------------------------------------------      (Principal Accounting Officer)
Gerald E. Gross

By: /s/ GERALD E. GROSS
-----------------------------------------------------
      Gerald E. Gross
      Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 22nd day of March, 2001.

                                            LEASE AUTO RECEIVABLES, INC., AS
                                            GENERAL PARTNER OF CORRAL, L.P., A
                                            CERTIFICATEHOLDER OF CENTRAL
                                            ORIGINATING LEASE TRUST
                                            /s/ WILLIAM F. MUIR
                                            ------------------------------------
                                            William F. Muir
                                            Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 Registration Statement has been signed below on March 22, 2001 by the following persons in the capacities indicated.


                      SIGNATURE                                          TITLE
                      ---------                                          -----

/s/ WILLIAM F. MUIR                                        Chairman of the Board and Director
-----------------------------------------------------
William F. Muir

/s/ JOHN D. FINNEGAN                                       President and Director
-----------------------------------------------------
John D. Finnegan

/s/ PAUL D. BULL                                           Vice President and Director
-----------------------------------------------------
Paul D. Bull

/s/ JOHN E. GIBSON                                         Vice President and Director
-----------------------------------------------------
John E. Gibson

/s/ JEROME B. VAN ORMAN, JR.                               Vice President and Director
-----------------------------------------------------      (Principal Financial Officer)
Jerome B. Van Orman, Jr.

/s/ CYNTHIA A. RANZILLA                                    Vice President and Director
-----------------------------------------------------
Cynthia A. Ranzilla

/s/ GUNTER DUFEY                                           Director
-----------------------------------------------------
Gunter Dufey

/s/ RICHARD E. DAMMAN                                      Director
-----------------------------------------------------
Richard E. Damman

/s/ GERALD E. GROSS                                        Comptroller
-----------------------------------------------------      (Principal Accounting Officer)
Gerald E. Gross

By: /s/ GERALD E. GROSS
-----------------------------------------------------
      Gerald E. Gross
      Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
 INDEX                             DESCRIPTION
-------                            -----------
  1.1      Form of Underwriting Agreement for the Grantor Trust
           Certificates (incorporated by reference to Registrant from
           Registration Statement File No. 333-06039, dated June 14,
           1996).
  1.2      Form of Underwriting Agreement for the Owner Trust Notes and
           Certificates (incorporated by reference to Registrant from
           Registration Statement File No. 333-06039, dated June 14,
           1996).
  1.3      Form of Underwriting Agreement for the Secured Notes.*
  3.1      Articles of Incorporation (incorporated by reference to
           Registrant from Registration Statement File No. 33-49169,
           dated November 15, 1993) and Amended and Restated By-laws of
           Capital Auto Receivables, Inc. (incorporated by reference to
           Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).
  3.2      Amended and Restated Declaration of Trust, dated as of March
           15, 1996 by Bankers Trust (Delaware) and acknowledged,
           accepted and agreed to by Corral, L.P.**
  4.1      Form of Indenture between the Trust and the Indenture
           Trustee (incorporated by reference to Registrant from
           Registration Statement File No. 333-06039, dated June 14,
           1996).
  4.2      Form of Owner Trust Pooling and Servicing Agreement between
           GMAC and the Seller (Version 1) (incorporated by reference to Registrant from Registration Statement File No.
           333-06039, dated June 14, 1996).
  4.3      GMAC Grantor Trusts Standard Terms and Conditions of
           Agreement Effective June 1, 1996 (incorporated by reference to Registrant from Registration Statement File No.
           333-06039, dated June 14, 1996).
  4.4      Form of Grantor Trust Pooling and Servicing Agreement
           between GMAC and the Seller (Version 2) (incorporated by
           reference to Registrant from Registration Statement File No.
           333-06039, dated June 14, 1996).
  4.5      Form of Trust Agreement between the Seller and the Owner
           Trustee (incorporated by reference to Registrant from
           Registration Statement File No. 333-06039, dated June 14,
           1996).
  4.6      Form of Secured Note Indenture between the Trust and the
           Indenture Trustee.*
  4.7      Form of Secured Note and Master Terms of Secured Notes.*
  5.1      Opinion of Kirkland & Ellis with respect to legality of
           Grantor Trust Certificates and Owner Trust Notes and
           Certificates.*
  5.2      Opinion of Mayer, Brown & Platt with respect to legality of
           Secured Notes, the Notes and the Certificates.*
  8.1      Opinion of Kirkland & Ellis with respect to tax matters of
           Grantor Trust Certificates and Owner Trust Notes and
           Certificates.*
  8.2      Opinion of Mayer, Brown & Platt with respect to tax matters of Secured Notes.*
 10.1      Form of Purchase Agreement between GMAC and the Seller
           (incorporated by reference to Registrant from Registration
           Statement File No. 333-06039, dated June 14, 1996).
 23.1      Consent of Kirkland & Ellis (included as part of Exhibit
           5.1).

EXHIBIT
 INDEX                             DESCRIPTION
-------                            -----------
 23.2      Consent of Mayer, Brown & Platt (included as part of Exhibit
           5.2).
 24.1      Power of Attorney.*
 25.1      Statement of Eligibility of the Trustee for the Owner
           Trustee Notes and Certificates.***
 25.2      Statement of Eligibility of the Trustee for the Notes and
           Certificates secured by the Secured Notes.***
 25.3      Statement of Eligibility of the Trustee of the Secured
           Notes***
 99.1      Form of Trust Sale and Servicing Agreement among the Trust, the Seller and the Servicer (incorporated by reference to
           Registrant from Registration Statement File No. 333-06039, dated June 14, 1996).
 99.2      Form of Custodian Agreement (incorporated by reference to
           Registrant from Registration Statement File No. 33-49307,
           dated January 23, 1993).
 99.3      Form of Administration Agreement among the Servicer, the
           Owner Trustee and the Indenture Trustee (incorporated by
           reference to Registrant from Registration Statement File No.
           33-49307, dated January 23, 1993).
 99.4      Form of Secured Note Pooling and Servicing Agreement between
           GMAC and the Seller.*
 99.5      Form of Secured Note Trust Sale and Servicing Agreement
           between the Trust, the Seller and GMAC.*
 99.6      Form of Secured Note Trust Agreement between the Seller and the Owner Trustee.*
 99.7      Form of Secured Note Administration Agreement between GMAC, the Owner Trustee and the Indenture Trustee.*
 99.8      Form of Consent and Acknowledgment between COLT, the
           Servicer, the Seller, the Trust and the Indenture Trustee.*


-------------------------
  * Previously filed.

 ** Filed herewith.

*** To be filed.